EXHIBIT 10(m)
SETTLEMENT AGREEMENT
     This settlement agreement (which, together with the Exhibits hereto, is referred to as the “Settlement Agreement”), dated February 21, 2008, is between General Motors Corporation (“GM”), by and through its attorneys, and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”), by and through its attorneys, and the Class Representatives, on behalf of the Class, by and through Class Counsel, in (1) the class action of Int’l Union, UAW, et. al. v. General Motors Corp., Civil Action No. 07-14074 (E.D. Mich. filed Sept. 9, 2007) (“Henry II”), and/or (2) the class action of UAW et al. v. General Motors Corp., No. 05-CV-73991, 2006 WL 891151 (E.D. Mich. Mar. 31, 2006, aff’d, Int’l Union, UAW v. General Motors Corp., 497 F.3d 615 (6th Cir. 2007) (“Henry I”). This Settlement Agreement shall cover and has application to:
     (i) the Class;
     (ii) the Covered Group;
     (iii) the Existing External VEBA;
     (iv) the trustee and committee that administer the Existing External VEBA;
     (v) the UAW;
     (vi) the GM Plan; and
     (vii) GM.
     With regard to GM, the UAW and the Class, this Settlement Agreement: (i) resolves and settles all claims that arise in connection with Henry II; (ii) resolves and settles all claims, motions and other issues pertaining to or remaining in Henry I; (iii) amends, supersedes or otherwise supplants the settlement agreement dated December 16, 2005 approved in Henry I (“Henry I Settlement Agreement”); and (iv) provides the basis upon which the judgment entered March 31, 2006 in Henry I shall be satisfied, superseded or amended as necessary to give full force and effect to the terms of this Settlement Agreement. This Settlement Agreement also resolves and settles any and all claims for GM contributions to the Existing External VEBA, and provides for the termination of the Existing External VEBA and the transfer of all assets and liabilities of the Existing External VEBA to the New VEBA. However, except as otherwise specifically set forth herein, nothing in this Settlement Agreement is intended to alter the eligibility provisions of the GM Plan or to provide GM contributions or benefits to individuals who are not otherwise entitled to such under the GM Plan.
     This Settlement Agreement is subject to approval by the Court and the parties shall request that the Court incorporate the entirety of this Settlement Agreement in the Approval Order. In the event of an inconsistency between this Settlement Agreement and any prior agreements or documents, including the Memorandum of Understanding Post-Retirement Medical Care September 26, 2007 (“MOU”), this Settlement Agreement shall control. In the event of an inconsistency between the body of this Settlement Agreement and the Exhibits hereto, this Settlement Agreement shall control, unless explicitly stated otherwise in this Settlement Agreement.

     This Settlement Agreement recognizes and approves on the basis set forth herein: (i) the amendment of the GM Plan to terminate coverage for and exclude from coverage the Class and the Covered Group; (ii) the division of the Existing Internal VEBA into the UAW Related Account and Non-UAW Related Account and the transfer of the UAW Related Account to the New VEBA; (iii) the termination of participation by the Class and the Covered Group under the Existing Internal VEBA; (iv) the termination of the Existing External VEBA in conjunction with the establishment of the New Plan, and the transfer to the New VEBA of all assets and liabilities of the Existing External VEBA; (v) that all claims for Retiree Medical Benefits incurred on or after the Implementation Date by the Class and the Covered Group, including but not limited to COBRA continuation coverage where such election is or had been made on or after retirement and any coverage provided on a self-paid basis in retirement, shall be solely the responsibility and liability of the New Plan and the New VEBA; (vi) the Committee’s designation under the New Plan and New VEBA as named fiduciary and administrator of the New Plan; (vii) that the New Plan shall replace the GM Plan regarding the provision of Retiree Medical Benefits to the Class and the Covered Group; (viii) that the New VEBA shall receive certain payments as described herein from the Existing Internal VEBA, the Existing External VEBA, and GM; (ix) that GM’s obligation to pay into the New VEBA is fixed and capped as described herein; and (x) that the New VEBA shall serve as the exclusive funding mechanism for the New Plan.
     1. Definitions
     Actuary. The term “Actuary” is defined in Exhibit A to this Settlement Agreement.
     Adjustment Event. The term “Adjustment Event” is defined in Section 13 of this Settlement Agreement.
     Admissions. The term “Admissions” shall mean any statement, whether written or oral, any act or conduct, or any failure to act, that could be used (whether pursuant to Rules 801(d)(2) or 804(b)(3) of the Federal Rules of Evidence, a similar rule or standard under other applicable law, the doctrines of waiver or estoppel, other rule, law, doctrine or practice, or otherwise) as evidence in a proceeding of proof of agreement with another party’s position or proof of adoption of, or acquiescence to, a position that is contrary to the interest of the party making such statement, taking such action, or failing to act.
     Alternative Convertible Note. The term “Alternative Convertible Note” is defined in Section 12.F of this Settlement Agreement.
     Approval Order or Judgment. The terms “Approval Order” or “Judgment” shall mean an order obtained from the Court approving and incorporating this Settlement Agreement in all respects as set forth in Section 28 of this Settlement Agreement. In the event that the Court enters separate orders certifying the Class and approving this Settlement Agreement, the terms “Approval Order” or “Judgment” shall apply to both orders collectively.
     Base Amounts. The term “Base Amounts” shall mean the payment(s) to be made by GM that are specified in Sections 7.D and 8.E of this Settlement Agreement.
     Board of Directors. The term “Board of Directors” shall mean the Board of Directors of GM or any committee established by the Board of Directors.

     Cash Flow Projections. The term “Cash Flow Projections” shall mean the cash flow projections described in Exhibit A to this Settlement Agreement, which is for the purpose of determining whether payment of a Shortfall Amount is required in a given year.
     Class or Class Members. The term “Class” or “Class Members” shall mean all persons who are:
     (i) GM-UAW Represented Employees who, as of October 15, 2007, were retired from GM with eligibility for Retiree Medical Benefits under the GM Plan, and their eligible spouses, surviving spouses and dependents;
     (ii) surviving spouses and dependents of any GM-UAW Represented Employees who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or under the GM Plan;
     (iii) UAW retirees of Delphi Corporation (“Delphi”) who as of October 15, 2007 were retired and as of that date were entitled to or thereafter become entitled to Retiree Medical Benefits from GM and/or the GM Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999, and their eligible spouses, surviving spouses and dependents of all such retirees;
     (iv) surviving spouses and dependents of any UAW-represented employee of Delphi who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or the GM Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999;
     (v) GM-UAW Represented Employees or former UAW-represented employees who, as of October 15, 2007, were retired from any previously sold, closed, divested or spun-off GM business unit (other than Delphi) with eligibility to receive Retiree Medical Benefits from GM and/or the GM Plan by virtue of any other agreement(s) between GM and the UAW, and their eligible spouses, surviving spouses, and dependents; and

     (vi) surviving spouses and dependents of any GM-UAW Represented Employee or any UAW-represented employee of a previously sold, closed, divested or spun-off GM business unit (other than Delphi), who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or the GM Plan.
     Class Certification Order. The term “Class Certification Order” shall mean the final order entered by the Court as described in Section 28.A of this Settlement Agreement.
     Class Counsel. The term “Class Counsel” shall mean the law firm of Stember, Feinstein, Doyle & Payne, LLC, or its successor.
     Class Representatives. The term “Class Representatives” shall mean Earl L. Henry, Bonnie J. Lauria, Raymond B. Bailey, Theodore J. Genco, Marvin C. Marlow, Charles R. Miller, Laverne M. Soriano, and John Huber.
     Committee. The term “Committee” shall mean the governing body set forth in Section 4.A of this Settlement Agreement that acts on behalf of the EBA and serves as the named fiduciary and administrator of the New Plan, as those terms are defined in ERISA and that is so described in the Trust Agreement.
     Convertible Note. The term “Convertible Note” shall mean the $4.3725 billion aggregate principal amount of 6.75% Series U Convertible Senior Debentures Due December 31, 2012 issued under that Indenture, dated as of January 8, 2008, between GM and the Bank of New York, as Trustee, including all supplemental indentures thereto, substantially in the form attached as Exhibit B to this Settlement Agreement.
     Court. The term “Court” shall mean the United States District Court for the Eastern District of Michigan.
     Covered Group. The term “Covered Group” shall mean:
     (i) all GM Active Employees who have attained seniority as of September 14, 2007, and who retire after October 15, 2007 under the GM-UAW National Agreements, or any other agreement(s) between GM and the UAW, and who upon retirement are eligible for Retiree Medical Benefits under the GM Plan or the New Plan, as applicable, and their eligible spouses, surviving spouses and dependents;
     (ii) all UAW-represented active employees of Delphi or a former Delphi unit who retire from Delphi or such former Delphi unit on or after October 15, 2007, and upon retirement are entitled to or thereafter become entitled to Retiree Medical Benefits from GM and/or the GM Plan or the New Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999, and the eligible spouses, surviving spouses and dependents of all such retirees;

     (iii) all surviving spouses and dependents of any UAW-represented employee of Delphi or a former Delphi unit who dies after October 15, 2007 but prior to retirement under circumstances where such employee’s surviving spouse and/or dependents are eligible or thereafter become eligible for Retiree Medical Benefits from GM and/or the GM Plan or the New Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999;
     (iv) all former GM-UAW Represented Employees and all UAW-represented employees who, as of October 15, 2007, remain employed in a previously sold, closed, divested, or spun-off GM business unit (other than Delphi), and upon retirement are eligible for Retiree Medical Benefits from GM and/or the GM Plan or the New Plan by virtue of any other agreement(s) between GM and the UAW, and their eligible spouses, surviving spouses and dependents; and
     (v) all eligible surviving spouses and dependents of a GM Active Employee, former GM-UAW Represented Employee or UAW-represented employee identified in (i) or (iv) above who attained seniority on or prior to September 14, 2007 and die after October 15, 2007 but prior to retirement under circumstances where such employee’s surviving spouse and/or dependents are eligible for Retiree Medical Benefits from GM and/or the GM Plan or the New Plan.
     Debt. The term “Debt” shall mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
     Derivative Contracts. The term “Derivative Contracts” shall mean those various derivative instruments substantially in the forms set forth in Exhibit H.
     Dispute Party. The term “Dispute Party” is defined in Section 26.B of this Settlement Agreement.
     DOL. The term “DOL” shall mean the United States Department of Labor.
     Employees Beneficiary Association or EBA. The term “Employees Beneficiary Association” or “EBA” shall mean the employee organization within the meaning of section 3(4) of ERISA that is organized for the purpose of establishing and maintaining the New Plan, with a membership consisting of the individuals who are members of the Class and the Covered Group, and on behalf of which the Committee acts.
     ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     Existing External VEBA. The term “Existing External VEBA” shall mean the defined contribution – Voluntary Employees’ Beneficiary Association trust established pursuant to the Henry I Settlement Agreement.

     Existing Internal VEBA. The term “Existing Internal VEBA” shall mean the General Motors Welfare Benefit Trust that is funded and maintained by GM.
     Fairness Hearing. The term “Fairness Hearing” is defined in Section 27 of this Settlement Agreement.
     Final Effective Date. The term “Final Effective Date” shall mean the first date after any appeals from, or other challenges to, the Approval Order have been exhausted or the time periods for filing such appeal(s) or challenge(s) have expired, provided that the Final Effective Date shall be deemed to have occurred only if, at such time, (i) the Approval Order has not been disapproved or modified as a result of any appeal(s) or other challenge(s) and (ii) GM has completed, on a basis reasonably satisfactory to GM, its discussions with the Securities and Exchange Commission (“SEC”) regarding the accounting treatment with respect to the New Plan and the New VEBA as set forth in Section 21 of this Settlement Agreement.
     General Motors Asset Management Valuation Policies and Procedures. The term “General Motors Asset Management Valuation Policies and Procedures” shall mean GMAM’s valuation policies and procedures, copies of which have been provided to the UAW and Class Counsel, as the same may be amended from time to time by GMAM (who shall notify the UAW and the Committee about any such intended amendments in a timely manner).
     GM Active Employees. The term “GM Active Employees” shall mean those hourly employees of GM who, as of September 14, 2007 or any date thereafter, are covered by the 2007 GM-UAW National Agreement or are covered by any subsequent GM-UAW National Agreement. For purposes of this definition, “active employee” shall include hourly employees on vacation, layoff, protected status, medical or other leave of absence, and any other employees who have not broken seniority as of September 14, 2007.
     GM Actuary. The term “GM Actuary” is defined in Exhibit A to this Settlement Agreement.
     GMAM. The term “GMAM” shall mean General Motors Asset Management Corporation and its subsidiaries, and as specifically referring to the investment manager for the Existing Internal VEBA, refers to General Motors Investment Management Corporation. GMAM is a wholly owned subsidiary of General Motors Corporation.
     GM Plan. The term “GM Plan” shall mean the collectively bargained General Motors Health Care Program for Hourly Employees as set forth in Exhibit C-1 of the 2007 and prior GM-UAW National Agreements, as applicable to those GM-UAW Represented Employees who had attained seniority prior to September 14, 2007.
     GM-UAW National Agreements. The term “GM-UAW National Agreements” shall mean the agreement(s) negotiated on a multi-facility basis and entered into between GM and the UAW covering GM employees represented by the UAW. The current GM-UAW National Agreement is dated October 15, 2007.
     GM-UAW Represented Employees. The term “GM-UAW Represented Employees” shall mean those individuals who were represented by the UAW in their employment with GM.

     Implementation Date. The term “Implementation Date” shall mean the later of January 1, 2010 or the Final Effective Date.
     Indemnified Party. The term “Indemnified Party” is defined in Section 23 of this Settlement Agreement.
     Indemnification Liabilities. The term “Indemnification Liabilities” is defined in Section 23 of this Settlement Agreement.
     Indemnity Expenses. The term “Indemnity Expenses” is defined in Section 23 of this Settlement Agreement.
     Independent Attestation. The term “Independent Attestation” shall mean an agreed-upon procedures engagement performed for GM, the UAW and the Committee by a nationally recognized independent registered public accounting firm selected by GM and conducted in accordance with the attestation standards of the Public Company Accounting Oversight Board, the subject matter of which would be (a) in the case of an Adjustment Event under Section 13.A(i) of this Settlement Agreement whether the balance of the Existing Internal VEBA and/or specified assets therein have been valued in accordance with the General Motors Asset Management Valuation Policies and Procedures; or (b) in the case of an Adjustment Event under Section 13.A(ii) or (iii) of this Settlement Agreement whether specified assets of the Existing Internal VEBA have been valued in accordance with the General Motors Asset Management Valuation Policies and Procedures. The agreed-upon procedures shall be mutually agreed among the accounting firm, GM and the Committee in connection with any such engagement.
     Independent Audit. The term “Independent Audit” shall mean an audit of the consolidated financial statements of GM performed in accordance with the standards of the Public Company Accounting Oversight Board by the independent registered public accounting firm that has been designated by GM.
     Initial Accounting Period. The term “Initial Accounting Period” shall mean the period before the later of the date that (a) GM determines that its obligations, if any, with respect to the New Plan made available to the Class and Covered Group are subject to settlement accounting as contemplated by paragraphs 90-95 of FASB Statement No. 106, as amended, or its functional equivalent; or (b) GM is no longer obligated to make any further payments or deposits to the New VEBA, including, but not limited to, any Shortfall Amounts.
     Initial Effective Date. The term “Initial Effective Date” shall mean the date on which the Court enters the Approval Order.
     Initial Shortfall Amount. The term “Initial Shortfall Amount” is defined in Section 7.D of this Settlement Agreement.
     Interest. The term “Interest” shall mean an interest rate of 9 percent (9%) per annum (computed on the basis of a 360-day year consisting of twelve 30-day months and the number of days elapsed in any partial month), credited and compounded annually, unless otherwise specified in this Settlement Agreement.

     Limited Liability Company. The term “Limited Liability Company” or “LLC” shall mean LBK, LLC, a Delaware limited liability company created by GM under Section 7.B of this Settlement Agreement for the purpose of holding the Convertible Note and the Short Term Note, entering into and holding the Derivative Contracts, and receiving interest on the Convertible Note as described in this Settlement Agreement.
     Manufacturing Subsidiary. The term “Manufacturing Subsidiary” shall mean any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which GM’s investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of U.S. $2,500,000,000 as shown on the books of GM as of the end of the fiscal year immediately preceding the date of determination; provided, however, that “Manufacturing Subsidiary” shall not include GMAC, LLC and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to GM or others or which is principally engaged in financing GM’s operations outside the continental United States of America.
     Mitigation. The term “Mitigation” shall have the same meaning as in the Henry I Settlement Agreement.
     Mortgage. The term “Mortgage” shall mean any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
     National Institute for Health Care Reform or Institute. The term “National Institute for Health Care Reform” or “Institute” is defined in Section 31 of this Settlement Agreement.
     New Plan. The term “New Plan” shall mean the new retiree welfare benefit plan that is the subject of this Settlement Agreement, and that is funded in part by the GM Separate Retiree Account (as defined in the Trust Agreement), which New Plan shall provide Retiree Medical Benefits to the Class and Covered Group.
     New VEBA. The term “New VEBA” shall mean a new trust fund to be established as described in Section 4 of this Settlement Agreement.
     Non-UAW Related Account. The term “Non-UAW Related Account” is defined in Section 6.A of this Settlement Agreeement.
     Notice Order. The term “Notice Order” is defined in Section 27 of this Settlement Agreement.
     Pension Plan. The term “Pension Plan” shall mean the General Motors Hourly-Rate Employees Pension Plan.
     Principal Domestic Manufacturing Property. The term “Principal Domestic Manufacturing Property” shall mean any manufacturing plant or facility owned by GM or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Board of Directors, is of material importance to the total business conducted by GM and its consolidated affiliates as an entity.

     Retiree Medical Benefits. The term “Retiree Medical Benefits” shall mean all post retirement medical benefits, including but not limited to hospital surgical medical, prescription drug, vision, dental, hearing aid and the $76.20 Special Benefit related to Medicare.
     Short Term Note. The term “Short Term Note” is defined in Section 7.C of this Settlement Agreement.
     Shortfall Amounts. The term “Shortfall Amount” shall mean the payment(s) to be made by GM that are defined in Section 10 of this Settlement Agreement.
     State. The term “State” shall mean any state of the United States.
     Subsidiary. The term “Subsidiary” shall mean any corporation or other entity of which at least a majority of the outstanding stock or other beneficial interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other governing body of such corporation or other entity (irrespective of whether or not at the time stock or other beneficial interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by GM, or by one or more Subsidiaries, or by GM and one or more Subsidiaries.
     Temporary Asset Account. The term “Temporary Asset Account” or “TAA” shall mean the temporary account controlled at all times by GM that is established by GM or a wholly owned subsidiary of GM under Section 7.A of this Settlement Agreement for the purpose of holding certain GM payments as described in this Settlement Agreement.
     Trust Agreement. The term “Trust Agreement” shall mean the New VEBA trust agreement the form of which is set forth in Exhibit E to this Settlement Agreement.
     UAW OPEB 12/31/07 Split. The term “UAW OPEB 12/31/07 Split” is defined in Section 6.A of this Settlement Agreement.
     UAW Related Account. The term “UAW Related Account” is defined in Section 6.A of this Settlement Agreeement.
     UAW Releasees. The term “UAW Releasees” shall mean the UAW, the Class Representatives, the Class, Class Counsel, the Covered Group and anyone claiming on behalf of, through or under them by way of subrogation or otherwise.
     Wages/COLA Amount. The term “Wages/COLA Amount” shall mean the payments to be made by GM that are defined in Sections 7.D and 8.F of this Settlement Agreement.
     2. Purpose of New Plan and New VEBA
     The New Plan and the New VEBA will, as of the Implementation Date, be the employee welfare benefit plan and trust that are exclusively responsible for all Retiree Medical Benefits for which GM, the GM Plan and any other GM entity or benefit plan formerly would have been responsible with regard to the Class and the Covered Group. All assets paid or transferred by GM to the New VEBA (including any investment returns thereon) will be credited to a GM Separate Retiree Account and must be used for the exclusive purpose of providing Retiree Medical Benefits to the participants of the New Plan and their eligible beneficiaries, and to defray the reasonable expenses of administering the New Plan, as set forth in the Trust Agreement. All obligations of GM, the GM Plan and any other GM entity or benefit plan for Retiree Medical Benefits for the Class and the Covered Group arising from any agreement(s) between GM and the UAW shall be forever terminated as of the Implementation Date. GM’s sole obligations to the New Plan and the New VEBA are those set forth in this Settlement Agreement. Eligibility rules for the New Plan shall be the same as those currently included in the GM Plan, and may not be expanded.
     3. Factual Investigation and Legal Inquiry and Decision to Settle
     Throughout the 2007 negotiations between GM and the UAW over the terms of a new National Agreement, the parties engaged in extended discussions concerning the impact of rising health care costs on GM’s financial condition and its ability to compete in the North American marketplace. GM provided the UAW with extensive information as to its financial condition and health care expenditures. On behalf of the UAW, a team of investment bankers, actuaries, and legal experts have reviewed GM’s information, and provided the UAW with an assessment as to the state of GM’s financial condition and analyzed the benefits of entering into the MOU. GM officials also met with representatives of the UAW and its team of experts and answered questions and provided further detail, as requested. The UAW and its team of experts have now analyzed, inter alia, the funds necessary to provide ongoing Retiree Medical Benefits through the New Plan and the New VEBA.
     During these discussions, GM asserted, as it had in Henry I, that it has the right to unilaterally modify and/or terminate the health care benefits applicable to its hourly retirees and that, without this Settlement Agreement, GM would exercise its right to terminate the Henry I Settlement Agreement according to its terms as well as exercise its right to unilaterally modify retiree health care benefits. Although the UAW acknowledges GM’s right to terminate the Henry I Settlement Agreement, it continues to assert that the retiree health care benefits are vested and GM does not have the right to unilaterally modify or terminate retiree health care benefits.
     On behalf of the Class, Class Counsel has conducted a substantial factual investigation and legal inquiry prior to entering into this Settlement Agreement. Similar to what was done by the UAW, this included, inter alia, review of GM’s financial information, review and analysis of collective bargaining agreements, relevant health care plan documents, and actuarial information, and review of material on GM’s health care costs. Class Counsel retained experts to review the financial and actuarial information and, with the assistance of these experts, conducted an extensive review of GM’s projected financial condition, GM’s ability to provide Retiree Medical Benefits over the long term, and the proposed New VEBA’s ability to provide Retiree Medical Benefits over the long term with the funds available from the proposed Settlement Agreement. Class Counsel has also thoroughly investigated the law applicable to the Class Members’ claims and has done so considering the collective bargaining agreements and health care plan documents affecting these claims. Class Counsel examined the benefits and certainty to be obtained under the proposed Settlement Agreement for an aging Class, and has considered the costs, risks and delays associated with the prosecution of complex and time-consuming litigation, the likely appeals of any rulings in favor of any party. Class Counsel has considered the fact that, under the proposed Settlement Agreement, the benefits of Henry I through 2011 are preserved. Class Counsel believes that, in consideration of all the circumstances, the proposed settlement embodied in this Settlement Agreement is fair, reasonable, adequate and in the best interest of all members of the Class. Class Counsel participated in the negotiation of this Settlement Agreement.
     4. New Plan and New VEBA
     A. Committee. The Approval Order shall provide that the New Plan and New VEBA, both subject to ERISA, shall be administered by the Committee. The Committee shall be in place within 120 days after the Initial Effective Date. The Committee shall consist of 11 members, 5 of which are to be appointed by the UAW, and 6 independent members. The Approval Order shall designate the initial public members who are set forth in Attachment 1 of Exhibit E to this Settlement Agreement. In the event that any member of the Committee resigns, dies, becomes incapacitated or otherwise ceases to be a member, a replacement member shall be appointed as described in the Trust Agreement.
     B. Establish and Maintain. The EBA, acting through the Committee, shall establish and maintain the New Plan for the purpose of providing Retiree Medical Benefits to the Class and Covered Group as set forth in this Settlement Agreement. The Committee shall begin administering the New Plan so as to be able to provide Retiree Medical Benefits for the Class and Covered Group with respect to claims incurred on or after the Implementation Date. The Committee shall implement the New VEBA at the earlier of (i) the expiration of 180 days following the Initial Effective Date, or (ii) the Implementation Date. The New Plan shall be ERISA-covered and the New VEBA shall meet the requirements of Section 501(c)(9) of the Internal Revenue Code.
     C. Limitation on GM Role. No member of the Committee shall be a current or former officer, director or employee of GM or any member of the GM controlled group; provided however, that a retiree who was represented by the UAW in his/her employment with GM or an employee of GM who is on leave from GM and who is represented by the UAW is not precluded by this provision from serving on the Committee. No member of the Committee shall be authorized to act for GM or shall be an agent or representative of GM for any purpose. Furthermore, GM shall not be a fiduciary with respect to the New Plan or New VEBA, and will have no rights or responsibilities with respect to the New Plan or New VEBA other than as specifically set forth in this Settlement Agreement.
     5. Provision and Scope of Retiree Medical Benefits
     A. Before Implementation Date. With respect to claims incurred prior to the Implementation Date, Retiree Medical Benefits for the Class and the Covered Group will continue to be provided by the GM Plan and the Existing External VEBA at the same level and scope as provided for by the GM Plan and the Existing External VEBA under the Henry I

Settlement Agreement, including Mitigation from the Existing External VEBA (for those entitled to it). The payment by GM and/or the GM Plan of Retiree Medical Benefits for claims incurred prior to the Implementation Date will not reduce GM’s payment obligations to the New Plan and the New VEBA under this Settlement Agreement.
     B. On and After Implementation Date. With respect to claims incurred on and after the Implementation Date, the New Plan and the New VEBA shall have sole responsibility for and be the exclusive source of funds to provide Retiree Medical Benefits for the Class and the Covered Group, including but not limited to COBRA continuation coverage where such election is made after retirement. Neither GM, the GM Plan, the Existing Internal VEBA, nor any other GM person, entity, or benefit plan shall have any responsibility or liability for Retiree Medical Benefits for individuals in the Class or in the Covered Group for claims incurred on or after the Implementation Date. GM’s sole obligations to the New Plan and the New VEBA are those set forth in this Settlement Agreement.
     From the Implementation Date until December 31, 2011, the Retiree Medical Benefits under the New Plan and the New VEBA will continue to be provided at the levels described in the Henry I Settlement Agreement and as set forth in the Trust Agreement, except for the additional monthly contribution attributable to the pension cost pass-through described in Section 15 of this Settlement Agreement. On and after January 1, 2012, the Committee shall have such authority to establish Benefits as described in the Trust Agreement, including raising or lowering benefits. However, in no event may the Committee amend the New Plan or New VEBA to provide benefits other than Retiree Medical Benefits until the expiration of the Initial Accounting Period. The ability of the New Plan and the New VEBA to pay for Retiree Medical Benefits will depend on numerous factors, many of which are outside of the control of UAW, the Committee, the New Plan and the New VEBA, including, without limitation, the investment returns, actuarial experience and other factors.
     C. Amendment of GM Plan and Reimbursement of GM. The Approval Order shall provide that all obligations of GM and all provisions of the GM Plan in any way related to Retiree Medical Benefits for the Class and/or the Covered Group, and all provisions of applicable collective bargaining agreements, contracts, letters and understandings in any way related to Retiree Medical Benefits for the Class and the Covered Group are terminated on the Implementation Date, or otherwise amended so as to be consistent with this Settlement Agreement and the fundamental understanding that all GM obligations regarding Retiree Medical Benefits for the Class and the Covered Group are terminated as set forth in this Settlement Agreement. Summary Plan Descriptions of the GM Plan are amended to reflect the termination of GM and GM Plan responsibilities for Retiree Medical Benefits for the Class and the Covered Group for claims incurred on or after the Implementation Date as set forth herein.
     The New Plan and New VEBA shall reimburse GM or the GM Plan, as applicable, for any Retiree Medical Benefits advanced or provided by GM or the GM Plan with regard to claims incurred by members of the Class and the Covered Group on or after the Implementation Date, including, but not limited to situations where a retirement is made retroactive and the medical claims were incurred on or after the Implementation Date or where GM is notified of an intent by a member of the Class and the Covered Group to retire under circumstances where there is insufficient time to transfer responsibility for Retiree Medical Benefits to the New Plan and GM

or the GM Plan provides interim coverage for Retiree Medical Benefits. To the extent such reimbursement may not be permitted by law, the UAW, the Class, Class Counsel and the Committee will fully cooperate with GM in securing any legal or regulatory approvals that are necessary to permit such reimbursement.
     6. Division of Existing Internal VEBA
     A. UAW Related Account. Effective January 1, 2008 for bookkeeping purposes only, GM will take the necessary steps to divide the Existing Internal VEBA into two bookkeeping accounts. One account will consist of the percentage of the Existing Internal VEBA’s assets as of January 1, 2008 that is equal to the estimated percentage of GM’s hourly OPEB liability covered by the Existing Internal VEBA attributable to Non-UAW represented employees and retirees, their eligible spouses, surviving spouses and dependents (“Non-UAW Related Account”). The second account will consist of the remaining percentage of the assets in the Existing Internal VEBA as of January 1, 2008 (“UAW Related Account”). GM shall use the same actuarial assumptions, generally consistent with past practice, in respect of both the Non-UAW Related Account and the UAW Related Account, for estimating the percentage of GM’s hourly OPEB liability attributable to the Non-UAW Related Account and the UAW Related Account.
     The value of the UAW Related Account as of January 1, 2008 shall be equal to: (i) the percentage of GM’s hourly OPEB liability as of December 31, 2007 attributable to UAW associated employees and retirees, their eligible spouses, surviving spouses and dependents (“UAW OPEB 12/31/07 Split”), multiplied by (ii) the Existing Internal VEBA balance as of December 31, 2007. The UAW OPEB 12/31/07 Split shall be determined based on the percentage of (i) the discounted actuarial cash flows for health care and life insurance of OPEB obligations attributable to UAW associated employees and retirees, their eligible spouses, surviving spouses and dependents, over (ii) the discounted actuarial cash flows for health care and life insurance of the entire GM hourly OPEB liability covered by the Existing Internal VEBA. Both calculations will be made as of December 31, 2007 using the valuation discount rate of the hourly health care obligation of 6.35%.
     The Existing Internal VEBA balance as of December 31, 2007 shall be determined using the December 31, 2007 valuation from State Street Bank and Trust, which shall be based on the existing General Motors Asset Management Valuation Policies and Procedures. GM’s hourly OPEB obligation as of December 31, 2007 shall be determined in accordance with generally accepted accounting principles in the United States, including Statement of Financial Accounting Standards 106 and 158.
     Both the determination of the Existing Internal VEBA balance as of December 31, 2007 and the GM hourly OPEB obligation as of December 31, 2007 shall be final and binding on GM, the UAW, the Committee, the Class Representatives, the Class, the Covered Group and Class Counsel for purposes of this Settlement Agreement upon an Independent Audit. The determination of the Existing Internal VEBA balance as of December 31 of each succeeding year shall also be final and binding on GM, the UAW, the Committee, the Class Representatives, the Class, the Covered Group and Class Counsel for purposes of this Settlement Agreement upon an Independent Audit of each respective succeeding year.

     Utilizing the process referenced above, GM has determined that the UAW OPEB 12/31/07 Split is 92.6 percent. GM shall provide the UAW and Class Counsel as soon as possible with background information and work papers used to determine the UAW OPEB 12/31/07 Split. Thereafter, the UAW and Class Counsel shall advise GM as soon as practicable after receipt of such materials of any concerns regarding GM’s calculation. If any concerns are identified regarding GM’s calculation, the parties will meet, confer and resolve any concerns by March 3, 2008 so that the face amount of the Short Term Note is set by such date.
     B. Investment of Assets. GMAM will continue to oversee the investment of the assets in the Existing Internal VEBA (both in the Non-UAW Related Account and the UAW Related Account) and all such assets shall continue to be invested under the existing investment policy (as may be amended from time to time by GM who shall notify the UAW and the Committee about intended amendments in a timely manner) applicable to the Existing Internal VEBA. Investment returns, net of Existing Internal VEBA trust expenses (this shall only include expenses to the extent permitted by ERISA), on all assets of the Existing Internal VEBA on and after January 1, 2008 will be applied to these accounts proportionally in relation to the value of the assets in the UAW Related Account in relation to the total amount of assets in the Existing Internal VEBA. In other words, investment returns (i.e., the percentage return on the total Existing Internal VEBA), net of Existing Internal VEBA trust expenses (this shall only include expenses to the extent permitted by ERISA), will be applied to the value of the UAW Related Account and separately to the value of the Non-UAW Account (as adjusted to reflect any withdrawals by GM). However, neither GM nor GMAM guarantee or warrant the investment returns on the assets in the Existing Internal VEBA.
     C. Disposition of Assets. No amounts will be withdrawn by GM from the UAW Related Account, including its investment returns, from January 1, 2008 until transfer to the New VEBA under Section 12 or termination of this Settlement Agreement under Section 30 of this Settlement Agreement. GM will retain any and all rights to withdraw amounts from the Non-UAW Related Account, subject to the rights of the UAW and the Committee pursuant to Section 13 of this Settlement Agreement. If the Final Effective Date occurs, GM will cause the pro rata share attributable to the UAW Related Account of all assets in the Existing Internal VEBA, including investment returns thereon, net of a pro rata share of trust expenses (this shall only include expenses to the extent permitted by ERISA) not previously taken into account in determining investment returns, to be transferred from the Existing Internal VEBA to the New VEBA as set forth in Sections 8.A and 12.B of this Settlement Agreement. GMAM and the Committee shall enter into discussions in advance of such transfer with regard to the method of allocating, transfering and/or otherwise handling any illiquid or otherwise non-transferable investments in the Existing Internal VEBA so as to preserve as much as possible the economic value of such investments and minimize any losses due to the liquidation of assets. Such discussions shall be completed by June 30, 2009. The determinations made by GMAM as a product of these discussions with the Committee regarding the way to transfer illiquid or otherwise non-transferable investments in the Existing Internal VEBA shall be final and binding on GM, the UAW, the Committee, the Class Representatives, the Class, the Covered Group and Class Counsel.

     7. Temporary Asset Account and Limited Liability Company
     A. Creation of TAA. Prior to April 1, 2008, GM shall establish the TAA to be held by GM or a wholly owned subsidiary thereof. Subject to termination of this Settlement Agreement, the sole purpose of the TAA is to serve as tangible evidence of the availability of assets equal to the sum that GM agrees to pay on the Implementation Date to the New VEBA in this Settlement Agreement. Neither the TAA nor the assets therein shall be used for any purposes other than as set forth in this Settlement Agreement. GM shall keep true and correct books and records regarding the assets held in the TAA as well as all amounts credited to and debited against the TAA, including investment returns.
     B. Creation of LLC. As of the date of this Settlement Agreement, GM has created LBK, LLC, a Delaware limited liability company (“LLC”) to hold the Convertible Note and the Short Term Note, enter into and hold the Derivative Contracts, and receive interest on the Convertible Note. Interest on the Convertible Note will be deposited in the TAA in accordance with Section 7.D of this Settlement Agreement. Subject to termination of this Settlement Agreement, the sole purpose of the LLC is to hold the Convertible Note and the Short Term Note and enter into and hold the Derivative Contracts, which serve as tangible evidence of the availability of assets equal to the Convertible Note, the Short Term Note and the Derivative Contracts that GM agrees to pay and/or transfer on or after the Implementation Date to the New VEBA as provided in this Settlement Agreement. The LLC shall engage in no activities other than holding the notes, entering into and holding the Derivative Contracts, and transferring the Convertible Note, the Derivative Contracts and the amounts payable under the Short Term Note to the New VEBA. The LLC shall not exercise any conversion rights under the Convertible Note. The LLC shall not agree to any amendments to the Convertible Note or the Derivative Contracts without the consent of the Committee. Subject to termination of this Agreement, neither GM nor the LLC will terminate the Derivative Contracts before their transfer to the New VEBA. If any of the events specified in Section 1(a) of the Convertible Note occur prior to the transfer of the Convertible Note and the Derivative Contracts to the New VEBA, the parties will meet and discuss an appropriate alternative (if any) which provides equivalent economic value to the New VEBA taking into account the impact (if any) of such event(s) on the Convertible Note and the Derivative Contracts. If any of the events specified in clauses (iii) – (vi) of Section 1(a) of the Convertible Note occur after the transfer of the Convertible Note and the Derivative Contracts to the New VEBA, the parties will meet and discuss an appropriate alternative (if any) which provides equivalent economic value to the New VEBA taking into account the impact (if any) of such event(s) on the Derivative Contracts for which the New VEBA is acting in the capacity of “Buyer” and “Counterparty” under and as defined in the Derivative Contracts. Promptly after creation of the LLC, GM shall cause the LLC to execute and deliver an instrument of accession in which it agrees to be bound by and to perform the provisions of Sections 7, 8 and 12 of this Settlement Agreement to the extent applicable to the LLC.
     C. GM Deposits in LLC. GM shall make the following deposits in the LLC during the time period from January 1, 2008 to termination of the TAA.
(i) Convertible Note. GM shall issue the Convertible Note to the LLC on February 22, 2008 or as soon as reasonably practicable thereafter. GM hereby represents that, since September 26, 2007, no event has occurred that would have given rise to an adjustment of the Conversion Rate (as defined in the Convertible Note) pursuant to Section 3 of the Convertible Note if such event had occurred after the issuance of the Convertible Note and GM agrees to adjust the initial Conversion Rate included in the form attached hereto as Exhibit B accordingly if such an event occurs prior to the issuance of the Convertible Note. Notwithstanding any provisions in the Convertible Note to the contrary, GM shall (x) not be entitled to exercise the right to redeem the Convertible Note on or after January 1, 2011, pursuant to the first paragraph of Section 5 of the Convertible Note, unless the Implementation Date has occurred and the Convertible Note has been transferred to the New VEBA in accordance with Sections and 8.C. and 12.F. of this Settlement Agreement, and (y) only be entitled to make a Termination Redemption (as defined in the Convertible Note) upon termination of the TAA and LLC as provided in Section 7.G of this Settlement Agreement or upon determination of an appropriate alternative to transferring the Convertible Note or the Alternative Convertible Note to the New VEBA as provided in Section 22 of this Settlement Agreement which is satisfactory to the UAW and Class Counsel.
(ii) Short Term Note. GM shall issue to the LLC a short term note, substantially in the form attached as Exhibit C to this Settlement Agreement, with the face amount of $4,015,187,871.00 (the difference between $18.5 billion and the estimated value of the UAW Related Account on January 1, 2008 (“Short Term Note”), as may be amended in accordance with Section 6.A). The Short Term Note shall carry Interest on such face amount from and including the date of the Short Term Note to, but excluding, the date of payment to the New VEBA pursuant to Sections 8.B and 12.E. The parties agree that $1 billion of the Short Term Note represents the present value of the COLA adjustments agreed to by GM and the UAW with respect to the time period between December 1, 2007 and September 1, 2011 of up to four cents per hour per quarter and continued in perpetuity, and another $1.5 billion of the Short Term Note represents GM’s agreement to pre-fund what would have been the impact of providing a 3% general wage increase to UAW represented employees in 2009.
     D. GM Deposits in TAA. GM shall make the following deposits in the TAA during the time period from January 1, 2008 to termination of the TAA.
(i) Shortfall Amount. On April 1, 2008 or as soon as reasonably practicable thereafter, GM shall deposit in the TAA $165 million (“Initial Shortfall Amount”) plus Interest on such amount from and including April 1, 2008 to, but excluding, the date of deposit. The Initial Shortfall Amount represents the Shortfall Amount payable to the TAA on April 1, 2008 as set forth in the Shortfall Amount column of the amortization schedule in Exhibit D to this Settlement Agreement. If prior to the Implementation Date any additional Shortfall Amount payment is required pursuant to Section 10 and the Shortfall Amount column of the amortization schedule in Exhibit D to this Settlement Agreement, such Shortfall Amount payment will also be made by GM to the TAA. At all times, these payments shall be subject to GM’s right to pre-fund all then-remaining Shortfall Amount payments by paying the applicable Buyout Amount set forth in the Shortfall Amount column of the amortization schedule in Exhibit D.

(ii) Interest on Convertible Note. On June 30, 2008, GM shall cause the LLC to deposit $147,571,875 in the TAA. This amount represents the first 6.75% interest payment payable under the terms of the Convertible Note plus an amount representing a 6.75% return on the principal amount of the Convertible Note from January 1, 2008 to the date of the Convertible Note. If $147,571,875 is not deposited in the TAA on June 30, 2008, Interest shall accrue on such amount from and including June 30, 2008 to but excluding the date of deposit. If prior to the Implementation Date any additional interest payments are payable under the terms of the Convertible Note, GM shall cause the LLC to make such payments to the TAA.
(iii) Henry I Increase in Stock Value and Dividends. On September 1, 2009, GM shall pay to the TAA (i) the difference between $240 million and the aggregate amount of the payments related to the “Increase in Stock Value” and “Dividends” as set forth in section 13.D and 13.E of the Henry I Settlement Agreement plus (ii) Interest (x) on $240 million from and including January 1, 2008 to but excluding the date, if any, on which GM makes a cash contribution related to the “Increase in Stock Value” and “Dividends,” and thereafter (y) on the difference between $240 million (plus Interest accrued pursuant to clause (x) through the date of any applicable cash contribution) and the aggregate of any such cash contributions made from and including the date of each such cash contribution in each case to but excluding the date of the following cash contribution, if any, or September 1, 2009 whichever is earlier. Any payments under this Section 7.D(iii) are further subject to provisions set forth in Section 11 of this Settlement Agreement.
(iv) Additional Deposits in TAA. As soon as reasonably practicable following the Initial Effective Date, GM will make the following additional deposits in the TAA.
(a)  Base Amount. A lump sum payment of $1.8 billion plus Interest from January 1, 2008 to the date of deposit in the TAA, or, in GM’s discretion, as set forth in the Base column of the amortization schedule in Exhibit D to this Settlement Agreement, annual payments and/or a Buyout Amount as applicable to the time period up to the date of transfer of the TAA to the New VEBA under Section 12.D of this Settlement Agreement; provided that GM specifically reserves the right to pre-fund all then-remaining Base Amount payments by paying the applicable Buyout Amount set forth in Exhibit D.
(b) Wages/COLA Amount. A lump sum payment of $3.8 billion (which represents the present value of the future Henry I wage deferrals described in Section 9.A of this Settlement Agreement), plus Interest from January 1, 2008 to the date of deposit in the TAA, or, in GM’s discretion, as set forth in the Wages/COLA column of the amortization schedule in Exhibit D to this Settlement Agreement, annual payments and/or a Buyout Amount as applicable to the time period up to the date of transfer of the TAA to the New VEBA under Section 12.D of this Settlement Agreement; provided that GM specifically reserves the right to pre-fund all then-remaining Wages/COLA payments by paying the applicable Buyout Amount set forth in Exhibit D. Any such Wages/COLA payments shall be reduced by the value of the wage and COLA deferrals paid or payable by GM to the Existing External VEBA pursuant to the terms of Henry I Settlement Agreement (with Interest on such deferrals) from January 1, 2008 until the date of deposit by GM of a Wages/COLA payment into the TAA.
     E. Derivative Contracts. As soon as reasonably practicable after issuance of the Convertible Note, GM and the LLC shall enter into the Derivative Contracts which shall be held by the LLC as provided for in Section 7.B of this Settlement Agreement.
     F. Control of TAA and LLC. Control of the TAA and the LLC and all the assets therein shall be solely within GM’s discretion. GM agrees to retain GMAM to oversee the investment of the assets in the TAA. To the extent practicable given the differences in time horizon and other investment parameters, GMAM shall invest the assets in the TAA in a manner that is consistent with the investment policy of the Existing Internal VEBA. However, neither GM nor GMAM guarantee or warrant the investment returns on the assets in the TAA and/or LLC.
     G. Termination of TAA and LLC. If the Final Effective Date does not occur because (a) the Approval Order has not been entered as described in Section 28.B, (b) the Approval Order has been disapproved or modified, or (c) GM has not completed, on a basis reasonably satisfactory to GM, its discussions with the SEC regarding the accounting treatment with respect to the New Plan and New VEBA as set forth in Section 21 of this Settlement Agreement, or (d) this Settlement Agreement has been terminated for any other reason as provided in Section 30 of this Settlement Agreement, the TAA and LLC shall be terminated. In addition, if the Final Effective Date has not occurred by December 31, 2011, the TAA and LLC shall be terminated; provided however, that this date may be extended by agreement between GM, the UAW and Class Counsel. Upon termination of the TAA and LLC for any reason, GM may use the assets of the TAA and LLC for any corporate purpose.
     H. Communications Regarding Investment Results. GM agrees to cause GMAM to periodically inform and hold discussions with the UAW, Class Counsel and the Committee about the investment results of and decisions regarding the assets in the TAA and the Existing Internal VEBA. GMAM shall, with respect to the performance of its duties in managing the Existing Internal VEBA and the TAA, participate in the following meetings and provide the following reports to the UAW and the Committee: (i) quarterly reports of TAA and Existing Internal VEBA asset class and benchmark performance for relevant time periods; and (ii) semi-annual or quarterly meetings with UAW and/or Committee representatives to report on TAA and Existing Internal VEBA returns and analysis of performance, and to review significant activities affecting investments. Any input from the UAW, Class Counsel and/or the Committee shall not be a basis of GM’s or GMAM’s investment decisions within the meaning of the DOL regulations set forth at 29 CFR § 2510-3.21(c).
     8. GM Payments to New Plan and New VEBA
     GM’s financial obligation and payments to the New Plan and New VEBA are fixed and capped by the terms of this Settlement Agreement. The timing of all payments to the New VEBA shall be as set forth in Section 12 of this Settlement Agreement; it being agreed and acknowledged that the New Plan, funded by the New VEBA, shall provide Retiree Medical Benefits for the Class and the Covered Group on and after the Implementation Date, and that all obligations of GM and the GM Plan for Retiree Medical Benefits for the Class and the Covered Group shall terminate as of the Implementation Date, as set forth in this Settlement Agreement. All assets shall be transferred or paid by GM free and clear of any liens, claims or other encumbrances. Pursuant to this Settlement Agreement, GM shall have the following, and only the following, obligations to the New VEBA and the New Plan, and all payments and transfers in this Section 8 and in Sections 9 through 11 of this Settlement Agreement shall be credited to the GM Separate Retiree Account of the New VEBA:
     A. UAW Related Account. Provide for the transfer to the New VEBA of the assets (or, with regard to any illiquid or otherwise non-transferable investments, equivalent alternatives resulting from discussions between GMAM and the Committee pursuant to Section 6.C of this Settlement Agreement) of the UAW Related Account in the Existing Internal VEBA, net of Existing Internal VEBA trust expenses (this shall only include expenses to the extent permitted by ERISA), as described in Section 12.B of this Settlement Agreement.
     B. Short Term Note. GM shall cause the LLC to pay to the New VEBA $4,015,187,871.00 in cash (which amount is equal to the face amount of the Short Term Note), plus cash in an amount equal to the Interest accrued on such amount from and including the date of the Short Term Note to, but excluding, the date of deposit in the New VEBA, as described in Section 12.E of this Settlement Agreement.
     C. Convertible Note. Cause the LLC to transfer to the New VEBA the Convertible Note issued to the LLC or, at GM’s option, issue to the New VEBA the Alternative Convertible Note, as described in Section 12.F of this Settlement Agreement. In the event that the transfer of the Convertible Note (or the issuance of the Alternative Convertible Note) to the New VEBA occurs subsequent to a Record Date and on or prior to the Interest Payment Date (as such terms are defined in the Convertible Note), GM shall cause the LLC to transfer to the New VEBA immediately upon receipt the interest payment that the LLC will receive that corresponds to such Interest Payment Date. GM shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in requesting the issue or transfer of the Convertible Note or Alternative Convertible Note to the New VEBA.
     D. Interest on Convertible Note. Transfer to the New VEBA the assets in the TAA that represent the value in the TAA, as of the date of transfer to the New VEBA, of the interest paid on the Convertible Note, and the investment returns thereon, net of expenses (but limited to those expenses that could be charged under ERISA if the TAA was a plan subject to ERISA), or at GM’s option cash in lieu of some or all of these assets in the TAA. Thereafter, pay to the New VEBA any additional interest amounts due under the terms of the Convertible Note.
     E. Base Amount. Transfer to the New VEBA the assets in the TAA that represent the value in the TAA, as of the date of transfer to the New VEBA, of the Base Amount described in Section 7.D of this Settlement Agreement and the investment returns thereon, net of expenses (but limited to those expenses that could be charged to the TAA under ERISA if the TAA was a plan subject to ERISA), or at GM’s option cash in lieu of some or all of these assets in the TAA. Thereafter, subject to GM’s option to buy out the Base Amount at any time, pay an annual Base Amount to the New VEBA as set forth in Exhibit D to this Settlement Agreement. In addition, GM may at any time request to make a partial pre-payment of a Buyout Amount of the Base

Amount on terms that provide economically equivalent present value to the New VEBA, provided that such partial pre-payment shall be made only if mutually agreed between GM and the Committee. The Committee shall be entitled to accept or reject any such request in its sole discretion.
     F. Wages/COLA Amount. Transfer to the New VEBA the assets in the TAA that represent the value in the TAA, as of the date of transfer to the New VEBA of the Wages/COLA Amount described in Section 7.D of this Settlement Agreement and the investment returns thereon, net of expenses (but limited to those expenses that could be charged to the TAA under ERISA if the TAA was a plan subject to ERISA), or at GM’s option cash in lieu of some or all of these assets. Thereafter, subject to GM’s option to buyout the Wages/COLA Amount at any time, pay an annual Wages/COLA Amount to the New VEBA as described in Section 9 and Exhibit D to this Settlement Agreement. In addition, GM may at any time request to make a partial pre-payment of a Buyout Amount of the Wages/COLA Amount on terms that provide economically equivalent present value to the New VEBA, provided that such partial pre-payment shall be made only if mutually agreed between GM and the Committee. The Committee shall be entitled to accept or reject any such request in its sole discretion.
     G. Shortfall Amount. Transfer to the New VEBA the assets in the TAA that represent the value in the TAA, as of the date of transfer to the New VEBA, of the Initial Shortfall Amount and any additional Shortfall Amount payment(s) described in Section 7.D of this Settlement Agreement made to the TAA and the investment returns thereon, net of expenses (but limited to those expenses that could be charged to the TAA under ERISA if the TAA was a plan subject to ERISA), or at GM’s option cash in lieu of some or all of these assets. Thereafter, subject to GM’s option to buy out the Shortfall Amount at any time, pay an annual Shortfall Amount to the New VEBA as described in Section 10 and Exhibit D to this Settlement Agreement.
     H. Final Henry I Cash Contribution. GM’s final cash payment of $1 billion required by section 13.A of the Henry I Settlement Agreement will continue to be payable by GM as set forth in the Henry I Settlement Agreement and judgment. The Approval Order shall provide that such payment will be made to the New VEBA, rather than the Existing External VEBA, if the payment is payable after the Implementation Date.
     I. Henry I Increase in Stock Value and Dividends. Transfer to the New VEBA the assets in the TAA that represent the value in the TAA, as of the date of transfer to the New VEBA, of the Henry I Increase in Stock Value and Dividends payment described in Section 7.D of this Settlement Agreement, if any, and the investment returns thereon, net of account expenses (but limited to those expenses that could be charged to the TAA under ERISA if the TAA was a plan subject to ERISA), or at GM’s option cash in lieu of some or all of these assets.
     J. Derivative Contracts. Cause the LLC to transfer to the New VEBA the Derivative Contracts held by the LLC as described in Section 12.F of this Settlement Agreement.
     The payments described in this Section 8 are subject to reduction for the amounts set forth in Sections 11 and 12.A of this Settlement Agreement.

     9. Wage and COLA Deferrals
     A. Impact on Henry I Wage and COLA Deferral. GM will continue to deposit into the Existing External VEBA the wage and COLA deferrals set forth in Section 13.C. of the Henry I Settlement Agreement (including all COLA subtraction and non-payment of the September 18, 2006 general increase to the hourly wage rate) until the Initial Effective Date. The Wages/COLA Amount set forth in Sections 7.D and 8.F and Exhibit D to this Settlement Agreement represent the future wage deferral cash flow impact of such wage and COLA deferrals from the Henry I settlement and judgment. As a result of GM agreeing to deposit into the TAA and pay to the New VEBA such Wages/COLA Amount, the Approval Order shall provide that as of the Initial Effective Date (i) GM will no longer be required to make deposits of the wage and COLA deferrals from Henry I into the Existing External VEBA, (ii) the Wages/COLA Amount paid by GM pursuant to this Settlement Agreement shall be in full satisfaction of any and all of GM’s obligations under Section 13.C of the Henry I Settlement Agreement and the provisions of the judgment in Henry I regarding wage and COLA deferrals, (iii) GM will have no further obligations as to such payments or contributions to the Existing External VEBA, and (iv) the Henry I wage and COLA deferrals will inure thereafter solely to the benefit of GM and continue in perpetuity increasing at $0.02 per hour per quarter as described in Section 13.C of the Henry I Settlement Agreement.
     If the TAA is terminated prior to the Final Effective Date, GM shall contribute cash to the Existing External VEBA in an amount equal to the amount that would have otherwise been contributed to the Existing External VEBA pursuant to the terms of the Henry I Settlement Agreement between the Initial Effective Date and the date of termination of the TAA, plus an amount equal to the investment returns that would have been earned on such amounts, at the rate equal to the overall investment return of the Existing External VEBA for the respective period, if such amounts had been contributed to the Existing External VEBA in accordance with the terms of the Henry I Settlement Agreement, and obligations pursuant to the Henry I Settlement Agreement will be reinstated.
     B. 2009 Wage Deferral. In negotiating the MOU and 2007 GM-UAW National Agreement, GM and UAW agreed that there shall be no general increase to the hourly wage rate for GM Active Employees in 2009 regardless of whether or not the Final Effective Date occurs. As a result, GM agreed to include in the Short Term Note the $1.5 billion referred to in Section 7.C of this Settlement Agreement. This $1.5 billion represents the future impact of a 3% wage increase in 2009 for GM Active Employees. If the Final Effective Date does not occur, the wage increase will not be reinstated.
     C. 2007 COLA Diversion. In negotiating the MOU and 2007 GM-UAW National Agreement, GM and UAW also agreed that, effective with the December 1, 2007 COLA adjustment and ending September 1, 2011, up to four cents ($0.04) per hour per quarter will be diverted from COLA otherwise calculated for GM Active Employees. These deferred amounts will inure solely to the benefit of GM and will not be reinstated after September 1, 2011 but will continue to be deferred in perpetuity. As a result, GM agreed to include in the Short Term Note the $1 billion referred to in Section 7.C of this Settlement Agreement. This $1 billion represents the future cash flow impact of this 2007 COLA diversion. If the Final Effective Date does not occur, the cumulative effect of four cents ($0.04) per hour per quarter of COLA will be reinstated and GM and the UAW will agree on the disposition of such COLA adjustment.

     10. Shortfall Amounts
     If in 2009 or any year thereafter, the Cash Flow Projection as set forth in Exhibit A to this Settlement Agreement shows that the GM account or sub-account of the New VEBA will become insolvent within 25 years following the January 1 immediately preceding such Cash Flow Projection, GM shall pay to the New VEBA (or the TAA for periods prior to the Implementation Date) by April 1 of that year $165 million per occurrence (“Shortfall Amount”); provided however, that the maximum number of Shortfall Amount payments, excluding the Initial Shortfall Amount on April 1, 2008, shall be nineteen (19). Beginning in 2009, for any year in which the Cash Flow Projection shows that the GM account or sub-account of the New VEBA will maintain solvency for at least 25 years beyond the January 1 immediately preceding such Cash Flow Projection, no Shortfall Amount payment will be required. Further, GM reserves the right to pre-pay, at any time, all then-remaining future possible annual Shortfall Amounts by paying the applicable Buyout Amount (which represents the present value of the remaining possible Shortfall Amount payments as of January 1 of the year of the buyout, plus Interest from January 1 until the date of the buyout amount) as shown in the amortization schedule for Shortfall Amount in Exhibit D to this Settlement Agreement.
     11. Other Payments to Existing External VEBA
     The Approval Order shall provide that any obligation of GM related to the amounts called for in the “Benefit Change Profits” or the “Incremental Amount,” as set forth and defined in section 13.B of the Henry I Settlement Agreement, shall cease upon the Initial Effective Date. In the event that any amounts related to such items have been paid by GM to the Existing External VEBA prior to the Final Effective Date, the required payments set forth in Section 8 of this Settlement Agreement will be reduced by such amount plus interest at 6% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months and the number of days elapsed in any partial month), credited and compounded annually.
     The Approval Order shall also provide that if the aggregate amount of the payments related to “Increase in Stock Value” and “Dividends” as set forth in section 13.D and 13.E of the Henry I Settlement Agreement is less than $240 million, then GM will pay to the New VEBA on September 1, 2009 the amounts set forth in Section 7.D(iii) of this Settlement Agreement.
     If the aggregate amount of the payments related to “Increase in Stock Value” and “Dividends” as set forth in section 13.D and 13.E of the Henry I Settlement Agreement is more than $240 million, GM shall deduct from the amount required to be transferred from the TAA to the New VEBA under Sections 8 and 12 of this Settlement Agreement (i) the amount of aggregate cash payments paid to the Existing External VEBA in excess of $240 million plus (ii) Interest on the portion of the first such cash payment that resulted in the aggregate exceeding $240 million from and including the date of its payment and on the amount of each of the following cash payments from and including their respective payment dates, in each case to but excluding the date of transfer of the amounts from the TAA to the New VEBA under Sections 8 and 12 of this Settlement Agreement.

     12. Sequencing of Initial Deposits to the New VEBA and Termination of Existing External VEBA, LLC and TAA
     The initial deposits to the New VEBA shall be made and credited to the GM Separate Retiree Account, and the Existing External VEBA and TAA shall be terminated, as provided below.
     A. Deposit No. 1: Within 30 days of the Initial Effective Date or the establishment of the New VEBA, whichever is later, GM shall cause a transfer of $1 million from the TAA to the New VEBA. Thereafter, and until the Implemenation Date, within 30 days of any request by the Committee, GM shall cause the transfer of such additional amount as the Committee shall request, provided that there shall be no more than five such requests prior to the Implementation Date and the aggregate of all such transfers, including the initial transfer, shall not exceed $20 million. Such amounts shall represent an advance to the New VEBA to cover reasonable and necessary preparatory expenses incurred by the New Plan or New VEBA in anticipation of the transition of responsibility for Retiree Medical Benefits as of the Implementation Date as set forth in Section 5 of this Settlement Agreement. These advance payments shall not increase or add to the amounts GM has agreed to pay under this Settlement Agreement.
     B. Deposit No. 2. Within 10 business days after the Implementation Date, GM shall direct the trustee of the Existing Internal VEBA to transfer to the New VEBA the UAW Related Account’s share of assets in the Existing Internal VEBA, the amount of which shall be determined as provided in Section 6 of this Settlement Agreement. The Approval Order shall provide that, upon such transfer, the Existing Internal VEBA shall be deemed to be amended to terminate participation and coverage regarding Retiree Medical Benefits for the Class and the Covered Group, effective as of the Implementation Date. Accruals for trust expenses (this shall only include expenses to the extent permitted by ERISA) through the date of transfer will be made and an amount equal to the UAW Related Account’s share of such accruals will be retained within the Existing Internal VEBA to pay such expenses. After payment of these trust expenses is completed, a reconciliation of the accruals and the actual expenses (this shall only include expenses to the extent permitted by ERISA) will be performed. GM agrees to cause the payment to the New VEBA by the Existing Internal VEBA of any overaccruals for the UAW Related Account’s share of such expenses. Similarly, in the event of an underaccrual the New VEBA will return to the Existing Internal VEBA the amount of the underaccrual of expenses for the UAW Related Account.
     C. Deposit No. 3. The Approval Order shall direct the committee and the trustees of the Existing External VEBA to transfer all assets and liabilities into the New VEBA and terminate the Existing External VEBA within 15 days after the Implementation Date. This transfer of assets and liabilities shall include, but not be limited to, the transfer of all rights and obligations granted to or imposed on the Existing External VEBA under Section 14.C(e) of the Henry I Settlement Agreement and GM agrees that, following the Implementation Date, the New VEBA shall be substituted for the Existing External VEBA for such purposes.
     D. Deposit No. 4. The balance in the TAA as of the date of transfer, or at GM’s discretion, cash in lieu of some or all of the assets in the TAA as of the date of transfer, shall be paid to the New VEBA before the 20th business day after the Implementation Date. If GM elects to pay cash in lieu of some or all of the investments in the TAA, the cash GM will pay shall include an amount equivalent to accrued and unpaid interest and dividends on such investments net of reasonable liquidation costs. Accruals for expenses (but limited to those expenses that could be charged to the TAA under ERISA if the TAA was a plan subject to ERISA) through the date of transfer will be made and an amount equal to the TAA’s share of such accruals will be retained within the TAA to pay such expenses. After payment of these expenses is completed, a reconciliation of the accruals and the actual expenses (but limited to those expenses that could be charged to the TAA under ERISA if the TAA was a plan subject to ERISA) will be performed. GM agrees to cause the payment to the New VEBA by the TAA of any overaccruals for the TAA’s share of such expenses. Similarly, in the event of an underaccrual the New VEBA will return to the TAA, or to GM, as applicable, the amount of the underaccrual for the TAA’s share of the expenses.
     E. Deposit No. 5. On or before the 20th business day after the Implementation Date, GM shall cause the LLC to pay to the New VEBA in cash the face value of the Short Term Note, plus cash in an amount equal to the Interest accrued on such amount from and including the date of the Short Term Note to, but excluding, the date of payment to the New VEBA.
     F. Transfer of Convertible Note and Derivative Contracts. GM will cause the LLC to transfer the Convertible Note and the Derivative Contracts to the New VEBA after Payments No. 4 and No. 5 have been made, within 25 business days after the Implementation Date if no legal or regulatory approvals are required, or within 10 business days of securing final legal or regulatory approval. In lieu of causing the LLC to transfer the Convertible Note, GM, in its sole discretion, may elect to transfer to the New VEBA a convertible note containing economic terms and conditions identical to those of the Convertible Note (“Alternative Convertible Note”), including accrued interest. The transfer of the Convertible Note or the Alternative Convertible Note and the Derivative Contracts will only occur as permitted by law. GM and/or the New Plan, as applicable, will apply for any necessary legal or regulatory approvals, including but not limited to the prohibited transaction exemptions described in Section 22 of this Settlement Agreement and any required federal or state bank regulatory approvals. The UAW, the Class and Class Counsel will support and cooperate with any such requests for legal or regulatory approvals. If GM and the New VEBA cannot timely obtain necessary legal or regulatory approvals, the parties will meet and discuss appropriate alternatives to the transfer of the Convertible Note that provide equivalent economic value to the New VEBA. Notwithstanding the foregoing, any transfer of the Convertible Note or Alternative Convertible Note will be conditioned upon execution and delivery by the New VEBA of a Security Holder and Registration Rights Agreement substantially in the form of Exhibit F to this Settlement Agreement.
     The parties acknowledge that, upon completion of GM’s transfer of the assets in the TAA to the New VEBA as contemplated by this Settlement Agreement, no assets should remain in the TAA and the TAA shall be terminated. If, however, assets remain in the TAA as the result of GM’s exercise of its option to transfer cash in lieu of TAA assets, GM’s deduction for payments related to the Increase in Stock Value and Dividends under Section 11 of this Settlement Agreement, or other deductions permitted under this Settlement Agreement, then GM may thereafter use or dispose of such assets, including any investment returns thereon, for any corporate purpose. After deposit Nos. 4 and 5 have been made and after transfer of the

Convertible Note or transfer of the Alternative Convertible Note and the Derivative Contracts, the LLC shall be terminated. All assets transferred or contributed to the New VEBA shall be free and clear of any liens, claims or other encumbrances.
     If a deposit or payment or any portion thereof is made by GM to the TAA or the New VEBA by mistake under any provision of this Settlement Agreement, including, but not limited to Sections 7 through 12 of this Settlement Agreement, (i) as to the TAA, GM may deduct such amount from the TAA plus earnings thereon from the date of deposit in the TAA up to, but excluding, the date of deduction, and (ii) as to the New VEBA, the Committee shall, upon written direction of GM, return such amounts as may be permitted by law to GM (plus earnings thereon from the date of payment to but excluding the date of return) within 30 days of notification by GM that such payment was made by mistake. If a dispute arises with regard to such payment, the dispute will be resolved pursuant to Section 26 of this Settlement Agreement.
     13. Adjustment Events
     A. Adjustment Event. “Adjustment Event” shall mean:
(i) the determination of the Existing Internal VEBA balance as of any day on which amounts are withdrawn by GM from the Non-UAW Related Account as set forth in Section 6 of this Settlement Agreement and the determination of the value of any assets transferred to GM or liquidated to effect the withdrawal by GM, other than a withdrawal on December 31 of any year after January 1, 2008;
(ii) the determination of the value of any assets in lieu of which GM elects to transfer cash to the New VEBA pursuant to Sections 8 and 12 of this Settlement Agreement; or
(iii) the determination of the value of any illiquid or otherwise non-transferable investments in the Existing Internal VEBA in case that the discussions between GMAM and the Committee as set forth in Section 6.C of this Settlement Agreement result in transferring something other than a pro rata share of such investment.
     B. Due Diligence and Adjustment Mechanism.
     In connection with any Adjustment Event, GM shall deliver, as soon as practicable, to the Committee (or the UAW prior to establishment of the Committee) information in reasonable detail about the determinations made by GM with regard to such Adjustment Event and the work papers, underlying calculations and other documents and materials on which such determinations are based, including non-privileged materials from GM’s advisors, if any (collectively, the “Determination Materials”).
     The Committee shall have 30 days from receipt of the Determination Materials from GM to submit to GM a written request for an Independent Attestation of a determination(s) by GM listed in Section 13.A(i), (ii) and (iii) of this Settlement Agreement. As a part of this review process, the Committee may ask for additional information regarding the calculations, and the data and information provided by GM. GM shall as promptly as practicable, respond to all reasonable requests from the Committee for such additional information. However, a request for additional information shall not extend the 30 day review period, unless an extension is reasonably necessary to allow the Committee to review such additional information, but in no event longer than 45 days from receipt of the Determination Materials.

     All determinations made by GM with regard to a determination(s) listed in Section 13.A(i), (ii) and (iii) of this Settlement Agreement shall be final and binding on GM, the UAW, the Class Representatives, the Class, the Covered Group, Class Counsel, the Committee and the New Plan and New VEBA, unless the Committee timely submits a request for an Independent Attestation. If the Committee timely submits such a request, GM shall engage a nationally recognized independent registered public accounting firm to conduct an Independent Attestation regarding a determination(s) by GM listed in Section 13.A(i), (ii) and (iii) of this Settlement Agreement The Independent Attestation shall be final and binding on GM, the UAW, the Class Representatives, the Class, the Covered Group, Class Counsel, the Committee and the New Plan and New VEBA.
     Nothing in the foregoing paragraphs shall prevent the division, deposit, withdrawal or transfer of any assets the valuation of which is not in dispute pending resolution of the disputed amounts.
     C. Confidentiality. All information and data provided by GM to the UAW and/or the Committee under Section 7.H of this Settlement Agreement and as a part of this due diligence and adjustment process shall be considered confidential. The UAW and the Committee shall use such information and data solely for the purpose set forth in this Section 13 of the Settlement Agreement. The UAW and the Committee shall not disclose such information or data to any other person without GM’s written consent, provided that the UAW and the Committee may disclose such information and data to their attorneys and professional advisors subject to the agreement of such attorneys and advisors to the confidentiality restrictions set forth herein.
     14. Future Contributions
     The UAW, the Class and the Covered Group may not negotiate any increase of GM’s funding or payment obligations set out herein. The UAW also agrees not to seek to obligate GM to: (i) provide any additional payments to the New VEBA other than those specifically required by this Settlement Agreement; (ii) make any other payments for the purpose of providing Retiree Medical Benefits to the Class or the Covered Group; or (iii) provide or assume the cost of Retiree Medical Benefits for the Class or the Covered Group through any other means. Provided that, the UAW may propose that GM Active Employees be permitted to make contributions to the New VEBA of amounts otherwise payable in profit sharing, COLA, wages and/or signing bonuses, if not prohibited by law.
     15. Pension Benefits
     GM and the UAW agree to amend the Pension Plan on the Implementation Date to provide to retirees and eligible surviving spouses who are members of the Class or the Covered Group a flat monthly special lifetime benefit of $66.70 (which will not be escalated) commencing on the first of the month immediately following the Implementation Date. This same benefit will also be provided to retirees who retire after the Implementation Date and eligible surviving spouses who are members of the Covered Group, commencing with their entitlement to pension benefits. This special lifetime benefit is intended to serve as a cost pass-through of an equivalent after-tax increase in the monthly contribution regarding Retiree Medical Benefits for the Class and the Covered Group. As a result, the New Plan and New VEBA shall, as of the Implementation Date, assess an additional non-escalating monthly contribution payable by retirees and eligible surviving spouses of the Class and the Covered Group for Retiree Medical Benefits of $51.67 per month, to be credited to the GM Separate Retiree Account in the New VEBA.
     Retirees and surviving spouses who are members of the Class and the Covered Group but who do not receive a monthly benefit from the Pension Plan will not be entitled to receive the flat monthly special lifetime benefit of $66.70, and the terms of the New Plan and the New VEBA shall not require them to make the additional monthly contribution to the New VEBA of $51.67. For purposes of determining a Class or Covered Group member’s status as a Protected Retiree under the terms of the Henry I settlement agreement, the flat monthly special lifetime benefit described above and any other new pension increase negotiated in the 2007 GM-UAW National Agreement shall not be included in the determination of pension income.
     Nothing in this Section 14 shall detract from the discretion afforded the Committee as set forth in the Trust Agreement.
     16. Administrative Costs
     The New VEBA will be responsible for all costs to administer the New Plan and the New VEBA commencing on the Implementation Date and continuing thereafter. The New Plan and the New VEBA trust agreement shall be drafted consistent with this requirement.
     17. Trust Agreement; Segregated Account; Indemnification
     Assets paid or transferred to the New VEBA by or at the direction of GM, including all investment returns thereon, shall be used solely to provide Retiree Medical Benefits to the Class and the Covered Group as defined in this Settlement Agreement until expiration of the Initial Accounting Period. Thereafter, Benefits will be provided to the Class and the Covered Group as described in the Trust Agreement. The Trust Agreement shall provide: (i) for the GM Separate Retiree Account to be credited with the assets deposited or transferred to the New VEBA by GM, or at GM’s direction, under this Settlement Agreement; (ii) that the assets in the GM Separate Retiree Account may be used only to provide Benefits (as defined in the Trust Agreement) for such Class and such Covered Group; and (iii) that under no circumstances will GM or the GM Separate Retiree Account be liable or responsible for the obligations of any other employer or for the provision of Retiree Medical Benefits or any other benefits for the employees or retirees of any other employer.
     Further, the Trust Agreement shall provide that the Committee, on behalf of the New VEBA, shall take all such reasonable action as may be needed to rebut any presumption of control that would limit the New VEBA’s ability to own GM common stock or the Convertible Note or as may be required to comply with all applicable laws and regulations, including but not limited to federal and state banking laws and regulations.

     To the extent permitted by law, the New VEBA shall indemnify and hold the Committee, the UAW, GM, the GM Plan, and the employees, officers and agents of each of them harmless from and against any liability that they may incur in connection with the New Plan and New VEBA, unless such liability arises from their gross negligence or intentional misconduct, or breach of this Settlement Agreement. The Committee shall not be required to give any bond or any other security for the faithful performance of its duties under the Trust Agreement, except as such may be required by law.
     18. Subsidies
     With regard to claims incurred on or after the Implementation Date, the New VEBA shall be entitled to receive any Medicare Part D subsidies and other health care related subsidies regarding benefits actually paid by the New VEBA which may result from future legislative changes, and GM shall not be entitled to receive any such subsidies related to prescription drug benefits and other health care related benefits provided to the Class and the Covered Group by the New Plan and New VEBA.
     19. Default and Cure
          A. General. The Committee will have the right to accelerate some or all of the payment obligations of GM under this Settlement Agreement (other than the Shortfall Amount payments set forth in Sections 8.G and 10 and Exhibit D of this Settlement Agreement) if GM defaults on any payment obligations under this Settlement Agreement and such default is not cured within 15 business days after the Committee gives GM notice of such default. To cure such default, GM will pay the amount then in default plus accrued Interest on such amount. Payments due under the Convertible Note may also be accelerated under this provision only to the extent that the Convertible Note is then held by the New VEBA.
          B. Limitation on Liens. Effective as of the Implementation Date and until all payments required of GM under this Settlement Agreement, other than the Shortfall Amount payments set forth in Sections 8.G and 10 and Exhibit D of this Settlement Agreement, have been made, GM will not, nor will it permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of GM or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the payment obligations by GM under this Settlement Agreement, other than the Shortfall Amount payments set forth in Sections 8.G and 10 and Exhibit D of this Settlement Agreement, (together with, if GM shall so determine, any other indebtedness of GM or such Manufacturing Subsidiary ranking equally with the payment obligations by GM under this Settlement Agreement and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of GM and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders’ equity of GM and its consolidated subsidiaries, as determined in accordance with generally accepted accounting principles and shown on the audited consolidated balance sheet contained in the latest published annual report to the stockholders of GM.
     The above restrictions shall not apply to Debt secured by (i) Mortgages on property, shares of stock or indebtedness of any corporation or other entity existing at the time such corporation or other entity becomes a Manufacturing Subsidiary; (ii) Mortgages on property existing at the time of acquisition of such property by GM or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by GM or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to GM or a Manufacturing Subsidiary of improvements to such acquired property; (iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to GM or to another Subsidiary; (iv) Mortgages on property of a corporation or other entity existing at the time such corporation or other entity is merged or consolidated with GM or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or other entity as an entirety or substantially as an entirety to GM or a Manufacturing Subsidiary; (v) Mortgages on property of GM or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v), inclusively; provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).
     C. Dispute Resolution. The dispute resolution process set forth in Section 26 of this Settlement Agreement shall apply in the event of a dispute over whether GM has defaulted on any payment obligation under this Settlement Agreement. In this regard, the time limit applicable to GM’s right to cure a default shall be 15 business days after agreement by the parties that GM has defaulted, or entry by the Court of a final ruling determining that GM has defaulted on its payment obligations. Application of the dispute resolution process set forth in Section 26 of this Settlement Agreement does not relieve GM of the obligation to pay accrued Interest for the period of time that the dispute resolution process is in effect in order to cure a default.
     20. Cooperation
     A. Cooperation by GM. GM will cooperate with the UAW and the Committee and at the Committee’s request undertake such reasonable actions as will assist the Committee in the transition of responsibility for administration of the Retiree Medical Benefits by the Committee for the New Plan and the New VEBA. Such cooperation will include assisting the Committee in educational efforts and communications with respect to the Class and the Covered Group so that they understand the terms of the New Plan, the New VEBA and the transition, and understand the claims submission process and any other initial administrative changes undertaken by the Committee. Before and after the Implementation Date, at the Committee’s request and as permitted by law, GM will furnish to the Committee such information and shall provide such cooperation as may be reasonably necessary to permit the Committee to effectively administer the New Plan and the New VEBA, including, without limitation, the retrieval of data in a form and to the extent maintained by GM regarding age, amounts of pension benefits, service, pension and medical benefit eligibility, marital status, mortality, claims history, births, deaths, dependent status and enrollment information of the Class and the Covered Group. At the request of the Committee, GM will continue to perform the necessary eligibility work for a reasonable period of time, not to exceed 90 days after the Implementation Date in order to allow the Committee to establish and test the eligibility database, and for which GM will be entitled to reimbursement for reasonable costs. GM shall also assist the Committee in transitioning benefit provider contracts to the New VEBA. GM shall also cooperate with the UAW and the Committee and undertake such reasonable actions as will enable the Committee to perform its administrative functions with respect to the New Plan and the New VEBA, including insuring an orderly transition from GM administration of Retiree Medical Benefits to the New Plan and the New VEBA.
     To the extent permitted by law, GM will also allow retiree participants to voluntarily have required contributions withheld from pension benefits and to the extent reasonably practical, credited to the GM Separate Retiree Account of the New VEBA on a monthly basis. A retiree participant may elect or withdraw consent for pension withholdings at any time by providing 45 days written notice to the Pension Plan administrator or such shorter period that may be required by law.
     To the extent permitted by law, GM will also cooperate with the Committee to make provision for the New VEBA payments of the $76.20 Special Benefit to be incorporated into monthly GM pension checks for eligible retirees and surviving spouses. It will be the responsibility of the Committee and the New VEBA to advise GM’s pension administrator in a timely manner of eligibility changes with regard to the Special Benefit payment. The timing of the information provided to GM’s pension administrator will determine the timing for the incorporation into the monthly pension check. It will be the responsibility of the Committee and the New VEBA to establish a bank account for the funding of the Special Benefit payments, and GM’s pension administrator will be provided with the approval to draw on that account for the payment of the benefit. The Committee and the New VEBA will assure that the bank account is adequately funded for any and all such payments. If adequate funds do not exist for the payments, then GM’s pension administrator will not make such payments until the required funding is established in the account. It will be the responsibility of the Committee and the New VEBA to audit the eligibility for, and payment of, the Special Benefit. Additionally, the Committee and the New VEBA will be responsible for the payment of reasonable costs associated with GM’s administration of the payment of this Special Benefit and the pension withholdings, including development of administrative and recordkeeping processes, monthly payment processing, audit and reconciliation functions and the like.

     GM will be financially responsible for reasonable costs associated with the transition of coverage for the Class and the Covered Group to the New Plan and New VEBA. This shall include the cost of educational efforts and communications with respect to retirees, the New Plan’s initial creation of administrative procedures, initial development of record sharing procedures, the testing of computer systems, the Committee’s initial vendor selection and contracting, and other activities incurred on or before the Implementation Date, including but not limited to costs associated with drafting the trust agreement for the New VEBA, seeking from the Internal Revenue Service a determination of the tax-exempt status of the New VEBA, plan design and actuarial and other professional work necessary for initiation of the New Plan and New VEBA and the benefits to be provided thereunder. GM payments described in this Section shall not reduce its payment obligations under this Settlement Agreement, and if the New VEBA is a multi-employer welfare trust, the costs described in this Section, to the extent not allocable to a specific employer, shall be pro-rated among the participating companies based on the ratio of required funding for each company. Payment of these costs shall be set forth explicitly in the Approval Order.
     B. Cooperation With GM. The UAW and the Committee will cooperate and shall timely furnish GM with such information related to the New Plan and New VEBA, in a form and to the extent maintained by the UAW and the Committee, as may be reasonably necessary to permit GM to comply with requirements of the SEC, including, but not limited to, any disclosures contemplated or agreed to with the staff of the SEC as a result of GM’s discussions with the staff pursuant to Section 21 of this Settlement Agreement and any schedules supporting such information, and Generally Accepted Accounting Principles, including but not limited to SFAS 87, SFAS 106, SFAS 132R, SFAS 157, and SFAS 158 (as amended), for disclosure in GM’s financial statements and any filings with the SEC.
     21. Accounting Treatment
     Throughout the negotiations of the MOU and this Settlement Agreement, GM has maintained that a necessary element in its decision to enter into the MOU and this Settlement Agreement is securing accounting treatment that is reasonably satisfactory to GM regarding the transactions contemplated by the MOU and this Settlement Agreement. In the event that the economic substance of the transaction does not meet the specific requirements for settlement accounting as determined by paragraphs 90-95 of FASB Statement No. 106, as amended, it is expected that the terms of this Settlement Agreement would give rise to substantive plan amendment accounting. For purposes of this provision, substantive plan amendment accounting would limit GM’s OPEB obligation to the revised, fixed and capped obligations as determined under this Settlement Agreement. The parties agree that this Settlement Agreement and Final Effective Date are contingent on GM securing the appropriate accounting treatment regarding GM’s obligations to the Class and the Covered Group for Retiree Medical Benefits. As soon as practicable, GM will discuss the accounting for the New Plan and the New VEBA and its obligations to the Class and the Covered Group for Retiree Medical Benefits with the staff of the SEC. If, as a result of those discussions, GM believes that the accounting for the transaction may not be a settlement as contemplated by paragraphs 90-95 of FASB Statement No. 106, as amended, or a substantive negative plan amendment reasonably satisfactory to GM, the parties will meet in an effort to restructure the transaction to achieve such accounting. If the parties are unable to reach an agreement on terms that GM reasonably believes will provide such accounting, this Settlement Agreement will terminate.

     22. Prohibited Transaction Exemptions
     The parties agree that the assets of the TAA and LLC shall not be “plan assets” of the New Plan and New VEBA until actual transfer or payment to the New VEBA. The UAW, GM, and the Class and Class Counsel acknowledge that the instrument establishing the TAA and communications to the Class regarding the TAA, shall be consistent with the principles set forth in DOL Advisory Opinions 92-02A, 92-24 and 94-31A so as to avoid the assets in the TAA being deemed “plan assets” within the meaning of ERISA. If GM determines that the assets in the TAA and/or LLC as described in Section 7 of this Settlement Agreement are likely to be deemed “plan assets,” GM will apply for a prohibited transaction exemption from the DOL to permit the acquisition and holding of the employer security in the TAA and/or LLC. The UAW, the Class and Class Counsel will fully cooperate with GM in securing any such legal or regulatory approvals.
     If GM elects to transfer the Convertible Note or the Alternative Convertible Note to the New VEBA and such note is not a qualifying employer security, and/or if the Derivative Contracts are not qualifying employer securities, GM and the New VEBA timely will apply for a prohibited transaction exemption from the DOL to permit the New VEBA to acquire and hold such securities. Similarly, if qualifying employer securities and employer real property would exceed 10 percent of the total assets in the New VEBA immediately after transfer of the Convertible Note or the Alternative Convertible Note and the Derivative Contracts to the New VEBA, then GM and the New VEBA timely will apply for a prohibited transaction exemption to permit the New VEBA to acquire and hold such securities. The UAW, the Class and Class Counsel will fully cooperate with GM and the New VEBA in securing any such legal or regulatory approvals. If GM and the New VEBA cannot timely obtain any necessary exemptions, the parties will meet and discuss an appropriate alternative which provides equivalent economic value to the New VEBA.
     23. Indemnification
     Subject to approval by the Court as part of the Judgment, GM hereby agrees to indemnify and hold harmless the UAW, and its officers, directors, employees and expert advisors (each, an “Indemnified Party”), to the extent permitted by law, from and against any and all losses, claims, damages, obligations, assessments, penalties, judgments, awards, and other liabilities related to any decision, recommendations or other actions taken prior to the date of this Settlement Agreement (collectively, “Indemnification Liabilities”), and will fully reimburse any Indemnified Party for any and all reasonable and documented attorney fees and expenses (collectively, “Indemnity Expenses”), as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation, arising out of or in connection with any Indemnification Liabilities incurred as a result of an Indemnified Party’s entering into, or participation in the negotiations for, this Settlement Agreement and the MOU and the transactions contemplated in connection herewith; provided, however, that such indemnity shall not apply to any portion of any such Liability or Expense that resulted from the gross negligence, illegal or willful misconduct by an Indemnified Party; provided, further, that such indemnity shall not apply to any Indemnification Liabilities to a GM Active Employee for breach of the duty of fair representation.

     Nothing in this Section 23 or any provision of this Settlement Agreement shall be construed to provide an indemnity for any member or any actions of the Committee; provided however, that an Indemnified Party who becomes a member of the Committee shall remain entitled to any indemnity to which the Indemnified Party would otherwise be entitled pursuant to this Section 23 for actions taken, or for a failure to take actions, in any capacity other than as a member of the Committee; and provided further, that nothing in this Section 23 or any other provision of this Settlement Agreement shall be construed to provide an indemnity for any Indemnification Liabilities or Indemnity Expenses relating to (i) management of the assets of the New VEBA or (ii) for any action, amendment or omission of the Committee with respect to the provision and administration of Retiree Medical Benefits.
     If an Indemnified Party receives notice of any action, proceeding or claim as to which the Indemnified Party proposes to demand indemnification hereunder, it shall provide GM prompt written notice thereof. Failure by an Indemnified Party to so notify GM shall relieve GM from the obligation to indemnify the Indemnified Party hereunder only to the extent that GM suffers actual prejudice as a result of such failure, but GM shall not be obligated to provide reimbursement for any Indemnity Expenses incurred for work performed prior to its receipt of written notice of the claim. If an Indemnified Party is entitled to indemnification hereunder, GM will have the right to participate in such proceeding or elect to assume the defense of such action or proceeding at its own expense and through counsel chosen by GM (such counsel being reasonably satisfactory to the Indemnified Party). The Indemnified Party will cooperate in good faith in such defense. Upon the assumption by GM of the defense of any such action or proceeding, the Indemnified Party shall have the right to participate in, but not control the defense of, such action and retain its own counsel but the expenses and fees shall be at its expense unless (a) GM has agreed to pay such Indemnity Expenses, (b) GM shall have failed to employ counsel reasonably satisfactory to an Indemnified Party in a timely manner, or (c) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between GM and the Indemnified Party that require separate representation, and GM has agreed that such actual or potential conflict exists (such agreement not to be unreasonably withheld); provided, however, that GM shall not, in connection with any such action or proceeding arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate law firm at any time for all Indemnified Parties not having actual or potential conflicts among them, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding. All such fees and expenses shall be invoiced to GM, with such detail and supporting information as GM may reasonably require, in such intervals as GM shall require under its standard billing processes.
     If the Indemnified Party receives notice from GM that GM has elected to assume the defense of the action or proceeding, GM will not be liable for any attorney fees or other legal expenses subsequently incurred by the Indemnified Party in connection with the matter.
     GM shall not be liable for any settlement of any claim against an Indemnified Party made without GM’s written consent, which consent shall not be unreasonably withheld. GM shall not,

without the prior written consent of an Indemnified Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim, or permit a default or consent to the entry of any judgment, that would create any financial obligation on the part of the Indemnified Party not otherwise within the scope of the indemnified liabilities.
     The termination of this Settlement Agreement shall not affect the indemnity provided hereunder, which shall remain operative and in full force and effect. Notwithstanding anything in this Section 23 to the contrary, this Section 23 of the Settlement Agreement shall not be applicable with respect to any of the matters covered by Article VI of the Securityholder and Registration Rights Agreement.
     24. Costs and Attorneys Fees
          A. Fees and Expenses. GM agrees to support the application by the UAW and Class Counsel to the Court for reimbursement by GM of reasonable attorney and professional fees and expenses based on hours worked and determined in accordance with the current market rates (not to include any upward adjustments such as any lodestar multipliers, risk enhancements, success fee, completion bonus or rate premiums) incurred in connection with the court proceedings to obtain the Approval Order and any appeals therefrom. Approval of these fee requests will be included in the Judgment.
          B. Fees After The Final Effective Date. Each party to this Settlement Agreement agrees not to seek any other future fees or expenses from any other party in connection with either Henry II or Henry I, except that the Class Representatives or any other party prevailing in any action to enforce the terms of this Settlement Agreement may seek such fees and costs as may be allowed by law.
     25. Releases and Certain Related Matters
     A. In consideration of GM’s entry into this Settlement Agreement, and the other obligations of GM contained herein, the Class Representatives, the Class Counsel and the UAW hereby consent to the entry of the Judgment, which shall be binding upon all Class Members pursuant to Rule 23(b)(2) of the Federal Rules of Civil Procedure.
     B. As of the Final Effective Date, each UAW Releasee releases and forever discharges each other UAW Releasee and each other Indemnified Party and shall be forever released and discharged with respect to any and all rights, claims or causes of action that such UAW Releasee had, has or hereafter may have, whether known or unknown, suspected or unsuspected, concealed or hidden, arising out of or based upon or otherwise related to (a) any of the claims arising, or which could have been raised, in connection with either Henry I or Henry II concerning the provision of Retiree Medical Benefits and the terms of this Settlement Agreement, (b) any claims that this Settlement Agreement, any document referred to or contemplated herein is not in compliance with applicable laws and regulations, and (c) any action taken to carry out this Settlement Agreement in accordance with this Settlement Agreement and applicable law.
     C. As of the Final Effective Date, the UAW Releasees release and forever discharge GM, and its officers, directors, employees, agents, and subsidiaries, and the GM Plan and its fiduciaries, with respect to any and all rights, claims or causes of action that any UAW Releasee had, has or hereafter may have, whether known or unknown, suspected or unsuspected, concealed or hidden, arising out of, based upon or otherwise related to (a) any of the claims arising, or which could have been raised, in connection with Henry I or Henry II concerning the provision of Retiree Medical Benefits and the terms of this Settlement Agreement, (b) any claims that this Settlement Agreement, any document referred to or contemplated herein is not in compliance with applicable laws and regulations, and (c) any action taken to carry out this Settlement Agreement in accordance with this Settlement Agreement and applicable law.
     D. As of the Final Effective Date, the UAW Releasees release and forever discharge the Existing External VEBA and the fiduciaries, trustees, and committee that administer the Existing External VEBA, and the Existing Internal VEBA and the fiduciaries, trustees, and committee that administer the Existing Internal VEBA with respect to any and all rights, claims or causes of action that any UAW Releasee had, has or hereafter may have, whether known or unknown, suspected or unsuspected, concealed or hidden, arising out of, based upon or otherwise related to (a) any of the claims arising, or which could have been raised, in connection with Henry I or Henry II concerning the provision of Retiree Medical Benefits and the terms of this Settlement Agreement, (b) any claims that this Settlement Agreement, any document referred to or contemplated herein is not in compliance with applicable laws and regulations, and (c) any action taken by such fiduciaries, trustee and/or committees to carry out this Settlement Agreement and to transfer assets of the Existing External VEBA and Existing Internal VEBA to the New VEBA in accordance with this Settlement Agreement and applicable law.
     E. As of the Final Effective Date, GM releases and forever discharges the Class Representatives and Class Counsel from any and all claims, demands, liabilities, causes of action or other obligations of whatever nature, including attorney fees, whether known or unknown, that arise from their participation or involvement with respect to the filing of the Henry II lawsuit or in the negotiations leading to this Settlement Agreement. This release does not extend to obligations arising from the terms of the Settlement Agreement itself.
     F. Neither the entry into this Settlement Agreement nor the consent to the Judgment is, may be construed as, or may be used as, an Admission by or against GM or any UAW Releasee of any fault, wrongdoing or liability whatsoever.
     26. Dispute Resolution
     A. Coverage. Any controversy or dispute arising out of or relating to, or involving the enforcement, implementation, application or interpretation of this Settlement Agreement shall be enforceable only by GM, the Committee, the UAW, and if prior to the Implementation Date, Class Counsel, and the Approval Order will provide that the Court will retain exclusive jurisdiction to resolve any such disputes. Notwithstanding the foregoing, any disputes relating solely to eligibility for participation or entitlement to benefits under the New Plan shall be resolved in accordance with the applicable procedures such Plan shall establish, and nothing in this Settlement Agreement precludes Class Members from pursuing appropriate judicial review regarding such disputes; provided however, that no claims related to Retiree Medical Benefits for claims incurred after the Implementation Date may be brought against GM, any of its affiliates, or the GM Plan.

     B. Attempt at Resolution. Although the Court retains exclusive jurisdiction to resolve disputes arising out of or relating to the enforcement, implementation, application or interpretation of this Settlement Agreement, the parties agree that prior to seeking recourse to the Court, the parties shall attempt to resolve the dispute through the following process:
     (i) The aggrieved party shall provide the party alleged to have violated this Settlement Agreement (“Dispute Party”) with written notice of such dispute, which shall include a description of the alleged violation and identification of the Section(s) of the Settlement Agreement allegedly violated. Such notice shall be provided so that it is received by the Dispute Party no later than 180 calendar days from the date of the alleged violation or the date on which the aggrieved party knew or should have known of the facts that give rise to the alleged violation, whichever is later, but in no event longer than 3 years from the date of the alleged violation.
     (ii) If the Dispute Party fails to respond within 21 calendar days from its receipt of the notice, the aggrieved party may seek recourse to the Court; provided however, that the aggrieved party waives all claims related to a particular dispute against the Dispute Party if the aggrieved party fails to bring the dispute before the Court within 180 calendar days from the date of sending the notice. Provided, however, with respect to disputes relating to assumptions or methodology used by the GM Actuary or the Actuary in calculating the Cash Flow Projection as set forth in Exhibit A to this Settlement Agreement the parties may not seek recourse to the Court but will submit such dispute to a neutral actuary in accordance with Exhibit A.
     All the time periods in Section 26 of this Settlement Agreement may be extended by agreement of the parties to the particular dispute.
     C. Alternate Means of Resolution. Nothing in this Section shall preclude GM, the UAW, the Committee, or Class Counsel from agreeing on any other form of alternative dispute resolution or from agreeing to any extensions of the time periods specified in this Section.
     27. Submission of the Settlement Agreement and Class Action Notice Order
     The parties shall submit this Settlement Agreement to the Court and jointly work diligently to have this Settlement Agreement approved by the Court as soon as possible either through Henry II or Henry I as deemed appropriate. In either event, the parties shall seek the Court’s approval of this Settlement Agreement as superseding or satisfying the Henry I Settlement Agreement. The parties shall seek from the Court an order (the “Notice Order”) providing that notice of the hearing on the proposed settlement (the “Fairness Hearing”) shall be given at GM’s expense to the Class, as defined herein, by mailing a copy of the notice contemplated in the Notice Order to the Class, and by publishing a notice approved by the Court in the Detroit News/Free Press weekend edition, and a national newspaper such as USA Today. Until entry of Judgment, copies of this Settlement Agreement shall also be made available for inspection by Class Members at the Court, at the UAW offices in Detroit, Michigan, and at the offices of Class Counsel.

     28. Conditions
     This Settlement Agreement is conditioned upon the occurrence or resolution of the conditions described in subparagraphs A, B, and C of this Section. The failure of subparagraphs A and B will render this Settlement Agreement voidable at the discretion of any party. The failure of subparagraph C will render this Settlement Agreement voidable at the sole discretion of GM.
     A. Class Certification Order. A final order must be entered by the Court certifying Henry II as a non-opt out class action, or amending and re-certifying the Henry I class, such that the Class is defined as stated in Section 1 of this Settlement Agreement. This condition shall be deemed to have failed upon the Court’s issuance of a Class Order denying certification of Henry II as a class action or denial of the motion to amend and re-certify the class in Henry I to include the Class as defined in this Settlement Agreement, if applicable, or upon issuance of a Class Order certifying Henry II as a class action or amending and re-certifying a new class in Henry I but whose membership is less inclusive than as described in this Settlement Agreement unless GM, the UAW and Class Counsel agree in writing to such alternative class description.
     B. Judgment/Approval Order. A Judgment must be entered by the Court in either Henry I or Henry II approving this Settlement Agreement in all respects and as to all parties, including GM, the UAW, and the Class. The Judgment shall be acceptable in form and substance to GM, the UAW and Class Counsel. This condition shall be deemed to have failed upon issuance of an order disapproving this Settlement Agreement, or upon the issuance of an order approving only a portion of this Settlement Agreement but disapproving other portions, unless GM, the UAW and Class Counsel agree otherwise in writing. Such Approval Order shall, inter alia, contain the conditions set forth in this Settlement Agreement and direct the transfer of all the assets and liabilities of the Existing External VEBA into the New VEBA and the termination of the Existing External VEBA.
     C. Accounting Treatment Satisfactory to GM. The discussions between GM and the SEC regarding accounting treatment shall have been completed in a manner reasonably satisfactory to GM as set forth in Section 21 of this Settlement Agreement.
     29. No Admission; No Prejudice
     A. Notwithstanding anything to the contrary, whether set forth in this Settlement Agreement, the MOU, the Judgment, the Notice Order, any documents filed with the Court in either Henry I or Henry II, any documents, whether provided in the course of or in any manner whatsoever relating to the 2007 discussions between GM and UAW with respect to health care benefits or relating to this Settlement Agreement or the MOU, whether distributed, otherwise made available to or obtained by any person or organization, including without limit, GM Active Employees, Class Members, or their spouses, surviving spouses or dependents, or to the UAW or GM in the course of the negotiations that led to entry into this Settlement Agreement, or otherwise:
     (a) GM denies and continues to deny any wrongdoing or legal liability arising out of any of the allegations, claims and contentions made against GM in Henry I or

Henry II and in the course of the negotiation of the MOU or this Settlement Agreement. Neither the MOU, nor any disputes or discussions between GM and the UAW with respect to health care benefits or entry into this Settlement Agreement occurring on or after January 1, 2007, nor this Settlement Agreement, nor any document referred to or contemplated herein, nor any action taken to carry out this Settlement Agreement, nor any retiree health care benefits provided hereunder or any action related in any way to the ongoing administration of such retiree health care benefits (collectively, the “Settlement Actions”) may be construed as, or may be viewed or used as, an Admission by or against GM of any fault, wrongdoing or liability whatsoever, or as an Admission by GM of the validity of any claim or argument made by or on behalf of the UAW, Active Employees, the Class or the Covered Group, that retiree health benefits are vested. Without limiting in any manner whatsoever the generality of the foregoing, the performance of any Settlement Actions by GM may not be construed, viewed or used as an Admission by or against GM that, following the termination of the December 16, 2005 Settlement Agreement in Henry I, it does not have the unilateral right to modify or terminate retiree health care benefits.
     (b) Each of the UAW, the Class Representatives and the Class Members claim and continue to claim that the allegations, claims and contentions made against GM in Henry II have merit. Neither this Settlement Agreement nor any document referred to or contemplated herein nor any Settlement Actions may be construed as, or may be viewed or used as, an Admission by or against any of the UAW, the Class Representatives or the Class Members of any fault, wrongdoing or liability whatsoever or of the validity of any claim or argument made by or on behalf of GM that GM has a unilateral right to modify or terminate retiree health care benefits or that retiree health care benefits are not vested. Without limiting in any manner whatsoever the generality of the foregoing, the performance of any Settlement Actions by any of the UAW, the Class Representatives or the Class Members, including without limitation, the acceptance of any retiree health care benefits under any of the GM health care plans set forth in this Settlement Agreement, may not be construed, viewed or used as an Admission by or against any of the UAW, the Class Representatives or the Class that, following the termination of the December 16, 2005 Settlement Agreement, GM has the unilateral right to modify or terminate retiree health care benefits.
     (c) There has been no determination by any court as to the factual allegations made against GM in Henry I or Henry II. Entering into this Settlement Agreement and performance of any of the Settlement Actions shall not be construed as, or deemed to be evidence of, an Admission by any of the parties hereto, and shall not be offered or received in evidence in any action or proceeding against any party hereto in any court, administrative agency or other tribunal or forum for any purpose whatsoever other than to enforce the provisions of this Settlement Agreement or to obtain or seek approval of this Settlement Agreement in accordance with Rule 23 of the Federal Rules of Civil Procedure and the Class Action Fairness Act of 2005.
     For the purposes of this Section 29, GM and the UAW refer to General Motors Corporation and the Union, respectively, as organizations, as well as any and all of their respective directors, officers, employees, and agents.

     This Settlement Agreement and anything occurring in connection with reaching this Settlement Agreement are without prejudice to GM, the UAW and the Class. The parties may use this Settlement Agreement to assist in securing the Judgment approving the settlement. It is intended that GM, the UAW, the Committee, the Class Representatives, the Class, the Covered Group and Class Counsel shall not use this Settlement Agreement, or anything occurring in connection with reaching this Agreement, as evidence against GM, the UAW, the Class or the Covered Group in any circumstance except where the parties are operating under or enforcing this Settlement Agreement or the Judgment approving this Settlement Agreement.
     30. Duration and Termination of Settlement Agreement
     This Settlement Agreement will remain in effect unless and until terminated in accordance with this Section and as provided for in Section 28 of this Settlement Agreement. If this Settlement Agreement is terminated, then the Henry I Settlement Agreement and judgment shall remain in full force and effect and the parties will be restored to their respective positions immediately before execution of this Settlement Agreement except as specifically noted herein.
     Termination of this Settlement Agreement may occur as follows:
     (i) If Henry II is enjoined or stayed, or withdrawn, dismissed, or otherwise terminated, or if the Judgment is denied in whole or in material part, either GM, the UAW, or Class Counsel on behalf of the Class Representatives may terminate this Settlement Agreement by 30 days’ written notice to the other party; provided however, that the Settlement Agreement may not be terminated pursuant to this subparagraph (i) if Henry II is stayed, withdrawn, or dismissed by the parties because this Settlement Agreement is approved as a superseding settlement through the Henry I litigation.
     (ii) If a Class Order satisfactory to the parties, as described in Section 28.A of this Settlement Agreement, is entered by the Court and subsequently overturned in whole or in part on appeal or otherwise, either GM, the UAW, or Class Counsel on behalf of the Class may terminate this agreement upon 30 days’ written notice to the other parties.
     (iii) If an Approval Order satisfactory to the parties, as described in Section 28.B of this Settlement Agreement, is entered by the Court, but overturned in whole or in part on appeal or otherwise, either GM, the UAW, or Class Counsel on behalf of the Class Representatives may terminate this Settlement Agreement upon 30 days’ written notice to the other parties.
     (iv) If after GM’s discussions with the SEC, GM does not believe the accounting treatment for the New Plan and the New VEBA is reasonably satisfactory to GM as set forth in Section 21 of this Settlement Agreement, GM may immediately terminate this Settlement Agreement upon written notice to the other parties.
     (v) If any court, agency or other tribunal of competent jurisdiction issues a determination that any part of this Settlement Agreement is prohibited or unenforceable, either GM, the UAW, or Class Counsel on behalf of the Class Representatives may terminate this Settlement Agreement by 30 days’ written notice to the other party.

Notwithstanding the foregoing, Sections 7.G, 8.H, 9.A, 9.B and 9.C to the extent these Sections create rights and obligations relating to the non-occurrence of the Final Effective Date as well as 22, 23, 26 and 29, shall survive the termination of this Settlement Agreement.
          31. National Institute for Health Care Reform
     In recognition of the interest of GM, the UAW, the Class and the Covered Group in improving the quality, affordability, and accountability of health care in the United States, the parties agree that as a part of this settlement GM and the UAW shall establish a National Institute for Health Care Reform (“Institute”). The Institute shall be established and receive its first annual funding payment as soon as practicable after the Initial Effective Date on the basis set forth in the term sheet attached hereto as Exhibit G to this Settlement Agreement. The annual funding payment will be payable in four equal quarterly installments. The funding and operation of the Institute shall be separate, independent and distinct from the New Plan and the New VEBA. Any payments by GM to the Institute shall be governed exclusively by the term sheet and are not in any way related to GM’s payment obligations as described in Sections 8 and 12 of this Settlement Agreement. Additionally, Section 19 of this Settlement Agreement shall not apply to any obligation GM may have to make payments with regard to the Institute.
          32. Other Provisions
          A. References in this Settlement Agreement to “Sections,” “Paragraphs” and “Exhibits” refer to the Sections, Paragraphs, and Exhibits of this Settlement Agreement unless otherwise specified.
          B. The Court will, subject to Section 26 of this Settlement Agreement, retain exclusive jurisdiction to resolve any disputes relating to or arising out of or in connection with the enforcement, interpretation or implementation of this Settlement Agreement. Each of the parties hereto expressly and irrevocably submits to the jurisdiction of the Court and expressly waives any argument it may have with respect to venue or forum non conveniens.
          C. This Settlement Agreement constitutes the entire agreement between the parties regarding the matters set forth herein, and no representations, warranties or inducements have been made to any party concerning this Settlement Agreement, other than representations, warranties and covenants contained and memorialized in this Settlement Agreement. This Settlement Agreement supersedes any prior understandings, agreements or representations by or between the parties, written or oral, regarding the matters set forth in this Settlement Agreement.
          D. The captions used in this Settlement Agreement are for convenience of reference only and do not constitute a part of this Settlement Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Settlement Agreement, and all provisions of this Settlement Agreement will be enforced and construed as if no captions had been used in this Settlement Agreement.
          E. The Class Representatives expressly authorize Class Counsel to take all appropriate action required or permitted to be taken by the Class Representatives pursuant to this Settlement Agreement to effectuate its terms and also expressly authorize Class Counsel to enter into any non-material modifications or amendments to this Settlement Agreement on behalf of them that Class Counsel deems appropriate from the date this Settlement Agreement is signed until the Effective Date; provided, however, that the effectiveness of any such amendment which adversely impacts the level of benefits to any Class Member as well as any material amendment shall be subject to the approval of the Court.
     F. This Settlement Agreement may be executed in two or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument, provided that counsel for the parties to this Settlement Agreement shall exchange among themselves original signed counterparts.
     G. No party to this Settlement Agreement may assign any of its rights hereunder without the prior written consent of the other parties, and any purported assignment in violation of this sentence shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     H. Each of GM, the UAW, the Committee, Class Representatives, Class Members and the Class Counsel shall do any and all acts and things, and shall execute and deliver any and all documents, as may be necessary or appropriate to effect the purposes of this Settlement Agreement.
     I. This Settlement Agreement shall be construed in accordance with applicable federal laws of the United States of America.
     J. Any provision of this Settlement Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent any provision of this Settlement Agreement is invalid or unenforceable as provided for in Section 32.J of this Settlement Agreement , it shall be replaced by a valid and enforceable provision agreed to by GM, the UAW and Class Counsel (which agreement shall not be unreasonably withheld) that preserves the same economic effect for the parties under this Settlement Agreement; provided however, that to the extent that such prohibited or unenforceable provision cannot be replaced as contemplated and the consequences of such prohibited or unenforceable provision causes this Settlement Agreement to fail of its essential purpose then this Settlement Agreement may be voided at the sole discretion of the party seeking the benefit of the prohibited or unenforceable provision. Class Counsel is expressly authorized to take all appropriate action to implement this provision.
     K. In the event that any payment referenced in this Settlement Agreement is due to be made on a weekend or a holiday, the payment shall be made on the first business day following such weekend or holiday.
     L. In the event that any legal or regulatory approvals are required to effectuate the provisions of this Settlement Agreement, GM, the UAW, the Class, the Committee and Class Counsel will fully cooperate in securing any such legal or regulatory approvals.
     M. Any notice, request, information or other document to be given under this Settlement Agreement to any of the parties by any other party shall be in writing and delivered personally, or sent by Federal Express or other carrier which guarantees next-day delivery, transmitted by facsimile, transmitted by email if in an Adobe Acrobat PDF file, or sent by registered or certified mail, postage prepaid, at the following addresses. All such notices and communication shall be effective when delivered by hand, or, in the case of registered or certified mail, Federal Express or other carrier, upon receipt, or, in the case of facsimile or email transmission, when transmitted (provided, however, that any notice or communication transmitted by facsimile or email shall be immediately confirmed by a telephone call to the recipient.):
     If to the Class Representatives or Class Counsel, addressed to:
William T. Payne
Stember Feinstein Doyle & Payne, LLC
Pittsburgh North Office
1007 Mt. Royal Boulevard
Pittsburgh, PA 15222
Tel: (412) 492-8797
wpayne@stargate.net
     In each case with copies to:
John Stember
Edward Feinstein
Stember Feinstein Doyle & Payne, LLC
1705 Allegheny Building
429 Forbes Avenue
Pittsburgh, PA 15219
Tel: (412) 338-1445
jstember@stemberfeinstein.com
efeinstein@stemberfeinstein.com

     If to GM, addressed to:
Diana Tremblay
GMNA Vice President of Labor Relations
General Motors Corporation
2000 Centerpoint Parkway
Pontiac, MI 48341
Tel: (248) 753-2243
     in each case with copies to:
Francis S. Jaworski
Office of the General Counsel
General Motors Corporation
Mail Code 482-C25-B21
300 Renaissance Center
P.O. Box 300
Detroit, MI 48265-3000
Tel: (313) 665-4914
francis.s.jaworski@gm.com
     If to UAW, addressed to:
Daniel W. Sherrick
General Counsel
International Union, United Automobile, Aerospace and
Agricultural Implement Workers of America
8000 East Jefferson Avenue
Detroit, MI 48214
Tel: (313) 926-5216
     with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: A. Richard Susko/Richard S. Lincer/David I. Gottlieb
Tel: (212) 225-2000
Each party may substitute a designated recipient upon written notice to the other parties.

     IN WITNESS THEREOF, the parties hereto have caused this Settlement Agreement to be executed by themselves or their duly authorized attorneys.

AGREED:

By:	/s/ Francis S. Jaworski (with consent)	Date: February 21, 2008

Francis S. Jaworski
Office of the General Counsel
General Motors Corporation
Mail Code 482-C25-B21
300 Renaissance Center
P.O. Box 300
Detroit, MI 48265-3000
Tel: (313) 665-4914
francis.s.jaworski@gm.com

COUNSEL FOR DEFENDANT
GENERAL MOTORS CORPORATION

By:	/s/ Daniel W. Sherrick (with consent)	Date: February 21, 2008

Daniel W. Sherrick (P37171)
8000 East Jefferson Avenue
Detroit, MI 48214
Tel: (313) 926-5216

COUNSEL FOR PLAINTIFF
INTERNATIONAL UNION, UNITED AUTOMOBILE,
AEROSPACE AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA

By:	/s/ William T. Payne (with consent)	Date: February 21, 2008

William T. Payne
Stember Feinstein Doyle & Payne, LLC
Pittsburgh North Office
1007 Mt. Royal Boulevard
Pittsburgh, PA 15222
Tel: (412) 492-8797
wpayne@stargate.net

COUNSEL FOR PLAINTIFFS
HENRY, LAURIA, BAILEY, GENCO, MARLOW, MILLER, SORIANO, HUBER AND THE CLASS

EXHIBIT A
CASH FLOW PROJECTIONS

1

Exhibit A — Cash Flow Projections
Timing and Census Data
On or before February 28 of each year until establishment of the Committee and retention by the Committee of a qualified Actuary (the “Actuary”) a qualified actuary retained by GM (the “GM Actuary”) shall perform a 60 year cash flow projection (the “Cash Flow Projection”) based on generally accepted actuarial standards of practice including the census data, assumptions and methods outlined below. (Note: References herein to the “Actuary” shall be deemed to refer to the GM Actuary when describing activities occurring before establishment of the Committee and its retention of the Actuary.) After establishment of the Committee and its retention of the Actuary, the Actuary shall perform the Cash Flow Projection on or before the later of February 28 of each year or 45 days after GM provides to the Committee the actuarial assumptions described in the first paragraph of Cash Flow Assumptions below.
The cash flows included in the Cash Flow Projection will be based on the entire cash flow amount (i.e., cash flow based on the “expected post-retirement benefit obligation” as defined by FASB Statement No. 106), and will not be based on a pro-rata portion of the cash flow based on an employees’ past years of service (i.e. cash flow based on the “accumulated post-retirement benefit obligation” as defined by FASB Statement No. 106).
The Cash Flow Projection shall be performed based on an annual actuarial valuation with a measurement date as of the December 31 immediately prior to the February 28 delivery date for the Cash Flow Projection. The projected annual cash flow amounts included in the Cash Flow Projection should be determined on a calendar year basis.
The participant census data used for the projection should be based on participant census information collected no more than three (3) months prior to the measurement date described above, updated for significant changes or events occurring between the data collection date and the measurement date (examples of significant events include, but are not limited to, special attrition programs, divestitures and plant closings that are large enough to materially impact, based on the determination of the Actuary, the results of the cash flow projection). The participant census data file should only include individuals in the Class and the Covered Group.
The Cash Flow Projection should reflect the Retiree Medical Benefits provided under the Henry I Settlement, including benefits provided by GM and the dental and mitigation benefits provided by the Existing External VEBA (including consideration of retiree contributions), except that effective January 1, 2016 and continuing thereafter, the “escalation” figure (as that term is used in Section 5B of the Henry I Settlement Agreement) will be four percent (4%) rather than three percent (3%) (the “Escalation Change”). The benefit levels described in this paragraph are hereinafter referred to as the “Base Line Benefits.”
Cash Flow Assumptions
For purposes of performing the Cash Flow Projection, the following actuarial assumptions, as communicated to the Committee by GM should be identical to those used by GM for the Class

2

and the Covered Group with the FASB Statement No. 87 (FAS87) actuarial valuation of the General Motors Hourly Pension Plan for the fiscal year ending on or before the measurement date
•	Mortality table assumptions for healthy and disabled participants

•	Employee turnover assumptions

•	Retirement age assumptions

•	Disability incidence assumptions

•	Assumed age difference between employees/retirees and their covered spouse (except where actual data is used and available such as existing retirees)
The health care trend rate assumption used for the Cash Flow Projection will be set based on the average assumptions reported in the most recent Deloitte Consulting Annual Survey of Economic Assumptions and the Watson Wyatt Annual Survey of Accounting and Other Post-retirement Benefits for SFAS 106/87 Assumptions, as of the measurement date each year. The information used from the survey shall be as follows:
i)	Initial year health care trend rates

ii)	Ultimate health care trend rate

iii)	Number of years from the year of the initial year health care trend rate to the year of the ultimate trend rate.
The health care trend rate components above shall be set equal to the average of the median results reported in the two surveys. Health care trend rates between the initial and ultimate rate will be determined based on grading the rates down linearly over the number of years from the initial to the ultimate rate.
If the Actuary determines that the default health care trend rate assumptions described above do not fall within a reasonable range (such as the Best Estimate Range as defined in the Actuarial Standard of Practice 27) based on emerging plan experience, the Actuary may adjust those default values to reflect such anticipated experience, as long as the adjusted values do not differ from the default calculated values by an amount not to exceed the corridor shown below:

i)	Initial year health care trend	+/- 0.25%
ii)	Ultimate year health care trend	no corridor
iii)	Trend for interim years	pro rata from Initial to Ultimate
iv)	Years to Ultimate: default value	+/- 2 years from rounded
The GM Actuary will provide the UAW and Committee (if in existence) or the Actuary will provide GM with documentation to justify the use of assumptions different from the default health care trend, as anticipated under the Actuarial Standards of Practice.
The initial year health care trend rate shall be applied to increase base year per capita costs, as defined below. For example, for the Cash Flow Projections with a Measurement Date of

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December 31, 2011, the initial year health care trend rate is applied to the per capita claims costs from 2010 to 2011.
The health care trend rate assumptions described above shall be applied to all of the per capita cost amounts described below, except for the per capita costs for plan administrative fees and expenses. The trend rate assumption to be applied to plan administrative expenses shall be no more than three percent (3%) per annum.
Health care trend rates shall not include the impact of i) any actual or anticipated plan design changes, including changes in retiree contributions (other than the Escalation Change) or benefit coverage level), ii) the impact of any changes in the age or Medicare-eligibility status of the Class and the Covered Group already reflected in the per capita health care claims costs, or iii) other non-claims specific one-time cash effects such as changes to the prescription drug rebate formula(s) and legal settlements. Those cost drivers should be separately reflected appropriately within the valuation, but outside of the medical trend assumption.
To the extent that the published surveys referenced above cease to be published, or based on the mutual agreement of GM and the Committee (as advised by their respective Actuaries), cease to be appropriate for use in this analysis, a suitable alternative shall be found and agreed upon by the parties.
Claim Cost Calculations
Base year per capita health care claims costs shall be prepared utilizing actual incurred per capita health care claims for the calendar year immediately prior to the year of the measurement date, with claims run-out for at least three (3) months following the year (for example, for the December 31, 2011 measurement date, per capita claims costs shall be prepared based on actual per capita claims costs incurred during the 2010 calendar year, based on claims run-out through at least March 31, 2011). Per capita claims costs should be adjusted for the estimated amount of any claims incurred but paid after the run-out date using generally accepted actuarial principles and historical actual claims run-out experience for the Retiree Medical Benefits provided to the Class and the Covered Group.
Separate per capita claims costs shall be prepared for each of the following benefits: HSM, prescription drugs, dental, vision and plan administrative fees and expenses. For purposes of per capita claim cost projections determined for claim costs prior to the Implementation Date, a five (5) basis point load for administrative expenses shall be included in the experience.
To the extent that the results are statistically credible, per capita costs should be prepared by 5 year age groups. Where cohort groups of five year age groups or benefits do not result in statistically credible populations, reasonable actuarial techniques to smooth the claim experience, combine age groups or otherwise determine costs in such a way as to approximate the desired level of detail without compromising the integrity of the results will be permitted. Separate per capita costs should be prepared for gross HMSD costs (prior to reduction for deductibles, coinsurance and other point-of-care cost-sharing, but net of the portion of the costs paid by Medicare), HMSD deductibles, coinsurance and other point-of-care cost-sharing, gross

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prescription drug costs (prior to reduction for deductibles, coinsurance and other point-of-care cost-sharing, but net of the portion of the costs paid by Medicare), and prescription drug deductibles, coinsurance and other point-of-care cost-sharing. Separate HMSD per capita costs will be prepared for the TCN program, the PPO program and for HMOs.
Prescription drug per capita costs shall reflect the level of prescription drug rebates, subsidies or other discounts that the Committee has negotiated with their prescription drug vendor or received from CMS or otherwise as of the measurement date. The Cash Flow Projection will assume the prescription drug plan design will continue to qualify for and receive the Medicare Part D retiree drug subsidy or other Part D consideration as long as it is available.
The per capita costs should represent costs for the Base Line Benefits. If the Committee changes the Base Line Benefits provided to the Class and the Covered Group, and/or if the historical claims information used to develop the per capita costs reflect claims under a design that differs from the Base Line Benefits, the per capita costs should be appropriately adjusted to be no larger or smaller than an actuarial estimate of the costs that would have been incurred for Base Line Benefits. Adjustment factors should be developed based on generally accepted actuarial standards and reflect differences in items such as (but not limited to) changes in cost-sharing, changes in government programs resulting from legislated changes (rather than the integration with such programs), and anticipated changes in utilization of health care services. The adjustment factors used shall be mutually agreed upon by the Committee, the UAW and GM.
The current General Motors Hourly OPEB Medical FASB Statement No. 106 actuarial valuation assumes that any savings attributable to changes in health care utilization resulting from the plan changes approved in the settlement in the Henry I settlement agreement will gradually decrease over time to the extent that actual health care trend increases are higher than the annual escalation of the retiree cost-sharing amounts. The Cash Flow Projection should apply this same assumption for this gradual decrease in utilization savings, unless actual experience proves to be different.
The Cash Flow Projection should reflect monthly contributions made by retirees and any future escalation on those amounts, including the Escalation Change. The Cash Flow Projection should also reflect the contribution associated with the flat monthly special lifetime benefit of $66.70 (which will not be escalated) which, when adjusted for the net of average expected Federal, State and Local income taxes results in a monthly amount of $51.67 to be contributed to the New VEBA commencing on the first of the month immediately following the Implementation Date.
The General Motors Hourly OPEB Medical FASB Statement No. 106 actuarial valuation currently includes assumptions regarding the following:
•	Percentage of retirees electing coverage

•	Percentage of future retirees electing coverage for a spouse

•	Prevalence of non-spouse dependents
As appropriate, and consistent with generally accepted actuarial principles, the Cash Flow Projection shall include assumptions for the items listed above based on experience studies of the

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Class and the Covered Group conducted at least every five (5) years, and implemented as soon as practicable following the completion of the experience study.
Cash Flow Projections will reflect any wage and COLA contributions, as defined in the Base Line Benefits, made through the Initial Effective Date. Additionally all Cash Flow Projections will reflect agreed upon upfront cash settlements, such as those related to the present value of the Wages/COLA adjustments, the Base Amount and required future payments such as the Final Henry I Cash Contribution and the Henry I Increase in Stock Value and Dividends described in Sections 8E, 8F, 8H, 8I and 11 of the Settlement Agreement. No additional employee contributions permitted under Section 14 of the Settlement Agreement will be included.
Shortfall Payment
For purposes of determining whether any Shortfall Amount payments will be required under Section 10 of the Settlement Agreement, the Cash Flow Projection shall use an expected return on assets compounded equivalent to a 9% annual rate of return. The Cash Flow Projection shall not assume receipt of any future Shortfall Amount payments.
For purposes of determining whether any Shortfall Amount payments will be required, the Cash Flow Projection shall assume the following with respect to the timing and crediting of the assumed 9% expected return on assets of cash in-flows and out-flows:
•	Health care benefits incurred, plan administrative fees, Medicare Part B supplemental benefits, retiree point-of-care cost-sharing and retiree contributions — assume monthly amounts are equal to 1/12th of the projected annual calendar year amounts.

•	For the $76.20 Special Benefit related to Medicare Part B supplemental benefits paid, and retiree contributions received: at the beginning of the month,

•	For all other benefits: at the middle of the month.

•	The GM Actuary or the Actuary shall adjust cash flows from an incurred to a paid basis using reasonable actuarial methods.

•	Cash and stock contributions will be contributed as of their scheduled date.
For purposes of determining whether any Shortfall Amount payments will be required, the starting and projected value of the assets of the New VEBA shall be measured on a market value basis, adjusting for accrued income and accrued expenses. However, if the Committee modifies the benefits (including changes in retiree contribution level — other than provided in Base Line Benefits) provided by the New Plan or New VEBA, the cumulative difference in actual benefits paid versus those that would have been paid, according to the Base Line Benefits, will be added/subtracted from the starting market value of assets to offset for such changes. Such adjustment will also include expected investment returns on those payments at historical rates of return. Reasonable estimates may be used. Actual benefits paid may need to change depending on asset returns, medical trend, and other factors.
For purposes of measuring the market value of the Convertible Note for the Cash Flow Projection, the value used will be the greater of the value of the Convertible Note on an as

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converted basis or the average of quotes received from three financial institutions to be chosen by the Committee. Each of the financial institutions chosen by the Committee shall be one of the top five underwriters (in dollar terms) of convertible debt securities in the last year. The individual quotes from the financial institutions will be based on an average price of GM common stock for the five business days immediately leading up to the Cash Flow Projection measurement date and will be based on common valuation information provided by the Committee to the three institutions.
Generally accepted actuarial standards and practices evolve over time. In recognition of this fact, the actuarial assumptions and methods used to prepare the Cash Flow Projections and to determine whether Shortfall Amount payments are required may be changed from those outlined in the Settlement Agreement upon mutual agreement of the Committee and GM.
In the event that GM or the UAW disputes the assumptions or methodology used by the Actuary in calculating the Cash Flow Projection, the parties shall first attempt to resolve the dispute through the informal dispute resolution procedures set forth in Section 26 of the Settlement Agreement. If the parties cannot resolve the dispute, then the parties will submit the dispute to a neutral, nationally recognized actuarial firm, reasonably selected and agreed to by the parties, for a final and binding determination. In such event, the Cash Flow Projection will be due not earlier than 30 days following the date of the dispute resolution. In any such event, any Shortfall Payment determined to be due will be paid within 30 days of the resolution of such dispute and the amount of such payment shall be increased to reflect nine percent (9%) annual earnings for the period from the originally scheduled payment date to the date of such payment as provided in Exhibit D to the Settlement Agreement.
For purposes of determining GM’s obligation to make a Shortfall Amount payment, the Cash Flow Projection will not include Ford, Chrysler or any other companies’ related assets or obligations.
Other
After the transfer of the UAW Related Account referenced in Section 8 of the Settlement Agreement, the New VEBA will reimburse GM and GM will reimburse the New VEBA within 10 business days (or, in the case of any Actual Mitigation True Up Amounts, no later than the October 1 following the Implementation Date) an amount based on generally accepted actuarial standards, as calculated by the GM Actuary and reviewed and approved by the Actuary, for any mitigation or other amounts that the Existing External VEBA owes or owed GM, including but not limited to mitigation true up and administrative cost in manner consistent with the Henry I Settlement Agreement.
GM and the Committee shall have the right to audit all information used to derive any calculation or amount referenced in this Exhibit. The parties shall fully cooperate with any such audit.

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EXHIBIT B
CONVERTIBLE NOTE

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Exhibit B
Form of Convertible Note
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCES. THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) IF, PRIOR TO SUCH TRANSFER, THE HOLDER FURNISHES THE CORPORATION AND THE TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE) A SIGNED LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE OR SUCCESSOR TRUSTEE, AS APPLICABLE), OR (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF, PRIOR TO SUCH TRANSFER, THE HOLDER FURNISHES THE CORPORATION AND THE TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE) AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND THE TRUSTEE OR SUCCESSOR TRUSTEE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (B) TO GENERAL MOTORS CORPORATION OR ANY SUBSIDIARY THEREOF, (C) FROM LBK, LLC (THE INITIAL HOLDER HEREOF) TO THE NEW VEBA (AS DEFINED HEREIN) OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, IN EACH CASE, SUBJECT TO THE TAX-RELATED CERTIFICATION REQUIREMENTS OF SECTION 8 HEREIN.
WITHOUT THE WRITTEN CONSENT OF THE CORPORATION, THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO AN AFFILIATE OF THE CORPORATION.
UNLESS (A) THE HOLDING PERIOD APPLICABLE TO SALES BY NON-AFFILIATES UNDER RULE 144 UNDER THE SECURITIES ACT HAS EXPIRED, (B) SUCH TRANSFER IS BEING MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) THIS SECURITY IS HELD BY A QUALIFIED INSTITUTIONAL BUYER AND IS BEING TRANSFERRED TO A QUALIFIED INSTITUTIONAL BUYER OR (D) THIS SECURITY IS BEING TRANSFERRED FROM

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LBK, LLC (THE INITIAL HOLDER HEREOF) TO THE NEW VEBA, THE HOLDER MUST, IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, CHECK THE APPROPRIATE BOX SET FORTH ON THE ASSIGNMENT FORM RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH ASSIGNMENT FORM AND THIS CERTIFICATE TO THE BANK OF NEW YORK AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE).
THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF ANY SERIES U DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS LEGEND.
No. 1
GENERAL MOTORS CORPORATION
6.75% Series U Convertible Senior Debentures Due December 31, 2012
CUSIP 370442 DB8
     GENERAL MOTORS CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to LBK, LLC, or its registered assigns, the principal sum of FOUR BILLION THREE HUNDRED SEVENTY TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,372,500,000) (or, if this Note is in Global Series U Security form, such other principal amount as noted in the “Schedule of Increases or Decreases” attached hereto), at the Corporate Trust Office of the Paying Agent (as defined below) or an office or agency maintained by the Company for such purpose, on December 31, 2012 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of 6.75% per annum, at the Corporate Trust Office of the Paying Agent, or an office or agency maintained by the Company for such purpose, in like coin or currency, from the first day of January or July, as the case may be, to which interest on the Series U Debentures (as defined below) has been paid (unless no interest has been paid on the Series U Debentures since the original issuance of this Note, in which case from February 22, 2008), semi-annually on June 30 and December 31 (each, an “Interest Payment Date”), until payment of said principal sum has been made or duly provided for. If the Company shall default in the payment of interest due on such June 30 or December 31, then this Note shall bear interest from the next preceding June 30 or December 31 to which interest has been paid or, if no interest has been paid on the Series U Debentures since the original issuance of this Note, from February 22, 2008. The first Interest Payment Date shall be June 30, 2008 in respect of the period from February 22, 2008 to June 30, 2008. The interest so payable on any June 30 or December 31 will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the Close of Business (as defined below) on the June 15 or December 15 preceding such June 30 or December 31 (each, a “Record Date”), except that if the Series U Debentures are to be redeemed by the Company on a date that falls on or after a Record Date and prior to the

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corresponding Interest Payment Date, the interest so payable will be paid to the Holder that tenders the Series U Debentures for redemption. At the option of the Company, interest may be paid by check to the registered Holder hereof entitled thereto at its last address as it appears on the registry books, and principal may be paid by check to the registered Holder hereof or to any other Person (as defined herein) entitled thereto against surrender of this Note. If any June 30 or December 31 falls on a day that is not a Business Day (as defined below), payment of interest shall be made on the next succeeding Business Day with the same force and effect as if made on the respective June 30 or December 31, but no additional interest shall accrue as a result of such delay in payment. The Series U Debentures will bear interest, calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on the Maturity Date of the Series U Debentures, or on any redemption date that is not an Interest Payment Date, will be paid to the person entitled to payment of principal on the Series U Debentures.
     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Series U Debentures”) of the series herein specified, all issued or to be issued under and pursuant to an indenture by and between the Company and The Bank of New York, as trustee (herein called the “Trustee”), dated as of January 8, 2008 (including all supplemental indentures thereto, herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Series U Debentures. The Series U Debentures shall be limited in aggregate principal amount to $4,372,500,000.
     The “Corporate Trust Office of the Paying Agent” means the principal office of the Paying Agent at which at any time its corporate trust business shall be administered, which office as of the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Paying Agent may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Paying Agent (or such other address as such successor Paying Agent may designate from time to time by notice to the Holders and the Company).
     Subject to certain exceptions (i) requiring the consent of the Holder of each Security affected or (ii) authorizing the execution of certain supplemental indentures without the consent of the Holders of any of the Securities, the Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (voting as one class), evidenced as in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in lieu hereof, whether or not notation for such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency, herein prescribed.

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     Section 1. Conversion Privilege.
     Subject to and upon compliance with any applicable provisions set forth below and in the Indenture (i) upon the occurrence of one or more of the events set forth below in Section 1(a) (and, in each case, during the corresponding period) at any time after the original issuance of the Series U Debentures hereunder but prior to 5:00 p.m., New York City time (the “Close of Business”) on the Business Day immediately preceding September 30, 2012 or (ii) irrespective of the occurrence of one of the events set forth below in Section 1(a), at any time on or after September 30, 2012 to, and including, the Close of Business on the second Business Day immediately preceding December 31, 2012, the Holders of the Series U Debentures shall have the right, at their option, to convert the principal amount of this Note, or any portion of such outstanding principal amount that is an integral multiple of $25.00, at the conversion rate (the “Conversion Rate”) in effect at such time, by surrender of the Series U Debentures so to be converted, together with any required funds, in the manner provided in Section 2 below; provided, however, that, with respect to any Series U Debenture or portion of Series U Debenture that shall be called for redemption by the Company in accordance with Section 5 below, such conversion right shall terminate at the Close of Business on the second Business Day immediately preceding the Redemption Date (as defined below) fixed for redemption of such Series U Debenture or portion of a Series U Debenture unless the Company shall default in payment due upon redemption thereof. The Conversion Rate is 0.625 shares of the Company’s common stock, par value $1 2/3 per share (the “Common Stock”), per $25.00 principal amount of Series U Debentures, subject to adjustment from time to time as set forth in Section 3 below.
     (a) The Series U Debentures shall be convertible into cash or cash and shares of Common Stock, as described in Section 2 below, prior to September 30, 2012, only upon the occurrence of one or more of the following events (and, in each case, during the corresponding period):
     (i) during any calendar quarter commencing after March 31, 2008, and only during such calendar quarter, if the Closing Price (as defined below) of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds the Conversion Price Trigger as defined in Section 1(b) (it being understood for purposes of this clause (i) that the Conversion Price in effect on the close of each of the 30 consecutive Trading Days shall be used);
     (ii) if all or any portion of the outstanding principal amount of the Series U Debentures have been called for redemption by the Company in accordance with Section 5 below, at any time on or after the date the Holder receives the Redemption Notice (as defined below) until the Close of Business on the second Business Day immediately preceding the Redemption Date; provided that only such portion of the outstanding principal amount of the Series U Debentures that have been called for redemption shall be convertible as a result of such redemption call;

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     (iii) if the Company elects to distribute to all holders of Common Stock rights, options or warrants entitling all holders of Common Stock to subscribe for or purchase Common Stock for a period expiring within 45 days after the record date for such distribution, at less than the average of the Closing Prices of the Common Stock for the ten consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution, during the period beginning on, and including, the date the Company provides notice to the Holders of such distribution as set forth in Section 1(c) and ending on, and including, the earlier of (x) the Close of Business on the Business Day prior to the Ex-Date for such distribution and (y) the Company’s announcement that such distribution will not take place;
     (iv) if the Company elects to distribute to all holders of Common Stock cash, debt securities (or other evidence of indebtedness) or other assets (excluding dividends or distributions described in Section 3(a) and Section 3(c)), which distribution has a per share value exceeding 15% of the Closing Price of the Common Stock on the date immediately preceding the first public announcement of such distribution, during the period beginning on, and including, the date the Company provides notice to Holders of such distribution as set forth in Section 1(c) and ending on, and including, the earlier of (x) the Close of Business on the Business Day prior to the Ex-Date for such distribution and (y) the Company’s announcement that such distribution will not take place;
     (v) if a Make-Whole Fundamental Change (as defined below) occurs, during the period from, and including, the date that is 50 Business Days prior to the anticipated effective date of the transaction to, and including, the date that is 45 calendar days after the actual effective date of such transaction (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (as defined below), until the Fundamental Change Repurchase Date (as defined below) related to such Fundamental Change); or
     (vi) if the Company is party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, during the period from, and including, the date that is 50 Business Days prior to the anticipated effective date of the transaction to, and including, the date that is 45 calendar days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the Fundamental Change Repurchase Date related to such Fundamental Change).
     Upon determining that Holders of Series U Debentures are entitled to convert their Series U Debentures in accordance with the provisions of this Section 1, the Company shall notify such Holders in the manner set forth in Section 1.02 of the Indenture and, in the case of Series U Debentures evidenced by Global Securities, through the facilities of the Depository.
     (b) The “Conversion Price Trigger” on any date shall equal 120% of the Conversion Price on such date. The Conversion Price Trigger will initially equal $48.00 and shall be automatically adjusted whenever the Conversion Price is adjusted as a result of an adjustment in the Conversion Rate pursuant to Section 3. The Conversion Agent will determine at the beginning of each calendar quarter commencing after March 31, 2008 whether the Series U

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Debentures are convertible as a result of the price of Common Stock exceeding the Conversion Price Trigger in accordance with Section 1(a)(i) and will notify the Company and the Trustee if the Series U Debentures are so convertible. The Company hereby initially designates the Paying Agent as the Conversion Agent.
     (c) Upon the first public announcement of any distribution described in Section 1(a)(iii) or Section 1(a)(iv), the Company shall notify the Holders at least 50 Business Days prior to the Ex-Date (as defined below) for such distribution by providing notice to Holders in the manner set forth in Section 1.02 of the Indenture and, in the case of Series U Debentures evidenced by Global Securities, through the facilities of the Depository. If the Company fails to notify Holders of such a distribution at least 50 Business Days prior to the Ex-Date for such distribution, the respective period during which Holders may surrender their Series U Debentures for conversion will be extended by the number of days that such notification is delayed or not otherwise provided to Holders beyond the specified notice deadline.
     (d) Upon the first public announcement of the occurrence of a Make-Whole Fundamental Change described in Section 1(a)(v) or a transaction described in Section 1(a)(vi), the Company shall notify Holders and the Trustee as promptly as practicable following (A) the date the Company publicly announces such transaction but in no event less than 50 Business Days prior to the anticipated effective date of such transaction and (B) the actual effective date of the Make-Whole Fundamental Change, but in no event more than 15 days after such effective date, in each case in the manner set forth in Section 1.02 of the Indenture and, in the case of Series U Debentures evidenced by Global Securities, through the facilities of the Depository. If the Company fails to notify Holders with respect to any of the transactions described in the preceding sentence of this Section 1(d) of (i) the anticipated effective date of such transaction at least 50 Business Days prior to such anticipated effective date pursuant to the immediately preceding sentence or (ii) the actual effective date of any Make-Whole Fundamental Change within 15 days of such actual effective date, the period during which Holders may surrender their Series U Debentures for conversion will be extended by the number of days that such notification is delayed or not otherwise provided to Holders beyond the specified notice deadline.
     (e) Holders shall not have the right to convert their Series U Debentures pursuant to Section 1(a)(iii) or Section 1(a)(iv) if in connection with the distribution described in Section 1(a)(iii) or Section 1(a)(iv) that would otherwise give rise to a right to convert their Series U Debentures, such Holders are entitled to participate (as a result of holding their Series U Debentures, and at the same time as Holders of Common Stock participate) in the distribution described in such Sections as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate on the Ex-Date for such distribution, multiplied by the principal amount (expressed as a multiple of $25.00) of Series U Debentures held by such Holder, without having to convert their Series U Debentures.
     “Business Day” is any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.
     “Closing Price” of the Common Stock or any other security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask

6

prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such other security is traded. If the Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Price will be the last quoted bid price for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock or such other security is not so quoted, the Closing Price will be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Closing Price will be determined without reference to extended or after hours trading.
     “Conversion Price” per share of Common Stock means, on any date, $25.00, divided by the Conversion Rate as of that date.
     “Ex-Date” means, with regard to any dividend or distribution on the Common Stock, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend or distribution.
     (f) A Series U Debenture in respect of which a Holder is exercising its option to require the Company to repurchase such Series U Debenture upon a Fundamental Change pursuant to Section 6 hereof may be converted only if such Holder withdraws its “Option to Elect Repayment Upon a Fundamental Change” in accordance with Section 6 hereof.
     Section 2. Conversion Procedures; Conversion Settlement.
     (a) To convert its Series U Debentures, a Holder must: (i) complete and manually sign a Conversion Notice (or a facsimile thereof), a form of which is on the back of the Series U Debenture and deliver such Conversion Notice to the Conversion Agent; (ii) surrender the Series U Debenture to the Conversion Agent; (iii) if required, furnish appropriate endorsement and transfer documents; (iv) if required, pay all transfer or similar taxes; and (v) if required, pay funds equal to the portion of interest payable on the next Interest Payment Date as described in Section 2(h) below. If a Holder holds a beneficial interest in a Global Series U Security, to convert such beneficial interest, such Holder must comply with requirements (iv) and (v) as set forth in the immediately preceding sentence and comply with the applicable procedures of the Depository for converting a beneficial interest in a Global Series U Security. The date on which the requirement set forth in the first sentence of this paragraph (in the case of a certificated Security) or the second sentence of this paragraph (in the case of a Global Series U Security or a beneficial interest therein) is fulfilled is referred to as the “Conversion Date.” A Holder receiving shares of Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notice of stockholder meetings, until (i) if the Conversion Obligation (as defined below) is settled in accordance with Section 2(b)(i), the Close of Business on the last Trading Day in the relevant Observation Period or (ii) if the Conversion Obligation is settled in accordance with Section 2(b)(ii), the Close of Business on the Election Deadline Day (as defined below).

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     (b) Upon conversion of any Series U Debentures, the Company shall satisfy its obligation upon conversion (the “Conversion Obligation”) as follows:
     (i) If the Company either (1) specifies a Cash Percentage (as defined below) within the time periods provided in Section 2(c) in connection with such conversion or (2) has previously made an election under Section 2(k), the Company shall satisfy the Conversion Obligation with respect to all Series U Debentures converted on the relevant Conversion Date by payment or delivery, as applicable, of (A) cash and shares of Common Stock (if any) equal to the sum of the Daily Settlement Amounts (as defined below) for each of the 40 Trading Days during the relevant Observation Period (as defined below) and (B) cash in an amount equal to the accrued and unpaid interest on the principal amount so converted to but not including the Conversion Date; provided, however, that if such Conversion Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the full amount of accrued and unpaid interest, if any, payable on such Interest Payment Date shall be paid to the Holders of record of such Series U Debentures at the Close of Business on the corresponding Record Date (which may or may not be the same person to whom the Company will pay or deliver amounts in satisfaction of the Conversion Obligation) and the Conversion Obligation shall consist only of the payment or delivery of the amounts required pursuant to subclause (A) of this sentence. Settlement of the Conversion Obligation in accordance with this subclause (i) shall occur on the third Trading Day immediately succeeding the last Trading Day of the relevant Observation Period.
     (ii) If the Company (1) does not specify a Cash Percentage within the time periods provided in Section 2(c) in connection with such conversion and (2) has not previously made an election under Section 2(k), the Company shall satisfy the Conversion Obligation with respect to all Series U Debentures converted on the relevant Conversion Date by payment or delivery, as applicable, of (A) shares of Common Stock at the applicable Conversion Rate and (B) cash in an amount equal to the accrued and unpaid interest on the principal amount so converted to but not including the Conversion Date; provided, however, that if such Conversion Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the full amount of accrued and unpaid interest, if any, payable on such Interest Payment Date shall be paid to the Holders of record of such Series U Debentures at the Close of Business on the corresponding Record Date (which may or may not be the same person to whom the Company will pay or deliver amounts in satisfaction of the Conversion Obligation) and the Conversion Obligation shall consist only of the delivery of the amounts required pursuant to subclause (A) of this sentence. Settlement of the Conversion Obligation in accordance with this subclause (ii) shall occur on the third Trading Day immediately succeeding the Election Deadline Day.
     The “Daily Settlement Amount” for each of the 40 Trading Days during the Observation Period means (i) an amount of cash (the “Cash Amount”) equal to the product of: (A) the Cash Percentage and (B) 1/40th of the applicable Conversion Rate and (C) the Daily VWAP of the Common Stock for such Trading Day, and (ii) the number of shares of the Common Stock equal to the product of: (A) 1/40th of the applicable Conversion Rate and (B) the difference obtained by subtracting (x) the Cash Percentage from (y) 100%.

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     The “Daily VWAP” of the Common Stock means, for each of the 40 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page GM.N <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to the scheduled close of trading on such exchange or market on such Trading Day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     The “Observation Period” with respect to any Series U Debenture means the 40 consecutive Trading Day period beginning on (and including) the third Trading Day immediately following the Conversion Date for such Series U Debenture; provided, however, that if the Conversion Date for such Series U Debentures occurs on or after September 30, 2012, the “Observation Period” with respect to such Series U Debentures means the 40 Trading Day period beginning on (and including) the 42nd Scheduled Trading Day (as defined below) immediately preceding December 31, 2012.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event (as defined below). If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
     “VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
     (c) By the Close of Business on the Business Day immediately preceding the first Scheduled Trading Day of the relevant Observation Period (or, with respect to any Conversion Date for the Series U Debentures that occurs on or after September 30, 2012, on or prior to the Close of Business on September 30, 2012) (the “Election Deadline Day”), the Company may specify a percentage of the Conversion Obligation for the relevant Observation Period (or for certain specified Holders with a given Observation Period) that will be settled in cash (the “Cash Percentage”) and will notify the Paying Agent and the Holders of such Cash Percentage in the manner set forth in Section 1.02 of the Indenture and, in the case of Series U Debentures evidenced by Global Securities, through the facilities of the Depository (the “Cash Percentage Notice”). The Company need not treat all converting Holders with the same Observation Period in the same manner. So long as the Company provides notice of the relevant Cash Percentage as

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described in the first sentence of this Section 2(c), the Company may choose with respect to all or any portion of converting Holders with the same Observation Period to specify a Cash Percentage, or the Company may specify different Cash Percentages for each such Holder.
     (d) The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Holders and the Paying Agent by the Close of Business on the Business Day prior to the first Scheduled Trading Day of the Observation Period (or, with respect to any Conversion Date for the Series U Debentures that occurs on or after September 30, 2012, on or prior to the Close of Business on September 30, 2012).
     (e) Payment of cash and/or delivery of shares of Common Stock pursuant to this Section 2 shall be made by the Company to the Holder of a Series U Debenture surrendered for conversion, or such Holder’s nominee or nominees, and the Company shall deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depository for the number of full shares of Common Stock, if any, to which such Holder shall be entitled to in satisfaction of the Conversion Obligation.
     (f) The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Series U Debentures, but instead shall make a cash payment (calculated to the nearest cent) equal to such fraction, multiplied by the Closing Price of the Common Stock on (i) if the Conversion Obligation is settled in accordance with Section 2(b)(i), the last Trading Day of the relevant Observation Period or (ii) if the Conversion Obligation is settled in accordance with Section 2(b)(ii), the Election Deadline Day. In respect of any conversion of Series U Debentures settled in accordance with Section 2(b)(i), the fractional amount of a share of Common Stock to be delivered, if any, will be based on the sum of the Daily Settlement Amounts for all Trading Days in the Observation Period (rather than on a per Trading Day basis).
     (g) Before any Holder of a Series U Debenture shall be entitled to convert the same, such Holder shall, in the case of Series U Debentures evidenced by Global Securities, comply with the procedures of the Depository in effect at that time, and in the case of certificated Series U Debentures, surrender such Series U Debentures, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Series U Debentures to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued, and, if required, pay funds equal to the portion of interest payable on the next Interest Payment Date as described in Section 2(h) below.
     (h) If a Series U Debenture is tendered for conversion during the period after a Record Date but prior to the next succeeding Interest Payment Date, then the Holder of such Series U Debenture at the Close of Business on such Record Date shall be entitled to the full amount of interest due on such Interest Payment Date and the converted Series U Debenture must be accompanied by funds equal to the interest payable on that Interest Payment Date on the principal amount so converted with respect to the period from the Conversion Date to but not including the Interest Payment Date; provided that no such payment by the Holder need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date but on or prior to the next succeeding Interest Payment Date, (ii) in respect of any conversions that occur after the Record Date immediately preceding December 31, 2012 or (iii) to the extent of any overdue interest that exists at the time of conversion with respect to such Series U Debenture.

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     (i) The issue of any stock certificates upon conversion of Series U Debentures shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series U Debentures pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Series U Debentures which are not so converted in a name other than that in which the Series U Debentures so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.
     (j) If more than one Series U Debenture shall be surrendered for conversion at one time by the same Holder, the amount of cash or number of full shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Series U Debentures (or specified portions thereof to the extent permitted thereby) so surrendered for conversion. Subject to the next succeeding sentence, the Company will, on (i) the third Trading Day immediately succeeding the last Trading Day of the relevant Observation Period (if the Conversion Obligation is settled in accordance with Section 2(b)(i)) or (ii) the third Trading Day immediately succeeding the Election Deadline Day (if the Conversion Obligation is settled in accordance with Section 2(b)(ii)), issue and deliver at said office or place to such Holder of a Series U Debenture, or to such Holder’s nominee or nominees, (1) cash and certificates, as applicable, for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, (2) cash for the accrued and unpaid interest on the principal amount so converted to which such Holder shall be entitled as aforesaid, and (3) cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.
     (k) Notwithstanding anything in Section 2(b), (c) or (d) to the contrary, at any time prior to the maturity of the Series U Debentures, the Company may unilaterally and irrevocably make an election (the “Principal Return Election”) that, in connection with any conversion of Series U Debentures:
     (i) with respect to each converting Holder, the Cash Amount for each Trading Day during the relevant Observation Period shall be at least equal to the lesser of (A) $0.625 and (B) 1/40th of the product of (x) the applicable Conversion Rate and (y) the Daily VWAP of the Common Stock for such Trading Day (such lesser amount, the “Principal Return”); and

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     (ii) in order to ensure that result:
if the Cash Percentage specified by the Company pursuant to Section 2(c) for any particular Holder yields a Cash Amount for such Holder on any Trading Day that is less than the Principal Return for such Trading Day, the Cash Percentage for such Holder for such Trading Day (and only for such Holder for such Trading Day) shall be disregarded and shall be deemed to be equal to the percentage amount (rounded up to the nearest whole percentage amount) that when substituted for the Cash Percentage in the definition of “Daily Settlement Amount” would yield a Cash Amount equal to the Principal Return for such Trading Day; and
if the Company has not specified a Cash Percentage pursuant to Section 2(c) for any particular Holder, the Cash Percentage for such Holder for such Trading Day (and only for such Holder for such Trading Day) shall be deemed to be equal to the percentage amount (rounded up to the nearest whole percentage amount) that when substituted for the Cash Percentage in the definition of “Daily Settlement Amount” would yield a Cash Amount equal to the Principal Return for such Trading Day.
If the Company makes the Principal Return Election, the Company will notify the Trustee, the Paying Agent and the Holders of the Principal Return Election in the manner set forth in Section 1.02 of the Indenture and, in the case of Series U Debentures evidenced by Global Securities, through the facilities of the Depository and the Company will disclose its Principal Return Election on a Form 8-K.
     (l) In case any Series U Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Series U Debenture so surrendered, without charge to such Holder unless the new Series U Debenture or Series U Debentures are to be registered in a name other than that in which the Series U Debentures were originally registered, a new Series U Debenture or Series U Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Series U Debentures.
     Section 3. Conversion Rate Adjustments.
     The Conversion Rate shall be subject to adjustment from time to time by the Company as follows:
     (a) If the Company shall, at any time and from time to time while any of the Series U Debentures are outstanding, issue dividends or make distributions on the Common Stock payable in shares of the Common Stock, then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time (the “Open of Business”) on the Ex-Date for such dividend or distribution by a fraction:

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     (i) the numerator of which shall be the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or distribution; and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding such Ex-Date.
     Such increase shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. If any dividend or distribution of the type described in this Section 3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. In no event shall the Conversion Rate be decreased pursuant to this Section 3(a).
     (b) If the Company shall, at any time or from time to time while any of the Series U Debentures are outstanding, distribute to all holders of Common Stock rights, options or warrants to purchase shares of Common Stock for a period expiring within 45 days of the record date for such distribution at less than the average of the Closing Prices of Common Stock for the ten consecutive Trading Days immediately preceding the first public announcement of such distribution, then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution by a fraction:
     (i) the numerator of which shall be the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Date for such distribution, plus the total number of additional shares of Common Stock so offered for purchase; and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the Close of Business on the Business Day immediately preceding the Ex-Date for such distribution, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price (as defined below) of Common Stock on the first public announcement date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price).
     Such adjustment shall be successively made whenever any such rights, options or warrants are issued, and shall become effective immediately after the Open of Business on the Ex-Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the

13

Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the Ex-Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Prices of Common Stock for the ten consecutive Trading Days immediately preceding the first public announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive, and described in a resolution of the Board of Directors). In no event shall the Conversion Rate be decreased pursuant to this Section 3(b).
     If the Company elects to make a distribution described in this Section 3(b) that has a per share of Common Stock value equal to more than 15% of the Closing Price of the Common Stock on the day preceding the first public announcement of such distribution, the Company shall give notice to the Holders at least 50 Business Days prior to the Ex-Date for such distribution.
     (c) If the Company shall, at any time or from time to time while any of the Series U Debentures are outstanding, subdivide or reclassify outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the Open of Business on the day upon which such subdivision or reclassification becomes effective shall be proportionately increased, and conversely, if the Company shall, at any time or from time to time while any of the Series U Debentures are outstanding, combine or reclassify outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the Open of Business on the day upon which such combination or reclassification becomes effective shall be proportionately decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, reclassification or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision, reclassification or combination. Such increase or reduction (solely in the case of any combination or reclassification of outstanding shares of Common Stock into a smaller number of shares of Common Stock), as the case may be, shall become effective immediately after the Open of Business on the day upon which such subdivision, reclassification or combination becomes effective.
     (d) If the Company shall, at any time or from time to time while any of the Series U Debentures are outstanding, distribute to all holders of Common Stock any of its Capital Stock (as defined below), assets (including shares of any subsidiary of the Company or business unit of the Company), or debt securities or rights to purchase securities of the Company (excluding (i) any dividends or distributions described in Section 3(a), (ii) any rights, options or warrants described in Section 3(b) and (iii) any dividends or distributions described in Section 3(e) or Section 3(f) (such Capital Stock, assets, debt securities or rights to purchase securities of the Company hereinafter in this Section 3(d) called the “Distributed Assets”)), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the

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Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution by a fraction:
     (i) the numerator of which will be the Current Market Price of Common Stock on the Business Day immediately preceding the Ex-Date for such distribution, and
     (ii) the denominator of which will be the Current Market Price of Common Stock on the Business Day immediately preceding the Ex-Date for such distribution, minus the Fair Market Value (as defined below), as determined by the Board of Directors in a Board Resolution, of the portion of Distributed Assets so distributed applicable to one share of Common Stock.
     Such increase shall become effective immediately after the Open of Business on the Ex-Date for such distribution; provided that if “the Fair Market Value, as determined by the Board of Directors in a Board Resolution, of the portion of Distributed Assets so distributed applicable to one share of Common Stock” as set forth above is equal to or greater than “the Current Market Price of Common Stock on the Business Day immediately preceding the Ex-Date for such distribution” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which the Distributed Assets are distributed to holders of Common Stock, for each $25.00 principal amount of Series U Debentures, the amount of Distributed Assets such Holder would have received on the record date for such distribution had such Holder owned a number of shares of Common Stock equal to the Conversion Rate as of the Ex-Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared. In no event shall the Conversion Rate be decreased pursuant to this Section 3(d).
     If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 3(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price for purposes of clause (i) above, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.
     Notwithstanding anything to the contrary in this Section 3(d), if the Company distributes Capital Stock of, or similar equity interests in, a subsidiary of the Company or other business unit of the Company (a “Spin-Off”), then, in lieu of the adjustment set forth above, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately after the Close of Business on the fifteenth Trading Day immediately following the Ex-Date for such Spin-Off by a fraction:
     (i) the numerator of which will be the sum of (A) the average of the Closing Prices of Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the Ex-Date for the Spin-Off and (B) the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the Ex-Date for the Spin-Off; and

15

     (ii) the denominator of which is the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the Ex-Date for the Spin-Off.
     In no event shall the Conversion Rate be decreased pursuant to this Section 3(d).
     If the Company elects to make a distribution described in this Section 3(d) that has a per share of Common Stock value equal to more than 15% of the Closing Price of the Common Stock on the day preceding the first public announcement of such distribution, the Company shall give notice to Holders at least 50 Business Days prior to the Ex-Date for such distribution.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes hereof (and no adjustment to the Conversion Rate will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made pursuant to the first adjustment formula in this paragraph (d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date hereof, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of paragraphs (a), (b) and (d), any dividend or distribution to which paragraph (d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be: (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other

16

than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by paragraph (d) with respect to such dividend or distribution shall then be made), immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by paragraphs (a) and (b) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the Close of Business on the Business Day immediately preceding the Ex-Date for such dividend or distribution” within the meaning of paragraph (a).
     “Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.
     (e) If the Company shall, at any time or from time to time while any of the Series U Debentures are outstanding, distribute any regular, quarterly cash dividend or distribution to all holders of Common Stock during any quarterly fiscal period that does not equal $0.25 per share of Common Stock (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted as follows:
     (i) if the per share amount of such regular, quarterly cash dividend or distribution is greater than the Initial Dividend Threshold, the Conversion Rate immediately prior to the Open of Business on the Ex-Date for such dividend or distribution will be increased by multiplying such Conversion Rate by a fraction, the numerator of which will be the Closing Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution, and the denominator of which will be the Closing Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution, minus the amount in cash per share of Common Stock the Company distributes to all holders of Common Stock in excess of the Initial Dividend Threshold; and
     (ii) if the per share amount of such regular, quarterly cash dividend or distribution is less than the Initial Dividend Threshold (which, for the avoidance of doubt, would include the failure to pay any regular, quarterly cash dividend or distribution during the relevant quarterly fiscal period, in which case the Company will be deemed to have declared and paid a cash dividend of $0.00, the Ex-Date of which will be deemed to be the second to last Trading Day of the applicable fiscal period), the Conversion Rate immediately prior to the Open of Business on the Ex-Date for such dividend or distribution will be decreased by multiplying such Conversion Rate by a fraction, the numerator of which will be the Closing Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution, and the denominator of which will be the Closing Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution, plus the amount of the Initial Dividend Threshold in excess of cash per share of Common Stock the Company distributes to all holders of Common Stock.
     In the case of an adjustment pursuant to this Section 3(e), such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or

17

distribution; provided that in the case of an adjustment pursuant to Section 3(e)(i), if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Closing Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each $25.00 principal amount of Series U Debentures upon conversion, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Date for such distribution. If any such dividend or distribution described in clause (e)(i) or clause (e)(ii) above is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     If the Company elects to make a dividend or distribution described in this paragraph that has a per share of Common Stock value equal to more than 15% of the Closing Price of the Common Stock on the date preceding the first public announcement of such dividend or distribution, the Company shall give notice to Holders at least 50 Business Days prior to the Ex-Date for such dividend or distribution.
     (f) If the Company shall, at any time or from time to time while the Series U Debentures are outstanding, pay any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to all holders of the Common Stock, the Conversion Rate immediately prior to the Open of Business on the Ex-Date for such dividend or distribution shall be increased by multiplying such Conversion Rate by a fraction, the numerator of which will be the Closing Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution, and the denominator of which will be the Closing Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution, minus the amount of cash per share of Common Stock that the Company dividends or distributes to all holders of Common Stock.
     Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than the Closing Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each $25.00 principal amount of Series U Debentures upon conversion, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     If the Company elects to make a dividend or distribution described in this paragraph that has a per share of Common Stock value equal to more than 15% of the Closing Price of the Common Stock on the date preceding the first public announcement for such distribution, the Company shall give notice to Holders at least 50 Business Days prior to the Ex-Date for such dividend or distribution.

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     (g) If the Company or any of its subsidiaries shall, at any time or from time to time, while any of the Series U Debentures are outstanding, distribute cash or other consideration in respect of a tender offer or exchange offer for Common Stock, where such cash and the value of any such other consideration per share of Common Stock validly tendered or exchanged exceeds the Closing Price of Common Stock on the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer (such last date, the “Expiration Date”), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Open of Business on the Business Day immediately following the Trading Day immediately following the Expiration Date by a fraction:
     (i) the numerator of which will be the sum of (A) the Fair Market Value, as determined by the Board of Directors, of the aggregate consideration payable for all shares of Common Stock that the Company purchases in such tender or exchange offer and (B) the product of the number of shares of Common Stock outstanding as of the Expiration Date, less the number of shares of Common Stock purchased in the relevant tender offer or exchange offer (the “Purchased Shares”), and the Closing Price of Common Stock on the Trading Day immediately following the Expiration Date; and
     (ii) the denominator of which will be the product of the number of shares of Common Stock outstanding as of the Expiration Date, including the Purchased Shares, and the Closing Price of Common Stock on the Trading Day immediately following the Expiration Date.
     An adjustment, if any, to the Conversion Rate pursuant to this Section 3(g) shall become effective immediately after the Open of Business on the Business Day immediately following the Trading Day immediately following the Expiration Date. In the event that the Company or a subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 3(g) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 3(g).
     If the Company elects to make a distribution described in this paragraph that has a per share of Common Stock value equal to more than 15% of the Closing Price of the Common Stock on the date preceding the first public announcement of such distribution, the Company shall give notice to Holders at least 50 Business Days prior to the Ex-Date for such distribution.
     “Current Market Price” of Common Stock on any day means the average of the Closing Prices of Common Stock for each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Date with respect to the dividend or distribution requiring such computation.

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     “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     (h) The Board of Directors shall make appropriate adjustments to the Conversion Rate, and the amount of cash and shares of Common Stock, if any, due upon conversion, in its good faith judgment, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, during the period beginning on the Conversion Date and ending on the Close of Business on the last Trading Day of the relevant Observation Period.
     (i) The Company may make such increases in the Conversion Rate, in addition to those required by Sections 3(a), (b), (c), (d), (e), (f) or (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may also increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days and the increase is irrevocable during the period, and such determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall provide to Holders, in the manner set forth in Section 1.02 of the Indenture and, in the case of Series U Debentures evidenced by Global Securities, through the facilities of the Depository, a notice of the increase at least five (5) Business Days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (j) Notwithstanding anything in this Section 3 to the contrary, no adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, that (A) any adjustments that by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and (B) the Company will make any carry forward adjustments to the Conversion Rate not otherwise affected on or prior to the 43rd Scheduled Trading Day immediately preceding December 31, 2012 and each Trading Day thereafter. All calculations shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share of Common Stock, as the case may be.
     (k) No adjustment to the Conversion Rate need be made in the following circumstances:
     (i) No adjustment need be made for a transaction or event referred to in Section 3(a), (b), (c), (d), (e), (f) or (g) if Holders participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of Common Stock participate with respect to such transaction or event and on the same terms as holders of Common Stock participate with respect to such transaction or event as if Holders, at such time, held a number of shares of Common Stock equal to the applicable Conversion Rate as of the Ex-Date or Expiration Date, as the case may be, for such transaction or event, multiplied by the principal amount (expressed in integral multiples of $25.00) of Series U Debentures held by such Holder, without having to convert their Series U Debentures;

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     (ii) No adjustment need be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security, except as set forth above in this Section 3;
     (iii) No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest;
     (iv) No adjustment need be made for a change in the par value or no par value of Common Stock;
     (v) To the extent the Series U Debentures become convertible pursuant to Section 2 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash into which the Series U Debentures are convertible;
     (vi) No adjustment need be made for accrued interest.
     (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Series U Debenture at his last address appearing on the Series U Debenture register provided for in the Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (m) If any of the following events (each, a “Disposition Event”) occurs:
     (i) any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);
     (ii) consolidation, merger, or other combination involving the Company; or
     (iii) sale or conveyance to another individual, corporation, partnership, limited liability company, association, trust or other entity, including a government or political subdivision or an agency or instrumentality thereof (a “Person”) of all or substantially all of the assets of the Company;
in each case, in which holders of outstanding Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock, if a Holder converts its Series U Debentures on or after the effective date of any such event, the Series U Debentures will be convertible into (A) cash in an amount equal to the portion of the Conversion Obligation that the Company has elected to settle in cash in accordance with Section 2; and (B) in lieu of shares of

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Common Stock otherwise deliverable, if any, the same type (in the same proportions) of consideration received by holders of Common Stock in the relevant event (collectively, “Reference Property”). In addition, the amount of cash and Reference Property, if any, Holders will receive will be based on the Daily Settlement Amounts of Reference Property and the Conversion Rate, as described in Section 2.
     If a Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of Common Stock upon the occurrence of such event.
     Upon the occurrence of a Disposition Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 10.01 of the Indenture providing for the conversion and settlement of the Series U Debentures as set forth herein. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. If, in the case of any Disposition Event, the Reference Property includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Series U Debentures as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Section 6 herein.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 3(m), the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Disposition Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Series U Debentures, at its address appearing on the Security Register for the Series U Debentures, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.
     (n) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Series U Debentures from time to time as such Series U Debentures are presented for conversion. Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of Series U

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Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate. The Company covenants that all shares of Common Stock which may be issued upon conversion of Series U Debentures will upon issue be validly issued, fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof. The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Series U Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), secure such registration or approval, as the case may be.
     (o) The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series U Debentures; provided, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Series U Debentures into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series U Debentures in accordance with the requirements of such exchange or automated quotation system at such time.
     (p) If (i) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate, (ii) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; (iii) there shall be any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or (iv) there shall be the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall notify Holders in the manner set forth in Section 1.02 of the Indenture and, in the case of Series U Debentures evidenced by Global Securities, through the facilities of the Depository, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the payment or delivery date for such dividend, distribution or rights or warrants, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

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     (q) Each share of Common Stock issued upon conversion of Series U Debentures pursuant to Section 2 shall be entitled to receive the appropriate number of rights (“Rights”), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any future rights plan adopted by the Company, as the same may be amended from time to time (a “Share Holders Rights Plan”). Upon conversion of Series U Debentures, and subject to the terms, limitations and conditions of the Share Holders Rights Plan, the Holder will receive, in addition to any Common Stock received in connection with such conversion, the Rights under the Share Holders Rights Plan, unless prior to any conversion, the Rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock, assets, debt securities or certain rights to purchase securities of the Company as described in the first adjustment formula in Section 3(d), subject to readjustment in the event of the expiration, termination or redemption of such Rights. Subject to the terms, limitations and conditions of the Share Holders Rights Plan, any distribution of Rights pursuant to a Share Holders Rights Plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the Rights described therein (unless such Rights have separated from Common Stock) shall not constitute a distribution of Rights that would entitle the Holder to an adjustment to the Conversion Rate.
     Section 4. Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change
     (a) If, after the date hereof and on or prior to the second Business Day immediately preceding December 31, 2012, a Make-Whole Fundamental Change (as defined below) occurs, and a Holder elects to convert its Series U Debentures in connection with such Make-Whole Fundamental Change, the Company will, under certain circumstances, increase the Conversion Rate for the Series U Debentures so surrendered for conversion by a number of additional shares of Common Stock (the “Make-Whole Shares”), as determined in this Section 4 below. A conversion of Series U Debentures will be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the notice of conversion of the Series U Debentures is received by the Conversion Agent from, and including, the Effective Date (as defined below) of the Make-Whole Fundamental Change up to, and including, the 45th calendar day immediately following the Effective Date of such Make-Whole Fundamental Change (or, in the case of an event that also constitutes a Fundamental Change, the Fundamental Change Repurchase Date for such Fundamental Change).
     If the Company fails to notify Holders as required by Section 1(d) of the effective date of any Make-Whole Fundamental Change within 15 calendar days of such effective date, the period during which Holders may surrender their Series U Debentures for conversion and receive the relevant Make-Whole Shares will be extended by the number of days that such notification is delayed or not otherwise provided to Holders beyond the specified notice deadline.
     “Make-Whole Fundamental Change” means:
     (i) any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration 10% or

24

more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange; or
     (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not applicable), other than the Company or any majority-owned subsidiary of the Company or any employee benefit plan of the Company or such subsidiary, becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock then outstanding entitled to vote generally in elections of the Company’s directors,
     (a) The number of Make-Whole Shares will be determined by reference to the table set forth in Section 4(c) below and shall be based on the date on which such Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the price paid per share of Common Stock in the Make-Whole Fundamental Change (in the case of a Make-Whole Fundamental Change described in clause (a) of the definition of Make-Whole Fundamental Change, in which holders of Common Stock receive only cash) or, in the case of any other Make-Whole Fundamental Change, the average of the Closing Prices per share of Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of such Make-Whole Fundamental Change (the “Stock Price”).
     (b) The Stock Prices set forth in the top row of the table below will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Conversion Rate as so adjusted. In addition, the number of Make-Whole Shares will be subject to adjustment in the same manner as the Conversion Rate as set forth in Section 3(a) through Section 3(g).

Effective	Stock Price
Date	32.00	34.00	36.00	38.00	40.00	42.00	44.00	46.00	48.00	50.00	52.00	54.00	56.00	58.00	60.00
[_______], 2008[1]	0.2176	0.1923	0.1709	0.1527	0.1372	0.1239	0.1124	0.1024	0.0938	0.0862	0.0795	0.0736	0.0684	0.0638	0.0596
June 30, 2008	0.2083	0.1824	0.1607	0.1423	0.1267	0.1135	0.1021	0.0923	0.0839	0.0766	0.0702	0.0646	0.0597	0.0553	0.0515
December 31, 2008	0.1973	0.1707	0.1486	0.1300	0.1144	0.1013	0.0901	0.0806	0.0724	0.0655	0.0594	0.0542	0.0497	0.0458	0.0423
June 30, 2009	0.1839	0.1565	0.1338	0.1150	0.0994	0.0864	0.0755	0.0664	0.0587	0.0523	0.0468	0.0422	0.0382	0.0348	0.0319
December 31, 2009	0.1677	0.1389	0.1154	0.0962	0.0805	0.0678	0.0575	0.0490	0.0421	0.0365	0.0319	0.0281	0.0250	0.0224	0.0203
June 30, 2010	0.1476	0.1158	0.0904	0.0703	0.0546	0.0424	0.0332	0.0262	0.0209	0.0170	0.0140	0.0118	0.0102	0.0089	0.0080
December 31, 2010	0.1340	0.0937	0.0584	0.0274	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 30, 2011	0.1375	0.0961	0.0599	0.0281	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2011	0.1412	0.0987	0.0615	0.0289	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 30, 2012	0.1467	0.1026	0.0640	0.0300	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2012	0.1563	0.1103	0.0694	0.0329	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

[1]	To be the issuance date.

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     (c) If the exact Stock Price and Effective Date is not set forth in the table, then (i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Shares issued upon conversion of the Series U Debentures will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Prices and/or the earlier and later Effective Dates in the table, as applicable, based on a 365-day year, (ii) if the Stock Price is in excess of $60.00 per share of Common Stock (subject to adjustment in the same manner as the Stock Prices set forth in the table above), no Make-Whole Shares will be issued upon conversion of the Series U Debentures; and (iii) if the Stock Price is less than $32.00 per share of Common Stock (subject to adjustment in the same manner as the Stock Prices set forth in the table above), no Make-Whole Shares will be issued upon conversion of the Series U Debentures.
     (d) In no circumstances shall the Conversion Rate of the Series U Debentures as adjusted pursuant to this Section 4 exceed 0.8426 per $25.00 principal amount of Series U Debentures, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 3.
     Section 5. Redemption.
     Prior to January 1, 2011, the Series U Debentures will not be redeemable at the Company’s option. At any time and from time to time on or after January 1, 2011, the Company may redeem the Series U Debentures, in whole or in part, in cash at a price (the “Redemption Price") equal to 100% of the principal amount of the redeemed Series U Debentures, plus (1) accrued and unpaid interest on the redeemed Series U Debentures to but not including the date of redemption (the “Redemption Date”), and (2) as applicable and as provided below, the Redemption Adjustment Amount with respect to the Series U Debentures selected for redemption and scheduled to be redeemed on such Redemption Date (including any such Series U Debentures selected for redemption with respect to which a Conversion Date has been set on or prior to the Close of Business on the second Business Day immediately preceding the Redemption Date) (the “Called Debentures"); provided, however, that if such Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the full amount of accrued and unpaid interest, if any, payable on such Interest Payment Date shall be paid to the Holders of record of the Series U Debentures at the Close of Business on the corresponding Record Date (which may or may not be the same person to whom the Company will pay the Redemption Price) and the Redemption Price shall equal 100% of the principal amount of the redeemed Series U Debentures plus, as applicable and as provided below, the Redemption Adjustment Amount with respect to the Called Debentures minus an amount equal to the interest payable on that Interest Payment Date on the principal amount of the redeemed Series U Debentures with respect to the period from the Redemption Date to but not including the Interest Payment Date. For the avoidance of doubt, the Redemption Adjustment Amount (if any) shall only be due and payable upon a redemption under and pursuant to this Section 5 and not upon the occurrence of, or in connection with, any other circumstance, event or condition, including without limitation a repurchase pursuant to Section 6 hereof. The Series U Debentures are not entitled to any sinking fund.

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     In the case of any partial redemption, selection of the Series U Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Series U Debentures are listed or, if the Series U Debentures are not listed on a national securities exchange, by lot or by such other method as directed by the Company. The Trustee will make that selection not more than forty-five days before the Redemption Date. If a portion of a Holder’s Series U Debentures is selected for redemption and a Holder converts a portion of its Series U Debentures, the converted portion will, notwithstanding the conversion, be deemed to be part of the portion selected for redemption (so that only the difference between the portion selected for redemption and the converted portion will need to actually be redeemed). The Company shall not redeem any Series U Debentures if it has failed to pay interest on the Series U Debentures and such failure to pay is continuing. Series U Debentures that the Trustee selects shall be in principal amounts of $25.00 or integral multiples of $25.00.
     Notwithstanding anything in the first two paragraphs of this Section 5 to the contrary, the Company may redeem all (but not less than all) of the Series U Debentures if the Board of Directors determines in good faith by resolution that the Series U Debentures will not be transferred to the New VEBA (as defined in the Settlement Agreement) in accordance with the terms of that Settlement Agreement, dated February 21, 2008 (as amended, supplemented, replaced or otherwise altered from time to time, the “Settlement Agreement”), between the Company, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, and certain class representatives, on behalf of the class of plaintiffs in (1) the class action of Int’l Union, UAW, et. al. v. General Motors Corp., Civil Action No. 07-14074 (E.D. Mich. filed Sept. 9, 2007) and/or (2) the class action of UAW et al. v. General Motors Corp., No. 05-CV-73991, 2006 WL 891151 (E.D. Mich. Mar. 31, 2006, aff’d, Int’l Union, UAW v. General Motors Corp., 497 F.3d 615 (6th Cir. 2007). Any such redemption pursuant to the preceding sentence is referred to as a “Termination Redemption.” A Termination Redemption shall be made in cash at a price equal to 100% of the principal amount of the Series U Debentures, plus accrued and unpaid interest thereon to but not including the Redemption Date. For the avoidance of doubt, no Redemption Adjustment Amount shall be payable in connection with any Termination Redemption.
     The “Redemption Adjustment Amount” shall be payable only as follows:
     (i) If the Redemption Date occurs during the period beginning on January 1, 2011 and ending on January 1, 2012 and the Closing Price of the Common Stock on the second Business Day prior to the Redemption Date is less than $69.04 per share, the Redemption Adjustment Amount shall be paid only on the New VEBA Called Debentures (as defined below) (if any). In this case, the Redemption Adjustment Amount with respect to any such New VEBA Called Debentures shall be an amount in cash equal to (1) the Discounted Interest Payments with respect to such New VEBA Called Debentures minus (2) the Discounted Dividend Payments with respect to such New VEBA Called Debentures.
     (ii) If the Redemption Date occurs on any date after January 1, 2012 and the Closing Price of the Common Stock on the second Business Day prior to the Redemption Date is less than $72.75 per share, the Redemption Adjustment Amount shall be paid

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only on the New VEBA Called Debentures (if any). In this case, the Redemption Adjustment Amount with respect to any such New VEBA Called Debentures shall be an amount in cash equal to (1) the Discounted Interest Payments with respect to such New VEBA Called Debentures minus (2) the Discounted Dividend Payments with respect to such New VEBA Called Debentures.
     (iii) If the Redemption Date occurs during the period beginning on January 1, 2011 and ending on January 1, 2012 and the Closing Price of the Common Stock on the second Business Day prior to the Redemption Date is equal to or greater than $69.04 per share, the Redemption Adjustment Amount shall be paid only on the New VEBA Stock-Settled Debentures (as defined below) (if any) that constitute Excess Debentures (as defined below). In this case, the Redemption Adjustment Amount with respect to any such New VEBA Stock-Settled Debentures that constitute Excess Debentures shall be an amount in cash equal to (1) the Discounted Interest Payments with respect to the portion of such New VEBA Stock-Settled Debentures that constitute Excess Debentures minus (2) the Discounted Dividend Payments with respect to the portion of such New VEBA Stock-Settled Debentures that constitute Excess Debentures.
     (iv) If the Redemption Date occurs on any date after January 1, 2012 and the Closing Price of the Common Stock on the second Business Day prior to the Redemption Date is equal to or greater than $72.75 per share, the Redemption Adjustment Amount shall be paid only on the New VEBA Stock-Settled Debentures (if any) that constitute Excess Debentures. In this case, the Redemption Adjustment Amount with respect to any such New VEBA Stock-Settled Debentures that constitute Excess Debentures shall be an amount in cash equal to (1) the Discounted Interest Payments with respect to the portion of such New VEBA Stock-Settled Debentures that constitute Excess Debentures minus (2) the Discounted Dividend Payments with respect to the portion of such New VEBA Stock-Settled Debentures that constitute Excess Debentures.
     Any Redemption Adjustment Amount that is payable as provided in clause (iii) or (iv) of the definition of Redemption Adjustment Amount above on any New VEBA Stock-Settled Debentures that constitute Excess Debentures need not be paid or deposited in trust with the Trustee or the Paying Agent at the same time that the other elements of the Purchase Price (that is, 100% of the principal amount thereof and the accrued and unpaid interest thereon) are paid or deposited in trust with the Trustee or the Paying Agent in any instance where (x) the Conversion Obligation in connection with the conversion of such New VEBA Stock-Settled Debentures that constitute Excess Debentures will be settled in accordance with Section 2(b)(i), (y) the Company has previously made an election under Section 2(k), and (z) the Company has either (1) specified a Cash Percentage for the New VEBA that is less than 100% or (2) not specified a Cash Percentage for the New VEBA. Rather, any such Redemption Adjustment Amount that is so payable on such New VEBA Stock-Settled Debentures that constitute Excess Debentures in connection with such redemption shall be paid by the Company to the New VEBA (or deposited in trust with the Trustee or the Paying Agent) on or prior to the third Trading Day immediately succeeding the last Trading Day of the relevant Observation Period for the conversion of such New VEBA Stock-Settled Debentures that constitute Excess Debentures.

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     Notwithstanding anything to the contrary in the definition of Redemption Adjustment Amount above, no Redemption Adjustment Amount shall be payable with respect to any Series U Debentures to the extent that any Person other than the New VEBA is the Holder of, or the beneficial owner of an interest in, such Series U Debenture. In addition, each of the $69.04 and $72.75 per share prices referenced in the definition of Redemption Adjustment Amount above shall be adjusted as of any date on which the Conversion Rate is adjusted by multiplying such price by a fraction, the numerator of which is the Conversion Rate immediately prior to the event giving rise to the adjustment, and the denominator of which is the Conversion Rate as so adjusted.
     The “New VEBA Called Debentures” means, with respect to any redemption, the Called Debentures that are held or beneficially owned by the New VEBA.
     The “New VEBA Called/Converted Debentures” means, with respect to any redemption, the Called Debentures that are (x) held or beneficially owned by the New VEBA and (y) converted by the New VEBA such that a Conversion Date is set on or prior to the Close of Business on the second Business Day immediately preceding the Redemption Date.
     The “New VEBA Stock-Settled Debentures” means, with respect to any redemption, the portion of any New VEBA Called/Converted Debentures equal to the product of:
     (A) the aggregate principal amount of such New VEBA Called/Converted Debentures, multiplied by
     (B) either (x) the number 1, if the Conversion Obligation in connection with such conversion of the New VEBA Called/Converted Debentures by the New VEBA will be settled in accordance with Section 2(b)(ii), (y) a fraction equal to 1 minus the Cash Percentage (expressed as a fraction) for such conversion of the New VEBA Called/Converted Debentures by the New VEBA, if the Conversion Obligation in connection with such conversion by the New VEBA will be settled in accordance with Section 2(b)(i) and the Company has not previously made an election under Section 2(k) or (z) a fraction equal to 1 minus the average of the Cash Percentages (expressed as fractions) for such conversion of the New VEBA Called/Converted Debentures by the New VEBA for each Trading Day in the relevant Observation Period in connection with such conversion, if the Conversion Obligation in connection with such conversion by the New VEBA will be settled in accordance with Section 2(b)(i) and the Company has previously made an election under Section 2(k).
     The “Excess Debentures” means, with respect to any redemption, the aggregate principal amount (if greater than zero) of any New VEBA Stock-Settled Debentures in connection with such redemption equal to the amount (if any) by which (x) the sum of (1) the principal amount of New VEBA Stock-Settled Debentures in connection with such redemption and (2) the aggregate principal amount of all Series U Debentures that constituted “New VEBA Stock-Settled Debentures” in connection with all prior redemptions having Redemption Dates within less than one year prior to the Redemption Date in connection with the current redemption is greater than (y) $2,160,000,000.

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     The “Subject Debentures” means, as applicable, any New VEBA Called Debentures or any portion of any New VEBA Called/Converted Debentures that constitute Excess Debentures.
     The “Discounted Interest Payments” means, with respect to any Subject Debentures, the amount obtained by discounting all Remaining Interest Payments with respect to such Subject Debentures from their respective assumed due dates to the Redemption Date with respect to such Subject Debentures, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series U Debentures is payable) equal to 9% per annum.
     The “Discounted Dividend Payments” means, with respect to any Subject Debentures, the amount obtained by discounting all Expected Dividend Payments with respect to such Subject Debentures from their respective assumed payment dates to the Redemption Date with respect to such Subject Debentures, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which dividends on the Common Stock are payable) equal to 9% per annum.
     The “Expected Dividend Payments” means, with respect to any Subject Debentures:
     (e) a stream of quarterly dividend payments from the Redemption Date through the Maturity Date on the number of shares (the “Underlying Shares”) of Common Stock into which such Subject Debentures are then convertible, calculated as if (1) such Subject Debentures are then convertible (notwithstanding any terms hereof to the contrary), (2) the Holder so converted such Subject Debentures on the Redemption Date, (3) the Company does not specify a Cash Percentage in connection with such conversion, (4) the Company has not previously made an election under Section 2(k) hereof, (5) each quarterly dividend payment on each Underlying Share is in an amount (the “Dividend Amount”) equal to the average of the regular quarterly per share dividends paid by the Company over the last four quarters immediately preceding the Redemption Date and (6) the payment dates for each such quarterly dividend payment are set on the same calendar days as the respective payment dates for the regular quarterly dividends paid by the Company over the last four quarters immediately preceding the Redemption Date (provided, that if the Company did not pay a regular quarterly dividend with respect to any such quarter, the calendar day on which the Company last paid a regular quarterly dividend with respect to such quarter in a prior year shall be used), and
     (b) a final dividend payment on such Underlying Shares on the Maturity Date in an amount equal to the product of (1) such number of Underlying Shares multiplied by (2) the Dividend Amount multiplied by (3) a fraction, (x) the numerator of which is the number of calendar days from the last assumed payment date under clause (a)(6) of this definition to the Maturity Date (or, in the event that clause (a) of this definition yields no quarterly dividend payment as a result of the first assumed payment date under clause (a)(6) being after the Maturity Date, the number of calendar days from the Redemption Date to the Maturity Date) and (y) the denominator of which is 90.

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     The “Remaining Interest Payments” means, with respect to any Subject Debentures, all payments of interest thereon that would otherwise have become due and payable after the Redemption Date with respect to such Subject Debentures if no payment of the principal amount of such Subject Debentures was made prior to its scheduled due date, provided, that (i) if such Redemption Date falls after an Interest Payment Date and on or prior to the next succeeding Record Date, then, for purposes of this definition, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest that has accrued on the principal amount of such Subject Debentures to such Redemption Date and (ii) if such Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then, for purposes of this definition, the amount of the next succeeding interest payment will be deemed to be $0.
     Section 6. Repurchase of Series U Debentures Upon a Fundamental Change
     (f) If there shall occur a Fundamental Change (as defined in Section 6(b) below) at any time prior to December 31, 2012, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Series U Debentures, or any portion thereof that is an integral multiple of $25.00 principal amount, on the date (the “Fundamental Change Repurchase Date”) that is thirty (30) days after the date the Company provides the Fundamental Change Notice (as defined below) (or, if such 30th day is not a Business Day, the next succeeding Business Day), for cash at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the full amount of accrued and unpaid interest, if any, payable on such Interest Payment Date shall be paid to the Holders of record of the Series U Debentures at the Close of Business on the corresponding Record Date (which may or may not be the same person to whom the Company will pay the Fundamental Change Repurchase Price) and the Fundamental Change Repurchase Price shall equal 100% of the principal amount of Series U Debentures to be repurchased.
     (g) A “Fundamental Change” of the Company is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, but only if such transaction or event also includes either of the following: (i) the filing by any person, including the Company’s Affiliates (as defined below) and associates, other than the Company and its employee benefit plans, of a Schedule 13D or Schedule TO, or any successor schedule, form or report, under the Exchange Act, disclosing that such person has become the beneficial owner of 50% or more of the voting power of the Common Stock or other Capital Stock into which the Common Stock is reclassified or exchanged; or (ii) the consummation of any share exchange, consolidation or merger pursuant to which the Common Stock would be converted to

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cash, securities or other property, other than any share exchange, consolidation or merger of the Company in which the holders of Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     (h) The Company will make payment of the Fundamental Change Repurchase Price on the later of the Fundamental Change Repurchase Date and the time of book-entry transfer, in the case of Series U Debentures evidenced by Global Securities, or delivery of the Series U Debentures.
     (i) On or before the fifteenth day after the occurrence of a Fundamental Change, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period) the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. If the Company shall give such notice, the Company shall also deliver a copy of the Fundamental Change Notice to the Trustee at such time as it is mailed to Holders.
     (j) Each Fundamental Change Notice shall include a form of Option to Elect Repayment Upon A Fundamental Change, a form of which comprises part of this Note, and shall specify the circumstances constituting the Fundamental Change, the Fundamental Change Repurchase Date, the Fundamental Change Repurchase Price, that the Holder must exercise the repurchase right on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), a description of the procedure which a Holder must follow to exercise such repurchase right and to withdraw any surrendered Series U Debentures, the place or places where the Holder is to surrender such Holder’s Series U Debentures, the amount of interest accrued on each $25.00 principal amount of the Series U Debentures to the Fundamental Change Repurchase Date and the “CUSIP” number or numbers of the Series U Debentures (if then generally in use). No failure of the Company or its successor to give the foregoing notices and no defect therein shall limit the Holder’s repurchase right or affect the validity of the proceedings for the repurchase of the Series U Debentures pursuant to this Section 6.
     (k) For a Series U Debenture to be so repurchased at the option of the Holder, the Paying Agent must receive such Series U Debenture with the form entitled “Option to Elect Repayment Upon A Fundamental Change” on the reverse thereof duly completed, together with

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such Series U Debentures duly endorsed for transfer, on or before the Fundamental Change Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Series U Debenture for repayment shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     (l) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Option to Elect Repayment Upon a Fundamental Change shall have the right to withdraw such Option to Elect Repayment Upon a Fundamental Change at any time up to the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal (a “Withdrawal Notice”) to the Paying Agent. The Paying Agent shall promptly notify the Company of the receipt by it of any Option to Elect Repayment Upon a Fundamental Change or Withdrawal Notice. The Withdrawal Notice shall state: (i) the principal amount of Series U Debentures withdrawn (which must be in an amount of $25.00 or a integral multiple thereof); (ii) the certificate numbers of the withdrawn Series U Debentures or evidence of compliance with the appropriate Depository procedures if certificated Series U Debentures have not been issued; and (iii) the principal amount, if any, of Series U Debentures that remains subject to the “Option to Elect Repayment Upon a Fundamental Change.”
     (m) The Company and its successor shall comply with any tender offer rules under the Exchange Act that may be applicable in connection with the repurchase rights of the Holders of Series U Debentures in the event of a Fundamental Change.
     (n) The Company shall not repurchase any Series U Debentures in the event of a Fundamental Change if the principal amount of the Series U Debentures has been accelerated (other than as a result of a failure to pay the relevant Fundamental Change Repurchase Price), and such acceleration has not been rescinded on or prior to the Fundamental Change Repurchase Date.
     (o) Prior to 10:00 a.m. (New York City Time) on the Fundamental Change Repurchase Date, the Company or its successor shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Series U Debentures or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date. If prior to 10:00 a.m. (New York City Time) on the Fundamental Change Repurchase Date the Trustee or Paying Agent holds an amount of cash sufficient to pay the aggregate Fundamental Change Repurchase Price of the Series U Debentures that are to be so repurchased, then, on and after the Fundamental Change Repurchase Date (i) the Series U Debentures to be repurchased will cease to be outstanding; (ii) interest on such Series U Debentures will cease to accrue; and (iii) all other rights of the Holders with respect to such Series U Debentures will terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Series U Debentures. This will be the case whether or not book-entry transfer of the Series U Debentures has been made or the Series U Debentures have been delivered to the Paying Agent.
     (p) Any certificated Series U Debenture that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company, its successor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the

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Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company or its successor shall execute and the Trustee shall authenticate and deliver to the Holder of such Series U Debenture, without any service charge, a new Series U Debenture or Series U Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Series U Debenture so surrendered which is not purchased.
     (q) The Trustee and the Paying Agent shall return to the Company or its successor any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company or its successor exceeds the aggregate Fundamental Change Repurchase Price of the Series U Debentures or portions thereof which the Company or its successor is obligated to purchase as of the Fundamental Change Repurchase Date then, unless otherwise agreed in writing with the Company or its successor, promptly after the Business Day following the Fundamental Change Repurchase Date the Trustee shall return any such excess to the Company.
     Section 7. Events of Default
     In case an Event of Default, as defined in the Indenture and as supplemented by this Section 7, with respect to the Series U Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     In addition to the Events of Default set forth in the Indenture, each of the following (for whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an Event of Default with respect to the Series U Debentures:
     (i) default in the issuance of a Fundamental Change Notice, and such default continues for a period of (A) five Business Days (in the case of a Fundamental Change, the occurrence of which is not publicly announced) or (B) five Business Days after written notice of such default has been provided to the Company by the Trustee or a Holder of, or a holder of a beneficial interest in, Series U Debentures (in the case of a Fundamental Change, the occurrence of which is publicly announced);
     (ii) failure to issue any notice pursuant to Section 1(c) or Section 1(d) during the time periods described in such Sections, which failure continues for a period of (A) five Business Days (in the case of any such transaction or event, the occurrence of which is not publicly announced) or (B) five Business Days after written notice of such failure has been provided to the Company by the Trustee or a Holder of, or a holder of a beneficial interest in, Series U Debentures (in the case of any such transaction or event, the occurrence of which is publicly announced);
     (iii) failure to comply with the obligation to convert the Series U Debentures into shares of Common Stock and cash, if any, as required by Section 2; or

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     (iv) failure to comply with the Company’s payment obligations under the Settlement Agreement for a period of 15 Business Days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the committee that administers the New VEBA, unless, within such 15 Business Day period, the Company remedies the failure to comply with its payment obligations under the Settlement Agreement by paying the amount then in default plus accrued interest on such amount at the rate of 9% per annum; provided that an Event of Default shall not arise under this clause (iv) with respect to any portion of the principal amount of any Series U Debentures that is held or beneficially owned by any Person other than the New VEBA.
     Section 8. Registration, Transfer, Governing Law.
     Upon due presentment for registration of transfer of this Note at the office or agency designated and maintained by the Company for such purpose in The Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture, a new Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and in this Note (including any legends set forth on the face of this Note and including the certification requirements of Section 8(i) or (ii) below), without charge except for any tax or other governmental charge imposed in connection therewith.
     The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the Holder in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions contained herein, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.
     The obligation of the Company, the Trustee and any authorized agent of the Company or the Trustee to register any transfer of the Note to any transferee whatsoever (other than a transferee that will hold this Note in Global Series U Security form if the Company or the Trustee concludes that the satisfaction of the following requirements is not necessary for such transferee) is subject to the following provisions which must be satisfied by such transferee prior to such transfer:
     (i) Each transferee that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Non-U.S. Transferee”) shall deliver to the Company, the Trustee and any authorized agent of the Company or the Trustee, as the case may be, two copies of either U.S. Internal Revenue Service Form W-8BEN (claiming benefits under an applicable treaty), Form W-8ECI or Form W-8IMY, or, in the case of a Non-U.S. Transferee claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a properly completed and duly executed certificate as described in Section 871(h)(5) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Transferee claiming complete exemption from U.S. federal withholding tax on all payments under this Note. Such forms shall be delivered by each Non-U.S. Transferee on or before the date of such transfer or assignment. In addition, each

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Non-U.S. Transferee shall deliver such forms, or other applicable forms or similar documentation, promptly as may be required to maintain the validity of exemption from or reduction of the withholding tax or upon the receipt of notice from the Company, the Trustee and any authorized agent of the Company or the Trustee of the obsolescence or invalidity of any form previously delivered by such Non-U.S. Transferee. Notwithstanding anything to the contrary in this Note, the Company may properly withhold from any payments of principal or interest under this Note any tax due as a result of a Non-U.S. Transferee’s failure to comply with this Section 8 or tax otherwise due as a result of such Non-U.S. Transferee failing to qualify for complete exemption from any U.S. federal withholding tax with respect to the payments of principal and interest under this Note, including under Section 871(h) or 881(c) of the Code as “portfolio interest” exemption; and
     (ii) Each transferee that is a “U.S. person” as described in Section 7701(a)(30) of the Code (a “U.S. Transferee”) shall deliver to the Company, the Trustee and any authorized agent of the Company or the Trustee two copies of properly completed and duly executed U.S. Internal Revenue Service Form W-9, or any subsequent versions or successors thereto, on or before the date of such transfer or assignment. In addition, each U.S. Transferee shall deliver such forms, or other applicable forms or similar documentation, promptly as may be required to maintain the validity of exemption from backup withholding of U.S. federal income tax, or upon the receipt of notice from the Company, the Trustee and any authorized agent of the Company or the Trustee of the obsolescence or invalidity of any form previously delivered by such U.S. Transferee. Notwithstanding anything to the contrary in this Note, the Company may properly withhold from any payments of principal or interest under this Note any tax due as a result of a U.S. Transferee’s failure to comply with this Section 8 or tax otherwise due as a result of such U.S. Transferee becoming subject to any tax backup withholding or any other type of withholding tax.
     For the avoidance of doubt, any taxes withheld or paid by the Company under Sections 8(i) or (ii) above shall be treated under this Note as having been paid to the transferee and shall not result in the Company being viewed or treated as in default of its obligations under this Note for any reason.
     Notwithstanding anything to the contrary set forth herein, nothing in this Section 8 shall prevent the (1) transfer of this Note into a Global Series U Security form to be held by the Depository or a nominee of the Depository or (2) transfer of this Note to the New VEBA.
     No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.
     This Note is governed by the laws of the State of New York.

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     Terms used herein without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.
     For the avoidance of doubt, in the event of any inconsistency between this Section 8 and the Indenture, the Indenture shall govern to the extent of such inconsistency.

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WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated: February 25, 2008		GENERAL MOTORS CORPORATION
	By:	/s/ Frederick A. Henderson
		Name:	Frederick A. Henderson
		Title:	Vice Chairman and Chief Financial Officer

[SEAL]

By:	Martin I. Darvick
	Name:	Martin I. Darvick
	Title:	Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.
THE BANK OF NEW YORK, AS TRUSTEE,

By:	Sherma Thomas
Name: Sherma Thomas
Title: Assistant Treasurer

ASSIGNMENT FORM
FOR VALUE RECEIVED the undersigned hereby sells,
assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
______________________________________________________________
______________________________________________________________
______________________________________________________________
Please print or typewrite name and address including postal zip code of assignee
______________________________________________________________the within Note of GENERAL MOTORS CORPORATION and hereby irrevocably constitutes and appoints                                                                                  attorney to transfer said Note on the books of the within-named Company, with full power of substitution in the premises.
Additional Certifications:
     In connection with any transfer of this Note (other than (i) any transfer pursuant to a registration statement that has been declared effective under the Securities Act, (ii) any transfer from a qualified institutional buyer to another qualified institutional buyer or (iii) any transfer by LBK, LLC (the initial holder of this Note) to the New VEBA), unless the holding period applicable to sales by non-Affiliates under Rule 144 under the Securities Act has expired, the undersigned confirms that this Note is being transferred:
☐	To a person whom the seller reasonably believes is a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

☐	In accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended; or

☐	To General Motors Corporation or a subsidiary thereof.
and unless the box below is checked, the undersigned confirms that this Note is not being transferred to an Affiliate of the Company.
☐	The transferee is an Affiliate of the Company.
Dated:___________________________

SIGN HERE
NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

CONVERSION NOTICE
To convert this Note into cash, if any, and Common Stock, if any, as described in Section 2 hereof, check the box ☐
To convert only part of this Note, state the principal amount to be converted (which must be $25.00 or an integral multiple of $25.00):
If you want the stock certificate made out in another person’s name fill in the form below:
______________________________________________________________
______________________________________________________________
(Insert the other person’s soc. sec. tax ID no.)
______________________________________________________________
______________________________________________________________
______________________________________________________________
______________________________________________________________
______________________________________________________________
(Print or type other person’s name, address and zip code)
______________________________________________________________
Date: ________________ Your Signature: ________________________________________
______________________________________________________________
(Sign exactly as your name appears on the other side of this Note) Signature Guaranteed
______________________________________________________________
Participant in a Recognized Signature Guarantee Medallion Program
By:_____________________________________
     Authorized Signatory

OPTION TO ELECT REPAYMENT UPON A FUNDAMENTAL CHANGE

TO:	GENERAL MOTORS CORPORATION THE BANK OF NEW YORK, AS TRUSTEE
The undersigned registered owner of this Series U Debenture hereby irrevocably acknowledges receipt of a notice from General Motors Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Series U Debenture in cash, or the portion thereof (which is $25.00 or an integral multiple thereof) below designated, in accordance with the terms of this Series U Debenture at the Fundamental Change Repurchase Price, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Series U Debenture. The Series U Debentures shall be purchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Series U Debenture.
Dated: ________________________
Signature(s): ________________________
NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Series U Debenture in every particular without alteration or enlargement or any change whatever.
Certificate Number (if applicable): ________________________
Principal amount to be repaid (if less than all): ________________________
Social Security or Other Taxpayer Identification Number: ________________________

SCHEDULE OF INCREASES OR DECREASES
     The following increases or decreases in part of this Note have been made; provided that any increases or decreases may be made only if this Note is in Global Series U Security form:

	Amount of	Amount of	Principal Amount
	Increase in	Decrease in	of this Note
	Principal	Principal	following such
	Amount of	Amount of this	Increase or	Signature of Authorized
Date	this Note	Note	Decrease	Officer or Trustee

EXHIBIT C
SHORT TERM NOTE

SHORT TERM NOTE

$4,015,187,871.00 (the “Principal Amount”)	February 18, 2008

The undersigned, General Motors Corporation, a Delaware corporation (the “Maker”), for value received, hereby promises to pay to the order of LBK, LLC, a Delaware limited liability company, or its successors or permitted assigns (the “Holder”), in immediately available funds in the lawful currency of the United States of America at such location in the United States of America that the Holder designates, the principal sum of Four Billion Fifteen Million One Hundred Eighty-Seven Thousand Eight Hundred Seventy-One Dollars ($4,015,187,871.00), as hereinafter provided together with interest thereon calculated from January 1, 2008 in accordance with the provisions of this promissory note (the “Short Term Note”).
This Short Term Note evidences the Maker’s obligation pursuant to the Settlement Agreement, dated February 18, 2008 between the Maker and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”), and the Class Representatives, on behalf of the Class, in the class action of Int’l Union, UAW, et. al. v. General Motors Corp., Civil Action No. 07-14074 (E.D. Mich. filed Sept. 9, 2007) (the “Settlement Agreement”) to deposit certain assets to the TAA and provide for the ultimate payment of certain assets to fund the New Plan and the New VEBA in connection with the discharge of the Maker’s retiree medical benefit obligations as set forth in the Settlement Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Settlement Agreement.
1. Principal
The Maker shall pay the principal amount of $4,015,187,871.00 to the Holder or, if so directed by the Holder, to the New VEBA, on the Implementation Date or within 20 Business Days (as defined below) thereafter. Business Day shall mean any weekday that is not a day on which banking or trust institutions in New York are authorized generally or obligated by law, regulation or executive order to close.
2. Interest
Interest shall accrue from and including January 1, 2008 to, but excluding, the Implementation Date or from and including January 1, 2008 to, but excluding, the date of payment of the Principal Amount to the New VEBA, whichever shall be later, at the rate of nine percent (9%) per annum (computed on the basis of a 360-day year consisting of twelve 30-day months and the number of days elapsed in any partial month), credited and compounded annually, on the unpaid

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principal amount of this Note outstanding from time to time. The Maker shall pay to the Holder or, if so directed by the Holder, to the New VEBA, on the date of payment of the Principal Amount all accrued interest on the Short Term Note.
3. No Prepayment of Principal and Interest
The Maker shall have no right to prepay the outstanding principal balance of this Short Term Note, together with interest accrued, in whole or in part.
4. Cancellation
After all principal and accrued interest at any time owed on this Short Term Note has been paid in full, this Short Term Note shall be surrendered to the Maker for cancellation and shall not be reissued. This Short Term Note shall also terminate upon termination of the Settlement Agreement.
5. No Waiver by Holder
Any failure on the part of the Holder at any time to require the performance by the Maker of any of the terms or provisions hereof, even if the Maker’s failure so to perform is known to the Holder, shall in no way affect the right of the Holder thereafter to enforce the same. No failure of the Holder to insist on strict compliance with the terms and conditions hereof shall in any way affect the right thereafter to enforce the same.
6. Waivers by Maker
The Maker hereby waives diligence, presentment, protest, demand and notice of every kind, other than as provided for in any dispute resolution procedure in the Settlement Agreement.
7. Collection and Enforcement Costs
The Maker agrees to pay, on demand, any costs and expenses (including legal fees and court costs) incurred by the Holder in connection with the collection or enforcement of the Holder’s rights under this Short Term Note, subject to any dispute resolution procedure in the Settlement Agreement.
8. Assignment
This Short Term Note may not be transferred or assigned by the Holder without the written consent of the Maker.

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9. Governing Law
This Short Term Note shall be construed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

General Motors Corporation
By:

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EXHIBIT D
AMORTIZATION SCHEDULE

	Base				Wages/COLA				Shortfall Amount
			Buyout				Buyout				Buyout
	Annually		Amount		Annually		Amount		Annually		Amount
	$Mil		$Mil		$Mil		$Bil		$Mil		$Bil
								April 1st Payment
7/1/2008	168	or	1,800	Initial Effective Date	253	or	3,800	4/1/2008	165	or	1,607
7/1/2009	168	or	1,787	7/1/2009	261	or	3,877	Payment 2	165	or	1,575
7/1/2010	168	or	1,772	7/1/2010	268	or	3,954	Payment 3	165	or	1,541
7/1/2011	168	or	1,757	7/1/2011	274	or	4,029	Payment 4	165	or	1,504
7/1/2012	168	or	1,740	7/1/2012	286	or	4,106	Payment 5	165	or	1,463
7/1/2013	168	or	1,721	7/1/2013	298	or	4,178	Payment 6	165	or	1,419
7/1/2014	168	or	1,701	7/1/2014	309	or	4,243	Payment 7	165	or	1,370
7/1/2015	168	or	1,679	7/1/2015	320	or	4,302	Payment 8	165	or	1,318
7/1/2016	168	or	1,654	7/1/2016	331	or	4,355	Payment 9	165	or	1,260
7/1/2017	168	or	1,628	7/1/2017	341	or	4,402	Payment 10	165	or	1,198
7/1/2018	168	or	1,599	7/1/2018	351	or	4,442	Payment 11	165	or	1,130
7/1/2019	854			7/1/2019	2437			Payment 12	165	or	1,055
7/1/2020	854			7/1/2020	2437			Payment 13	165	or	974
7/1/2021				7/1/2021				Payment 14	165	or	886
7/1/2022				7/1/2022				Payment 15	165	or	790
7/1/2023				7/1/2023				Payment 16	165	or	685
7/1/2024				7/1/2024				Payment 17	165	or	570
7/1/2025				7/1/2025				Payment 18	165	or	446
7/1/2026				7/1/2026				Payment 19	165	or	310
7/1/2027				7/1/2027				Payment 20	165
If any annual payment listed above with respect to a Base, Wages/COLA or Shortfall Amount is made after the date specified herein, the amount of such payment shall be increased to reflect nine percent (9%) annual earnings for the period from the scheduled payment date to the date of such payment.
Base and Wage/COLA — The Buyout Amounts listed above are based on payment as of January 1 of the applicable year. If the Company makes a Buyout Amount payment on January 1, it shall pay the amount listed in the Buyout Column for the applicable year. If the Company makes a Buyout Amount payment between January 1 and the applicable scheduled annual payment date as listed above, it shall increase the applicable Buyout Amount listed above to reflect 9% annual earnings for the period between January 1 and the date of payment.
Shortfall Amount — The annual payments listed above shall be made on or before April 1 of each year in which a Shortfall Payment is required. The Buyout Amount listed above represents the present value of the remaining shortfall payments, as of January 1. If the Company elects to pay the Buyout Amount, it shall make such payment between January 1 and April 1 and shall increase the applicable Buyout Amount listed above to reflect 9% annual earnings for the period between January 1 and the date of payment

EXHIBIT E
(FORM OF)
UAW RETIREE MEDICAL
BENEFITS TRUST

* * * * * * * * * * * * * * * *
The form of trust agreement attached hereto includes references to Ford Motor Company, Inc. and Chrysler, LLC and to separate class action cases brought against each of those companies by the UAW and a class of each company’s retirees. The form of trust agreement in the attached Exhibit E is designed to accommodate the possibility that settlement agreements are entered into in those cases pursuant to which those companies would also deposit agreed-upon amounts into the trust described in the attached Exhibit E. But there is currently no settlement agreement in either of those cases, and there is no guarantee that there will be such a settlement agreement, or that any potential settlement of those cases would include an agreement to pay any amount into the trust described in the attached Exhibit E.
In the event that there is no settlement agreement in either or both of those cases, or that any settlement of either or both of those cases does not include a form of trust agreement identical in all respects to the attached Exhibit E, the references to such company and the corresponding case and settlement agreement shall be removed from the form of trust agreement, and the trust agreement shall be conformed to relate solely to the remaining settlement agreements or to this Settlement Agreement as the case may be.
* * * * * * * * * * * * * * * *

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UAW RETIREE MEDICAL BENEFITS TRUST
THIS TRUST AGREEMENT, entered into and effective as of                     , by and among                     ,                     ,                     ,                     ,                     ,                     ,                     ,                     ,                     ,                     ,                      (the “Committee”) and                                          (the “Trustee”).
WITNESSETH:
     WHEREAS, General Motors Corporation (“GM”), International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”), along with respective Class Representatives of plaintiff class members in the case of UAW v. General Motors Corp., Civ. Act. No. 2:07-cv-14074 (E.D. Mich. complaint filed September 9, 2007), have entered into a settlement agreement dated February ___, 2008 (“GM Retiree Settlement”), that, subject to Court approvals and other stated conditions, provides for GM to make certain deposits and remittances to a trust established as a voluntary employees’ beneficiary association (the “Trust”), and credited to the GM Separate Retiree Account in the Trust.
     WHEREAS, Chrysler, LLC (“Chrysler”), UAW, along with respective class representatives of plaintiff class members in the case of UAW v. Chrysler, LLC, Civ. Act. No. _:07-cv-14310 (E.D. Mich. complaint filed                     , 2007), have entered into a settlement agreement dated                     , 2008 (“Chrysler Retiree Settlement”), that, subject to Court approvals and other stated conditions, provides for Chrysler to make certain deposits and remittances to the Trust, and credited to the Chrysler Separate Retiree Account in the Trust.
     WHEREAS, Ford Motor Company, Inc. (“Ford”), UAW, along with respective class representatives of plaintiff class members in the case of UAW v. Ford Motor Co., Civ. Act. No.                      (E.D. Mich. complaint filed                     , 2007). have entered into a settlement agreement dated                     , 2008 (“Ford Retiree Settlement”), that, subject to Court approvals and other stated conditions, provides for Ford to make certain deposits and remittances to the Trust, and credited to the Ford Separate Retiree Account in the Trust.
     WHEREAS, the Settlements contemplate a Committee, as more fully defined herein, (the “Committee”) to act on behalf of employees’ beneficiary associations (the “EBAs”), which are incorporated in the Trust;
     WHEREAS, by an order dated                     , the Court approved the Chrysler Settlement, and by an order dated                     , the Court approved the Ford Settlement, and by an order dated                     , the Court approved the GM Settlement (collectively, the “Court Order”);
     WHEREAS, through operation of each Court Order the Committee was formed;
     WHEREAS, the Trust consists of three separate employees’ beneficiary associations (collectively, the “EBAs”), and the membership of each EBA includes the applicable Eligible Group;

     WHEREAS, each EBA, acting through the Committee, will establish and maintain a separate employee welfare benefit plan (collectively the “Plans”) on behalf of the members of the respective Eligible Groups;
     WHEREAS, the Committee, on behalf of the EBAs, has entered into this Trust Agreement to implement the Trust, to be known as the “UAW Retiree Medical Benefits Trust,” which shall include the GM Separate Retiree Account, the Ford Separate Retiree Account and the Chrysler Separate Retiree Account (collectively the “Separate Retiree Accounts”), to accept the deposits, contributions, transfers and remittances of, or attributable to, each Company in the respective Separate Retiree Account;
     WHEREAS, the purpose of each Separate Retiree Account is to serve as a separate, dedicated account to be used for the sole purpose of funding Benefits provided under the related Plan to the Eligible Group under that Plan and defraying the reasonable expenses of such Plan, as set forth in the GM Retiree Settlement, Ford Retiree Settlement and the Chrysler Retiree Settlement respectively;
     WHEREAS, the Committee is willing to serve as the named fiduciary of each Plan and the Trustee desires to serve in such capacity with respect to the Trust;
     WHEREAS, the Committee is willing to exercise the authority granted to it herein;
     WHEREAS, the Trustee is willing to receive, hold, and invest the assets of the Trust in accordance with the terms of this Trust Agreement;
     WHEREAS, the Trust is intended to comply with the requirements of sections 419A(f)(5)(A) and 501(c)(9) of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deposits to the Trust are described in section 302(c)(2) of the Labor Management Relations Act, 1947, as amended (“LMRA”);
     NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Committee and the Trustee agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1 Authorized Investments. Subject to any investment guidelines established by the Committee and communicated to the Trustee pursuant to Section 10.4, “Authorized Investments” shall not be limited to investments that are defined as legal investments for trust funds under the laws of any jurisdiction. Authorized Investments shall include, but shall not be limited to (i) cash held in interest bearing accounts or cash equivalents that are credited with earnings; (ii) bonds, debentures, notes, or other evidences of indebtedness; (iii) stocks (regardless of class) or other evidences of ownership in any corporation, partnership, mutual investment fund (including funds for which the Trustee or an affiliate thereof serves as investment manager), investment company, association, joint venture or business trust; (iv) derivative securities, including without limitation future contracts and option contracts; (v) investment contracts issued by legal reserve insurance companies; (vi) collective investment funds; and (vii) any other investment or transaction permitted by applicable law.
Section 1.2 Beneficiary. A person designated as a beneficiary of a Participant by the Participant, who is in an Eligible Group and who is or may become entitled to Benefits under one of the Plans through his or her relationship with an Eligible Retiree or with a deceased retiree or employee of a Company.
Section 1.3 Benefits. During the Initial Accounting Period with respect to each Plan, Benefits under each such Plan shall have the same meaning as “Retiree Medical Benefits” (as that term is defined under each Company Settlement), that is, post retirement medical benefits, including but not limited to hospital surgical medical, prescription drug, vision, dental, hearing aid and the $76.20 Special Benefit related to Medicare. After the Initial Accounting Period ends with respect to a Plan, Benefits, pursuant to an amendment to such Plan, may include any benefit permissible under section 501(c)(9) of the Code and section 3(1) of ERISA.
Section 1.4 Chair. The Member selected pursuant to Section 9.5 to perform the functions described in Article IX.
Section 1.5 Chrysler. Chrysler LLC, a Delaware corporation with its principal offices in Auburn Hills, Michigan, and its successors and assigns.
Section 1.6 Chrysler Eligible Group. The Class or Class Members and the Covered Group as set forth in the Chrysler Settlement and repeated verbatim in Exhibit A.
Section 1.7 Chrysler Health Care Program. The employee welfare benefit plan maintained by Chrysler as in effect as of October 12, 2007, which provided retiree medical benefits to Chrysler employees who retired from UAW-represented bargaining units.
Section 1.8 Chrysler Retiree EBA. The UAW Chrysler Retirees Employees’ Beneficiary Association, an employee organization within the meaning of Section 3(4) of ERISA.
Section 1.9 Chrysler Retiree Plan. The UAW Chrysler Retirees Medical Benefits Plan, as established and maintained by the Chrysler Retiree EBA, as may be amended from time to time by the Committee, as specified herein, to make available Benefits to Participants and Beneficiaries included in the Chrysler Eligible Group.
Section 1.10 Chrysler Retiree Settlement. Settlement of the claims in UAW v. Chrysler, LLC, Civ. Act. No. _:07-cv-14310 (E.D. Mich. complaint filed                     , 2007).
Section 1.11 Chrysler Separate Retiree Account. The separate account in the Trust, including any Employer Security Sub-Account attributable to any Chrysler Employer Security, maintained to account for (a) the assets attributable to the deposits, contributions, remittances, subsidies, investment income, and any other income held in the Trust Fund exclusively to fund the Chrysler Retiree Plan; and (b) the Benefits provided pursuant to the Chrysler Retiree Plan, other liabilities, administrative expenses attributable to such Benefits, and the Chrysler Separate Retiree Account’s share of investment expenses incurred.
Section 1.12 Code. The Internal Revenue Code of 1986, as amended, and any successor statute thereto.
Section 1.13 Committee. The group of Independent Members and UAW Members formed pursuant to the Settlements to implement the Trust, to administer each Plan, and to serve as a “named fiduciary” of each Plan within the meaning of section 402(a)(2) of ERISA, including the exercise of authority or control over Plan assets.
Section 1.14 Company. The term Company shall mean Chrysler, Ford, or GM, as the case may be (collectively the “Companies”).
Section 1.15 Company Health Care Plan. The Chrysler Health Care Program for Hourly Employees, the Ford Retiree Health Program for Hourly Employees, and the General Motors Health Care Program for Hourly Employees, as the case may be (collectively “Company Health Care Plans”).
Section 1.16 EBA. The Chrysler Retiree EBA, the Ford Retiree EBA, or the GM Retiree EBA, as the case may be (collectively “EBAs”).
Section 1.17 Eligible Group. All individuals who satisfy the requirements to be included in either the Chrysler Eligible Group, the Ford Eligible Group, or the GM Eligible Group, as the case may be (collectively “Eligible Groups”).
Section 1.18 Eligible Retiree. A former employee retired from a Company who satisfies the requirements to be included in an Eligible Group.
Section 1.19 Employer Security. Any obligation, note, warrant, bond, debenture, stock or other security within the meaning of section 407(d)(1) of ERISA the acquisition or holding of which (i) is not prohibited by sections 406(a)(1)(E) or 406(a)(2) of ERISA, or (ii) is the subject of a prohibited transaction exemption provided under section 408 of ERISA.
Section 1.20 Employer Security Sub-Account. The sub-account maintained by the Trustee within each Separate Retiree Account to hold separately any Employer Security and any proceeds from the disposition of any Employer Security, at the direction of the Committee or the Independent Fiduciary pursuant to Article XI.
Section 1.21 ERISA. The Employee Retirement Income Security Act of 1974, as amended through any date relevant under this Trust Agreement, and any successor statute thereto.
Section 1.22 Ford. Ford Motor Company, Inc., a Delaware corporation with its principal office in Dearborn, Michigan, and its successors and assigns.
Section 1.23 Ford Eligible Group. The Class or Class Members and the Covered Group as set forth in the Ford Settlement and repeated verbatim in Exhibit B.
Section 1.24 Ford Retiree Health Plan. The employee welfare benefit plan maintained by Ford as in effect as of November 3, 2007, which provided retiree medical benefits to Ford employees who retired from UAW-represented bargaining units.
Section 1.25 Ford Retiree EBA. The UAW Ford Retirees Employees’ Beneficiary Association, an employee organization within the meaning of Section 3(4) of ERISA.
Section 1.26 Ford Retiree Plan. The UAW Ford Retirees Medical Benefits Plan, as established and maintained by the Ford Retiree EBA, as may be amended from time to time by the Committee, as specified herein, to make available Benefits to Participants and Beneficiaries included in the Ford Eligible Group.
Section 1.27 Ford Retiree Settlement. Settlement of the claims in UAW v. Ford Motor Co., Civ. Act. No.                      (E.D. Mich. complaint filed                     , 2007).
Section 1.28 Ford Separate Retiree Account. The separate account in the Trust, including any Employer Security Sub-Account attributable to any Ford Employer Security, maintained to account for (a) the assets attributable to the deposits, contributions, remittances, subsidies, investment income, and any other income held in the Trust Fund exclusively to fund the Ford Retiree Plan; and (b) the Benefits provided pursuant to the Ford Retiree Plan, other liabilities, administrative expenses attributable to such Benefits, and the Ford Separate Retiree Account’s share of investment expenses incurred.
Section 1.29 GM. The General Motors Corporation, a Delaware corporation with its principal offices in Detroit, Michigan, and its successors and assigns.
Section 1.30 GM Eligible Group. The Class or Class Members and the Covered Group as set forth in the GM Settlement and repeated verbatim in Exhibit C.
Section 1.31 General Motors Health Care Program for Hourly Employees. The collectively bargained General Motors Health Care Program for Hourly Employees as set forth in Exhibit C-1 of the 2007 and prior GM-UAW National Agreements, as applicable to those GM-UAW Represented Employees who had attained seniority prior to September 14, 2007.
Section 1.32 GM Retiree EBA. The UAW GM Retirees Employees’ Beneficiary Association, an employee organization within the meaning of Section 3(4) of ERISA.

Section 1.33 GM Retiree Plan. The UAW GM Retirees Medical Benefits Plan, as adopted by the GM Retiree EBA, as may be amended from time to time by the Committee, as specified herein, to make available Benefits to Participants and Beneficiaries included in the GM Eligible Group.
Section 1.34 GM Retiree Settlement. Settlement of the claims in UAW v. General Motors Corp., Civ. Act. No. 2:07-cv-14074 (E.D. Mich. complaint filed September 9, 2007).
Section 1.35 GM Separate Retiree Account. The separate account in the Trust, including any Employer Security Sub-Account attributable to any GM Employer Security, maintained to account for (a) the assets attributable to the deposits, contributions, remittances, subsidies, investment income and any other income and other income held in the Trust Fund exclusively to fund the GM Retiree Plan; and (b) the Benefits provided pursuant to the GM Retiree Plan, other liabilities, administrative expenses attributable to such Benefits, and the GM Separate Retiree Account’s share of investment expenses incurred.
Section 1.36 Implementation Date. The later of January 1, 2010 or the “Final Effective Date,” as that term is defined in a Company’s Settlement, as the case may be.
Section 1.37 Independent Fiduciary. The entity that may be appointed from time to time by the Committee to serve pursuant to Article XI.
Section 1.38 Independent Member. An individual person who serves as a member of the Committee and is not appointed by UAW, who satisfies the requirements of section 9.1, and whose experience in such fields, without limitation, as health care, employee benefits, asset management, human resources, labor relations, economics, law, accounting or actuarial science indicates a capacity to fulfill the powers and duties of Article X in the manner described in Section 10.11, and wherever practicable, helps to provide a range of relevant experiences to the Committee.
Section 1.39 Initial Accounting Period. With respect to each Plan, the period before the later of the date that (a) the respective Company determines that its obligations, if any, with respect to the Plan made available to the Participants and Beneficiaries included in that Company’s Eligible Group are subject to settlement accounting as contemplated by paragraphs 90-95 of FASB Statement No. 106, as amended, or its functional equivalent; or (b) the Company is no longer obligated to make any further payments or deposits to the Trust, including, but not limited to, any Shortfall Amounts.
Section 1.40 Investment Manager. An investment manager within the meaning of section 3(38) of ERISA appointed by the Committee in accordance with the provisions of Section 10.5.
Section 1.41 Liaison. An individual appointed to perform the functions described in Section 9.11.
Section 1.42 LMRA. The Labor Management Relations Act, 1947, as amended, and any successor statute thereto.

Section 1.43 Member. A member of the Committee or his or her successor.
Section 1.44 Participant. An Eligible Retiree who has fulfilled all requirements for participation as determined pursuant to Sections 2.1 and 2.2, who pays any contribution that is required as a condition of coverage, and who receives coverage pursuant to the terms of a Plan.
Section 1.45 Plan. The Chrysler Retirees Plan, the Ford Retirees Plan, or the GM Retirees Plan, as the case may be (collectively the “Plans”).
Section 1.46 Separate Retiree Account. The Chrysler Separate Retiree Account, the Ford Separate Retiree Account or the GM Separate Retiree Account, as the case may be (collectively the “Separate Retiree Accounts”).
Section 1.47 Settlements. The GM Retiree Settlement, the Chrysler Retiree Settlement and the Ford Retiree Settlement (as referred to in the preamble to this Trust Agreement).
Section 1.48 Trust Agreement. This agreement and all of its exhibits, as now in effect and as it may be amended hereafter from time to time by the Committee, acting on behalf of the EBAs.
Section 1.49 Trust or Trust Fund. The UAW Retiree Medical Benefits Trust established by this Trust Agreement, incorporating each EBA, and comprising all property or interests in property held by the Trustee from time to time under this Trust Agreement
Section 1.50 Trustee. The entity referred to in the Preamble to this Trust Agreement named to perform the duties set forth in this Trust Agreement, or any successor thereto appointed by the Committee in accordance with Section 8.3. Any corporation continuing as the result of any merger or consolidation to which the Trustee is a party, or any corporation to which substantially all the business and assets of the Trustee may be transferred, will be deemed automatically to be continuing as the Trustee.
Section 1.51 UAW. The International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, AFL-CIO, CLC, and any successor thereof.
Section 1.52 UAW Member. An individual person who serves as a member of the Committee and is appointed by UAW, pursuant to the terms of the Settlements and Article IX of this Trust Agreement.
     Any capitalized term used in this Trust Agreement, if not defined in this Trust Agreement, shall have the meaning it has in the GM Retiree Settlement when relating to GM and/or the GM Eligible Group, the GM EBA, the GM Retiree Plan and the GM Separate Retiree Account. Any capitalized term used in this trust agreement, if not defined in this Trust Agreement, shall have the meaning it has in the Chrysler Retiree Settlement when relating to Chrysler and/or the Chrysler Eligible Group, the Chrysler EBA, the Chrysler Retiree Plan and the Chrysler Separate Retiree Account. Any capitalized term used in this trust agreement, if not defined in this Trust Agreement, shall have the meaning it has in the Ford Retiree Settlement when relating to Ford and/or the Ford Eligible Group, the Ford EBA, the Ford Retiree Plan and the Ford Separate Retiree Account.

ARTICLE II
PARTICIPATION
Section 2.1 Eligibility for Participation. Any Eligible Retiree or Beneficiary may receive Benefits funded, in whole or in part, by the Trust pursuant to each Plan adopted by the Committee in its discretion exercising the powers provided to it under Article X from time to time, on behalf of each respective EBA. In exercising its authority under Article X, the Committee may design each Plan to provide for separate bases of participation in the Plan for classes of Participants and Beneficiaries as set forth from time to time in the Plan so long as such design is reasonably related to the purposes for which the Trust was established. Participation in the Plan is contingent on the Eligible Retiree or Beneficiary satisfying any conditions set forth therein from time to time. Under no circumstances may individuals other than Eligible Retirees or Beneficiaries be allowed to benefit from the Trust or participate in a Plan.
Section 2.2 Determination by Committee. Any determination regarding the status of any individual as a Participant or Beneficiary under each Plan shall be solely and exclusively the responsibility of the Committee.

ARTICLE III
ESTABLISHMENT OF TRUST
Section 3.1 Purpose. The Trust is established for the purpose of providing Benefits to the Participants and Beneficiaries in accordance with each Plan and as are permissible under section 501(c)(9) of the Code as set forth herein; and upon termination of the Trust, to provide such Benefits to such persons as are permissible under section 501(c)(9) of the Code as set forth herein. The EBAs are incorporated within the Trust, each of which is intended to constitute an “employee organization” under section 3(4) of ERISA. The Trust, together with each Plan, is intended to constitute a “voluntary employees’ beneficiary association” under section 501(c)(9) of the Code. Each Plan is intended to constitute an “employee welfare benefit plan” within the meaning of section 3(1) of ERISA.
Section 3.2 Receipt of Funds. The Trust Fund shall accept all sums of money and other property deposited, contributed, remitted, or transferred to the Trust with respect to a Plan and credited to the Separate Retiree Account attributable to such Plan as described in Article IV, provided that, in the event that the Committee appoints an Independent Fiduciary, any Employer Security issued to the Trust by any Company shall be accepted only upon the direction of the Independent Fiduciary. The Trustee shall hold, manage and administer the Trust Fund without distinction between principal and income. The Trustee shall be accountable for the money or other property it receives, but shall not be responsible for the collection of any deposits, contributions, remittances, or transfers due to the Trust.
Section 3.3 No Diversion. Except as otherwise provided herein, at no time shall any part of the corpus or income of the Trust Fund be used for or diverted to purposes other than funding Benefits for the exclusive benefit of the Participants and Beneficiaries, including payment of reasonable costs of establishment, amendment and administration of the Trust and each Plan, and at no time shall any part of the net earnings of the Trust Fund improperly inure to the benefit of any private individual as provided in section 501(c)(9) of the Code and section 1.501(c)(9)-4 of the Treasury Regulations promulgated thereunder.
Section 3.4 Fiduciary Duties.
(a) Except as otherwise provided either herein or by applicable law, the responsibilities of each fiduciary acting in such capacity shall be limited to the performance of those duties specifically assigned to it hereunder. No fiduciary shall have any responsibility for the performance of any duty not specifically so assigned, except to the extent such responsibility is imposed by applicable law. The Committee shall be the named fiduciary (as defined in section 402(a)(2) of ERISA) hereunder with authority to control and manage the operation of the Trust, to the extent set forth herein, and in each Plan, except that if an Independent Fiduciary is appointed by the Committee, the Independent Fiduciary, and not the Committee, shall be the named fiduciary with respect to all discretionary actions regarding the valuation, acceptance, management, disposition and voting of Employer Securities.
(b) No Company is a fiduciary with respect to the Plans or the Trust. In addition, (i) neither the Trustee, the Committee nor any person or entity related to the Plans or the Trust has any authority to bind any Company, either directly or indirectly, through any interpretations, findings of fact or conclusions regarding the Plans, the Trust and this Trust Agreement, (ii) no Company exercises any discretionary authority or discretionary control with respect to the management of any Plan or the Trust or exercises any authority or control with respect to the management or disposition of assets governed by this Trust Agreement, (iii) no Company renders investment advice for a fee or other compensation, direct or indirect, with respect to any assets governed by any Plan or by this Trust Agreement, and none has the authority or responsibility to do so, and (iv) no Company has discretionary authority or discretionary responsibility in the administration of any Plan or of the Trust.
Section 3.5 No Guarantee. Nothing contained in the Trust or the Plans shall constitute a guarantee that the assets of the Trust Fund will be sufficient to pay Benefits to any person or make any other payment. The obligation of a Plan to pay Benefits provided under such Plan is expressly conditioned on the availability of assets attributed to the Separate Retiree Account associated with that Plan to pay Benefits. This Trust Agreement creates no obligation for any Company to deposit or remit any amount to the Trust Fund. Except for payments of Benefits under a Plan, no Participant or Beneficiary shall receive any distribution of cash or other thing of current or exchangeable value, either from the Committee or the Trustee, on account of or as a result of the Trust Fund created hereunder.
Section 3.6 No Interest. Except as provided in Section 12.2 with respect to Participants and Beneficiaries, none of the following persons or entities shall have any right, title or interest, whether legal or equitable, in the assets of the Trust Fund at any time, including following the termination of the Trust: the Companies, the UAW, the Committee, any Eligible Retiree, any Participant, or any Beneficiary. At no time shall any account or separate fund be considered a savings account or investment or asset of any Eligible Retiree, Participant, Beneficiary, or class of Participants and Beneficiaries.
Section 3.7 Relationship to Settlements. Notwithstanding anything in this Trust Agreement or the Plans to the contrary, neither the Committee, the Trustee, or any person acting under the authority of the Committee, the Trustee, the EBAs or the Trust shall construe, interpret or apply this Trust Agreement or the Plans in a manner that would impair any right, would frustrate any purpose, or would be inconsistent with any provision in each Settlement. No construction, interpretation or application of the Trust or the Plans by the Committee, the Trustee, or any person acting under the authority of the Committee, the Trustee, the EBAs or the Trust shall bind any Company with regard to any dispute or conflict involving the Company. In the event of a conflict between the Trust Agreement or a Plan and a Settlement, the Settlement shall control.

ARTICLE IV
DEPOSITS TO THE TRUST FUND
Section 4.1 Deposits from the Companies. The Trust Fund shall accept from the Companies deposits to the Trust Fund, as specified in each Company’s Settlement. All deposits from a Company shall be credited to that Company’s respective Separate Retiree Account.
Section 4.2 Remittances of Active Employee Contributions. The Trust Fund shall accept remittances of active employee contributions, if any. All such remittances shall be credited to the respective Separate Retiree Account attributable to the Participants and Beneficiaries on whose behalf the employee contributions are made.
Section 4.3 Medicare Subsidies. The Trust Fund shall accept Medicare Part D subsidies and any other governmental payments relating to the benefits provided to Participants and Beneficiaries pursuant to the Plans and Trust. All Medicare subsidies and other governmental payments shall be credited to each Separate Retiree Account attributable to the Participants and Beneficiaries on whose behalf the subsidies or payments are made.
Section 4.4 Participant Contributions. The Trust Fund shall accept contributions from Participants as permitted or required by the Committee. Such Participant contributions may be remitted to the Trust Fund from each Company’s pension plan pursuant to voluntary, authorized deductions from monthly pension payments from each Company’s pension plan. All Participant contributions shall be credited to the Separate Retiree Account attributable to the Participant making the contribution.
Section 4.5 Deposits and Remittances from Subsequent Employers of Future Eligible Retirees. In the event of a sale, disposition, joint venture, merger or other corporate transaction that results in the displacement of a Company’s Active Employee who is a member of the Covered Group (as those terms are defined in the Company’s Settlement), the Trust may, but need not, accept deposits and remittances from a subsequent employer of such displaced employee, provided that such deposits and remittances are pursuant to a collective bargaining agreement between such subsequent employer and UAW. All deposits and remittances from a subsequent employer shall be credited to the appropriate Separate Retiree Account relating to the displaced employee.
Section 4.6 Other Legal Sources. The Trust may accept money or property from sources other than those described in Sections 4.1, 4.2, 4.4 and 4.5, provided that acceptance from any such other source is permitted by law and that such money or property is credited to the appropriate Separate Retiree Account(s) to which such money or property relates.

ARTICLE V
PAYMENTS FROM THE TRUST FUND
Section 5.1 Payments from the Trust Fund.
(a)	Subject to the direction of the Independent Fiduciary, if any, with respect to any Employer Security, and except as provided in paragraph (b) below, the Trustee shall make payments from the Trust Fund to pay Benefits under the Plans as directed by the Committee or its designee. Any payment of Benefits under the Plans must be charged to the Separate Retiree Account attributable to the Participant or Beneficiary receiving the benefits.

(b)	To the extent permitted by law, the Trustee shall be fully protected in making payments out of the Trust Fund, and shall have no responsibility to see to the application of such payments or to ascertain whether such payments comply with the terms of any Plan, and shall not be liable for any payment made by it in good faith and in the exercise of reasonable care without actual notice or knowledge of the impropriety of such payments hereunder. The Trustee may withhold all or any part of any payment as the Trustee in the exercise of its reasonable discretion may deem necessary to protect the Trustee and the Trust against any liability or claim on account of any income tax or other tax; and with all or any part of such payment so withheld, may discharge any such tax liability. Any part of any such payment so withheld by the Trustee that may be determined by the Trustee to be in excess of any such tax liability will upon such determination by the Trustee be paid to the person or entity from whom or which it was withheld.
Section 5.2 Method of Payments. The Trustee may make any payment required to be made by it hereunder, unless directed otherwise by the Committee, by direct electronic deposit of the amount thereof to the financial institution where the person or entity to whom or to which such payment is to be made maintains an account, or by mailing a check in the amount thereof by first class mail in a sealed envelope addressed to such person or entity to whom or to which such payment is to be made, according to the direction of the Committee. If any dispute arises as to the identity or rights of persons who may be entitled to benefits hereunder, the Trustee may withhold payment until such dispute is resolved by a court of competent jurisdiction or, at the discretion of the Committee, is settled by written stipulation of the parties concerned.
Section 5.3 Excessive Payments. If the Trustee or the Committee determines that any payment under the Trust or any Plan is excessive or improper, the recipient shall make repayment thereof immediately following receipt of written notice from the Trustee or the Trustee’s agent. If the recipient fails to make repayment to the Trustee or Trustee’s agent of such excessive or improper payment by the date requested by the Trustee or the Trustee’s agent, the Trustee may deduct the amount of such excessive or improper payment from any other amounts thereafter payable to such person or may pursue repayment in accordance with the provisions of Section 6.1(p). Until repaid to the Trustee or Trustee’s agent, the amount of said excessive or improper payment shall not be included in the Trust Fund.

ARTICLE VI
TRUSTEE POWERS AND DUTIES
Section 6.1 Powers of the Trustee. The Trustee shall have the following powers in addition to the powers customarily vested in trustees by law, provided however, that the Trustee’s powers with respect to the investment of assets held in the Trust Fund shall be subject to (i) the funding policy established by the Committee and communicated to the Trustee under Section 10.3, (ii) any investment guidelines established by the Committee and communicated to the Trustee under Section 10.4, (iii) in the event that the Committee appoints an Independent Fiduciary, solely with respect to any Employer Security, the instructions of the Independent Fiduciary appointed pursuant to Section 11.3, and (iv) the instructions of the Committee or any Investment Manager appointed pursuant to Section 10.5:
(a) With any cash at any time held by it, to purchase or subscribe for any Authorized Investment, and to retain such Authorized Investment in the Trust Fund, except that, in the event that the Committee appoints an Independent Fiduciary, with respect to any Employer Security, only at the direction of the Independent Fiduciary;
(b) To sell for cash or, with the consent of the Committee, on credit, to convert, to redeem, to exchange for another Authorized Investment, or otherwise to dispose of, any property at any time held by it, except that, in the event that the Committee appoints an Independent Fiduciary, with respect to any Employer Security, only at the direction of the Independent Fiduciary;
(c) To retain uninvested all or any part of the Trust Fund, provided that any uninvested assets shall be deposited in an interest-bearing account in any banking or savings institution, including an account established in the name of the Trustee if the Trustee is a depository institution;
(d) To exercise any option appurtenant to any investment in which the Trust Fund is invested for conversion thereof into another Authorized Investment, or to exercise any rights to subscribe for additional Authorized Investments, and to make all necessary payments therefor, except that, in the event that the Committee appoints an Independent Fiduciary, with respect to any Employer Security, only at the direction of the Independent Fiduciary;
(e) To join in, consent to, dissent from or oppose the reorganization, recapitalization, consolidation, sale, merger, foreclosure, or readjustment of the finances of any corporations, entities or properties in which the Trust Fund may be invested, or the sale, mortgage, pledge, or lease of any such property or the property of any such corporation or entity on such terms and conditions as the Trustee may deem wise; to do any act (including the exercise of options, making of agreements or subscriptions, and payment of expenses, assessments, or subscriptions) which may be deemed necessary or advisable in connection therewith; and to accept any Authorized Investment which may be issued in or as a result of any such proceeding, and thereafter to hold the same, except that, in the event that the Committee appoints an Independent Fiduciary, with respect to any Employer Security, only at the direction of the Independent Fiduciary;

(f) To vote, in person or by general or limited proxy, at any election of any corporation in which the Trust Fund is invested, and similarly to exercise, personally or by a general or limited power of attorney, any right appurtenant to any investment held in the Trust Fund, except that, in the event that the Committee appoints an Independent Fiduciary, with respect to any Employer Security, only at the direction of the Independent Fiduciary;
(g) To purchase any Authorized Investment at a premium or a discount;
(h) Upon instruction from the Committee, to employ for the benefit of the Trust Fund suitable agents, actuaries, accountants, investment counselors, legal counsel and consultants, and to pay their reasonable expenses and compensation;
(i) To purchase, to sell, to exercise, to allow to expire without exercise, and to honor the exercise of, options or contracts to purchase or sell stock, commodities, or other assets subject to such options or contracts, except that, in the event that the Committee appoints an Independent Fiduciary, with respect to any Employer Security, only at the direction of the Independent Fiduciary;
(j) With the consent of the Committee, to borrow, raise or lend moneys, for the purposes of the Trust in such amounts and upon such terms and conditions as the Committee, in its absolute discretion, may deem advisable, and for any such moneys so borrowed, to issue its promissory note as Trustee and to secure the repayment thereof by pledging or mortgaging all or any part of the Trust Fund, provided that no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing;
(k) To cause any Authorized Investment in the Trust Fund to be registered in, or transferred into, its name as Trustee or the name of its nominee or nominees, or to retain such investments unregistered in a form permitting transfer by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund, and the Trustee shall be fully responsible for any misappropriation in respect to any investment held by its nominee or held in unregistered form and shall cause the indicia of ownership to be maintained within the jurisdiction of the district courts of the United States, except as may otherwise be permitted under regulations promulgated by the Secretary of Labor;
(l) To do all acts which it may deem necessary or proper and to exercise any and all powers of the Trustee under this Trust Agreement upon such terms and conditions as it may deem to be in the best interests of the Trust;
(m) To apply for, purchase, hold, transfer, pay premiums on, surrender, and exercise all incidents of ownership of any insurance contract, any guaranteed income, guaranteed investment, and similar contracts;
(n) To invest in any collective investment fund, including a short-term collective investment fund maintained by the Trustee or an affiliate of the Trustee;

(o) To collect income and distributions payable to the Fund;
(p) Upon instruction from the Committee or, in the event that the Committee appoints an Independent Fiduciary, with respect to any Employer Security, only at the direction of the Independent Fiduciary, to begin, maintain or defend any litigation necessary in connection with the administration of the Plans or the Trust, except that the Trustee shall not be obligated or required to do so unless it has been indemnified to its satisfaction against all expenses and liabilities sustained by it by reason thereof;
(q) To pay any income tax or other tax or estimated tax, charge or assessment attributable to any property or benefit out of such property or benefit in its sole discretion, or any tax on unrelated business income of the Trust, if any, out of the Trust Fund;
(r) To retain any funds or property subject to any dispute without liability for payment of interest, or decline to make payment or delivery thereof until final and unappealed adjudication is made by a court of competent jurisdiction;
(s) Upon instruction from the Committee, to grant consents, take actions and otherwise implement the rights of the Trustee;
(t) With the consent of the Committee, to act in any jurisdiction where permitted by law to do so or to designate one or more persons, or a bank or trust company, to be ancillary trustee in any jurisdiction in which ancillary administration may be necessary; to negotiate and determine the compensation to be paid to any such ancillary trustee; and to pay such compensation out of principal or income or both; and such ancillary trustee shall be granted with respect to any and all property subject to administration by it all of the powers, authorities and discretion granted in this Trust Agreement to the Trustee; provided, however, that such action as may require the investment of additional funds or the assumption of additional obligations shall not be undertaken without the written consent of the Trustee; and
(u) To cooperate with any of the Companies and/or the UAW in obtaining any judicial or regulatory approvals or relief in accordance with each Company’s respective Settlement.
Section 6.2 Title to Trust Fund. All rights, title and interest in and to the Trust Fund shall at all times be vested exclusively in the Trustee.
Section 6.3 Standard of Care. The Trustee shall discharge its duties in the interests of Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Trust and the Plans, and shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in conduct of an enterprise of like character and with like aims, consistent with the provisions of ERISA and the Code. Subject to the provisions of ERISA, the Trustee will be under no liability or obligation to anyone with respect to any failure of the Committee to perform any of its obligations under the Plans or Trust Agreement or for any error or omission of the Committee.

Section 6.4 Determination of Rights. The Trustee shall have no power, authority, or duty hereunder in respect to the determination of the eligibility of any person for coverage under the Plans, or the entitlement of any person to Benefits or payments from the Plans.
Section 6.5 Continuance of Plans. The Committee, the Trustee, the Independent Fiduciary, if any, the Companies, and UAW do not assume any contractual obligation as to the continuance of the Plans, and no such party shall be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plans. The Trustee’s obligation to make any payment shall be limited to amounts held in the Trust Fund at the time of the payment, as may be further limited by the requirements of Section 3.5.
Section 6.6 Payment of Expenses. The Trustee shall apply the assets of the Trust Fund to pay all reasonable costs, charges, and expenses (including, but not limited to, all brokerage fees and transfer tax expenses and other expenses incurred in connection with the sale or purchase of investments, all real and personal property taxes, income taxes and other taxes of any kind at any time levied or assessed under any present or future law upon, or with respect to, the Trust Fund or any property included in the Trust Fund and all legal, actuarial, accounting and financial advisory expenses, including fees and expenses of the Independent Fiduciary, if any, reasonably incurred (and where applicable previously approved) by the Trustee or the Committee in connection with establishment, amendment, administration and operation of the Trust or Plans. The expenses shall be allocated to the Separate Retiree Account to which the expenses relate (or, if the expenses cannot reasonably be allocated to one Separate Retiree Account, they shall be allocated among the Separate Retiree Accounts on a reasonable basis as determined by the Committee in a manner that avoids subsidization of any Separate Retiree Account by another Separate Retiree Account). The Committee shall by written certificate provided to the Trustee request payment for any expenses related to the administration of the Trust. Upon receipt of the written certificate, the Trustee may make the payment requested by the Committee. The expenses of the Trustee shall constitute a lien on the Trust Fund.
Section 6.7 Reimbursement. The Trustee will apply the assets of the Trust to reimburse a Company or the respective Company Health Care Plan, as applicable, for any Benefits advanced or provided by the Company or the respective Company Health Care Plan with regard to claims incurred by a Participant on or after the Implementation Date, including, but not limited to situations where a retirement is made retroactive and the medical claims were incurred on or after such Implementation Date or where a Company is notified of an intent by a Participant to retire under circumstances where there is insufficient time to transfer responsibility for Benefits to the applicable Plan and the Company or the respective Company Health Care Plan provides interim coverage for Benefits. The Trustee and the Committee will fully cooperate with the Company in securing any legal or regulatory approvals that are necessary to permit such reimbursement. In addition, the Trustee will apply the assets of the Trust to reimburse a Company for any deposits it made by mistake to the Trust, as provided for in that Company’s Settlement. Further, with regard to the transfer of assets from an existing VEBA trust to a Separate Retiree Account, and assumption of any liabilities by a Plan, the Trustee shall apply the assets of the related Separate Retiree Account to satisfy all such liabilities. In causing the Trust Fund to pay expenses pursuant to this Section 6.6, the Committee shall be acting in its fiduciary capacity with respect to a Plan and the Trust, on behalf of the respective EBA.

Section 6.8 Trustee Compensation. The Trustee will apply the assets of the Trust Fund to pay its own fees in the amounts and on the dates set forth in Exhibit D. All compensation paid from the Trust Fund to the Trustee or its affiliates shall be disclosed to the Committee. The Trustee’s unpaid compensation (if any) shall constitute a lien on the Trust Fund.
Section 6.9 Consultation. The Trustee may engage or consult with counsel or other advisors and may take or may refrain from taking any action in accordance with or reliance upon the opinion of counsel or such advisors.
Section 6.10 Reliance on Written Instruments. The Trustee shall be fully protected in acting upon any instrument, certificate or paper reasonably believed by it to be genuine and to be signed or presented by a duly authorized person or persons, and shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.
Section 6.11 Bonding. The Trustee shall be bonded to the extent and in the amount required by Section 412 of ERISA. To the extent permitted by applicable law, the costs of such bonding shall be expenses paid by the Trustee out of the assets of the Trust Fund under Section 6.6.

ARTICLE VII
TRUSTEE ACCOUNTS
Section 7.1 Separate Retiree Accounts. At all times, the Trustee shall maintain each of the Separate Retiree Accounts as a separate account under the Trust for the assets deposited by each Company, or transferred at each Company’s direction, to the Separate Retiree Account in accordance with the terms of each Company’s Settlement. Each Separate Retiree Account may be used only to provide Benefits for the Participants and Beneficiaries in the Plan funded by such Separate Retiree Account. Under no circumstances may a Separate Retiree Account be liable or responsible for the obligations of the Trust to any Participant or Beneficiary other than a Participant or Beneficiary in the Plan that is attributable to the same Eligible Group as that Separate Retiree Account. The Trustee shall separately account for the assets and liabilities of each Separate Retiree Account; including, without limitation: (a) deposits, contributions, remittances, subsidies, investment and other income from whatever source to each Separate Retiree Account; and (b) Benefits to Participants and Beneficiaries from each respective Separate Retiree Account, and the investment, administrative, and other expenses attributable to the maintenance of each such Separate Retiree Account. In no event shall the assets of one Separate Retiree Account be used to offset the liabilities or defray the expenses attributable to another Separate Retiree Account. Notwithstanding the proscriptions in this Section 7.1, unless the Committee expressly decides to establish segregated investment vehicles for specific Separate Retiree Accounts, the assets of the Separate Retiree Accounts, other than Employer Security Sub-Accounts, shall be invested on a pooled basis within the Trust Fund; provided that the interest of each Separate Retiree Account in such pooled Trust Fund is separately accounted for at all times.
Section 7.2 Records. The Trustee shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements, and other transactions with respect to each Separate Retiree Account and the Trust as a whole, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Committee or such person or persons as the Committee may designate.
Section 7.3 Annual Audit. The Committee shall appoint an auditor to conduct an annual audit of the Trust Fund, a statement of the results of which shall be provided to the Trustee and also made available for inspection by interested persons at the principal office of the Trust.
Section 7.4 Claims Limited to Amounts in Applicable Account. In any legal action against the Trust Fund, the rights of any Participant or Beneficiary against the Trust Fund shall be limited to the amount of assets in the Separate Retiree Account attributable to such Participant or Beneficiary, and the rights of any other person or entity shall be limited to the amount of assets in the Separate Retiree Account attributable to the Plan to which the claim relates.
Section 7.5 Furnishing Written Accounts. The Trustee shall furnish the Committee a written account setting forth a description of all securities and other property purchased and sold, and all receipts, disbursements, and other transactions effected by it during each calendar quarter, and showing the securities and other properties held, and their fair market values at the end of each calendar quarter. Such written account shall be furnished to the Committee within thirty (30) days after the close of each calendar quarter.

Section 7.6 Accounting and Taxable Year, Cash Basis. The accounting and taxable year of the Trust shall be the calendar year. All accounts of the Trustee shall be kept on a cash basis.
Section 7. 7 Judicial Proceedings. If the Trustee and the Committee cannot agree with respect to any act or transaction reported in any statement, the Trustee shall have the right to have its accounts settled by judicial proceedings in which only the Trustee and the Committee shall be necessary parties. Subject to the provisions of ERISA, the Trustee shall not be required to file, and no Participant or Beneficiary shall have any right to compel, an accounting, judicial or otherwise, by the Trustee.

ARTICLE VIII
PROCEDURES FOR THE TRUSTEE
Section 8.1 Removal. The Trustee may be removed by the Committee at any time upon thirty (30) days’ advance written notice. Such removal shall be effective on the date specified in such written notice, provided that notice has been given to the Trustee of the appointment of a successor Trustee in the manner set forth in Section 8.3.
Section 8.2 Resignation. The Trustee may resign by filing with the Committee a written resignation that shall take effect sixty (60) days after the date of such filing, unless prior thereto a successor Trustee has been appointed by the Committee. In no event may the Trustee’s resignation take effect before a successor Trustee has been appointed. If the Committee fails to appoint a successor Trustee, the resigning Trustee may seek the appointment of a successor Trustee in the manner set forth in Section 8.3.
Section 8.3 Successor Trustee. The Committee may appoint a successor Trustee by delivering to the successor Trustee an instrument in writing, executed by an authorized representative of the Committee, appointing such successor Trustee, and by delivering to the removed or resigning Trustee an acceptance in writing, executed by the successor Trustee so appointed. Such appointment shall take effect upon the date specified in Section 8.1 or 8.2, as applicable. If no appointment of a successor Trustee is made by the Committee within a reasonable time after such resignation, removal or other event, any court of competent jurisdiction may, upon application by the removed or resigning Trustee, appoint a successor Trustee after such notice to the Committee and the removed or resigning Trustee, as such court may deem suitable and proper.
Section 8.4 Amendment to Trust Document for Successor Trustee. The Committee may appoint a successor Trustee by securing from the successor Trustee an amendment to this Trust Agreement, executed by both the successor Trustee and an authorized representative of the Committee, which replaces the current Trustee with the successor Trustee, appointing such successor Trustee, and by delivering to the removed or resigning Trustee an executed copy of the amendment. Such appointment shall take effect upon the date specified in the amendment.
Section 8.5 Effect of Removal or Resignation of Trustee. Upon the removal or resignation of the Trustee in accordance with Section 8.1 or 8.2, the Trustee shall be fully discharged from further duty or responsibility under this Trust Agreement to the extent permitted by law.
Section 8.6 Merger or Consolidation of the Trustee. Any corporation continuing as the result of any merger or resulting from any consolidation, to which merger or consolidation the Trustee is a party, or any corporation to which substantially all the business and assets of the Trustee may be transferred, will be deemed to be continuing as the Trustee.

ARTICLE IX
PROCEDURES FOR COMMITTEE
Section 9.1 Composition of Committee. The Committee shall consist of eleven individual persons, consisting of six (6) Independent Members and five (5) UAW Members. No Member of the Committee shall be a current or former officer, director or employee of any of the Companies; provided, however, a retiree who was represented by the UAW in his or her employment with a Company, or an employee of a Company who is on leave from the Company and is represented by the UAW, may be a UAW Member. No member of the Committee shall be authorized to act for a Company or be an agent or representative of a Company for any purpose. Furthermore, no Company shall be a fiduciary with respect to any of the Plans or the Trust, and the Companies will have no rights or responsibilities with respect to the Plans or the Trust other than as specifically set forth in the Company Settlements. This limitation on Company participation on the Committee and the limitation set forth in Section 3.5 of this Trust Agreement are not subject to change, amendment or alteration. No Independent Member, or any family member, employer, or partner of an Independent Member, shall have any financial or institutional relationship with a Company or UAW if such relationship could reasonably be expected to impair such person’s exercise of independent judgment.
Section 9.2 Term of Office. Each Member shall continue to serve as such until his or her death, incapacity to serve hereunder, resignation, removal, or the expiration of his or her term. Independent Member terms shall be for three (3)-year periods, except the initial terms of four (4) of the six (6) original Independent Members, two (2) of whom shall have an initial term of two (2) years, and two of whom shall have an initial term of one (1) year, as described in Exhibit E. An Independent Member may serve more than one term.
Section 9.3 Resignation. A Member may resign, and shall be fully discharged from further duty or responsibility under this Trust Agreement to the extent permitted by law, by giving at least thirty (30) days’ advance written notice to the Committee (or such shorter notice as the Committee may accept as sufficient) stating a date when such resignation shall take effect. Such resignation shall take effect on the date specified in the notice or, if a successor Member has been appointed effective as of an earlier date, on such earlier date.
Section 9.4 Removal; Appointment of Successor Committee Members.
(a) An Independent Member may be removed or replaced, and a successor designated, at any time by an affirmative vote of nine (9) of the other Members of the Committee in the event that such other Members lose confidence in the capacity or willingness of the Independent Member being replaced or removed to fulfill his or her duties and responsibilities as a Member as set forth in this Trust Agreement. In the event of a vacancy of an Independent Member position, whether by expiration of term, resignation, removal, incapacity, or death of an Independent Member, a successor Independent Member shall be elected by the affirmative vote of nine (9) Members, and when possible, such successor Independent Member shall be elected prior to the expiration of the term, resignation, removal, incapacity, or death of the Independent Member being replaced.

(b) The UAW Members shall serve at the discretion of the UAW International President, and may be removed or replaced, and a successor designated, at any time by written notice from the UAW International President to the Committee.
(c) Each successor Member shall signify his or her acceptance of the appointment and his or her responsibilities under this Agreement in writing.
(d) If no appointment of a successor Independent Member is made within a reasonable time after his or her expiration of term, resignation, removal or other event, an arbitrator selected pursuant to the procedures established in Subsection 9.9(e) may be engaged upon application of any Member to appoint a successor Independent Member to the Committee. If the failure to appoint an Independent Member is the result of factors unrelated to a dispute among Members, any Member may apply to a court of competent jurisdiction to ask the court to appoint a successor Independent Member to the Committee as such court may deem suitable and proper.
Section 9.5 Chair. The Committee shall select a chair from among its Members (the “Chair”). The term of the Chair will continue until he or she ceases to be a Member, resigns as Chair or is replaced as Chair with another Member by majority vote among the remaining Members.
Section 9.6 Meetings.
(a) The Committee shall hold meetings as frequently as is necessary to ensure the efficient administration of the Trust and Plan and shall hold a minimum of four (4) meetings during each calendar year. The Chair, or any six (6) Members, may call a special meeting of the Committee by giving at least five (5) days’ advance written notice of the time and place thereof to all other Members.
(b) The Chair, or another such individual or individuals so designated by the Chair, shall (i) preside over Committee meetings; (ii) prepare the Committee meeting agenda; (iii) oversee Trust operations between Committee meetings and report to the Committee on such operations; and (iv) perform such other functions as the Committee determines.
(c) One Member, or another individual so designated, shall maintain minutes of all Committee meetings, but such minutes need not be verbatim. Copies of such minutes shall be provided to all Members and to such other parties as the Committee may designate.
Section 9.7 Place of Meeting; Telephonic Meetings. Meetings of the Committee shall be held in the Detroit, Michigan metropolitan area as designated in the notice of meeting. Meetings of the Committee may be held through any communications equipment or other technology if all persons participating can hear each other, and such participation in a meeting shall be considered presence at the meeting for all purposes, including Section 9.8.
Section 9.8 Quorum. A majority of the Members of the Committee then in office shall constitute a quorum for the purpose of transacting any business; provided that at least one Independent Member and one UAW Member are present.

Section 9.9 Vote of the Members.
(a) Each Member of the Committee present at the meeting shall have one vote. Except as otherwise specified in this Trust Agreement, all actions of the Committee shall be by majority vote of the entire Committee, provided that at least one Independent Member and one Union Member must be a Member in the majority for any Committee action to take effect. Notwithstanding anything in this Subsection 9.9(a) to the contrary, any action by the Committee taken after the 2011 calendar year that would not be permitted under Subsection 10.2(d) before the expiration of the 2011 calendar year shall require an affirmative vote of nine (9) Members to take effect.
(b) The vote of any absent Independent Member of the Committee may be cast in accordance with a written proxy delivered to any other Independent Member of the Committee present at the meeting, and the vote of any absent UAW Member of the Committee may be cast in accordance with a written proxy delivered to any other UAW Member of the Committee present at the meeting.
(c) In the event that a vacancy exists in the number of Independent Members, or that an Independent Member is absent (and has not delivered a proxy), a majority of the Independent Members present shall be entitled to cast the vote otherwise exercisable by the Independent Member not present. In the event that a vacancy exists in the number of UAW Members, or that a UAW Member is absent (and has not delivered a proxy), a majority of the UAW Members present shall be entitled to cast the vote otherwise exercisable by the UAW Member not present.
(d) In addition to decisions made at meetings, action may be taken without a meeting pursuant to a written (including e-mail) or telephone poll by the Chair (or his designee); provided that any action taken in a telephone poll must be confirmed in writing (including e-mail) by each Member who voted for the action taken either before or as soon as practicable following the vote (but no later than thirty (30) days after the vote).
(e) In the event that an action does not take effect — including, without limitation, an action under Subsection 9.9(a) that requires nine (9) affirmative votes to take effect — notwithstanding all Independent Members voting in favor, or alternatively all UAW Members voting in favor, any Committee Member may refer the issue to arbitration pursuant to the procedures established from time to time by the Committee. In addition, any Committee Member may refer the failure to appoint a successor Independent Member pursuant to Subsection 9.4(d) to an arbitrator, in which case the arbitrator may select the successor Independent Member. The determination of the arbitrator shall be final and binding on all parties to the Trust. The costs and expenses of such arbitration (including attorneys’ fees for separate counsel for Members on each side of the issue) shall be paid from the Trust unless paid by any other source, or unless otherwise ordered by the arbitrator. The arbitrator’s decision must be consistent with the terms of the Trust and, if the dispute concerns an amendment to the Trust, the arbitrator may not issue a decision contrary to the terms of Section 12.1 hereof.

Section 9.10 Fees and Expenses. To the extent permitted by ERISA, Members of the Committee will be entitled to reasonable compensation for the performance of their duties hereunder. Members of the Committee may be reimbursed by the Trust for reasonable expenses properly and actually incurred in the performance of their duties. The fees and expenses of the Committee shall be deemed to be fees and expenses of the Trust and shall be reimbursed from the Trust Fund consistent with the restrictions set forth in this Section 9.10.
(a) Independent Members shall receive an annual retainer of $              , payable in equal quarterly installments in arrears, and a meeting fee of $         for each meeting of the Committee in which such Independent Member participates, provided, however, that the combination of retainer and meeting fees shall not exceed $               per calendar year. In the event that an Independent Member’s tenure on the Committee ends on a day other than the last day of the quarter for which a quarterly installment of his or her annual retainer is due, he or she shall be paid for the pro rata portion of such quarter that coincides with his or her tenure on the Committee. For purposes of the meeting fee, participation by telephone or other simultaneous communication device shall qualify an Independent Member for a participation fee only if the meeting is scheduled and anticipated to last at least one (1) hour. Participation in telephonic conferences to address ad hoc issues do not qualify an Independent Member for a participation fee.
(b) UAW Members who are eligible to receive compensation for participation on the Committee shall receive the amounts described in Subsection 9.10(a) above for Independent Members. Any Member who is an employee of the UAW or a local union affiliated therewith shall not be eligible to receive compensation for service as a Member. Notwithstanding the prohibition on compensation otherwise described in this Subsection 9.10(b), UAW Members shall be entitled to receive reimbursements for reasonable expenses properly and actually incurred in the performance of a UAW Member’s duties pursuant to this Trust Agreement.
(c) The Chair shall receive a fee of $                    per year, payable in quarterly installments in arrears, for service as the Chair, in addition to the compensation received as a Member pursuant to Subsection 9.10(a) or Subsection 9.10(b), whichever is applicable.
(d) Other than UAW Members who are prohibited from receiving compensation pursuant to Subsection 9.10(b), nothing herein shall prohibit or limit any Member from receiving fees from the Trust Fund for services rendered at the request of the Committee (e.g., reasonable fees for attendance at retiree meetings to explain the operation of the programs contemplated by the Settlements and/or this Trust Agreement).
(e) The fees and limits described in Subsection 9.10(a) and (b) above shall be increased each calendar year after 2008 by each calendar year’s percentage increase, if any, to the consumer price index for urban wages (CPI-W).
Section 9.11 Liaison.
(a)	The Liaison’s primary roles, as further detailed in this section, shall be:

(1)	to work, as the Liaison deems appropriate, alongside any and all Trust personnel, outside advisors, consultants, professionals, and service providers retained by the Trust, on all matters pertaining to the operation of the Trust,

(2)	to stay informed about all facets of the Trust’s activities, and

(3)	to maintain open lines of communications in regard to all activities of the Trust — including, without limitation, its funding status and the administration of the Benefits provided under the Plans — among and between (i) the Trust and the Committee, (ii) the Eligible Retirees and Beneficiaries, and (iii) retiree representatives and the UAW.
(b)	The Liaison shall not be a member of the Committee and shall not be entitled to a vote on any matter coming before the Committee.

(c)	The Liaison shall maintain open lines of communications regarding the activities of the Trust among and between (i) the Trust and the Committee, (ii) the Eligible Retirees and Beneficiaries, and (iii) the retiree representatives and the UAW in regard to all activities of the Trust. Specifically, the Liaison shall maintain communications with, among others, elected leaders of retiree chapter organizations, Class Representatives (and, until the Implementation Date, Class Counsel), UAW officials (in addition to UAW Members), Trust personnel, and the Independent Members and UAW Members.

(d)	The Liaison may attend all meetings of the Committee and any Sub-Committee established pursuant to Section 10.8.

(e)	The Liaison shall be permitted to consult with and work alongside any and all Trust personnel on any facet of the operations of the Trust, including but not limited to activities related to investment of Trust assets, administration of the Benefits provided under the Plans, retention of outside advisors, consultants, professionals and service providers, and the hiring of personnel needed for operation of the Trust.

(f)	The Liaison shall have access to any and all information developed or utilized by Trust personnel in connection with the operation of the Trust, including but not limited to information provided by any outside advisors, consultants, professionals or service providers retained by the Trust. In the event that the Liaison is provided information that is subject to a privilege that the Trust or Committee may assert, the Liaison shall not take any action that would cause such privilege to be violated.

(g)	The Liaison shall be permitted to work alongside Trust personnel in the development of recommendations that may be made to the Committee by Trust personnel regarding any matter to come before the Committee.

(h)	The Liaison shall be permitted to work alongside Trust personnel in connection with the work of any outside advisors, consultants, professionals or service providers retained by the Trust.

(i)	The UAW, acting through the International President, shall have the right to appoint the Liaison.

(j)	Until the first Implementation Date of any of the Company’s Settlements, the Liaison may be an active employee on the UAW staff. On and after such implementation date, the Liaison shall not be an active member of the UAW Staff (but such person shall not be prohibited from performing work for the UAW on a consulting or other part-time basis, on matters unrelated to the operation of the Trust; provided that such work does not interfere with the Liaison’s ability to perform his or her duties as the Liaison).

(k)	The Liaison shall be fully bound to adhere to the Code of Ethics attached as Exhibit I and any failure to adhere to the Code of Ethics shall be grounds for immediate disqualification.

ARTICLE X
POWERS AND DUTIES OF THE COMMITTEE
Section 10.1 General. The Committee, acting on behalf of the EBAs, shall be responsible for the implementation, amendment and overall operation of the Trust Fund and the establishment, amendment, maintenance, and administration of the Plans. Subject to the provisions of this Trust Agreement and applicable laws, the Committee shall have sole, absolute and discretionary authority to adopt such rules and regulations and take all actions that it deems desirable for the administration of the Trust Fund, and to interpret the terms of the Plans and Trust. Subject to Section 3.7, the decisions of the Committee will be final and binding on all Participants and Beneficiaries and all other affected parties to the maximum extent allowed by law.
Section 10.2 Benefits.
(a) Adoption of the Plans. The Committee, on behalf of the EBAs, shall adopt the Plans to provide Benefits to Participants and Beneficiaries and may amend the Plans from time to time. The terms of the Plans as initially adopted are set forth in subsection (d) of this section. Thereafter, the Committee on behalf of the EBAs may amend the Plans from time to time to provide Benefits as it may determine in its sole and absolute discretion; provided, however, that the Committee shall have no authority to provide any benefits other than Retiree Medical Benefits until the end of the Initial Accounting Period. Furthermore, the eligibility rules of each respective Plan shall be the same as those provided by the respective Company Health Care Plan and may not be expanded by the Committee. The Plans may provide for different benefit structures for different groups of Participants or Beneficiaries, including, without limitation, different groups of Participants or Beneficiaries included in the same Eligible Group, and may provide for different contributions for such groups; provided, however, that such differences within or among Eligible Groups are reasonably related to a rational purpose and consistent with the relevant provisions of this Trust Agreement. The rights of the Committee described in this Section 10.2 shall be exercised in a manner consistent with the Settlements. Although the Committee shall be under no obligation to design the Plans to assure that the assets of the Trust Fund are sufficient to provide Benefits to all potential Participants and Beneficiaries of the Plans in all subsequent years, the Committee’s long-term objective in designing the Plans, absent countervailing circumstances, shall be to provide meaningful health benefits to all Participants and Beneficiaries included in each Eligible Group.
(b) Benefits Design. The Plans shall provide Benefits designed by the Committee in its sole discretion, acting on behalf of the EBAs as a fiduciary to the Plans, subject to Sections 1.3, 10.2(a) and 10.2(d). The Benefit design shall include rules to determine which of the Participants and Beneficiaries of the Trust will receive Benefits under the Plans, in what form and in what amount. The Plans may include co-pays, Participant and Beneficiary contributions, and any other features that the Committee from time to time determines appropriate or desirable in its sole discretion. In designing the Plans and the Benefits to be provided thereunder, the Committee may take into account circumstances that it determines to be relevant, including, without limitation, the degree to which

Participants and Beneficiaries have alternative resources or coverage sources, pension levels under the Company’s pension plans have changed, and the resources of the Trust Fund based upon expected deposits, remittances, and other sources of funding.
(c) Method of Providing Benefits. Benefits under a Plan may be fully insured, partially insured or self-insured, as determined from time to time by the Committee in its sole discretion and in accordance with the funding policy established pursuant to Section 10.3. In all events, the expected cost of Benefits to be provided under each Plan during any calendar year shall not exceed the amount of assets expected to be available under the Separate Retiree Account related to such Plan to cover such costs during such calendar year.
(d) Initial Benefits. Notwithstanding any other provision in this Section 10.2, until the expiration of the 2011 calendar year, the Chrysler Retiree Plan shall provide the Benefits specified in Exhibit F(1), the Ford Retiree Plan shall provide the Benefits specified in Exhibit F(2), and the GM Retiree Plan shall provide the Benefits specified in Exhibit F(3). The Benefits specified in Exhibits F(1), F(2) and F(3) shall be the Benefits provided for under the terms of each Company’s respective Settlement. During the period that the Plans are providing the initial benefits described in this Section 10.2(d), the Committee may exercise administrative discretion (as permitted under the Trust Agreement) in delivering such benefits, including, without limitation, making any changes that could have been adopted by joint action of a Company and the UAW pursuant to Section 5.A.2(h) of the Settlement Agreement between GM and UAW dated December 16, 2005, Section         of the Settlement Agreement between Ford and UAW dated                     , and similar provisions of the Chrysler Health Care Program.
(e) Medicare Part B Benefits. The initial Benefits provided pursuant to Subsection 10.2(d) under each Plan shall include a subsidy of the Medicare Part B premiums attributable to such Participants in an amount no lower in dollar value than $76.20 per month.
(f) Design Principles. In exercising its authority under this Section 10.2, the Committee shall adhere to the design principles described in Exhibit G. A Plan only may provide Benefits as defined in Section 1.3.
Section 10.3 Funding Policy. Subject to the direction of the Independent Fiduciary, if one has been appointed, with respect to the Employer Securities, the Committee will establish a funding policy for each Plan and communicate that funding policy to the Trustee.
Section 10.4 Investment Guidelines. Except with respect to the authority of the Independent Fiduciary, if one has been appointed, with respect to the Employer Securities, the Committee shall cause investment guidelines for managing (including the power to acquire and dispose of) all or any part of the Trust Fund and communicate that policy to the Trustee to be established. In so doing, the Committee shall adhere to the investment practice standards set forth in Exhibit H.

Section 10.5 Appointment of Investment Managers. The Committee may appoint one or more Investment Managers to manage, or to select one or more Investment Managers to manage, all or part of the Trust Fund and enter into an agreement with the Investment Manager(s). If an Investment Manager is appointed, it shall have the appurtenant investment authority of the Trustee specified in Section 6.1, as limited by investment guidelines adopted by the Committee, with respect to the portion of the Trust Fund over which it has investment discretion, and the Trustee’s duties with respect to that portion of the Trust Fund shall be limited to following the instructions of the Investment Manager.
Section 10.6 Government Reports and Returns. The Committee shall file all reports and returns, including but not limited to, any IRS Form 5500 series and IRS Form 990 series that are required to be made with respect to the Trust and a Plan.
Section 10.7 Compromise or Settle Claims. The Committee may compromise, settle and release claims or demands in favor of or against the Trust or the Committee on such terms and conditions as the Committee may deem advisable, and payment shall be made from the Separate Retiree Account to which the claim or demand relates (or, if the claim or demand relates to more than one Separate Retiree Account, on a basis commensurate with the portion of the claim relating to each Separate Retiree Account).
Section 10.8 Appointment of Third Parties; Delegation of Authority. The Committee may appoint a third party to perform any functions assigned to it by the Committee to the extent permitted under applicable law. The Committee may by adoption of a written resolution delegate to any two or more Members the authority to act on behalf of the full Committee to the extent set forth in the resolution. In the event of such a delegation, the resulting sub-committee shall have at least one Independent Member and one UAW Member, and subcommittee action shall require the affirmative vote of at least one Independent Member and one UAW Member. Any action taken on behalf of the Committee pursuant to the delegation shall be reported to the Committee at its next regularly scheduled meeting.
Section 10.9 Consultation. The Committee may engage or consult with counsel or other advisors and, in accordance with the provisions of Section 6.6, may direct the Trustee to pay reasonable compensation therefor from the Trust Fund and may take or may refrain from taking any action in accordance with or reliance upon the opinion of counsel or such expert advisors.
Section 10.10 Reliance on Written Instruments. Each Member of the Committee shall be fully protected in acting upon any instrument, certificate or paper reasonably believed by him or her to be genuine and to be signed or presented by a duly authorized person or persons, and shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.
Section 10.11 Standard of Care. The Committee and each Member shall discharge their duties in the interests of Participants and Beneficiaries and for the exclusive purpose of providing Benefits to such Participants and Beneficiaries and defraying reasonable expenses of administering the Trust and each Plan and shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, consistent with the provisions of ERISA and the Code. In exercising their discretion with respect to providing Benefits to Participants and Beneficiaries of each Plan, the Committee and each Member shall consider exclusively the interests of the Participants and Beneficiaries in such Plan. In exercising their discretion with respect to defraying reasonable expenses of administering the Trust or Plans, the Committee and each Member shall consider exclusively the interests of the Participants and Beneficiaries in the Plans.
Section 10.12 Bonding. The Members of the Committee shall be bonded in the amount required by section 412 of ERISA and may be covered by liability insurance in accordance with section 410(b) of ERISA. To the extent permitted by applicable law, the costs of such bonding and insurance shall be expenses paid by the Trustee under Section 6.6.
Section 10.13 Discretionary Authority. Except as the Committee’s powers are limited by specific provisions of this Trust Agreement, the Committee (or its designee) shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret this Trust Agreement, each Plan and any other Plan documents, to make its own motions, resolutions, administrative rules and regulations, contracts, or instruments and to decide all matters arising in connection with the operation or administration of the Trust or Plans. Benefits under the Plans will be paid only if the Committee or its designee decides in its discretion that the applicant is entitled to them. Without limiting the generality of the foregoing, the Committee, on behalf of each EBA and the Trust, shall have the sole and absolute discretionary authority to:
(a) take all actions and make all decisions with respect to the eligibility for, and the amount of, Benefits payable under a Plan;
(b) formulate, interpret and apply rules, regulations and policies necessary to administer a Plan in accordance with its terms;
(c) decide questions, including legal or factual questions, relating to the calculation and payment of Benefits under a Plan;
(d) determine the standard of proof and the sufficiency of evidence as to any factual question arising under a Plan;
(e) resolve and/or clarify any ambiguities, inconsistencies and omissions arising under this Trust Agreement, each Plan, or other Plan documents;
(f) process, and approve or deny Benefit claims and rule on any Benefit exclusions;
(g) settle or compromise disputed claims as provided in Section 10.7 on such terms as the Committee determines to be in the best interest of the Participants and Beneficiaries;
(h) enforce any contribution, remittance or payment obligation set forth in Article IV; and

(i) do all acts which it may deem necessary or proper and to exercise any and all powers of the Committee under this Trust Agreement upon such terms and conditions as it may deem to be in the best interests of the Trust or Plans.
Subject to Section 3.7 of this Trust Agreement, all determinations made by the Committee or its designee with respect to any matter arising under the Trust, each Plan, and any other Plan documents shall be final and binding on all affected parties, including without limitation Participants, Beneficiaries, and any other persons who have claims against the Trust Fund and a Plan through any of them. In the event that the terms of a Plan are inconsistent with the terms of this Trust Agreement, the Trust Agreement controls.
Section 10.14 No Individual Liability on Contracts. The Members of the Committee shall not be liable personally, either individually or jointly, for any debts, obligations, or undertakings contracted by them, or for the breach of any contracts. Such claims and obligations shall be paid out of the Trust; provided, however, that the Members shall not be exempt from personal liability for willful misconduct, breach of trust, or fraud, and the Trust shall not indemnify the Members for such liabilities.
Section 10.15 The Companies and UAW Not Liable for Conduct of Committee. In their capacity as Members, the Members of the Committee, individually and jointly, are not officers, agents, employees, or representatives of the Companies or UAW. In their capacity as Members, each Member is a principal acting independently of the UAW. To the extent permitted by applicable law, the UAW (and their employees, officers, and directors) shall not be liable for any act, omission, contract, obligation, or undertaking of the Committee or its officers, agents, or representatives. Under no circumstances will any Company or their employees, officers, directors or agents be responsible for or have any liability for any act, omission, contract, obligation or undertaking of the Committee or its officers, agents or representatives.
Section 10.16 Reimbursement for Defense of Claims. To the extent permitted by applicable law and not otherwise covered by liability insurance purchased by the Trust (without regard to any non-recourse rider purchased by the insured), the Committee, Members, employees of the Committee, persons acting on the Committee’s behalf pursuant to an express written delegation, and the Liaison (each separately, the “Indemnified Party”) shall be reimbursed by the Trust Fund for reasonable expenses, including without limitation attorneys’ fees, incurred personally in defense of any claim that seeks a recovery of any loss to a Plan or Trust Fund or for any damages suffered by any party to or beneficiary of this Trust Agreement (a) for which the Indemnified Party is adjudged not liable, or (b) which is dismissed or compromised in a final settlement, where the Committee — or, where required by applicable law, an independent fiduciary — determines that the settling Indemnified Party was not primarily responsible (in such cases, all or only a portion of the settling Indemnified Party’s reasonable expenses may be reimbursed, as directed by the Committee or an independent fiduciary), provided that the Committee shall have the right to approve of the retention of any counsel whose fees would be reimbursed by the Trust Fund, but such approval shall not be withheld unreasonably.
Section 10.17 Indemnifications. To the extent permitted by law, the Trust shall indemnify and hold the Committee, the UAW, the Companies, the Chrysler Health Care Program, the Ford

Retiree Health Plan, the General Motors Health Care Program for Hourly Employees, the employees, officers and agents of each of them harmless from and against any liability that they may incur in connection with the Plans and Trust, unless such liability arises from gross negligence, intentional misconduct or breach of their respective Company Settlement. All costs associated with the indemnity provided under this Section 10.17 shall be borne solely by the Separate Retiree Account to which such costs relate.
Section 10.18 Subrogation and Reimbursement. Subject to the limitations of Section 10.2(d), the Committee shall maintain, as part of each Plan, a comprehensive subrogation and reimbursement policy, updated from time to time as appropriate.
Section 10.19 Code of Ethics. The Committee shall maintain a code of ethics to govern the conduct of Members and staff, if any, when acting on behalf of the Trust or a Plan or otherwise in their official capacity. The initial code of ethics is attached at Exhibit I. It may be amended by the Committee in light of experience and evolving standards, consistent with principles of good governance and fiduciary principles.
Section 10.20 Presumption of Control. The Committee shall take all such reasonable action as may be needed to rebut any presumption of control that would limit the Trust’s ability to own GM’s common stock or the 6.75% Series U Convertible Senior Debentures Due December 31, 2012 or as may be required to comply with all applicable laws and regulations, including, but not limited to, federal and state banking laws and regulations.

ARTICLE XI
INDEPENDENT FIDUCIARY
Section 11.1 General. In the event that an Independent Fiduciary is appointed by the Committee pursuant to Section 11.3, this Article XI shall be given effect.
Section 11.2 Independent Fiduciary With Respect to Employer Security. Any provision of this Trust Agreement to the contrary notwithstanding, the Trustee shall have no discretionary authority or powers with respect to any Employer Security and all such discretionary authority shall rest with the Independent Fiduciary. The Trustee shall hold any Employer Security in the respective Employer Security Sub-Account and shall be subject to direction by the Independent Fiduciary with respect to the acceptance, management, disposition, and voting of the Employer Security. The Independent Fiduciary shall be a named fiduciary (as defined in section 402(a)(2) of ERISA) and investment manager (within the meaning of section 3(38) of ERISA) with respect to all discretionary actions regarding the valuation, acceptance, management, disposition, and voting of any Employer Security. The Trustee shall be entitled to rely upon the identification by the Committee of the Independent Fiduciary until notified in writing by the Committee that an Employer Security Sub-Account’s assets are no longer subject to the Independent Fiduciary’s management. During any period of time in which the Independent Fiduciary manages the Employer Security Sub-Accounts, the Trustee shall act strictly in accordance with any directions of the Independent Fiduciary with respect to the Employer Security Sub-Accounts. The Trustee shall continue to receive all assets purchased against payment therefor and to deliver all assets sold against receipt of the proceeds therefrom. The Independent Fiduciary may from time to time issue orders on behalf of the Trustee for the purchase or sale of securities directly to an underwriter or broker or dealer and for such purpose the Trustee shall, upon request, execute and deliver to such Independent Fiduciary one or more trading authorizations. The Trustee shall have no responsibility or liability to anyone relating to the asset management decisions of the Independent Fiduciary except to the extent that the Trustee has failed to act strictly in accordance with any directions of the Independent Fiduciary with respect to the Employer Security Sub-Accounts. The Trustee shall be under no duty to make or review any recommendation with respect to any such decision. The Trustee shall not be liable or responsible for any loss resulting to the Trust Fund by reason of any investment made or sold pursuant to the direction of the Independent Fiduciary nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further direction of the Independent Fiduciary.
Section 11.3 Appointment of Independent Fiduciary. The Committee, in its sole discretion, may appoint from time to time an Independent Fiduciary to manage the Employer Security Sub-Accounts, or for any other purpose as required by law, by delivering a written instrument to the Independent Fiduciary, which the Independent Fiduciary shall acknowledge in writing. The Independent Fiduciary shall be a bank, trust company or registered investment adviser under the Investment Advisers Act of 1940, as amended.
Section 11.4 Removal. The Independent Fiduciary may be removed by the Committee at any time upon thirty (30) days’ advance written notice. Such removal shall be effective on the date specified in such written notice, provided that notice has been given to the Independent Fiduciary of the appointment of a successor Independent Fiduciary in the manner set forth in

Section 11.6 below, provided that no such successor Independent Fiduciary shall be appointed in the event that the Trust then holds no Employer Security.
Section 11.5 Resignation. The Independent Fiduciary may resign by delivering to the Committee a written resignation that shall take effect sixty (60) days after the date of such filing or such earlier date that a successor Independent Fiduciary has been appointed by the Committee.
Section 11.6 Successor Independent Fiduciary. The Committee may appoint a successor Independent Fiduciary by delivering to the successor Independent Fiduciary an instrument in writing, executed by an authorized representative of the Committee, appointing such successor Independent Fiduciary, and by delivering to the removed or resigning Independent Fiduciary an acceptance in writing, executed by the successor Independent Fiduciary so appointed. Such appointment shall take effect upon the date specified in Section 11.4 or 11.5 above, as applicable. In the event that the Trust Fund acquires or holds an Employer Security with respect to which an Independent Fiduciary is required, and no appointment of a successor Independent Fiduciary is made by the Committee within a reasonable time after such resignation, removal or other event, any court of competent jurisdiction may, upon application by the retiring Independent Fiduciary, appoint a successor Independent Fiduciary after such notice to the Committee and the retiring Independent Fiduciary, as such court may deem suitable and proper.
Section 11.7 Independent Fiduciary Compensation and Expenses. The Trustee will apply the assets of the Trust Fund to pay the fees and expenses of the Independent Fiduciary in the amounts and on the dates set forth in the agreement between the Independent Fiduciary and the Committee. The Independent Fiduciary’s unpaid compensation (if any) shall constitute a lien on the Trust Fund.

ARTICLE XII
AMENDMENT, TERMINATION AND MERGER
Section 12.1 Amendment. The Trust Agreement may be amended at any time in writing by the Committee; provided that (i) under no circumstances shall any of the Plans or the Trust Agreement be amended or modified to provide benefits or payment for benefits other than Retiree Medical Benefits for the Participants and Beneficiaries until expiration of the Initial Accounting Period; (ii) no amendment shall alter or conflict with a Company’s Settlement; and (iii) no amendment shall amend or modify Articles I, IV and XII, Sections 2.1, 3.4(b), 3.5, 3.7, 5.1(a), 6.1(u), 6.5, 6.7, 7.1, 7.4, 9.1, 9.2, 9.3, 9.4, 9.7, 9.8, 9.9, 9.10, 10.1, 10.2(a), (b), (d), (e) and the last sentence of (f), 10.7, 10.13 (last flush paragraph), 10.15, 10.16, 10.17, 10.20, Exhibits F(1), F(2) and F(3), or the definitions of Eligible Groups in Exhibits A through C; and provided further that no amendment shall adversely affect the exempt status of the Trust or Plans under section 501(c)(9) of the Code. No amendment to the Trust Agreement shall increase the responsibilities of the Trustee hereunder unless the Trustee has first consented to such amendment.
Section 12.2 Termination.
(a)	Before the expiration of the Initial Accounting Period with respect to each Plan, the Trust shall not be terminated. Thereafter, the Trust and this Trust Agreement may be terminated by the Committee in writing, with a copy of such written instrument to be provided to the Trustee, whenever the Committee, on behalf of the EBAs, and in its sole discretion determines that the Trust is no longer effective in serving its purposes or that the interests of the Participants and Beneficiaries could be better served through an alternative arrangement. Upon termination of this Trust Agreement, the assets of the Trust Fund shall be paid out at the direction of the Committee in the following order of priority: (i) the payment of reasonable and necessary administrative expenses (including taxes); (ii) the payment of Benefits to Participants and Beneficiaries entitled to payments for claims arising prior to such termination; and (iii) at the discretion of the Committee, in accordance with section 501(c)(9) of the Code and ERISA, for the benefit of Participants and Beneficiaries in such fashion as the Committee determines. The Companies, UAW or the Committee shall not have any beneficial interest in the Trust Fund. The Trust Fund shall remain in existence until all assets have been distributed.

(b)	Following termination, the Trustee and the Committee shall continue to have all of the powers provided in this Trust Agreement as are necessary or desirable for the orderly liquidation and distribution of the Trust Fund in accordance with the provisions hereof.
Section 12.3 Transfer of Assets. After the Initial Accounting Period has expired with respect to a Plan, and to the extent permitted by applicable law and subject to the restrictions of Section 7.1, some or all of the assets of the Trust Fund attributable to a Separate Retiree Account with respect to which the Initial Accounting Period has expired, may at the discretion of the Committee acting in a fiduciary capacity be transferred directly to another trust for the purpose of providing Benefits to some or all of the Participants and Beneficiaries in the Plan with respect to which the Initial Accounting Period has expired on such terms and conditions as the Committee may determine.

Section 12.4 Merger of Trusts or Transfer of Assets. In addition to the powers of the Committee pursuant to Sections 12.2 and 12.3 to transfer Trust assets to another trust, subject to the restrictions of Section 7.1, the Committee acting in a fiduciary capacity may merge or accept transfers of assets from other trusts — including, without limitation, trusts maintained by Chrysler, Ford, and GM — into the Trust, provided that the assets attributable to the each Plan are separately accounted for in the respective Separate Retiree Account.

ARTICLE XIII
MISCELLANEOUS
Section 13.1 Rights in Trust Fund. No Eligible Retiree, Participant, Beneficiary, or other person shall have any right, title or interest in the Trust Fund or any legal or equitable right relating to the Trust or a Plan against the Trustee, the Committee, the Independent Fiduciary, if any, UAW, or the Companies, except as may be otherwise expressly provided in the Plan or in this Trust Agreement.
Section 13.2 Non-Alienation. Except to the extent required by applicable law, the rights or interest of any Participant or Beneficiary to any Benefits or future payments hereunder or under the provisions of a Plan shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or Beneficiary, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the Benefits or payments which he may expect to receive, contingent or otherwise, under a Plan or this Trust Agreement, provided that assignments of benefit payments to a health care provider under a Plan may be permitted pursuant to rules adopted by the Committee in its sole discretion.
Section 13.3 Controlling Laws. The Trust shall be construed and the terms hereof applied according to the laws of the state of Michigan to the extent not superseded by federal law.
Section 13.4 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be considered as an original.
Section 13.5 Headings. The headings and subheadings of this Trust Agreement are for convenience of reference only and shall have no substantive effect on the provisions of this Trust Agreement.
Section 13.6 Usage. The plural use of a term defined in Article I in the singular shall mean all of the entities defined by such term.
Section 13.7 Notices. All notices, requests, demands and other communications under this Trust Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of receipt if served personally or by confirmed facsimile or other similar communication; (ii) on the first business day after sending if sent for guaranteed next day delivery by Federal Express or other next-day courier service; or (iii) on the fourth business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:
If to the Trustee:
[insert name and address]
If to the Committee:
[insert name and address]

IN WITNESS WHEREOF, and as evidence of the establishment of the Trust created hereunder, the parties hereto have caused this instrument to be executed as of the date above first written.
COMMITTEE OF THE UAW RETIREE MEDICAL BENEFITS TRUST
INDEPENDENT MEMBERS

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

UAW MEMBERS

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]

Dated:
[insert name]
TRUSTEE

[insert name of institution]

By:

Print Name

Title

Dated:

Exhibit A
Chrysler Eligible Group
[To be copied from Settlement Agreement when it is final. This will include both the
“Class” and the “Covered Group.”]

Exhibit B
Ford Eligible Group
[To be copied from Settlement Agreement when it is final. This will include both the
“Class” and the “Covered Group.”]

Exhibit C
GM Eligible Group
     The term “GM Eligible Group” as used in this Trust Agreement shall mean the Class or Class Members and the Covered Group as set forth in the GM Settlement and reiterated verbatim in this Exhibit C:
     Class or Class Members. The term “Class” or “Class Members” shall mean all persons who are:
     (i) GM-UAW Represented Employees who, as of October 15, 2007, were retired from GM with eligibility for Retiree Medical Benefits under the GM Plan, and their eligible spouses, surviving spouses and dependents;
     (ii) surviving spouses and dependents of any GM-UAW Represented Employees who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or under the GM Plan;
     (iii) UAW retirees of Delphi Corporation (“Delphi”) who as of October 15, 2007 were retired and as of that date were entitled to or thereafter become entitled to Retiree Medical Benefits from GM and/or the GM Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999, and their eligible spouses, surviving spouses and dependents of all such retirees;
     (iv) surviving spouses and dependents of any UAW-represented employee of Delphi who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or the GM Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999;
     (v) GM-UAW Represented Employees or former UAW-represented employees who, as of October 15, 2007, were retired from any previously sold, closed, divested or spun-off GM business unit (other than Delphi) with eligibility to receive Retiree Medical Benefits from GM and/or the GM Plan by virtue of any other agreement(s) between GM and the UAW, and their eligible spouses, surviving spouses, and dependents; and
     (vi) surviving spouses and dependents of any GM-UAW Represented Employee or any UAW-represented employee of a previously sold, closed, divested or spun-off GM business unit

(other than Delphi), who attained seniority and died on or prior to October 15, 2007 under circumstances where such employee’s surviving spouse and/or dependents are eligible to receive Retiree Medical Benefits from GM and/or the GM Plan.
     Covered Group. The term “Covered Group” shall mean:
     (i) all GM Active Employees who have attained seniority as of September 14, 2007, and who retire after October 15, 2007 under the GM-UAW National Agreements, or any other agreement(s) between GM and the UAW, and who upon retirement are eligible for Retiree Medical Benefits under the GM Plan or the New Plan, as applicable, and their eligible spouses, surviving spouses and dependents;
     (ii) all UAW-represented active employees of Delphi or a former Delphi unit who retire from Delphi or such former Delphi unit on or after October 15, 2007, and upon retirement are entitled to or thereafter become entitled to Retiree Medical Benefits from GM and/or the GM Plan or the New Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999, and the eligible spouses, surviving spouses and dependents of all such retirees;
     (iii) all surviving spouses and dependents of any UAW-represented employee of Delphi or a former Delphi unit who dies after October 15, 2007 but prior to retirement under circumstances where such employee’s surviving spouse and/or dependents are eligible or thereafter become eligible for Retiree Medical Benefits from GM and/or the GM Plan or the New Plan under the terms of the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007, Attachment B to the UAW-Delphi-GM Memorandum of Understanding Delphi Restructuring dated June 22, 2007 (without regard to whether any of the conditions described in Section K.2 of such Memorandum of Understanding or Section 2 of such Attachment B occur), or the Benefit Guarantee agreement between GM and the UAW dated September 30, 1999;
     (iv) all former GM-UAW Represented Employees and all UAW-represented employees who, as of October 15, 2007, remain employed in a previously sold, closed, divested, or spun-off GM business unit (other than Delphi), and upon retirement are eligible for Retiree Medical Benefits from GM and/or the GM Plan or the New Plan by virtue of any other agreement(s) between GM and the UAW, and their eligible spouses, surviving spouses and dependents; and
     (v) all eligible surviving spouses and dependents of a GM Active Employee, former GM-UAW Represented Employee or UAW-represented employee identified in (i) or (iv) above who attained seniority on or prior to September 14, 2007 and die after October 15, 2007 but prior to retirement under circumstances where such employee’s surviving spouse and/or dependents are eligible for Retiree Medical Benefits from GM and/or the GM Plan or the New Plan.

Exhibit D
[Trustee’s fees]

Exhibit E
Initial Independent Members and Initial Terms of Office

Exhibit F(1)
     [Initial Benefits for Participants in the Chrysler Retiree Plan]

Exhibit F(2)
     [Initial Benefits for Participants in the Ford Retiree Plan]

Exhibit F(3)
Initial Benefits for Participants and Beneficiaries in the GM Retiree Plan
Beginning on the GM Implementation Date and continuing through 2011, the initial Benefits provided by the GM Retiree Plan shall include only the following:
•	All Benefits for which GM, the General Motors Health Care Program for Hourly Employees, and any other GM entity or benefit plan would have been responsible before the GM Implementation Date — including, without limitation, the catastrophic plan and COBRA continuation coverage — at the levels described in the settlement agreement approved in Int’l Union, UAW v. General Motors Corp., 497 F.3d 615 (6th Cir. 2007) (“Henry I”):

•	The mitigation payments funded before the GM Implementation Date by the General Motors Defined Contributions Health Benefit Trust shall offset the Participant contributions, deductibles, co-payments and co-insurance payments at the same levels as in Henry I.

•	The dental benefits funded before the GM Implementation Date by the General Motors Defined Contribution Health Benefit Trust shall be provided at the same levels as provided before the GM Implementation Date.

•	An additional Participant contribution of $51.67 per month shall be required from those Participants who receive after the GM Implementation Date a flat monthly special lifetime benefit from the General Motors Hourly-Rate Employees Pension Plan of $66.70 per month.
As provided in Section 10.2(d), the Committee may exercise administrative discretion (as permitted under the Trust Agreement) in delivering the initial Benefits provided under this Exhibit F(3), including, without limitation, making any changes that could have been adopted by joint action of GM and the UAW pursuant to Section 5.A.2(h) of the settlement agreement approved in Henry I.

Exhibit G
Design Principles
The Committee recognizes the complexity and fragmented nature of our nation’s ever-changing health care system. To the extent practical, the Committee will seek to implement the Plan in a manner consistent with the guidelines set out below, subject to both the financial requirements of the Plan and its Purpose.
1.	Health care includes individual patient treatment, the alleviation of pain and suffering and the development of practices and procedures to improve the health status of Participants.

2.	The Committee shall promote quality health care delivered to Participants in a manner consistent with respect and dignity, and the recognition of the confidentiality of private patient information.

3.	The Committee’s goal is to provide health care that is effective, safe, efficient and timely, delivered in a culturally competent manner with a recognition of the physical and cognitive challenges present among aged Participants.

4.	The Committee will pursue integrated health care approaches to better assess the health risks of Participants and achieve better health outcomes.

5.	The Committee will operate the Plan and assess its performance in accordance with evolving best practices measured by both internal and external benchmarks.

6.	The Committee shall provide health care coverage to Participants on a basis that is reasonably accessible to Participants, affordable and sustainable.

7.	The Committee will develop avenues of communication to keep Participants informed with regard to access to care, the quality of care and operations of the Plan.

8.	In selecting health care plans and providers, the Committee shall favorably consider health care entities that are non-profit and act in a manner respectful of workers’ rights.

9.	In selecting health care plans and providers, the Committee will seek to provide both health care and health plan administration within the United States.

10.	The Committee take efforts to assure that Participants are treated with respect and dignity, with due consideration given to their physical and cognitive challenges.

Exhibit H
STATEMENT OF INVESTMENT PRACTICES
The following Statement of Investment Practices (“SIP”) shall be adopted as “Best Practices” for the VEBA’s Committee, Investment Managers and Independent Fiduciaries. It is the intent that these Best Practices evolve over time, taking into account developments in the law, changes in available investments and other changes as the Committee, from time to time, may determine relevant. To the extent that there are inconsistencies between this document and the Trust Agreement, the Trust Agreement shall control. All defined terms in this SIP shall have the same meaning as defined in the Trust Agreement for the VEBA unless otherwise defined herein. It is also intended that these Best Practices, as amended from time to time, be incorporated in an Investment Policy Statement developed by the Committee.
The Committee is the Named Fiduciary with management and control of the assets of the VEBA with the power as set forth in the Trust Agreement to: (1) appoint Investment Managers with respect to non-Employer Securities; (2) appoint Investment Managers who themselves have the power to appoint Investment Managers; and (3) appoint Independent Fiduciaries with respect to Employer Securities. The Committee shall retain such responsibility unless and until it delegates that duty pursuant to the terms of the Trust Agreement and such persons accept such responsibilities by a document in writing.
Where the Trust Agreement permits someone else to be appointed as an Investment Manager or Independent Fiduciary (the “Investment Fiduciaries”), as the case may be, and that person accepts such responsibilities by a document in writing, that person shall be an Investment Fiduciary, and the Committee shall act as the Appointing Fiduciary with responsibility for monitoring the performance of the Investment Fiduciary, except to the extent that the Investment Fiduciary is appointed by the Court pursuant to Section 11.6 of the Trust Agreement. The Committee may also appoint Investment Managers with the authority to appoint other Investment Managers, in which case any Investment Manager so appointed shall act as the Appointing Fiduciary, provided that the Committee shall retain responsibility to monitor any Investment Manager acting as an Appointing Fiduciary.
Subject to the requirements of the Trust Agreement with respect to the Employer Securities, the Committee may appoint one or more Investment Fiduciaries to manage all or part of the Trust Fund and enter into an agreement with any Investment Fiduciary so appointed. If an Investment Fiduciary is appointed, it shall have the appurtenant investment authority of the Trustee specified in Section 6.1 of the Trust Agreement, as limited by investment guidelines adopted by the Committee and communicated to such Investment Fiduciary with respect to the portion of the Trust Fund over which it has investment discretion. The Trustee’s duties with respect to that portion of the Trust Fund subject to such Investment Fiduciary’s discretion and control shall be limited to following the instructions of the Investment Fiduciary to the extent consistent with Employee Retirement Income Security Act of 1974 (“ERISA”). The Investment Fiduciary so appointed is a fiduciary and must acknowledge so in writing as required by Section 3(38) of ERISA. Each Investment Fiduciary shall be monitored by the relevant Appointing Fiduciary.
Each Appointing Fiduciary should conduct periodic reviews of the appointed Investment Fiduciary not less than annually (and more frequently as appropriate under the circumstances)

with a view to determining whether such Investment Fiduciary should continue to be retained by the VEBA.
S-1.1: The Committee shall develop and update from time to time an Investment Policy Statement that reflects these Investment Practices.
     The Investment Policy Statement should be a written statement developed by the Committee and updated from time to time that describes:
a.	a prudent process for the Committee to select and retain Investment Fiduciaries,

b.	the duties and responsibilities of the fiduciaries involved in asset management,

c.	asset allocation, diversification and rebalancing guidelines,

d.	appropriate investment guidelines, benchmarks and investment objectives against which the performance of the Investment Fiduciary is to be evaluated,

e.	the due diligence criteria for selection of Investment Fiduciaries,

f.	a general definition of the selection and monitoring criteria for Investment Fiduciaries, investments and service vendors,

g.	the actions that can or will be taken as a result of the monitoring,

h.	procedures for controlling and accounting for investment expenses.

i.	requirements that investments be managed in accordance with applicable laws, trust documents, and written investment guidelines.

j.	requirements that each fiduciary of the VEBA act in accordance with ERISA.

k.	requirements that each fiduciary of the VEBA act in accordance with the “prudent man” rule as defined in Section 404(a)(1)(B) of ERISA.

l.	requirements that each fiduciary of the VEBA shall discharge his, her or its duties with respect to the VEBA solely in the interest of the participants and beneficiaries for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the plan as required by Section 404(a)(1)(A) of ERISA.

m.	requirements that the VEBA be established and maintained pursuant to a written instrument as required by Section 402(a) of ERISA.

n.	requirements that the Committee and the Investment Fiduciaries act in accordance with any applicable Plan Document, guidelines and other documents governing the plan as required by Section 404(a)(1)(D) of ERISA.

o.	requirements that copies of relevant documents governing the acts of the Investment Fiduciaries be provided to the Investment Fiduciaries.

p.	procedures under the VEBA for allocation of responsibilities for its operation and administration consistent with the Trust Agreement and Sections 402, 403 and 405 of ERISA.

q.	procedures requiring that any allocation or delegation permitted by the Trust Agreement or by Sections 402, 403 and 405 of ERISA be defined, documented and acknowledged at the time of such delegation of allocation.

r.	requirements that any entity assuming a position which involves the exercise of fiduciary duties with respect to the management of VEBA plan assets under ERISA should sign a written acknowledgement that it acknowledges the acceptance of such duties and has read these Best Practices, as amended from time to time, and agrees to act in accordance with them.

S.-1.2 Fiduciaries and parties in interest should not be involved in self-dealing as prohibited in Section 406 of ERISA.
a.	No fiduciary shall cause the plan to engage in a transaction, if such fiduciary knows or should know that such transaction constitutes a direct or indirect transaction between the plan and a party in interest to the extent that such transaction constitutes a non-exempt transaction prohibited by Section 406(a) of ERISA

b.	No fiduciary with respect to the plan shall: (1) deal with the assets of the plan in his own interest or for his own account, (2) in his individual or in any other capacity act in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interests of the plan or the interests of its participants or beneficiaries, or (3) receive any consideration for his own personal account from any party dealing with such plan in connection with a transaction involving the assets of the plan, to the extent that such transaction constitutes a non-exempt transaction prohibited by Section 406(b) of ERISA.

c.	The Committee should adopt policies and procedures with respect to conflicts of interests and the management of potential conflicts of interests. Such policies should be disseminated to members of the Committee, Investment Fiduciaries, the Trustee and affected employees of the VEBA. Each Investment Fiduciary and each affected employee should certify annually that he, she or it has received the applicable policies and procedures and confirm that he, she or it has complied with such policies in the previous year. These policies initially should be based on the UAW conflict of interest policy.

d.	No fiduciary should be retained for a reason other than competence, cost, experience and other matters relevant to the fiduciary’s ability to perform the functions assigned to such fiduciary in a cost effective manner.
S.-1.3 The Committee and each Investment Fiduciary should take prudent steps to protect and safeguard the assets from theft and embezzlement.
a.	The Committee should establish for procedures for the VEBA to maintain, or cause others to maintain, one or more fidelity bonds covering the plan fiduciaries and other persons who handle funds or other property of the plan as required by Section 412 of ERISA and Section 10.12 of the Trust Agreement.

b.	The Committee should take prudent steps to seek payment of any contributions that are past due and have not been paid in accordance with Section 10.13 of the Trust Agreement.
S.-1.4 Except to the extent permitted by Department of Labor Regulations, no fiduciary may maintain the indicia of ownership of any assets of the VEBA outside the jurisdiction of the district courts of the United States as required by Section 404(b) of ERISA.
a.	The Committee should establish procedures, which may consist of a covenant from its Investment Fiduciaries, to ensure that the indicia of ownership of the assets of the VEBA are not maintained outside the jurisdiction of the district courts of the United States, except as permitted by the Department of Labor Regulations.
S.-2.1 The Committee should establish an investment strategy consistent with requirements of the Trust Agreement and the purposes of the VEBA.
a.	The Committee should determine the expected modeled return on VEBA assets and identify an appropriate level of investment risk, taking into account expected returns over time and short-term liquidity needs. In determining the expected return the Committee should consider:
1.	Diversification requirements to reduce the VEBA’s exposure to losses.

2.	Selection of asset classes consistent with the expected risk and return.

3.	The projected return of the portfolio relative to the funding objectives of the VEBA.

4.	Such other factors as the Committee may deem appropriate.
b.	The Committee should develop an investment strategy based upon such expected return and expected level of risk. In no circumstances shall the Committee be responsible for guaranteeing any expected return.

c.	The Committee should review the VEBA’s investment strategy at minimum once a year and make any changes as appropriate.
S.-2.2 The Committee should establish investment guidelines to be communicated to Investment Fiduciaries consistent with the investment strategy developed.
a.	The Investment guidelines should be sufficiently detailed to permit each Investment Fiduciary to implement and manage the specific investment strategy for which it was appointed. In the discretion of the Committee, these investment guidelines provided to the Investment Fiduciary should:
1.	Define the duties and responsibilities of the Investment Fiduciary

2.	Define any applicable diversification and rebalancing guidelines.

3.	Include any relevant selection criteria for asset classes and investments.

4.	Set forth the appropriate benchmarks, indices, peer groups, and the investment objectives against which the performance of the Investment Fiduciary is to be evaluated.

5.	Define such due diligence criteria for selecting investments that the Committee in the exercise of prudence determines the Investment Fiduciary should incorporate as part of its investment process.

6.	Define the relevant monitoring criteria for the Investment Fiduciary.

7.	Define the relevant procedures for controlling and accounting for investment expenses.
b.	The Committee should review the investment guidelines at a minimum once each year to ensure that investment objectives are analyzed and modified as prudent.
S.-3.1 The Committee should select Investment Fiduciaries, delegate investment duties to such Investment Fiduciaries, and allocate assets to each Investment Fiduciary to manage consistent with the investment strategy and the investment guidelines applicable to it.
a.	The Committee should follow a due diligence process in selecting Investment Fiduciaries that selects among providers based on an objective assessment of their qualification, the quality of the work performed, the reasonableness of the fees, and any such other factors as the Committee deems appropriate and relevant. The Committee should maintain a written record of the process used to select such Investment Fiduciaries.

b.	The Committee should establish procedures to reasonably assure that each Investment Fiduciary or other staff appointed by them has the necessary experience and qualifications needed to oversee the assets allocated to their portfolio.

1.	The Committee should maintain a list of Investment Fiduciaries, including, as part thereof, the Investment Fiduciaries’ credentials and experience in carrying out the duties assigned to them.

2.	The Committee should require periodic reporting from the Investment Fiduciaries as to the work performed.

3.	To the extent the Committee hires staff with investment management-related responsibilities, the Committee should develop written job descriptions for such staff, including, as part thereof, the expected credentials and experience of all staff assigned or exercising such authority.

4.	All fees for investment management should be “reasonable compensation” as defined in Section 408(b)(2) of ERISA.
i.	The Appointing Fiduciary should take reasonable steps to assure that all compensation, direct or indirect, is reasonable under Section 408(b)(2) of ERISA.

ii.	If the compensation of the Investment Fiduciary will be performance based, the Appointing Fiduciary should review such proposed compensation arrangement in light of the risks associated with the manner of compensation and the potential amount to be paid.

iii.	The Committee should review any proposed finder’s fees or other forms of compensation for asset placement in connection with selection of Investment Fiduciaries to determine whether such compensation is reasonable.

iv.	The Committee should periodically review such fees to determine if fees remain reasonable in light of the services performed.
5.	The Committee should establish a prudent process for periodically assessing the effectiveness of the VEBA’s fiduciary structure including the Committee and other fiduciaries in meeting their responsibilities.
S.-3.2 Each Investment Fiduciary should give appropriate consideration to the facts and circumstances relevant to the particular investment or investment course of action in accordance with the “prudent man” rule of ERISA.
a.	Each Investment Fiduciary shall prudently investigate the merits of any potential investment to be made for the VEBA.

b.	Appropriate consideration with respect to an investment includes a determination that the particular investment or investment course of action is reasonably designed to comply with the investment guidelines provided to the Investment Fiduciary, taking into consideration the risk of loss and the opportunity for gain associated with the investment or investment course of action.

c.	Each Investment Fiduciary should have the requisite expertise, knowledge and information necessary to prudently implement the investment strategy and guidelines.

d.	If the Investment Fiduciary lacks sufficient knowledge or sophistication to manage a portion of the VEBA’s assets under its authority consistent with the investment strategy or guidelines, the Investment Fiduciary should delegate the investment duties to a knowledgeable professional.
S.-3.3 Each Appointing Fiduciary shall periodically review the performance of the appointed Investment Fiduciary.
a.	The Appointing Fiduciary should review the performance of the Investment Fiduciary appointed, at least annually and more frequently as circumstances may warrant, with regards to:

1.	Compliance with these investment practice standards, any investment guidelines and with the purposes and needs of the VEBA.

2.	Comparison of the investment’s performance to appropriate benchmarks, indices, peer groups, and the investment objectives against which the performance of the Investment Fiduciary is evaluated.

3.	Compliance with the conflict of interest policy, as long as doing so is reasonable under the circumstances. (The Appointing Fiduciary may rely on a certification of the Investment Fiduciary that it has complied with such conflict of interest policies.)

4.	The quality and timeliness of the Investment Fiduciary’s response to requests for information.

5.	The level of service provided as compared to the costs and fees.

6.	The quality and timeliness of the Investment Fiduciary’s reports to the Appointing Fiduciary and, where applicable, the Committee, Trustee or plan participants and beneficiaries.

7.	Any education and information provided to the Appointing Fiduciary, the Committee or the plan participants by the Investment Fiduciary.

8.	Qualitative and/or organizational changes of Investment Fiduciaries, such as:
i.	Staff turnover in determining whether the quality of the service or the investment results provided in the past may be maintained in the future.

ii.	Changes in the organizational structure of the Investment Fiduciary, including mergers and/or acquisitions that could affect the quality of the service or the investment results in the future.
b.	The nature and results of the monitoring should be recorded in writing, including documentation of any actions recommended, reviewed or taken.

c.	Control procedures should be in place to periodically review policies for best execution and proxy voting.
1.	The Appointing Fiduciary should review the Investment Fiduciary to determine whether the Investment Fiduciary has reasonable procedures in place to secure best execution of the plan’s brokerage transactions. The Appointing Fiduciary may consider the cost of commissions for the transaction, the quality and reliability of the execution and any other factors as the Appointing Fiduciary deems relevant.

2.	The Appointing Fiduciary should establish a procedure to review any commissions paid on such transactions at the direction of the Investment Fiduciary to determine if they are reasonable in light of the value of the brokerage and research services or are otherwise permissible under Section 28(e) of the Securities Exchange Act of 1934.

3.	The Appointing Fiduciary should monitor the procedures employed by an Investment Manager in voting proxies and actions taken in connection with the voting of proxies to ensure that the interests of plan participants and beneficiaries are protected by such actions (or inaction), and are not subordinated to other considerations. An Independent Fiduciary should retain all discretionary authority over voting proxies for the Employer Securities in accordance with Section 11.2 of the Trust Agreement.

Exhibit I
Code of Ethics
     In order for the Trust to continue the protection from the otherwise debilitating financial consequences that would accompany illness that has been afforded many thousands of UAW retirees of the automobile industry over the decades through the collective bargaining agreements between the UAW and Chrysler, Ford and GM — which protection has been essential to maintaining the dignity and financial security of such UAW retirees — the Committee must administer the Trust, and Trust personnel must act, in complete good faith and honesty, and with a single-minded dedication to protecting the interests of the Participants and Beneficiaries. To this end, this Code of Ethics shall govern the conduct of all those persons charged with implementation and administration of the Trust.
     The following principles shall apply to members of the Committee as well as to any and all employees, professional staff and others employed in any staff capacity by the Trust. All such persons are referred to herein as “representatives and employees of the Trust.” The Committee shall also inform all vendors, suppliers, outside consultants, health care providers and any other parties performing services for or on behalf of the Trust of this Code of Ethics and inform them that the Committee expects all such persons or entities to respect the provisions of this Code of Ethics. (For purposes of this Code of Ethics, references to family or families means spouses, children, grandparents, grandchildren, uncles, aunts, nieces, nephews by blood or marriage).
1.	The assets of the Fund are held in trust for the benefit of the Participants and Beneficiaries. The Participants and Beneficiaries are entitled to assurance that Trust assets are not dissipated, are invested wisely, and are spent only for proper purposes.

2.	The Participants and Beneficiaries are also entitled to assurance that representatives and employees of the Trust will be motivated solely by consideration of the best interests of the Participants and Beneficiaries, and will never allow their actions in administration of the Trust to be motivated in any respect by their own self-interest or any other factor that could result in decisions being taken that could work to the detriment of the Participants and Beneficiaries.

3.	Service as a representative or employee of the Trust is service in the interest of the Participants and Beneficiaries. Pursuing any other goal will injure the reputation of the individual involved as well as the Trust itself. Even more importantly, pursuing any goal other than the best interests of the Participants and Beneficiaries will undermine the Trust’s ability to provide benefits to Participants and Beneficiaries.

4.	It is vital that all representatives and employees of the Trust conduct their day-to-day activities in accordance with these principles and in a manner consistent with the special responsibility they have to the Participants and Beneficiaries. Employees and representatives of the Trust must demonstrate — by their conduct as well as their words — that they are dedicated solely to helping the Participants and Beneficiaries and are not motivated by any other goal or in any sense seeking to enrich themselves, their families, or business associates, or gain any advantage for themselves, their families, or business associates from their relationship to the Trust.

5.	The Trust shall conduct its proprietary functions, including all contracts for purchase or sale or for rendering services in accordance with the best practices of well-run institutions, including the securing of competitive bids for major contracts.

6.	The Trust shall not permit any of its funds to be invested in a manner designed to result in profit or advantage for any representative or employee of the Trust, his or her family, or business associates.

7.	There shall be no contracts of purchase or sale or for rendering services which will result in profit or advantage for any representative of the Trust, his or her family or business associates. Nor shall any representative or employee of the Trust accept profit or special advantage for himself or herself, his or her family or business associates from a business — including, without limitation, a vendor or service provider — with which the Trust has a business relationship of any kind.

8.	The Trust shall not make loans to its representatives or employees, or members of their families, for any purpose, including financing the private business of such persons.

9.	No representative or employee of the Trust shall have any compromising personal ties, direct or indirect, with outside agencies such as insurance carriers, brokers, or consultants — including with any representative, employee or agent of any such agencies, carriers, broker or consultants — doing business with the Trust.

10.	The Trust shall fully comply with all applicable legal and accounting requirements, including with respect to maintaining its books and records in accordance with accepted accounting practices and conducting periodic audits as required by law. The financial records of the Trust shall be made available to retired participants and others as required by law.

11.	Any person who represents the Trust has a duty to serve the best interests of the Participants and Beneficiaries. Therefore, every representative and employee of the Trust must avoid any outside transaction which even gives the appearance of a conflict of interest. The special fiduciary nature of these positions requires the highest loyalty to the duties of the office.

12.	No representative or employee of the Trust shall have any personal financial interest which conflicts with her/his duties on behalf of the Trust.

13.	No representative or employee of the Trust shall have any substantial financial interest (even in the publicly-traded, widely-held stock of a corporation), in any business with which the Trust has any business relationship.

14.	No representative or employee of the Trust shall accept “kickbacks,” under-the-table payments, gifts or entertainment of any value or any personal payment of any kind from a business or professional enterprise with which the Trust does business, nor arrange to have any such financial payments or perquisites inure to the benefit of their family or business associates.

15.	All staffing decisions and decisions regarding use of outside vendors shall be made based solely on consideration of the best interests of the Participants and Beneficiaries. No staff shall be hired, nor any consultants or other vendors used in connection with the conduct of the Trust’s affairs, as a result of personal or family ties to existing representatives or employees of the Trust, the UAW, or any of the contributing employers.

16.	The Participants and Beneficiaries are entitled to be reasonably informed as to how the Trust’s assets are used and cared for. Toward this end, the Committee shall — at least annually — provide reasonable notice (by mailed notice to Participants and Beneficiaries or other suitable means) in a form understandable by Participants and Beneficiaries of the status of the Trust and the applicable Separate Retiree Account, including:
a.	The funding status of the applicable Separate Retiree Account.

b.	The amount spent on Benefits from the applicable Separate Retiree Account in the prior year.

c.	The amount spent on administrative costs (including items such as rent, utilities, consulting fees, outside services, salaries, and the like) from the applicable Separate Retiree Account in the prior year.

d.	The number of Participants and Beneficiaries drawing benefits from the applicable Separate Retiree Account in the prior year.

e.	The Committee’s current projections regarding solvency of the applicable Separate Retiree Account, and any anticipated Benefit adjustments that may be required over the following five year period.

f.	Applicable Company contributions and remittances made during the prior year.

g.	The outcome of the Cash Flow Projection required by the Company Settlements with respect to the applicable Separate Retiree Account.

h.	The investment returns for the preceding year, as well as such longer periods as the Committee may determine.

EXHIBIT F
REGISTRATION RIGHTS AGREEMENT

Exhibit F
Form of
Securityholder and Registration Rights Agreement
SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT
Dated as of [                    ],
by and between
GENERAL MOTORS CORPORATION
and
[                                        ]
as Trustee of
[                     VEBA TRUST]

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		PAGE

Section 7.10	Remedies	34
Section 7.11	GOVERNING LAW; FORUM SELECTION	34
Section 7.12	WAIVER OF JURY TRIAL	35
Section 7.13	Severability	35
Section 7.14	Acknowledgments	35

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SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT
     This Securityholder and Registration Rights Agreement (this “Agreement”) is entered into as of [                    ], by and between General Motors Corporation, a Delaware corporation (the “Company”), and [                                        ], as trustee (the “Trustee”) of the [                    VEBA Trust], a voluntary employees’ beneficiary association trust established to fund [                                        ] (the “VEBA”), for the account and on behalf of the VEBA (which shall hereby be deemed a party to this Agreement).
     WHEREAS, the Company is contributing to the VEBA $4,372,500,000 aggregate principal amount of 6.75% Series U Convertible Senior Debentures due December 31, 2012 issued by the Company (the “Debentures”), convertible under the terms thereof into common stock, par value $1-2/3 per share, of the Company (the “Common Stock”);
     WHEREAS, the Trustee has been appointed by the named fiduciary of the VEBA (the “Named Fiduciary”) (as determined in accordance with Section 402(a) of ERISA), to manage the Debentures (and any shares of Common Stock that are issuable, or issued, as the case may be, upon conversion thereof) contributed to the VEBA and to exercise all rights, powers and privileges appurtenant to such securities (subject to the authority of the Named Fiduciary to terminate such appointment and appoint one or more other investment managers for any such securities);
     WHEREAS, the Trustee has full power and authority to execute and deliver this Agreement for the account and on behalf of the VEBA and to so bind the VEBA; and
     WHEREAS, in connection with the foregoing, the parties hereto wish to enter into this Agreement to govern the rights and obligations of the parties with respect to registration rights and certain other matters relating to the Debentures and the shares of Common Stock that are issuable, or issued, as the case may be, upon conversion thereof.
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:
     “Adverse Disclosure” means public disclosure of material non-public information that, in the Company’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

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     “Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls or is Controlled by or is under common Control with such Person. For the avoidance of doubt, the UAW and its Affiliates shall be deemed to be Affiliates of the VEBA.
     “Agreement” shall have the meaning set forth in the Preamble.
     “Beneficial Owner” or “Beneficially Own” have the meanings given to such terms in Rule 13d-3 of the Exchange Act, except that a Person shall also be deemed to beneficially own all shares of Voting Securities with respect to which such Person has the right or option to acquire (through agreement, purchase, exchange, conversion or otherwise) beneficial ownership or the power to vote. For the avoidance of doubt, any holder of the Debentures shall be deemed to beneficially own all of the Conversion Shares issuable upon conversion thereof.
     “Board” means the Board of Directors of the Company.
     “Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York City, New York.
     “Common Stock” shall have the meaning set forth in the Recitals.
     “Company” shall have the meaning set forth in the Preamble.
     “Control” means the direct or indirect power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, general partnership interests or management member interests, by contract, pursuant to a voting trust or otherwise. “Controlling” and “Controlled” have the correlative meanings.
     “Conversion Shares” means the shares of Common Stock that are issued or issuable, as the case may be, from time to time upon conversion of the Debentures in accordance with the terms thereof, together with any securities issued or issuable in respect thereof in connection with any stock dividend, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification after the date hereof. For all purposes under this Agreement, any determination of the number of shares of Common Stock that are issuable upon conversion of, or underlying, the Debentures shall be made as if (i) the holder of the Debentures then has the right to convert the Debentures and (ii) any such conversion of the Debentures will be settled in accordance with the terms thereof entirely in shares of Common Stock and not in cash (except for the payment of cash in lieu of fractional shares of Common Stock). For avoidance of doubt, the immediately preceding sentence shall not alter or limit in any way the rights or obligations of the Holder or the Company under the terms of the Debentures, including with respect to settlement in cash upon conversion of the Debentures.
     “Debentures” shall have the meaning set forth in the Recitals.
     “Demand Notice” shall have the meaning set forth in Section 5.2(a).
     “Demand Registration” shall have the meaning set forth in Section 5.2(a).
     “Demand Registration Statement” shall have the meaning set forth in Section 5.2(b).

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     “Elected Securities” shall have the meaning set forth in Section 3.2(a).
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
     “Governing Instruments” has the meaning given to such term in Section 2.1(j).
     “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.
     “Group” has the meaning given to such term in Section 13(d)(3) of the Exchange Act.
     “Hedging Activities” shall have the meaning set forth in Section 2.2(b).
     “Holder” means the VEBA.
     “Indemnitee” shall have the meaning set forth in Section 6.1.
     “Indemnitor” shall have the meaning set forth in Section 6.3(a).
     “Indenture” means the Indenture, dated as of January 8, 2008, between the Company and The Bank of New York, as trustee, as may be amended or supplemented from time to time.
     “Initial Holder” means LBK, LLC, the initial holder of the Debentures.
     “Initial Sale Time” shall have the meaning set forth in Section 6.1.
     “Issuer Free Writing Prospectus” means an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) relating to an offer of the Registrable Securities.
     “Law” means any applicable United States or non-United States federal, provincial, state or local statute, common law, rule, regulation, ordinance, permit, order, writ, injunction, judgment or decree of any Governmental Entity.
     “Losses” shall have the meaning set forth in Section 6.1.
     “Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States of America; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States of America or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; and (iv) any material adverse change in the Company’s business, condition (financial or otherwise) or prospects.

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     “Named Fiduciary” shall have the meaning set forth in the Recitals.
     “Negotiated Transaction” shall have the meaning set forth in Section 2.2(a)(ii).
     “Nominee” shall have the meaning set forth in Section 4.2.
     “Offered Securities” shall have the meaning set forth in Section 3.1.
     “Offer Notice” shall have the meaning set forth in Section 3.1.
     “Offer Price” shall have the meaning set forth in Section 3.2(a).
     “Option Exercise Notice” shall have the meaning set forth in Section 3.2(a).
     “Option Period” shall have the meaning set forth in Section 3.2(a).
     “Other Securities” means any Debentures, Common Stock or other securities of the Company held by a third party which are contractually entitled to registration rights or which the Company is registering pursuant to a registration statement covered by Section 5.3.
     “Owned Shares” shall have the meaning set forth in Section 4.1.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization or other organization, whether or not a legal entity, and any Governmental Entity.
     “Piggyback Notice” shall have the meaning set forth in Section 5.3(a).
     “Piggyback Registration” shall have the meaning set forth in Section 5.3(a).
     “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
     “Proxy” or “Proxies” has the meaning given to such term in Rule 14a-1 of the Exchange Act.
     “Registrable Securities” means the Debentures and the Conversion Shares. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been Transferred by the Holder in accordance with all applicable provisions of this Agreement.
     “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to

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the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     “Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, financial advisors or other Person acting on behalf of such Person.
     “Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.
     “Rule 144A” means Rule 144A under the Securities Act or any successor rule thereto.
     “Rule 144 Sale” shall have the meaning set forth in Section 2.2(a)(iii).
     “Rule 144A Sale” shall have the meaning set forth in Section 2.2(a)(iv).
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
     “Settlement Agreement” means the Settlement Agreement, dated February [___], 2008 (as amended, supplemented, replaced or otherwise altered from time to time), between the Company, the UAW, and certain class representatives, on behalf of the class of plaintiffs in (1) the class action of Int’l Union, UAW, et al. v. General Motors Corp., Civil Action No. 07-14074 (E.D. Mich. filed Sept. 9, 2007) and/or (2) the class action of UAW et al. v. General Motors Corp., No. 05-CV-73991, 2006 WL 891151 (E.D. Mich. Mar. 31, 2006, aff’d, Int’l Union, UAW v. General Motors Corp., 497 F.3d 615 (6th Cir. 2007).
     “Share Limitation” means that the underwriter selected by the Company of any underwritten public offering advises the Company in writing that in its opinion the number or dollar amount of securities requested to be included in such offering (whether by the Holder, the Company or any other holders thereof permitted (by contractual agreement with the Company or otherwise) to include such securities in such offering) exceeds the number or dollar amount of securities which can be sold in such offering without adversely affecting the price, timing, distribution or marketability of the offering.
     “Shelf Offering” shall have the meaning set forth in Section 5.1(c).
     “Shelf Period” shall have the meaning set forth in Section 5.1(b).
     “Shelf Registration Statement” means (i) a Registration Statement of the Company on Form S-3 (or any successor form or other appropriate form under the Securities Act) filed with the SEC or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act) filed with the SEC, in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405

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under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3.
     “Shelf Take-Down Notice” shall have the meaning set forth in Section 5.1(c).
     “Solicitation” has the meaning given to such term in Rule 14a-1 of the Exchange Act.
     “Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the shares of the voting securities or other voting interests are owned or Controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries.
     “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hedge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, hedge, encumbrance, hypothecation or similar disposition.
     “Transfer Date” means the date on which the Debentures are first transferred from the Initial Holder to the VEBA.
     “Trustee” shall have the meaning set forth in the Preamble.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.
     “UAW” means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America.
     “VEBA” shall have the meaning set forth in the Preamble.
     “Voting Securities” means securities of the Company, including the Common Stock, with the power to vote with respect to the election of directors of the Company generally and all securities (including the outstanding Debentures) convertible into or exchangeable for securities of the Company with the power to vote with respect to the election of directors of the Company generally.
     Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs or clauses shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, this Agreement, unless the context requires otherwise. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as

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from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
ARTICLE II
CERTAIN COVENANTS AND RESTRICTIONS
     Section 2.1 Standstill. The Holder shall not, and shall cause its Affiliates not to, during the term of this Agreement, directly or indirectly, alone or in concert with others, without the prior written consent of the Board, take any of the actions set forth below (or take any action that would require the Company to make any public announcement regarding any of the following):
          (a) acquire, announce an intention to acquire, offer or propose to acquire or agree to acquire, by purchase or otherwise, Beneficial Ownership of any Voting Securities other than the acquisition of Debentures on the Transfer Date and the acquisition of Conversion Shares upon conversion thereof by the Holder;
          (b) make, or in any way participate in, any Solicitation of Proxies to vote any Voting Securities or of any written consent to corporate action from any holders of Voting Securities, seek to advise, assist, instigate, encourage or influence any Person with respect to the voting of any Voting Securities, initiate or propose any stockholder proposal or induce or attempt to induce any other Person to initiate any stockholder proposal;
          (c) make any statement or proposal, whether written or oral, to the Board, or to any director, officer or agent of the Company, or make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of any asset or assets of the Company that individually or collectively are material to the Company, recapitalization, extraordinary dividend, share repurchase, liquidation or other extraordinary corporate transaction involving the Company or any other transaction which could result in a change of control of the Company, or solicit or encourage any other Person to make any such statement, proposal or announcement;
          (d) form, join or in any way participate in a Group with respect to any Voting Securities of the Company;
          (e) deposit any Voting Securities into a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities other than as expressly contemplated by this Agreement;
          (f) call, request the calling of, or otherwise seek to assist in the calling of, a special meeting of the stockholders of the Company;
          (g) participate in any meeting of the stockholders or execute any written consent to corporate action with respect to the Company, except in accordance with this Agreement;

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          (h) seek to place a representative on the Board or seek the removal of any member of the Board;
          (i) act alone or in concert with others to seek to Control or influence in any manner the management, the Board or the policies of the Company or any of its Affiliates;
          (j) make a request (public or otherwise) to the Company (or its directors, officers, stockholders, employees or agents) to amend or waive this Section 2.1 or the Restated Certificate of Incorporation or Bylaws of the Company (collectively, the “Governing Instruments”), including any request (public or otherwise) to permit the Holder or its Affiliates, or any other Person, to take any action in respect of the matters referred to in this Section 2.1;
          (k) publicly disclose any intention, plan or arrangement inconsistent with this Section 2.1; or
          (l) advise, assist, instigate, encourage or influence any other Person to do any of the foregoing.
The foregoing provisions shall not prohibit the Holder from:
          (i) acquiring any interest in any fund or collective investment vehicle that owns Voting Securities (so long as (x) such acquisition is not undertaken for the purpose of avoiding this Section 2.1, (y) Voting Securities comprise no more than 5% of the net asset value of such fund or investment vehicle and (z) neither the UAW, the Holder nor any of their respective Affiliates possesses the right, power or ability to Control such fund or collective investment vehicle or its manager);
          (ii) engaging in Hedging Activities to the extent permissible under Section 2.2; or
          (iii) subject to Section 2.2, tendering into any tender or exchange offer as seller.
Furthermore, the foregoing provisions shall not prohibit the UAW from (i) engaging in collective bargaining activities with respect to the Company in connection with the UAW’s representation of its members, (ii) administering or enforcing its rights under any collective bargaining agreement or other agreement or arrangement with the Company or (iii) communicating with the UAW’s members regarding such actions or activities (so long as such actions or activities under clauses (i), (ii) and (iii) are not undertaken for the purpose of avoiding this Section 2.1).
     Section 2.2 Transfer Restrictions.
          (a) The Holder shall not make any Transfer of any Registrable Securities other than pursuant to any one or more of the following transactions (provided that the Holder has also first complied with the terms and conditions contained in Article III hereof in connection with such proposed Transfer, and subject to the limitations set forth in this Section 2.2 and in any restrictive legends on the Holder’s Debenture or Common Stock certificates):

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          (i) a Transfer pursuant to a Shelf Offering, Demand Registration or Piggyback Registration in each case in accordance with Article V;
          (ii) a Transfer pursuant to a privately negotiated transaction or series of related transactions effected on the same date and at the same price per share or debenture with one or more transferees (a “Negotiated Transaction”);
          (iii) a Transfer pursuant to Rule 144 (a “Rule 144 Sale”);
          (iv) a Transfer pursuant to Rule 144A (a “Rule 144A Sale”);
          (v) a Transfer to the Company or a wholly-owned direct or indirect Subsidiary of the Company pursuant to a self-tender offer or otherwise;
          (vi) a Transfer pursuant to a merger or consolidation in which the Company or a wholly-owned direct or indirect Subsidiary of the Company is a constituent corporation; and
          (vii) a Transfer by tendering any or all of the Registrable Securities into an exchange offer, a tender offer or a request or invitation for tenders (as such terms are used in Sections 14(d) or 14(e) of the Exchange Act and the rules and regulations of the SEC thereunder) for Common Stock if the tender offer has been recommended, and such recommendation has not been withdrawn, by a committee of the Board consisting solely of members of the Board (x) who are not officers or employees of the Company, (y) who are not representatives, nominees or Affiliates of the UAW or the Holder and (z) who are not representatives, nominees or Affiliates of the bidder (as defined in Rule 14d-1(e) under the Exchange Act) making such tender offer.
          (b) The Holder may not (i) acquire any securities convertible into or exercisable for the Debentures or Common Stock or any securities the value of which is derived from, or determined by reference to, the Debentures or Common Stock or (ii) acquire, establish or enter into any derivative contract or arrangement the value of which is derived from, or determined by reference to, the Debentures or Common Stock, except for actions under clause (i) or (ii) that are solely for the purpose of hedging (and that do not have the effect of increasing) the Holder’s investment in the Debentures or the Conversion Shares (such activities being referred to as “Hedging Activities”) and subject to the other limitations set forth in this Agreement.
          (c) Notwithstanding any provisions of this Agreement to the contrary:
          (i) the aggregate number of (w) Conversion Shares that are Transferred by the Holder pursuant to one or more Rule 144 Sales and Rule 144A Sales, (x) Conversion Shares underlying the principal amount of Debentures that are Transferred by the Holder pursuant to one or more Rule 144 Sales and Rule 144A Sales, (y) Conversion Shares Transferred in connection with one or more Hedging Activities and (z) Conversion Shares underlying the principal amount of Debentures Transferred in connection with one or more Hedging Activities shall not exceed 13.5 million Conversion Shares in any 3-month period; and

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          (ii) the aggregate number of (w) Conversion Shares that are Transferred by the Holder pursuant to one or more Shelf Offerings, Demand Registrations, Rule 144 Sales and Rule 144A Sales, (x) Conversion Shares underlying the principal amount of Debentures that are Transferred by the Holder pursuant to one or more Shelf Offerings, Demand Registrations, Rule 144 Sales and Rule 144A Sales, (y) Conversion Shares Transferred in connection with one or more Hedging Activities and (z) Conversion Shares underlying the principal amount of Debentures Transferred in connection with one or more Hedging Activities shall not exceed 54 million Conversion Shares in any 12-month period.
          (d) Notwithstanding any provisions of this Agreement to the contrary, the Holder shall not make a Transfer of any Registrable Securities to (i) any one Person or Group (whether such Person or Group is buying for its own account or as a fiduciary on behalf of one or more accounts) of more than 2% of the Common Stock then outstanding (it being understood that the Transfer of any principal amount of the Debentures shall be deemed for these purposes to be the Transfer of the underlying Conversion Shares) or (ii) any one Person or Group if such Person or Group is then required to file, or has filed, or as a result of such Transfer will be required to file (to the knowledge of the Holder after reasonable inquiry) a statement on Schedule 13D under the Exchange Act (or any successor thereto) with respect to the Common Stock and such Person or Group intends, or has expressly reserved the right, to exert Control or influence over the Company (to the knowledge of the Holder after reasonable inquiry).
          (e) If the Registrable Securities subject to any Transfer are not to be registered under the Securities Act, the Holder shall, prior to effecting such Transfer, cause each transferee in such Transfer to represent and warrant to, and covenant and agree with, the Holder and the Company in writing that (i) such transferee is acquiring such Registrable Securities for its own account, or for one or more accounts, as to each of which such transferee exercises sole investment discretion, for investment purposes only and not with a view to, or for resale in connection with, any distribution (within the meaning of the Securities Act) and (ii) such transferee does not constitute an underwriter (within the meaning of the Securities Act) with respect to the acquisition of such Registrable Securities from the Holder. The parties hereto agree that the representations, warranties and covenants referred to in the immediately preceding sentence shall not be required from any transferee who receives Registrable Securities pursuant to a sale in compliance with Rule 144.
          (f) Prior to making any Transfer of Registrable Securities pursuant to Section 2.2(a)(iii), the Holder shall deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such Transfer may be made without registration under the Securities Act in reliance upon Rule 144.
          (g) No Transfer of Registrable Securities in violation of this Agreement, including Article III hereof, or in violation of any restrictive legends on the Holder’s Debenture or Common Stock certificates shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.
          (h) Upon completion of any Transfer of any Registrable Securities or the entering into or execution of any Hedging Activities by or on behalf of the Holder, the Holder shall notify the Company in writing of (i) the principal amount of Debentures and the number of

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Conversion Shares so Transferred and (ii) the principal amount of Debentures and the number of Conversion Shares so Transferred pursuant to such Hedging Activities.
     Section 2.3 Certificate Legends; Holder Representations.
          (a) The Holder acknowledges and agrees that each certificate representing the Holder’s Debentures and Conversion Shares shall conspicuously bear legends in accordance with the Indenture.
          (b) The Holder covenants and agrees that it will cooperate with the Company and take all action necessary to ensure that each certificate representing the Holder’s Debentures and Conversion Shares shall conspicuously bear legends, respectively, in substantially the following forms:
THE SALE, TRANSFER, ASSIGNMENT, HEDGE, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR DISPOSAL OF THESE DEBENTURES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS OF THAT CERTAIN SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF [                    ], BY AND BETWEEN GENERAL MOTORS CORPORATION AND [                                        ]. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
THE SALE, TRANSFER, ASSIGNMENT, HEDGE, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR DISPOSAL OF SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS OF THAT CERTAIN SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF [                    ], BY AND BETWEEN GENERAL MOTORS CORPORATION AND [                                        ]. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
          (c) The Holder represents and warrants that it, together with its investment managers, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Registrable Securities. The Holder understands and acknowledges that the Registrable Securities have not been registered under the Securities Act or any state securities law and that the Registrable Securities may not be the subject of any Transfer except as expressly permitted by this Agreement.
ARTICLE III
RIGHT OF FIRST OFFER
     Section 3.1 Offer Notice. If at any time the Holder proposes to Transfer Registrable Securities pursuant to Section 2.2(a)(i), (ii), (iii) or (iv), the Holder shall promptly give the Company written notice of such intention to make the Transfer (the “Offer Notice”). The Offer Notice shall include (i) a description of the Registrable Securities proposed to be Transferred, (ii) the proposed method of distribution therefor and (iii) the number of such Registrable Securities proposed to be Transferred (the “Offered Securities”).

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     Section 3.2 Company’s Right of First Offer.
          (a) The Company shall have an option for a period of ten (10) days from delivery of the Offer Notice (the “Option Period”) to elect to offer to purchase all or any portion of the Offered Securities. The Company may exercise such election option by notifying the Holder in writing before expiration of the Option Period (the “Option Exercise Notice”) as to (i) the number of such Offered Securities that it wishes to purchase (the “Elected Securities”), (ii) the per share or per Debenture cash purchase price that it proposes to pay the Holder for such Elected Securities (the “Offer Price”) and (iii) the material terms and conditions upon which the proposed purchase would be made. The Option Exercise Notice shall constitute an offer to purchase the number of Elected Securities indicated in the Option Exercise Notice from the Holder at the cash Offer Price and on the other terms and conditions set forth in the Option Exercise Notice. The Holder shall have ten (10) days to accept, in writing, in whole and not in part, the offer (if any) made by the Company in the Option Exercise Notice.
          (b) If the Holder does not accept the Company’s offer, the Holder shall be entitled to Transfer all or any portion of the Offered Securities, subject to the other terms of this Agreement (including Section 5.5(a) and Section 2.2), to a purchaser or purchasers on terms and conditions that are not less favorable to the Holder than those set forth in the Option Exercise Notice (and that are no more favorable to the purchaser or purchasers) in the Holder’s reasonable judgment; provided, that such Transfer of all or any portion of the Offered Securities to the purchaser or purchasers is completed within one hundred twenty (120) days after delivery of the Offer Notice to the Company. If at the end of the one hundred twenty (120) day period, the Holder has not completed the Transfer of the Offered Securities, the Holder shall no longer be permitted to Transfer any of such Offered Securities without again fully complying with the provisions of this Article III.
          (c) If the Company (x) does not deliver an Option Exercise Notice to the Holder before the expiration of the Option Period, or (y) elects to offer to purchase less than all of such Offered Securities, the Holder shall be entitled to Transfer (1) all or any portion of the Offered Securities (in the case of clause (x) above), or (2) any portion of the Offered Securities that do not constitute Elected Securities (in the case of clause (y) above), in each case subject to the other terms of this Agreement (including Section 5.5(a) and Section 2.2), to a purchaser or purchasers on any terms and conditions; provided, that such Transfer of the Offered Securities to the purchaser or purchasers is completed within one hundred twenty (120) days after delivery of the Offer Notice to the Company. If at the end of the one hundred twenty (120) day period, the Holder has not completed the Transfer of the Offered Securities, the Holder shall no longer be permitted to Transfer any of such Offered Securities without again fully complying with the provisions of this Article III.
     Section 3.3 Payment. If the Holder accepts in whole within ten (10) days any offer made by the Company in the Option Exercise Notice, then payment by the Company for the Elected Securities shall be made in cash by check or wire transfer at a time and place agreed upon between the parties, which shall be no later than sixty (60) days after delivery to the Company of the Offer Notice; provided, however, that in the event the Company is unable to effectuate such closing due to legal and/or contractual prohibitions applicable to the Company or the transaction, the Company shall have the right to extend such deadline for the closing for up to an additional thirty (30) days. For the avoidance of doubt, any obligation of the Company to

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effectuate such closing with respect to the Elected Securities shall be subject to the terms and conditions set forth in the Option Exercise Notice.
     Section 3.4 Assignment of Right of First Offer. Notwithstanding any provision in this Agreement to the contrary, the Company may assign its rights and obligations under this Article III to any Person without the consent of the Holder; provided, that the Company shall be liable to the Holder for any breach of, or failure to comply with, this Article III by any such assignee.
ARTICLE IV
VOTING AGREEMENT
     Section 4.1 Agreement to Vote. The Holder irrevocably and unconditionally hereby agrees that from and after the date hereof until the date of termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, the Holder will (i) appear at such meeting or otherwise cause any and all issued Conversion Shares held or beneficially owned by the Holder to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by written consent, if applicable) such issued Conversion Shares held or beneficially owned by the Holder as of the relevant time (“Owned Shares”) on each matter presented to the stockholders of the Company as follows:
          (a) In the case of any proposed amendments to, or restatements of, the Governing Instruments that are proposed by the Company to (x) facilitate the transactions contemplated by this Agreement or (y) to bring the Governing Instruments into conformity with this Agreement, in either case as may be determined by the Board in its discretion, “for” such proposal; and
          (b) In the case of any other matter presented to the stockholders of the Company, in the same proportionate manner (either “for,” “against,” “withheld” or otherwise) as (x) in the case of proposed stockholder action at a meeting of the Company’s stockholders, the holders of Common Stock (other than the Holder and its Affiliates) that were present and entitled to vote on such matter voted in connection with each such matter and (y) in the case of proposed stockholder action by written consent, all the holders of Common Stock (other than the Holder and its Affiliates) that consented or did not consent in connection with each such matter.
     Section 4.2 Irrevocable Proxy. The Holder hereby revokes any and all previous proxies granted with respect to its Owned Shares. Subject to the last two sentences of this Section 4.2, upon the request of the Company and subject to applicable law, the Holder shall, or shall use its reasonable best efforts to cause any Person serving as the nominee (the “Nominee”) of the Holder with respect to its Owned Shares to, irrevocably appoint the Company or its designee as the Holder’s proxy to vote (or cause to be voted) its Owned Shares in accordance with Section 4.1 hereof. Such proxy shall be irrevocable and coupled with an interest and shall be granted in consideration of the Company entering into this Agreement and the other arrangements covered by the Settlement Agreement. In the event that any Nominee for any reason fails to irrevocably appoint the Company or its designee as the Holder’s proxy in accordance with this Section 4.2, the Holder shall cause such Nominee to vote its Owned Shares

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in accordance with Section 4.1 hereof. In the event that the Holder or any Nominee fails for any reason to vote its Owned Shares in accordance with the requirements of Section 4.1 hereof, then the Company or its designee shall have the right to vote the Holder’s Owned Shares in accordance with Section 4.1. Subject to applicable law, the vote of the Company or its designee shall control in any conflict between the vote by the Company or its designee of the Holder’s Owned Shares and a vote by the Holder (or any Nominee on behalf of the Holder) of its Owned Shares. Notwithstanding the foregoing, the proxy granted by the Holder and/or any Nominee shall be automatically revoked upon termination of this Agreement in accordance with its terms.
     Section 4.3 Inconsistent Voting Agreements. The Holder hereby agrees that the Holder shall not enter into any agreement, contract or understanding with any Person prior to the termination of this Agreement directly or indirectly to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Holder’s Owned Shares in any manner which is inconsistent with this Agreement.
ARTICLE V
REGISTRATION RIGHTS
     Section 5.1 Shelf Registration.
          (a) Subject to Section 5.4, as promptly as practicable after the later of January 1, 2010 and the Transfer Date, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all of the Registrable Securities held by the Holder from time to time in accordance with the methods of distribution elected by the Holder and set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.
          (b) Subject to Section 5.4, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Holder until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which the Holder is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”). The Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in the Holder not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement, unless such action or omission is required by applicable law. The Company shall use its reasonable best efforts to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (and not to become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the Shelf Period.
          (c) At any time that a Shelf Registration Statement covering Registrable Securities pursuant to this Section 5.1 is effective, if the Holder delivers a notice to the Company

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(a “Shelf Take-Down Notice”) stating that the Holder intends to effect an offering of all or part of the Registrable Securities included by the Holder on the Shelf Registration Statement (a “Shelf Offering”) and stating the number or dollar amount of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Offering as contemplated by the Shelf Take-Down Notice (taking into account, in the case of any underwritten public Shelf Offering, the inclusion of Other Securities by any other holders).
          (d) The number of Shelf Offerings (together with any Demand Registrations) in any 12-month period shall not exceed one, and the Holder shall not be entitled to initiate a Shelf Offering unless the Holder has requested to offer at least the lesser of (A) 12.5 million Conversion Shares (inclusive of Conversion Shares underlying any principal amount of the Debentures requested to offer) or (B) Registrable Securities having a fair market value (based (i) in the case of any Conversion Shares included in the request, upon the closing price of the Conversion Shares quoted on the principal securities exchange on which such Conversion Shares are listed on the trading day immediately preceding the date upon which the Holder delivers a Shelf Take-Down Notice to the Company, and (ii) in the case of any principal amount of the Debentures included in the request, upon the value of the underlying Conversion Shares based upon the closing price of the Conversion Shares quoted on the principal securities exchange on which such Conversion Shares are listed on the trading day immediately preceding the date upon which the Holder delivers a Shelf Take-Down Notice to the Company) of $500 million in such Shelf Offering.
          (e) The Holder may withdraw its Registrable Securities from a Shelf Offering at any time by providing the Company with written notice. Upon receipt of such written notice, the Company shall cease all efforts to secure registration; provided, however, such registration shall nonetheless be deemed a Shelf Offering for all purposes hereunder unless (i) the withdrawal is made following the occurrence of a Material Adverse Change not known to the Holder at the time of the Shelf-Take Down Notice, (ii) the withdrawal is made because the registration would require the Company to make an Adverse Disclosure or (iii) the Holder has paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in the preparation, filing and processing of the withdrawn registration.
          (f) The Company shall, from time to time, supplement and amend the Shelf Registration Statement if required by the Securities Act, including the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.
          (g) If an underwritten public Shelf Offering is subject to a Share Limitation, then there shall be included in such offering the number or dollar amount of Registrable Securities requested to be included in such registration by the Holder (and any Other Securities requested to be included therein by the holders thereof) that in the opinion of the underwriter selected by the Company can be sold without adversely affecting the price, timing, distribution or marketability of such offering, and such number or dollar amount of securities shall be allocated for inclusion pro rata among the holders of all such securities (including the Registrable Securities of the Holder) on the basis of the number of securities of the Company owned by each such holder.

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          (h) In connection with an underwritten public Shelf Offering, the Holder shall have the right to select a nationally recognized underwriter as the lead or managing underwriter and the Company shall have the right to select a nationally recognized underwriter as the co-manager of such underwritten public Shelf Offering, in each case, who shall be reasonably acceptable to the other party. In connection with any such underwritten public Shelf Offering, the Holder and the Company agree that they will each enter into a customary underwriting agreement with the underwriters selected pursuant to the preceding sentence, such underwriting agreement to be reasonably satisfactory in form and substance to the Company, the Holder and the underwriters (it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such underwritten Shelf Offering, and any such indemnity shall be limited in amount to the net proceeds of such Shelf Offering actually received by the Holder). The Holder and the Company agree that (i) an equivalent number or dollar amount of Registrable Securities shall be sold through the lead or managing underwriter selected by the Holder and the underwriter selected by the Company in any underwritten public Shelf Offering and (ii) all decisions regarding whether a Share Limitation is necessary shall be made in the sole discretion of the underwriter selected by the Company.
     Section 5.2 Demand Registrations.
          (a) If, following the later of January 1, 2010 and the Transfer Date, the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 5.1, the Holder shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by the Holder and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that (i) the number of Demand Registrations (together with any Shelf Offerings) in any 12-month period shall not exceed one and (ii) the Company shall not be required to register the Registrable Securities requested by the Demand Notice unless the Holder has requested to offer at least the lesser of (A) 12.5 million Conversion Shares (inclusive of Conversion Shares underlying any principal amount of the Debentures requested to offer) or (B) Registrable Securities having a fair market value (based (i) in the case of any Conversion Shares included in the request, upon the closing price of the Conversion Shares quoted on the principal securities exchange on which such Conversion Shares are listed on the trading day immediately preceding the date upon which the Holder delivers a Demand Notice to the Company, and (ii) in the case of any principal amount of the Debentures included in the request, upon the value of the underlying Conversion Shares based upon the closing price of the Conversion Shares quoted on the principal securities exchange on which such Conversion Shares are listed on the trading day immediately preceding the date upon which the Holder delivers a Demand Notice to the Company) of $500 million in such Demand Registration. The Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.
          (b) Subject to Section 5.4, following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, a Registration Statement relating to the offer and sale of the Registrable Securities requested to be

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included therein by the Holder (and any Other Securities requested to be included therein by the holders thereof) in accordance with the methods of distribution elected by the Holder in the Demand Notice (a “Demand Registration Statement”) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.
          (c) The Holder may withdraw its Registrable Securities from a Demand Registration at any time by providing the Company with written notice. Upon receipt of such written notice, the Company shall cease all efforts to secure registration; provided, however, such registration shall nonetheless be deemed a Demand Registration for all purposes hereunder unless (i) the withdrawal is made following the occurrence of a Material Adverse Change not known to the Holder at the time of the Demand Notice, (ii) the withdrawal is made because the registration would require the Company to make an Adverse Disclosure or (iii) the Holder has paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in the preparation, filing and processing of the withdrawn registration.
          (d) If any of the Registrable Securities to be registered pursuant to a Demand Registration Statement are to be sold in an underwritten public offering, and such offering is subject to a Share Limitation, then there shall be included in such offering the number or dollar amount of Registrable Securities of the same class requested to be included in such registration by the Holder (and any Other Securities requested to be included therein by the holders thereof) that in the opinion of the underwriter selected by the Company can be sold without adversely affecting the price, timing, distribution or marketability of such offering, and such number or dollar amount of securities shall be allocated for inclusion pro rata among the holders of all such securities (including the Registrable Securities of the Holder) on the basis of the number of such securities of the Company owned by each such holder.
          (e) In connection with an underwritten public offering pursuant to a Demand Registration, the Holder shall have the right to select a nationally recognized underwriter as the lead or managing underwriter and the Company shall have the right to select a nationally recognized underwriter as the co-manager of such underwritten public offering, in each case, who shall be reasonably acceptable to the other party. In connection with any such underwritten public offering, the Holder and the Company agree that they will each enter into a customary underwriting agreement with the underwriters selected pursuant to the preceding sentence, such underwriting agreement to be reasonably satisfactory in form and substance to the Company, the Holder and the underwriters (it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such underwritten public offering pursuant to a Demand Registration, and any such indemnity shall be limited in amount to the net proceeds of such underwritten public offering pursuant to a Demand Registration actually received by the Holder). The Holder and the Company agree that (i) an equivalent number or dollar amount of Registrable Securities shall be sold through the lead or managing underwriter selected by the Holder and the underwriter selected by the Company in any underwritten public offering pursuant to a Demand Registration and (ii) all decisions regarding whether a Share Limitation is necessary shall be made in the sole discretion of the underwriter selected by the Company.

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     Section 5.3 Piggyback Registration.
          (a) If the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account (other than (i) a registration statement filed pursuant to Section 5.1, (ii) a registration statement filed pursuant to Section 5.2, (iii) a registration statement on Form S-4 or S-8 or any successors thereto, (iv) a registration statement covering securities convertible into or exercisable or exchangeable for Common Stock (other than Registrable Securities) or (v) a registration statement covering an offering of securities solely to the Company’s existing stockholders or otherwise in connection with any offer to exchange securities), then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holder. The Piggyback Notice shall offer the Holder the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 5.3, “Registrable Securities” shall be deemed to mean solely securities of the same type as those proposed to be offered by the Company for its own account) as they may request (a “Piggyback Registration”). Subject to Section 5.3(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after notice has been given to the Holder. The Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time up to the pricing date.
          (b) If any of the shares of Common Stock to be registered pursuant to the registration giving rise to the Holder’s rights under this Section 5.3 are to be sold in an underwritten public offering, the Holder shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other Registrable Securities, if any, of the Company included therein; provided, that if such offering is subject to a Share Limitation, then there shall be included in such offering: (i) first, the number or dollar amount of securities the Company proposes to sell and (ii) second, the number or dollar amount of Registrable Securities requested to be included in such registration by the Holder (and any Other Securities requested to be included therein by the holders thereof) that in the opinion of the underwriter selected by the Company can be sold without adversely affecting the price, timing, distribution or marketability of such offering, and such number or dollar amount of securities shall be allocated for inclusion pro rata among the holders of all such securities (including the Registrable Securities of the Holder) on the basis of the number of such securities of the Company owned by each such holder.
          (c) The Company may select the lead underwriter and co-manager or co-managers to administer any offering of Registrable Securities pursuant to a Piggyback Registration; provided, however, that if the Holder’s Registrable Securities that are expected to be included in any such offering constitute, in the Company’s reasonable judgment, at least 25% of the shares of Common Stock expected to be Transferred in such offering, the Holder shall have the right to appoint one co-manager (reasonably acceptable to the Company) for such offering, who shall participate in such offering on the same terms as the co-managers appointed by the Company. In connection with any underwritten public offering pursuant to a Piggyback Registration, the Holder agrees to enter into a customary underwriting agreement with the Company and the underwriters selected pursuant to the preceding sentence, such underwriting agreement to be reasonably satisfactory in form and substance to the Company, the Holder and the underwriters (it being understood that the Holder shall not be required to make any

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representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such Piggyback Registration, and any such indemnity shall be limited in amount to the net proceeds of such Piggyback Registration actually received by the Holder).
          (d) In the event that the Company gives the Holder notice of its intention to effect an offering pursuant to a Piggyback Registration and subsequently declines to proceed with such offering, the Holder shall have no rights in connection with such offering; provided, however, that at the request of the Holder, the Company shall proceed with such offering, subject to the other terms of this Agreement, with respect to the Registrable Securities, which registration shall be deemed to be a Demand Registration for all purposes hereunder. The Holder shall participate in any offering of Registrable Securities pursuant to a Piggyback Registration in accordance with the same plan of distribution for such Piggyback Registration as the Company or the holder or holders of Common Stock that proposed such Piggyback Registration, as the case may be.
          (e) No registration of Registrable Securities effected pursuant to a request under this Section 5.3 shall be deemed to have been effected pursuant to Section 5.1 and Section 5.2 or shall relieve the Company of its obligations under Section 5.1 or Section 5.2.
     Section 5.4 Postponement of Registrations. Notwithstanding anything to the contrary in Section 5.1 or Section 5.2, the Company may postpone the filing or effectiveness of any Demand Registration Statement or Shelf Registration Statement, or suspend the use of any Demand Registration Statement or Shelf Registration Statement, at any time if the Company determines, in its sole discretion, that such action or proposed action (i) would adversely affect or interfere with any proposal or plan by the Company or any of its Affiliates to engage in any material financing or in any material acquisition, merger, consolidation, tender offer, business combination, securities offering or other material transaction or (ii) would require the Company to make an Adverse Disclosure; provided, however, that the Company will not exercise its rights of postponement pursuant to this Section 5.4 for more than 180 days (which need not be consecutive) in any consecutive 12-month period. The Company shall promptly notify the Holder of any postponement pursuant to this Section 5.4 and the Company agrees that it will terminate any such postponement as promptly as reasonably practicable and will promptly notify the Holder of such termination. In making any such determination to initiate or terminate a postponement, the Company shall not be required to consult with or obtain the consent of the Holder or any investment manager therefor (including the Trustee), and any such determination shall be in the sole discretion of the Company, and neither the Holder nor any investment manager for the Holder (including the Trustee) shall be responsible or have any liability therefor.
     Section 5.5 Holdback Period.
          (a) The Holder agrees, in connection with any underwritten public offering in which the Holder has elected to include Registrable Securities, or which underwritten public offering is being effected by the Company for its own account, not to effect any public sale or distribution of any Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) (except as part of such underwritten public offering) during the period commencing on, and continuing for not more than 60 days (or such shorter period as the

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managing underwriter(s) may permit) after the effective date of the registration statement pursuant to which such underwritten offering shall be made or, in the case of a shelf registration statement, the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing underwriter(s) may permit) after the Company’s notice of a distribution in connection with such offering; provided, however, that (i) any applicable period shall terminate on such earlier date as the Company gives notice to the Holder that the Company declines to proceed with any such offering and (ii) the sum of all holdback periods shall not exceed 120 days in any given 12-month period.
          (b) In connection with any underwritten public offering made pursuant to a Registration Statement filed pursuant to Section 5.1 or Section 5.2, the Company will not effect any public sale or distribution of any Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) for its own account (other than (x) a Registration Statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan or (y) pursuant to such underwritten offering), during the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the registration statement pursuant to which such underwritten offering shall be made or, in the case of a Shelf Registration Statement, the period commencing on, and continuing for not more than 60 days (or such shorter period as the managing underwriter(s) may permit) after the Company’s notice of a distribution in connection with such offering, or, in either case, on such earlier date as the Holder gives notice to the Company that it declines to proceed with any such offering, except (i) for the issuance of shares of Common Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable or exchangeable for the Common Stock pursuant to the terms of such options, warrants or other securities, (ii) pursuant to the terms of any other agreement to issue shares of Common Stock (or any securities convertible into or exchangeable or exercisable for the Common Stock) in effect on the date of the notice of a proposed Transfer, including any such agreement in connection with any previously disclosed acquisition, merger, consolidation or other business combination and (iii) in connection with Transfers to dividend reinvestment plans or to employee benefit plans in order to enable any such employee benefit plan to fulfill its funding obligations in the ordinary course, unless the managing underwriter(s) agree otherwise. Notwithstanding the foregoing, the provisions of this Section 5.5 shall be subject to the provisions of Section 5.4, and if the Company exercises its rights of postponement pursuant to Section 5.4 with respect to any proposed underwritten public offering, the provisions of this Section 5.5 shall not apply unless and until such time as the Company notifies the Holder of the termination of such postponement and the Holder notifies the Company of its intention to continue with such proposed offering.
     Section 5.6 No Inconsistent Agreements. Nothing herein shall restrict the authority of the Company to grant to any Person the rights to obtain registration under the Securities Act of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities; provided, however, that the Company shall not grant any such rights with respect to the Registrable Securities or securities convertible into or exchangeable or exercisable for Common Stock that conflicts with the rights of the Holder under this Agreement. The Company shall cause each holder of Common Stock who obtains the right, after the date of the Registration Rights Agreement, to propose a registration giving rise to a Piggyback

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Registration, if any, to agree not to Transfer any shares of Registrable Securities or securities convertible into or exchangeable or exercisable for the Common Stock, for the applicable period set forth in Section 5.5(a).
     Section 5.7 Registration Procedures.
          (a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article V, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:
          (i) Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holder or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto, the Company shall furnish or otherwise make available to the Holder, its counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel (provided that any comments made on behalf of the Holder and the managing underwriter(s), if any, are provided to the Company promptly upon receipt of the documents but in no event later than ten (10) Business Days after receipt of such documents by the Holder), and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (including any Issuer Free Writing Prospectus related thereto) and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto with respect to any registration pursuant to Section 5.1 or Section 5.2 to which the Holder’s Representative, its counsel, or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable Law.
          (ii) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be reasonably requested by the Holder or necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to

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Rule 424 or Rule 433, as applicable (or any similar provisions then in force) under the Securities Act.
          (iii) Notify the Holder and the managing underwriter(s), if any, promptly (A) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 5.7(a)(xvi) below) cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (F) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or Issuer Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (iv) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.
          (v) If requested by the managing underwriter(s), if any, or the Holder, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or the Holder may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.
          (vi) Furnish or make available to the Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by the Holder, counsel or managing underwriter(s)), and such other documents, as the Holder or such managing underwriter(s) may reasonably request, and upon request a copy of any

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and all transmittal letters or other correspondence to or received from the SEC or any other Governmental Entity relating to such offering.
          (vii) Deliver to the Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to Section 5.7(b), hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holder and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.
          (viii) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Holder, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.
          (ix) Cooperate with the Holder and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving a written representation from the Holder that the Registrable Securities represented by the certificates so delivered by the Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.
          (x) Upon the occurrence of any event contemplated by Section 5.7(a)(iii)(B) through Section 5.7(a)(iii)(F), at the request of the Holder, prepare and file with the SEC a supplement or post-effective amendment to the Registration Statement, Prospectus or Issuer Free Writing Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

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          (xi) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.
          (xii) Use its reasonable best efforts to cause the Debentures covered by a Registration Statement to be rated with such appropriate rating agencies (unless such Debentures are already rated), if so requested in writing by the Holder or the managing underwriter(s), if any.
          (xiii) Use its reasonable best efforts to cause the Debentures covered by any Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Company are then listed.
          (xiv) So long as the Common Stock is listed on any United States securities exchange or a quotation system, use its best efforts to cause all of the Conversion Shares to be listed on such exchange or quotation system.
          (xv) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.
          (xvi) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holder or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holder and the managing underwriter(s), if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Holder opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsel to the Holder), addressed to the Holder and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to the Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort”

26

letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Article VI hereof with respect to all parties to be indemnified pursuant to said Article except as otherwise agreed by the Holder and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holder, its counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.
          (xvii) Upon execution of a customary confidentiality agreement, make available for inspection by a Representative of the Holder, the managing underwriter(s), if any, and any attorneys, accountants or other agents or Representatives retained by the Holder or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such Representative, managing underwriter(s), attorney, accountant or Representatives in connection with such Registration Statement.
          (xviii) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to the Holder, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.
          (b) Each of the parties will treat all notices of proposed Transfers and registrations, and all information relating to any blackout periods under Section 5.4 received from the other party with the strictest confidence (and in accordance with the terms of any applicable confidentiality agreement among the Company and the Holder) and will not disseminate such information. Nothing herein shall be construed to require the Company or any of its Affiliates to make any public disclosure of information at any time. In the event the Company has notified the Holder of any occurrence of any event contemplated by Section 5.7(a)(iii)(B) through Section 5.7(a)(iii)(F) then the Holder shall not deliver such Prospectus or Issuer Free Writing Prospectus to any purchaser and will forthwith discontinue disposition of any Registrable Securities covered by such Registration Statement, Prospectus or Issuer Free Writing Prospectus unless and until a supplement or post-effective amendment to such Prospectus or Issuer Free Writing Prospectus has been prepared and filed as set forth in Section 5.7(a)(x) or until the Company advises the Holder in writing that the use of such Prospectus or Issuer Free Writing Prospectus may be resumed.
          (c) The Holder shall cooperate with the Company in the preparation and filing of any Registration Statement under the Securities Act pursuant to this Agreement and provide the Company with all information reasonably necessary to complete such preparation as the Company may, from time to time, reasonably request in writing and the Company may exclude

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from such registration the Registrable Securities of the Holder if the Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.
     Section 5.8 Participation in Underwritten Transfers.
          (a) In the case of an underwritten offering made pursuant to a Registration Statement filed pursuant to Section 5.1 or Section 5.2, the price, underwriting discount and other financial terms for each class of Registrable Securities of the related underwriting agreement shall be determined by the Holder. In the case of any underwritten offering registered pursuant to the registration giving rise to the Holder’s rights under Section 5.3, such price, underwriting discount and other financial terms shall be determined by the Company, subject to the right of the Holder to withdraw its request to participate in the registration pursuant to Section 5.3(a).
          (b) The Holder may not participate in any underwritten Transfers hereunder unless it (i) agrees to sell its securities on the basis provided in any customary underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custodian agreements and other documents customarily required under the terms of such underwriting arrangements, it being understood that the Holder shall not be required to make any representations and warranties other than with respect to itself, its ownership of the Registrable Securities and its intended method of distribution thereof and shall not be required to provide an indemnity other than with respect to information it provides to the Company in writing expressly for use in such underwritten Transfer, and any such indemnity shall be limited in amount to the net proceeds of such underwritten Transfer actually received by the Holder.
     Section 5.9 Cooperation by Management. The Company shall make available members of the management of the Company and its Affiliates for reasonable assistance in the selling efforts relating to any offering of the Registrable Securities, to the extent customary for such offering (including, without limitation, to the extent customary, senior management attendance at due diligence meetings with prospective investors or underwriters and their counsel and road shows), and for such assistance as is reasonably requested by the Holder and its counsel in the selling efforts relating to any such offering; provided, however, that management need only be made available for (i) one offering in any 12-month period and (ii) an offering that contemplates a sale of at least 20 million Conversion Shares (inclusive of Conversion Shares underlying any principal amount of the Debentures included in such offering).
     Section 5.10 Registration Expenses and Legal Counsel. The Company shall pay all reasonable fees and expenses incident to the performance of or compliance with its obligations under this Article V, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority, Inc. and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 5.7(a)(viii)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Holder), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of

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counsel for the Company, (v) expenses of the Company incurred in connection with any “road show”, (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to this Agreement) and any other persons, including special experts, retained by the Company and (vii) fees up to $250,000 and reasonable disbursements of one legal counsel for the Holder in connection with each registration of Registrable Securities or sale of Registrable Securities under the Shelf Registration Statement, provided that a registration or sale either is effected or is postponed pursuant to Section 5.4. For the avoidance of doubt, the Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities pursuant to any Registration Statement, or any other expenses of the Holder. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.
     Section 5.11 Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take any such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.
ARTICLE VI
INDEMNIFICATION
     Section 6.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Holder, the trustee of the Holder, the investment manager or managers acting on behalf of the Holder with respect to the Registrable Securities, Persons, if any, who Control any of them, and each of their respective Representatives (each an “Indemnitee”), from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (“Losses”) arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement described herein or any related Prospectus or Issuer Free Writing Prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the case of the Prospectus, in light of the circumstances in which they were made, not misleading, except insofar as such Losses arise out of or are caused by any such untrue statement or omission included or omitted in conformity with information furnished to the Company in

29

writing by such Indemnitee or any Person acting on behalf of such Indemnitee expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary Prospectuses or Issuer Free Writing Prospectuses shall not inure to the benefit of such Indemnitee if the Person asserting any Losses against such Indemnitee purchased Registrable Securities and (i) prior to the time of sale of the Registrable Securities to such Person (the “Initial Sale Time”) the Company shall have notified the Holder that the preliminary Prospectus or Issuer Free Writing Prospectus (as it existed prior to the Initial Sale Time) contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in a preliminary Prospectus or, where permitted by law, Issuer Free Writing Prospectus and such corrected preliminary Prospectus or Issuer Free Writing Prospectus was provided to the Holder a reasonable amount of time in advance of the Initial Sale Time such that the corrected preliminary Prospectus or Issuer Free Writing Prospectus could have been provided to such Person prior to the Initial Sale Time, (iii) such corrected preliminary Prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such Person at or prior to the Initial Sale Time and (iv) such Losses would not have occurred had the corrected preliminary Prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such Person as provided for in clause (iii) above. This indemnity shall be in addition to any liability the Company may otherwise have under this Agreement or otherwise. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any indemnified party and shall survive the transfer of Registrable Securities by the Holder.
     Section 6.2 Indemnification by the Holder. The Holder agrees, to the fullest extent permitted under applicable law, and each underwriter selected shall agree, severally and not jointly, to indemnify and hold harmless each of the Company, its directors, officers, employees and agents, and each Person, if any, who Controls the Company, to the same extent as the foregoing indemnity from the Company, but only with respect to Losses arising out of or caused by an untrue statement or omission included or omitted in conformity with information furnished in writing by or on behalf of the Holder or such underwriter, as the case may be, expressly for use in any Registration Statement described herein or any related Prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto). No claim against the assets of the Holder shall be created by this Section 6.2, except as and to the extent permitted by applicable law. Notwithstanding the foregoing, the Holder shall not be liable to the Company or any such Person for any amount in excess of the net amount received by the Holder from the sale of Registrable Securities in the offering giving rise to such liability.
     Section 6.3 Indemnification Procedures.
          (a) In case any claim is asserted or any proceeding (including any governmental investigation) shall be instituted where indemnity may be sought by an Indemnitee pursuant to any of the preceding paragraphs of this Article VI, such Indemnitee shall promptly notify in writing the Person against whom such indemnity may be sought (the “Indemnitor”); provided, however, that the omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability which it may have to such Indemnitee except to the extent that the Indemnitor was prejudiced by such failure to notify. The Indemnitor, upon request of the Indemnitee, shall

30

retain counsel reasonably satisfactory to the Indemnitee to represent (subject to the following sentences of this Section 6.3(a)) the Indemnitee and any others the Indemnitor may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Indemnitor and the Indemnitee shall have mutually agreed to the retention of such counsel, (ii) the Indemnitor fails to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnitor has failed to take such steps, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests or legal defenses between them and, in all such cases, the Indemnitor shall only be responsible for the reasonable fees and expenses of such counsel. It is understood that the Indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnitees not having actual or potential differing interests or legal defenses among them, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such firm for the VEBA or any Control Person of the VEBA, such firm shall be designated in writing by the Named Fiduciary. The Indemnitor shall not be liable for any settlement of any proceeding affected without its written consent.
          (b) If the indemnification provided for in this Article VI is unavailable to an Indemnitee in respect of any Losses referred to herein, then the Indemnitor, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee and Persons acting on behalf of or Controlling the Indemnitor or the Indemnitee in connection with the statements or omissions or violations which resulted in such Losses, as well as any other relevant equitable considerations. If the indemnification described in Section 6.1 or Section 6.2 is unavailable to an Indemnitee, the relative fault of the Company, the Holder and Persons acting on behalf of or Controlling the Company or the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Holder or by Persons acting on behalf of the Company or the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Indemnitor shall not be required to contribute pursuant to this Section 6.3(b) if there has been a settlement of any proceeding affected without its written consent. No claim against the assets of the Holder shall be created by this Section 6.3(b), except as and to the extent permitted by applicable law. Notwithstanding the foregoing, the Holder shall not be required to make a contribution in excess of the net amount received by the Holder from the sale of Registrable Securities in the offering giving rise to such liability.
     Section 6.4 Survival. The indemnification contained in this Article VI shall remain operative and in full force and effect regardless of any termination of this Agreement.

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ARTICLE VII
MISCELLANEOUS
     Section 7.1 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their successors and permitted assigns. Except for an assignment to a successor trustee or to an investment manager as stated herein, and except as contemplated by Section 3.4, none of the rights or obligations under this Agreement shall be assigned without the consent of the other parties hereto.
     Section 7.2 Adjustments; Restatement of Agreement. In the event of any stock dividend or distribution, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification after the date hereof with respect to the Registrable Securities or similar transactions affecting the Registrable Securities, all references herein to any designation of securities and to any specific number of shares or Registrable Securities shall be appropriately adjusted to give full effect thereto. Further, in the event of any of the foregoing transactions, the Company shall be entitled, without the consent of any other party hereto, to restate this Agreement in its entirety to reflect such adjustments, and the Company and the Holder hereby agree to execute any such restatement of this Agreement.
     Section 7.3 Termination. All rights, restrictions and obligations of the parties hereto shall terminate and this Agreement shall have no further force and effect upon the date the Holder reduces its aggregate ownership of the Registrable Securities such that the Conversion Shares held by the Holder represent less than 2% of the aggregate number of shares of Common Stock then outstanding (it being understood that, for purposes of this Section 7.3, all Conversion Shares issuable upon conversion of the outstanding principal amount of the Debentures held by the Holder shall be deemed to be outstanding and held by the Holder); provided, that (i) all rights and obligations under Section 5.1 through Section 5.8 and Section 5.10, if they have not previously terminated, shall terminate on the date when the Holder is able to sell all the Registrable Securities immediately without restriction pursuant to Rule 144 and (ii) all rights and obligations under Article VI and Article VII shall continue in perpetuity.
     Section 7.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented except by a writing signed by the Company and the Holder. Any obligation of, or restriction applicable to, the Holder hereunder may be waived by a writing signed by the Company. Any obligation of, or restriction applicable to, the Company hereunder may be waived by a writing signed by the Holder.
     Section 7.5 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.
     Section 7.6 Notices. All notices and other communications provided for or permitted hereunder shall be in writing and, except as specified herein, shall be made by hand delivery, by

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registered or certified first-class mail, return receipt requested, overnight courier or facsimile transmission:
(i)	If to the Company:

General Motors Corporation 767 Fifth Avenue New York, New York 10153 Attention: Treasurer Telephone: (212) 418-3500 Facsimile: (212) 418-3695

with a copy to:

General Motors Corporation Legal Staff 300 Renaissance Center Mailcode 482-C23-D24 Detroit, Michigan 48265-3000 Attention: Robert C. Shrosbree, Esq. Telephone: (313) 665-8452 Facsimile: (313) 665-4979

with a copy to:

Jenner & Block LLP 330 North Wabash Avenue Chicago, Illinois 60611 Attention: Joseph P. Gromacki, Esq. Telephone: (312) 923-2637 Facsimile: (312) 923-2737

(ii)	If to the VEBA:

[ ] [ ] [ ] Attention: [ ] Telephone: [ ] Facsimile: [ ]

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Attention: Richard S. Lincer, Esq./David I. Gottlieb, Esq.

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Telephone: (212) 225-2000 Facsimile: (212) 225-3999
     All notices and communications shall be deemed to have been duly given and received: when delivered by hand, if hand delivered; the fifth Business Day after being deposited in the mail, registered or certified, return receipt requested, first class postage prepaid, or earlier Business Day actually received, if mailed; the first Business Day after being deposited with an overnight courier, postage prepaid, if by overnight courier; upon oral confirmation of receipt, if by facsimile transmission. Each party agrees promptly to confirm receipt of all notices.
     Section 7.7 No Third Party Beneficiaries. This Agreement shall be for the sole and exclusive benefit of (i) the Company and its successors and permitted assigns, (ii) the Holder, the trustee of the Holder and any other investment manager or managers acting on behalf of the Holder with respect to the Registrable Securities and their respective successors and permitted assigns and (iii) each of the Persons entitled to indemnification under Article VI hereof. Nothing in this Agreement shall be construed to give any other Person any legal or equitable right, remedy or claim under this Agreement.
     Section 7.8 Cooperation. Each party hereto shall take such further action, and execute such additional documents, as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.
     Section 7.9 Counterparts. This Agreement may be executed in counterparts, and shall be deemed to have been duly executed and delivered by all parties when each party has executed a counterpart hereof and delivered an original or facsimile copy thereof to the other party. Each such counterpart hereof shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.
     Section 7.10 Remedies.
          (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any state court sitting in the State of New York enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event such court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
     Section 7.11 GOVERNING LAW; FORUM SELECTION. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW

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PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.
     Section 7.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.
     Section 7.13 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 7.14 Acknowledgments. The Holder agrees that it will obtain written acknowledgments, and provide a copy of such acknowledgments to the Company, from each of its investment managers with respect to the Registrable Securities and from the valuation advisers of the Trustee, confirming that such entity has received and reviewed this Agreement and will comply with the terms of this Agreement applicable to it.
*     *     *     *

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     IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Securityholder and Registration Rights Agreement on the date first above written

GENERAL MOTORS CORPORATION
By:
Name:
Title:

[ VEBA TRUST]
By:	[Trustee]

By:
Name:
Title:

Signature Page to Securityholder and Registration Rights Agreement

EXHIBIT G
NATIONAL INSTITUTE FOR HEALTH
REFORM TERM SHEET

National Institute for Health Care Reform
Term Sheet
1.	The Institute will be established as an industrywide labor management committee to conduct research and to analyze the current financing and medical delivery systems in the United States, develop targeted and broad-based reform proposals to improve the quality, affordability and accountability of the system, and educate the public, policymakers and others about how these reforms could address the deficiencies in the current system, e.g., skyrocketing costs, massive number of people left uninsured, profit driven decision-making on delivery of care, etc.
2.	The Institute is intended to be a premier research and educational health care reform “think tank” dedicated to understanding, evaluating and developing thoughtful and innovative reform measures that would improve the financing and medical delivery systems in the U.S. and expand access to high quality, affordable and accountable health coverage for all Americans.
3.	The Institute will be authorized to:
a.	Engage economists, analysts, academics and others who are experts on the U.S. and other health care systems as well as the public policies, physician, hospital and other provider systems that would need to be changed to improve health care quality, affordability and accountability in the U.S.

b.	Conduct studies and analyses of the current system and alternative structures, including ways to provide more effective sources of coverage for early retirees, reduce prescription drug costs, ensure drug safety and better inform patients of appropriate drug choices.

c.	Operate as a clearinghouse for select best practices that should be employed throughout the medical delivery system to ensure that error-free, high quality health care is available throughout the U.S.

d.	Develop innovative policy solutions to improve the current health care system.

e.	Host forums for discussion and debate of public policies that would improve the health care system and facilitate the interaction of ideas among experts.

f.	Formulate wide-ranging communications materials that discuss and describe reform measures.
4.	The Institute shall be established as a non-profit, tax-exempt organization pursuant to section 501(c)(3) of the Internal Revenue Code (the “Code”). Neither GM nor the UAW will do anything to jeopardize the 501(c)(3) status of the Institute or disqualify the Institute from obtaining this status.
5.	GM agrees to provide funding to the Institute of $3 million annually for five (5) years, provided that Ford Motor Company and Chrysler Corporation participate in the Institute and provide proportional funding.
6.	GM and the UAW will be free, at a future date, to establish other organizations to support the mission of the Institute, including but not limited to an organization qualified under section

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501(c)(4) of the Code, provided that the governance of any such additional organization(s) shall be structured in accordance with Paragraphs 7 and 9 below.

7.	The Institute shall be governed by a Board of Directors consisting of an equal number of labor and management representatives and a President. The Bylaws shall provide that, in any matter considered by the Board of Directors, the labor and management representatives shall have equal voting strength. The UAW shall appoint the labor representatives and GM shall appoint its management representative(s). GM, the UAW and any other contributing Institute members having a representative(s) on the Board shall have the right to change any of their appointed members at any time and for any reason. The President shall be entitled to participate in all meetings of the Board of Directors.

8.	The Board shall operate according to a set of bylaws that are agreed to by the labor and management representatives of the Board consistent with the provisions of this term sheet.

9.	The Board shall at all times strive to operate by consensus. In the event consensus can not be achieved, all decisions made by the Board shall be governed by a super-majority, except as otherwise provided in this paragraph 9 of this Term Sheet. A super-majority shall be defined as a minimum of all but one vote of the labor and management members of the Board, with no single company having the right to block a decision by the Board. The approval of additional Institute members, sponsors, affiliates or Board seats, any change to the voting or consensus requirements, and/or any change to the purpose or intent of the Institute will require the unanimous approval of the labor and management members of the Board.

10.	The Institute shall work to minimize its administrative expenses and waste. GM and the UAW shall have the right to audit and review Institute finances and spending.

11.	Lobbying will be permitted to the extent allowed for 501(c)(3) organizations. The names, brands, or logos of the UAW, GM and any other members of the Institute may not be used in Institute publications, press releases, statements, websites, or other communications or materials and the Institute or its employees or affiliates may not state, suggest or imply that any of the parties support any proposals, conclusions, or recommendations without the prior consent of the party whose support is being stated, suggested or implied. The UAW, GM and any other members of the Institute may use or reprint Institute material, but may not suggest support from any of the other parties or use their names, brands, or logos without their prior consent.

12.	GM reserves the right to reduce or withdraw its funding upon 30 days notice if: a) Ford and/or Chrysler do not participate in the Institute and provide proportional financial support; b) the Institute loses its status as, or is failed to be recognized as, a section 501(c)(3) tax-exempt organization; c) inappropriate financial activity is discovered; (d) the institute, its employees or its members or affiliates engage in lobbying activities beyond those described in paragraph 11 of this Term Sheet; or e) any of the restrictions about the use of GM’s name, brand, or logos is violated.

13.	GM and the UAW will work together to assure the rapid and effective start-up of the Institute.

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EXHIBIT H
FORM OF DERIVATIVE CONTRACT

FORM OF DERIVATIVE CONTRACT
MASTER TERMS AND CONDITIONS FOR CAPPED CONVERTIBLE BOND TRANSACTIONS BETWEEN
GENERAL MOTORS CORPORATION AND LBK, LLC
          The purpose of this Master Terms and Conditions for Capped Convertible Bond Transactions, dated as of                      ___, 2008 (this “Master Confirmation”), is to set forth certain terms and conditions for capped convertible bond transactions that General Motors Corporation (“GM”) will enter into with LBK, LLC, a Delaware limited liability company (“Counterparty”). Each such transaction (a “Transaction”) entered into between Counterparty and GM that is to be subject to this Master Confirmation shall be evidenced by a written confirmation substantially in the form of Exhibit A hereto, with such modifications thereto as to which GM and Counterparty mutually agree (a “Confirmation”). This Master Confirmation and each Confirmation together constitute a “Confirmation” as referred to in the Agreement specified below.
          This Master Confirmation and a Confirmation evidence a complete binding agreement between you and us as to the terms of the Transaction to which this Master Confirmation and such Confirmation relates. This Master Confirmation and each Confirmation hereunder shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) as if we had executed an agreement in such form (but without any Schedule except that (i) for purposes of Sections 5(a) and 5(b), “Specified Entity” shall mean, for each party hereto, none and (ii) the provisions of Sections 5(a)(v), 5(a)(vi) and 5(b)(iv) shall not apply to either party hereto) on the Trade Date of the first such Transaction between you and us, and such agreement shall be considered the “Agreement” hereunder. The only Transactions under the Agreement shall be Transactions governed by this Master Confirmation.
          The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Definitions”) as published by ISDA are incorporated into this Master Confirmation. For the purposes of the Definitions, each reference herein or in any Confirmation hereunder to a Unit shall be deemed to be a reference to a Call Option or an Option, as context requires.
          THIS MASTER CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.
          1. In the event of any inconsistency between this Master Confirmation, on the one hand, and the Definitions or the Agreement, on the other hand, this Master Confirmation will control for the purpose of the Transaction to which a Confirmation relates. In the event of any inconsistency between the Definitions, the Agreement and this Master Confirmation, on the one hand, and a Confirmation, on the other hand, the Confirmation will govern. With respect to a Transaction, capitalized terms used herein that are not otherwise defined shall have the meaning assigned to them in the Confirmation relating to such Transaction.
          2. Each party will make each payment specified in this Master Confirmation or a Confirmation as being payable by such party, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.
          3. Confirmations and General Terms:
          This Master Confirmation and the Agreement, together with the Confirmation relating to a

Transaction, shall constitute the written agreement between GM and Counterparty with respect to such Transaction.
          Each Transaction to which a Confirmation relates is a Capped Convertible Bond Transaction, which shall be considered a Share Option Transaction for purposes of the Definitions (and references herein to “Units” shall be deemed to be references to “Options” for purposes of the Definitions), and shall have the following terms:

Seller:	GM

Buyer:	Counterparty

Option Type:	Call

Option Style:	European

Shares:	The common stock, USD 1 2/3 par value per share, of GM (Symbol: “GM”).

Trade Date:	As set forth in the Confirmation for such Transaction

Convertible Notes:	As set forth in the Confirmation for such Transaction

Base Indenture:	As set forth in the Confirmation for such Transaction

Number of Units:	As set forth in the Confirmation for such Transaction

Number of Cap Units:	As set forth in the Confirmation for such Transaction

Unit Entitlement:	As set forth in the Confirmation for such Transaction

Number of Shares:	As set forth in the Confirmation for such Transaction

Conversion Factor:	For any Transaction, as of any date, an amount equal to .625 divided by the Conversion Rate (as defined in the Convertible Notes) on such date; provided that (i) in no event shall there be any adjustment hereunder as a result of an adjustment to the Conversion Rate pursuant to Section 3(i) of the Convertible Notes, (ii) any adjustment hereunder as a result of an adjustment to the Conversion Rate pursuant to Section 4 of the Convertible Notes shall be made in accordance with Section 9 hereof, and (iii) for purposes hereof, adjustments to the Conversion Rate shall not be subject to Section 3(k)(i) of the Convertible Notes and any adjustment to the Conversion Rate under the Convertible Notes that would have applied but for Section 3(k)(i) shall adjust the Conversion Rate for purposes hereof. Notwithstanding clause (iii) above, if (1) the proviso in the first sentence of the second paragraph of Section 3(d) of the Convertible Notes applies, (2) the proviso in the first sentence of the second paragraph of Section 3(e) of the Convertible Notes applies, or (3) the proviso in the first sentence of the second paragraph of Section 3(f) of the Convertible Notes applies, the Calculation Agent shall adjust

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the terms of the Transaction in a commercially reasonable manner to effectuate the economic intent of the applicable proviso in the context of the Transaction.

Lower Strike Price:	For any Transaction, as of any date, a price equal to USD36 multiplied by the Conversion Factor on such date

Lower Cap Price:	For any Transaction, as of any date, a price equal to USD40 multiplied by the Conversion Factor on such date

Upper Strike Price:	For any Transaction, as of any date, a price equal to USD63.48 multiplied by the Conversion Factor on such date

Upper Cap Price:	For any Transaction, as of any date, a price equal to USD70.53 multiplied by the Conversion Factor on such date

Exchange:	New York Stock Exchange

Related Exchanges:	All Exchanges

Calculation Agent:	GM, which shall make all calculations, adjustments and determinations required pursuant to a Transaction, and such calculations, adjustments and determinations shall constitute rebuttable presumptive evidence of the correctness thereof; provided that (i) the Calculation Agent shall deliver to Counterparty, within five Exchange Business Days following its making of any such calculation, adjustment or determination, a written explanation thereof (including, where applicable, the methodology and data applied) and (ii) any such calculation, adjustment or determination shall be binding, unless Counterparty notifies the Calculation Agent in writing within five Exchange Business Days of Counterparty’s receipt of the written explanation thereof of its intention to dispute any such calculation, adjustment or determination. Whenever the Calculation Agent is required to act or to exercise judgment in any way, it will do so in good faith and in a commercially reasonable manner. To the extent reasonably practicable, and subject to applicable legal and regulatory requirements and operational limitations, the Calculation Agent shall make all such calculations, adjustments and determinations in consultation with Counterparty. In the event of any dispute regarding any calculations, adjustments or determinations made by the Calculation Agent with respect to a Transaction, such dispute shall be resolved by one of the nationally recognized independent investment banking firms listed on Exhibit B hereto retained for this purpose by GM and acceptable to Counterparty; provided that the investment banking firm selected by GM may not be providing GM a hedge for the Transaction or the Convertible Notes at that time.
          4. Procedure for Exercise:

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Exercise Period:	With respect to any Units, the Exercise Period for such Units shall be the Expiration Date between 9:00 a.m. and the Expiration Time.

Expiration Time:	The Valuation Time.

Expiration Date:	June 30, 2011.

Automatic Exercise:	Applicable.
          5. Procedure for Valuation:

Valuation Time:	As defined in Section 6.1 of the Definitions.

Valuation Date:	The Expiration Date
          6. Settlement Terms:

Cash Settlement:	Applicable. Settlement shall occur in accordance with Section 8.1 of the Definitions and the modifications provided in this Master Confirmation, except that Cash Settlement Payment Date shall be the Settlement Date.

Option Cash Settlement Amount:	An amount equal to the sum of, for each Valid Day during the Averaging Period, the following amount: (1) the Unit Entitlement on such Valid Day, multiplied by (2) the greater of (x) zero and (y) the Lower Strike Price Differential for such Valid Day minus the Upper Strike Price Differential for such Valid Day, divided by (3) 40.

Lower Strike Price Differential:	For each Valid Day during the Averaging Period, the sum of: (A)(1) the Number of Cap Units, multiplied by (2) the lesser of (a) the greater of (x) the Reference Price, minus the Lower Strike Price and (y) zero and (b) the Lower Cap Price, minus the Lower Strike Price; plus (B)(1) the Number of Units minus the Number of Cap Units, multiplied by (2) the greater of (a) the Reference Price, minus the Lower Strike Price and (b) zero.

Upper Strike Price Differential:	For each Valid Day during the Averaging Period, the sum of: (A)(1) the Number of Cap Units, multiplied by (2) the lesser of (a) the greater of (x) the Reference Price, minus the Upper Strike Price and (y) zero and (b) the Upper Cap Price, minus the Upper Strike Price; plus (B)(1) the Number of Units minus the Number of Cap Units, multiplied by (2) the greater of (a) the Reference Price, minus the Upper Strike Price and (b) zero.

Valid Day:	A day during which (i) trading in the Shares generally occurs on the principal U.S. national or regional securities exchange or market on which the Shares are listed or admitted for trading and (ii) there is no Market Disruption Event.

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Scheduled Valid Day:	A day that is scheduled to be a Valid Day.

Reference Price:	For each of the Valid Days during the Averaging Period, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page GM.N <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal U.S. national or regional securities exchange or market on which the Shares are listed or admitted for trading to the scheduled close of trading on such exchange or market on such Valid Day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one Share on such Valid Day using a volume-weighted method as determined by one of the nationally recognized independent investment banking firms listed on Exhibit B hereto retained for this purpose by GM and acceptable to Counterparty; provided that the investment banking firm selected by GM may not be providing GM a hedge for the Transaction or the Convertible Notes at that time.

Averaging Period:	For each Unit exercised or deemed exercised hereunder, means 40 consecutive Valid Days beginning on (and including) the 42nd Scheduled Valid Day immediately preceding the Expiration Date.

Settlement Date:	For any Unit exercised or deemed exercised, the third Scheduled Trading Day immediately following the last Valid Day of the Averaging Period for such Unit.

Settlement Currency:	USD.

Market Disruption Event:	A failure by the principal U.S. national or regional securities exchange or market on which the Shares are listed or admitted to trading to open for trading during its regular trading session or the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Valid Day for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Shares or in any options contracts or futures contracts relating to the Shares.
          7. [Reserved.]
          8. Share Adjustments:

Potential Adjustment Events:	Notwithstanding Section 11.2(e) of the Definitions, a “Potential Adjustment Event” means an occurrence of any event or condition, as set forth in Section 3(a), Section 3(b), Section 3(c), Section 3(d), Section 3(e) or Section 3(f) of the Convertible Notes, that would result in an adjustment to the Conversion Rate of the Convertible Notes; provided that (i) in

6

no event shall there be any adjustment hereunder as a result of an adjustment to the Conversion Rate pursuant to Section 3(i) of the Convertible Notes, (ii) any adjustment hereunder as a result of an adjustment to the Conversion Rate pursuant to Section 4 of the Convertible Notes shall be made in accordance with Section 9 hereof, and (iii) for purposes hereof, adjustments to the Conversion Rate shall not be subject to Section 3(k)(i) of the Convertible Notes and any adjustment to the Conversion Rate under the Convertible Notes that would have applied but for Section 3(k)(i) shall adjust the Conversion Rate for purposes hereof. Notwithstanding clause (iii) above, if (1) the proviso in the first sentence of the second paragraph of Section 3(d) of the Convertible Notes applies, (2) the proviso in the first sentence of the second paragraph of Section 3(e) of the Convertible Notes applies, or (3) the proviso in the first sentence of the second paragraph of Section 3(f) of the Convertible Notes applies, the Calculation Agent shall adjust the terms of the Transaction in a commercially reasonable manner to effectuate the economic intent of the applicable proviso in the context of the Transaction.

Method of Adjustment:	Calculation Agent Adjustment; which means, notwithstanding anything to the contrary in the Definitions, that upon any adjustment to the Conversion Rate of the Convertible Notes pursuant to the Convertible Notes (other than pursuant to Section 4 or Section 3(i) of the Convertible Notes), (i) the Calculation Agent shall make a corresponding adjustment to the Lower Strike Price, the Upper Strike Price, the Lower Cap Price, the Upper Cap Price and the Unit Entitlement, (ii) any adjustment to the Lower Cap Price shall, in no event, result in the Lower Cap Price being less than the Lower Strike Price, and (iii) any adjustment to the Upper Cap Price shall, in no event, result in the Upper Cap Price being less than the Upper Strike Price.
          9. Extraordinary Events:

Merger Events:	Notwithstanding Section 12.1(b) of the Definitions, a “Merger Event” means the occurrence of any event or condition set forth in Section 3(m) of the Convertible Notes.

Tender Offer:	Notwithstanding Section 12.1(d) of the Definitions, a “Tender Offer” means the occurrence of any event or condition set forth in Section 3(g) of the Convertible Notes.

Make-Whole Fundamental Change:	The occurrence of a Make-Whole Fundamental Change (as defined in the Convertible Notes) shall constitute an Extraordinary Event for purposes of this Section 9.

Consequences of Merger Events, Tender Offers and Make-Whole Fundamental Changes:	Notwithstanding Section 12.2 or Section 12.3 of the

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Definitions, upon the occurrence of a Merger Event, a Tender Offer or a Make-Whole Fundamental Change, the Calculation Agent shall make a corresponding adjustment in respect of any adjustment under the Convertible Notes to any one or more of the nature of the Shares, the Lower Strike Price, the Upper Strike Price, the Lower Cap Price, the Upper Cap Price and the Unit Entitlement (including any adjustment to the Conversion Rate for the issuance of additional shares as set forth in Section 4 of the Convertible Notes); provided that (i) upon the occurrence of a Merger Event, Tender Offer or Make-Whole Fundamental Change, the Calculation Agent may make any adjustment consistent with the Modified Calculation Agent Adjustment set forth in Section 12.2(e) or Section 12.3(d), as applicable, of the Definitions to the Lower Cap Price, the Upper Cap Price or any other variable relevant to the exercise, settlement or payment for the Transaction to preserve the Average Fair Value (as defined below) of such Transaction to Counterparty and GM that would have existed had such event not occurred, (ii) with respect to a Tender Offer, adjustments to the Conversion Rate shall not be subject to Section 3(k)(i) of the Convertible Notes and any adjustment to the Conversion Rate under the Convertible Notes that would have applied but for such section shall adjust the Conversion Rate for purposes hereof, (iii) any adjustment to the Lower Cap Price shall, in no event, result in the Lower Cap Price being less than the Lower Strike Price, and (iv) any adjustment to the Upper Cap Price shall, in no event, result in the Upper Cap Price being less than the Upper Strike Price.

“Average Fair Value” means, for any Transaction upon the occurrence of a Merger Event, Tender Offer or Make-Whole Fundamental Change, the average of (i) the fair value of such Transaction to Counterparty and (ii) the fair value of such Transaction to GM.

In addition, with respect to a Merger Event for any Transaction, if the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares of an entity or person not organized under the laws of the United States, any State thereof or the District of Columbia, Cancellation and Payment (Calculation Agent Determination) shall apply to such Transaction.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination)

In addition to the provisions of Section 12.6(a)(iii) of the Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global

8

Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange, such exchange shall thereafter be deemed to be the Exchange.
          10. Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation” and (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Insolvency Filing:	Applicable

Determining Party:	For Insolvency Filing, Counterparty; for Change in Law, GM. Notwithstanding Section 12.8 of the Definitions, the “Cancellation Amount” for purposes of this Section 10 shall be an amount determined by the Determining Party to be equal to the average of (i) the “Cancellation Amount” (as defined in Section 12.8 of the Definitions) calculated as if the Determining Party were the Determining Party and (ii) the “Cancellation Amount” (as defined in Section 12.8 of the Definitions) calculated as if the other party were the Determining Party. For the avoidance of doubt and notwithstanding Section 12.8 of the Definitions, the applicable Determining Party specified in the first sentence of this definition will be the party calculating each of the amounts described in clauses (i) and (ii) above. The calculation by the Determining Party shall be subject to the dispute resolution procedures in “Calculation Agent” above, with references therein to the Calculation Agent or GM deemed to refer to the Determining Party and references therein to Counterparty deemed to refer to the party other than the Determining Party.
          11. Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable; provided that such provision shall not limit Counterparty’s obligations under Section 13(j) below.

Additional Acknowledgments:	Applicable
          12. Representations, Warranties and Agreements:
          (a) In connection with this Master Confirmation, each Confirmation, each Transaction to which a Confirmation relates and any other documentation relating to the Agreement, each party to this Master Confirmation

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represents and warrants to, and agrees with, the other party that:
     (i) it is an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933, as amended (the “Securities Act”); and
     (ii) it is an “eligible contract participant” as defined in Section 1a(12) of the Commodity Exchange Act, as amended (the “CEA”), and this Master Confirmation and each Transaction hereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA.
          (b) each party to this Master Confirmation represents and warrants to the other party that on the Trade Date of each Transaction that:
     (i) its financial condition is such that it has no need for liquidity with respect to its investment in such Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness;
     (ii) its investments in and liabilities in respect of such Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with such Transaction, including the loss of its entire investment in such Transaction;
     (iii) it understands that neither party has any obligation or intention to register such Transaction under the Securities Act or any state securities law or other applicable federal securities law;
     (iv) it understands that no obligations of the other party to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any Affiliate of the other party or any governmental agency;
     (v) IT UNDERSTANDS THAT SUCH TRANSACTION IS SUBJECT TO COMPLEX RISKS THAT MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;
     (vi) it is not, and after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
     (vii) on the Trade Date (A) its assets at their fair valuation exceed its liabilities, including contingent liabilities, (B) its capital is adequate to conduct its business and (C) it has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature; and
     (viii) it is not entering into any Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares).
          13. Miscellaneous:
          (a) Early Termination. The parties agree that Second Method and Loss will apply to each Transaction under this Master Confirmation as such terms are defined under the 1992 ISDA Master Agreement (Multicurrency—Cross Border) and U.S. Dollars will be the Termination Currency.

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          (b) Set-Off and Netting. Except as provided in the immediately following sentence, each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under the Transactions against any delivery or payment obligations owed to it by the other party, whether arising under this Master Confirmation, any Confirmation or the Agreement, or under any other agreement between parties hereto, or by operation of law or otherwise. Section 2(c) of the Agreement as it applies to payments due with respect to Transactions hereunder shall remain in effect and is not subject to the first sentence of this provision; provided that subparagraph (ii) of Section 2(c) of the Agreement shall not apply to the Transactions.
          (c) No Collateral. Notwithstanding any provision of this Master Confirmation, any Confirmation or the Agreement, or any other agreement between the parties, to the contrary, the obligations of each of the parties under the Transactions are not secured by any collateral. Without limiting the generality of the foregoing, if this Master Confirmation, the Agreement or any other agreement between the parties includes an ISDA Credit Support Annex or other agreement pursuant to which either party collateralizes obligations to the other party, then the obligations of such party hereunder will not be considered to be obligations under such Credit Support Annex or other agreement pursuant to which such party collateralizes obligations to the other party, and any Transactions hereunder shall be disregarded for purposes of calculating any Exposure, Market Value or similar term thereunder.
          (d) Assignment; Right of First Offer.
               (i) Counterparty cannot directly or indirectly sell, transfer, pledge or assign (“Transfer”) its rights and obligations hereunder and under any Confirmation or the Agreement, in whole or in part, except to the “New VEBA” (as defined in the Settlement Agreement referenced in the Convertible Notes) in accordance with the terms of the Settlement Agreement (as defined in the Convertible Notes). Furthermore, the New VEBA may only Transfer (whether directly or indirectly) its rights and obligations hereunder and under any Confirmation or the Agreement, in whole or in part, (a) after the later of January 1, 2010, and the “Final Effective Date” (as defined in the Settlement Agreement referenced in the Convertible Notes) and (b) in each case, subject to the following conditions: (i) no direct or indirect Transfer of any rights and obligations hereunder and under any Confirmation or the Agreement may be made by the New VEBA to the extent that any such Transfer would result in more than five persons or entities acting (directly or indirectly) in the capacity of the “Counterparty” with respect to the Transactions on a cumulative basis during the term of such transactions, (ii) with respect to any such direct or indirect Transfer, the New VEBA shall have complied with the terms of, and provided GM the right of first offer set forth in, Section 13(d)(ii) below, (iii) the New VEBA’s, direct or indirect, purchasers, transferees, pledgees or assignees (other than GM or any of its Affiliates or assigns) shall not have any right to directly or indirectly Transfer any of its rights and obligations hereunder and under any Confirmation or the Agreement and (iv) any potential direct or indirect purchasers, transferees, pledgees or assignees shall have been approved by GM in writing, such approval not to be unreasonably withheld. GM shall respond promptly to any request for approval (and, if such request is made at or around the time of an Offer Notice, in any event no later than the 5th business day following such request). GM cannot assign its rights and obligations under this Master Confirmation, any Confirmation or the Agreement, in whole or in part, without the consent of Counterparty, such consent not to be unreasonably withheld. Any purported Transfer in violation of this Section 13(d) shall be void, ab initio.
               (ii) If at any time the New VEBA proposes to Transfer (whether directly or indirectly) its rights and obligations hereunder and under any Confirmation or the Agreement, in whole or in part, the New VEBA shall promptly give GM written notice of such intention to make the Transfer (the “Offer Notice”). The Offer Notice shall include (i) a description of the Transactions, the Units or portions of the Transactions or Units subject to the proposed Transfer, (ii) the proposed method of distribution therefor and (iii) the number of such Transactions, Units or portions of the Transactions or Units subject to the proposed Transfer (the “Offered Transactions”). GM shall have an option for a period of five (5) business days from delivery of the Offer Notice (the “Option Period”) to elect to offer to purchase all or any portion of the Offered Transactions. GM may exercise such election option by notifying the New VEBA in writing before expiration of the Option Period (the “Option Exercise Notice”) as to (i) the number of such Offered Transactions that it wishes to purchase (the “Elected Transactions”), (ii) the purchase price or range(s) of purchase prices that it proposes to pay the New VEBA for such

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Elected Transactions (the “Offer Price”) and (iii) any market price or interest rate index conditions applicable at the time the New VEBA accepts the offer upon which the proposed purchase would be made. The Option Exercise Notice shall constitute an offer to purchase the number of Elected Transactions indicated in the Option Exercise Notice from the New VEBA at the cash Offer Price and on the market price or interest rate index conditions set forth in the Option Exercise Notice. The New VEBA shall have two (2) business days to accept, in writing, in whole and not in part, the offer (if any) made by GM in the Option Exercise Notice. If the New VEBA does not accept GM’s offer, the New VEBA shall be entitled to Transfer all or any portion of the Offered Transactions, subject to the other terms of this Master Confirmation, to a purchaser or purchasers at a price or range(s) of prices that are no less favorable to the New VEBA than those set forth in the Option Exercise Notice in the New VEBA’s reasonable judgment; provided, that a binding agreement for such Transfer of all or any portion of the Offered Transactions to the purchaser or purchasers is reached within ten (10) business days after delivery of the Offer Notice to GM. If at the end of the ten (10) business day period, the New VEBA has not reached a binding agreement for the Transfer of the Offered Transactions, the New VEBA shall no longer be permitted to Transfer any of the Offered Transactions without again fully complying with the provisions of this Section 13(d)(ii). If GM (x) does not deliver an Option Exercise Notice to the New VEBA before the expiration of the Option Period, or (y) elects to offer to purchase less than all of the Offered Transactions, the New VEBA shall be entitled to Transfer (1) all or any portion of the Offered Transactions (in the case of clause (x) above), or (2) any portion of the Offered Transactions that do not constitute Elected Transactions (in the case of clause (y) above), in each case subject to the other terms of this Master Confirmation, to a purchaser or purchasers on any terms and conditions; provided, that such Transfer of the Offered Transactions to the purchaser or purchasers is completed within ten (10) business days after delivery of the Offer Notice to GM. If at the end of the ten (10) business day period, the New VEBA has not completed the Transfer of the Offered Transactions, the New VEBA shall no longer be permitted to Transfer any of such Offered Transactions without again fully complying with the provisions of this Section 13(d)(ii). If the New VEBA accepts in whole within two (2) business days any offer made by GM in the Option Exercise Notice, then payment by GM for the Elected Transactions shall be made in cash by wire transfer at a time and place agreed upon between the parties, which shall be no later than four (4) business days after the New VEBA’s acceptance of GM’s offer; provided, however, that in the event GM is unable to effectuate such closing due to legal and/or contractual prohibitions applicable to GM or the transaction, GM shall have the right to extend such deadline for the closing for up to an additional two (2) business days. For the avoidance of doubt, any obligation of GM to effectuate such closing with respect to the Elected Transactions shall be subject to the market price or interest rate index conditions set forth in the Option Exercise Notice. Notwithstanding any provision of this Master Confirmation, any Confirmation or the Agreement to the contrary, GM may assign its rights and obligations under this Section 13(d)(ii) to any person or entity without the consent of the New VEBA; provided, that GM shall be liable to the New VEBA for any breach of, or failure to comply with, this Section 13(d)(ii) by any such assignee.
          (e) Severability; Illegality. If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of the Transaction shall not be invalidated, but shall remain in full force and effect.
          (f) Waiver of Trial by Jury. EACH OF GM AND COUNTERPARTY HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS OR EQUITY HOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS TRANSACTION OR THE ACTIONS OF ANY PARTY HERETO OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
          (g) Disclosure. Notwithstanding any provision in this Master Confirmation, any Confirmation or the Agreement, in connection with Section 1.6011-4 of the Treasury Regulations, the parties hereby agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S.

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tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.
          (h) Securities Contract; Swap Agreement. The parties hereto intend for: (i) each Transaction hereunder to be a “securities contract” and a “swap agreement” as defined in the Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”), and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 555 and 560 of the Bankruptcy Code; (ii) a party’s right to liquidate a Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code; (iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to a Transaction to constitute “margin payments” and “transfers” under a “swap agreement” as defined in the Bankruptcy Code; and (iv) all payments for, under or in connection with a Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” and “transfers” under a “swap agreement” as defined in the Bankruptcy Code.
          (i) Extension of Settlement. Seller may extend the Averaging Period for any Unit exercised or deemed exercised (and, in such event, the Calculation Agent shall make appropriate adjustments to the Option Cash Settlement Amount for such Unit) hereunder if Seller determines, in its reasonable discretion, that such extension is necessary or advisable to preserve Seller’s hedging activity hereunder in light of existing liquidity conditions or to enable Seller to effect purchases of Shares in connection with its hedging activity hereunder, in each case, in a manner that would be in compliance with applicable legal and regulatory requirements.
          (j) Restriction on Hedging by Counterparty. Notwithstanding any provision of this Master Confirmation, any Confirmation or the Agreement to the contrary, until the later of January 1, 2010 and the “Final Effective Date” (as defined in the Settlement Agreement referenced in the Convertible Notes), Counterparty shall not engage in any direct or indirect Hedging Activities (as defined in the Definitions) with respect to any or all of the Transactions. Furthermore, to the extent permitted by this Section, any direct or indirect Hedging Activities by Counterparty shall be engaged with respect to all or a pro rata portion of a Transaction.
          (k) Additional Termination Event. Notwithstanding anything to the contrary in this Master Confirmation, the occurrence of a Note Event shall be an Additional Termination Event with respect to any portion of any Transaction or Units for which the New VEBA is acting in the capacity of the Buyer and Counterparty. With respect to such Additional Termination Event, such portion of such Transaction or Units will be the sole Affected Transaction, GM will be the sole Affected Party and the New VEBA will be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement; provided that such Transaction shall be subject to termination only in respect of a percentage of the Units relative to the original Number of Units that does not exceed the percentage of the aggregate outstanding principal amount of the Convertible Notes held or beneficially owned by the New VEBA relative to the original aggregate outstanding principal amount of the Convertible Notes.
          “Note Event” means that an Event of Default (as defined in the Convertible Notes) has occurred and is continuing and as a consequence of such Event of Default the principal amount of all Convertible Notes held or beneficially owned by the New VEBA has been declared due and payable prior to maturity in accordance with Section 7 of the Convertible Notes; provided that a Note Event shall not arise with respect to any portion of any Transaction or Units that is not held or beneficially owned by the New VEBA; provided, further, that a Note Event shall not arise if the New VEBA no longer holds or beneficially owns any portion of the outstanding Convertible Notes.
          (l) Service of Process. With respect to the third sentence of Section 13(c) of the Agreement, notwithstanding the reference therein to Section 12 of the Agreement, no consent is given by either party to service of process by telex, electronic messaging system, facsimile (telefax or fax), e-mail or telephone.
          (m) Change of Account. Section 2(b) of the Agreement is hereby amended by adding immediately prior to the period at the end thereof the following:

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“and provided that, unless the other party consents (which consent shall not be unreasonably withheld), such new account shall be in the same tax jurisdiction as the original account.”
          (n) Notice of Event of Default. Section 6(a) of the Agreement is hereby amended by adding at the end thereof the following:
“If an Event of Default occurs, the Defaulting Party will, promptly upon becoming aware of such event, notify the other party, specifying the nature of that Event of Default and give such other information about that Event of Default as the other party may reasonably require.”
          (o) Absence of Litigation. Section 3(c) of the Agreement is amended only in respect of GM by deleting the provision and inserting the following:
“Except as previously disclosed in GM’s Form 10-Qs and other publicly available periodic reports filed from time to time with the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, there is no pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.”
          (p) Automatic Early Termination Not Applicable. The “Automatic Early Termination” provisions of Section 6(a) will not apply to either party hereto; provided, however, that where an Event of Default specified in Sections 5(a)(vii)(1), (3), (4), (5), (6), or to the extent analogous thereto, (8) in respect of either party hereto is governed by a system of law that does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early Termination provision of Section 6(a) will apply to such party.
          (q) Special Provisions for Counterparty Payments. The parties hereby agree that, notwithstanding anything to the contrary in this Master Confirmation, in the Definitions, in any Confirmation or in the Agreement, in no event shall Counterparty owe GM any amount under this Master Confirmation, the Definitions, any Confirmation or the Agreement; provided that the foregoing shall not limit or prejudice any of GM’s rights or remedies under contract, in law, at equity or otherwise with respect to any breach or violation of this Master Confirmation, the Definitions, any Confirmation or the Agreement by Counterparty.
          14. Addresses for Notice:

If to Counterparty:	[ ]
[ ]
[ ]
Attention: [ ]
Facsimile: [ ]
Telephone: [ ]

If to GM:	General Motors Corporation
767 Fifth Avenue, 14th Floor
New York, NY 10153
Attention: Director of Global Funding
Facsimile: [ ]
Telephone: (212) 418-6260
          15. Accounts for Payment:

To Counterparty:	To be advised.
To GM:	To be advised.

14

Yours sincerely, GENERAL MOTORS CORPORATION
By:
Name:
Title:

Confirmed as of the
date first above written:

LBK, LLC
By:
Name:
Title:

EXHIBIT A
FORM OF CAPPED CONVERTIBLE BOND
TRANSACTION CONFIRMATION
CONFIRMATION

Date:	___, 2008

To:	LBK, LLC (“Counterparty”)

Telefax No.:	[Please provide]

Attention:	[Please provide]

From:	General Motors Corporation (“GM”)

Telefax No.:

Transaction Reference Number:
          The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below between you and us. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Capped Convertible Bond Transactions dated as of                      ___, 2008 and as amended from time to time (the “Master Confirmation”) between you and us.
     1. The definitions and provisions contained in the Definitions (as such term is defined in the Master Confirmation) and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
     2. The particular Transaction to which this Confirmation relates shall have the following terms:

Trade Date:	___ 2008

Convertible Notes:	6.75% Series U Convertible Senior Debentures of GM due 2012, issued pursuant to the Base Indenture. For the avoidance of doubt, the term “Convertible Notes” shall include such 6.75% Series U Convertible Senior Debentures of GM due 2012 that are evidenced by “Global Securities” (as defined in the Base Indenture). Further, references herein and in the Master Confirmation to sections of the Convertible Notes are based on the draft of the Convertible Notes most recently reviewed by the parties at the time of execution of this Confirmation. If any relevant sections of the Convertible Notes are changed, added or renumbered following execution of this Confirmation but prior to the execution and authentication of the Convertible Notes, the parties will amend this Confirmation and/or the Master Confirmation, as applicable, in good faith to preserve the economic intent of the parties. The Transaction shall not be amended, terminated or otherwise modified solely due to any repurchase, exchange, conversion, repayment, redemption, termination or similar event with respect to any or all of the Convertible Notes; and, if upon the occurrence of any such event the Convertible Notes cease to be outstanding or are otherwise terminated, the term “Convertible Notes” shall continue to refer to the Convertible Notes as if they were still outstanding.

Base Indenture:	The indenture for “Debt Securities” dated as of January 8, 2008, between GM and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture thereto, dated as of _________, 2008, and as such indenture may be further amended, supplemented or otherwise modified from time to time with the consent of the New VEBA.

Number of Units:	121,458,333.

Number of Cap Units:	109,312,500. For the avoidance of doubt, the Number of Cap Units are included in, and not in addition to, the Number of Units.

Unit Entitlement:	As of any date, a number of Shares per Unit equal to one divided by the Conversion Factor on such date.

Number of Shares:	The product of the Number of Units and the Unit Entitlement.

2

     4. Counterparty hereby agrees (a) to check this Confirmation promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and promptly returning an executed copy to GM at the fax number shown in Section 14 of the Master Confirmation.

Yours sincerely, GENERAL MOTORS CORPORATION
By:
Name:
Title:

Confirmed as of the
date first above written:

LBK, LLC
By:
Name:
Title:

EXHIBIT B
FORM OF CAPPED CONVERTIBLE BOND
TRANSACTION CONFIRMATION
LIST OF INVESTMENT BANKS
Citibank, N.A.
Goldman Sachs
JPMorgan Chase Bank, National Association
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley
Deutsche Bank
The Royal Bank of Scotland
Barclays Bank PLC
Bank of America, N.A.
Bear, Stearns & Co. Inc.